Filed Pursuant to Rule 424(b)(3)
Registration No. 333-277050

PROSPECTUS

Blackstone Private Credit Fund

Offer to Exchange

$500,000,000 aggregate principal amount of 7.300% Notes due 2028

$500,000,000 aggregate principal amount of 6.250% Notes due 2031

$500,000,000 aggregate principal amount of 5.950% Notes due 2029

For

$500,000,000 aggregate principal amount of 7.300% Notes due 2028

$500,000,000 aggregate principal amount of 6.250% Notes due 2031

$500,000,000 aggregate principal amount of 5.950% Notes due 2029 registered under the Securities Act of 1933, as amended

Blackstone Private Credit Fund (the “Company,” “we,” “us,” or “our”) is offering to exchange all of its outstanding (i) 7.300% Notes due 2028 that were issued in a transaction not requiring registration under the Securities Act of 1933, as amended (the “1933 Act”) on November 27, 2023 (the “7.300% Restricted Notes”), (ii) 6.250% Notes due 2031 that were issued in a transaction not requiring registration under the 1933 Act on January 25, 2024 (the “6.250% Restricted Notes”) and (iii) 5.950% Notes due 2029 that were issued in a transaction not requiring registration under the 1933 Act on May 29, 2024 (the “5.950% Restricted Notes” and, together with the 7.300% Restricted Notes and the 6.250% Restricted Notes, the “Restricted Notes”), for an equal aggregate principal amount of its new (a) 7.300% Notes due 2028 (the “7.300% Exchange Notes”), (b) 6.250% Notes due 2031 (the “6.250% Exchange Notes”) and (c) 5.950% Notes due 2029 (the “5.950% Exchange Notes” and, together with the 7.300% Exchange Notes and the 6.250% Exchange Notes, the “Exchange Notes”), respectively, that have been registered with the Securities and Exchange Commission (the “SEC”) under the 1933 Act. We refer to the 7.300% Restricted Notes and the 7.300% Exchange Notes together as the “7.300% Notes”, the 6.250% Restricted Notes and the 6.250% Exchange Notes together as the “6.250% Notes” and the 5.950% Restricted Notes and the 5.950% Exchange Notes as the “5.950% Notes”. We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes”.

If you participate in the exchange offer, you will receive Exchange Notes for your Restricted Notes that are validly tendered. The terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes.

MATERIAL TERMS OF THE EXCHANGE OFFER

The exchange offer expires at 11:59 p.m., New York City time, on November 7, 2024, unless extended.

We will exchange all 7.300% Restricted Notes, 6.250% Restricted Notes and 5.950% Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for the 7.300% Exchange Notes, 6.250% Exchange Notes and 5.950% Exchange Notes, respectively. You may withdraw tendered Restricted Notes at any time prior to the expiration of the exchange offer.

The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and that no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to complete the exchange offer.

We will not receive any cash proceeds from the exchange offer.

There is no active trading market for the Restricted Notes, and we do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotations through any automated dealer quotation system.

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2024

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Exchange Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request at:

Stakeholder Relations

Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, NY 10154

(212) 503-2100

i

To obtain timely delivery, you must request information no later than five business days prior to the expiration of the exchange offer, which expiration is 11:59 p.m., New York City time, on November 7, 2024.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the Exchange Notes in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. The accompanying letter of transmittal relating to the Exchange Offer states that, by so acknowledging and delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales or other transfers of Exchange Notes received in the exchange offer for Restricted Notes that were acquired by the broker-dealer as a result of market-making or other trading activities.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page  12 of this prospectus, as well as the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any updates to those risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), all of which we incorporate by reference herein other than as specified.

The Company

Blackstone Private Credit Fund (together with its consolidated subsidiaries, “BCRED” or the “Company”, “we”, “us,” or “our”), is a Delaware statutory trust formed on February 11, 2020, and structured as an externally managed, non-diversified, closed-end management investment company. The Company has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”). In addition, the Company has elected to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended.

The Company is externally managed by Blackstone Credit BDC Advisors LLC (the “Adviser”), an affiliate of Blackstone Alternative Credit Advisors LP (the “Administrator” and, collectively with its affiliates in the credit, asset-based finance and insurance asset management business unit of Blackstone Inc. (“Blackstone”), “Blackstone Credit & Insurance,” or “BXCI”). The Administrator provides certain administrative and other services necessary for the Company to operate pursuant to an administration agreement. References herein to information about Blackstone Credit & Insurance from December 31, 2023 or prior refers solely to the Adviser and Blackstone Alternative Credit Advisors LP, collectively with their credit-focused affiliates within Blackstone Credit & Insurance.

The Company was formed to invest primarily in originated loans and other securities, including broadly syndicated loans, of U.S. private companies. The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Under normal circumstances, the Company will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). Under normal circumstances the Company expects that the majority of its portfolio will be in privately originated and privately negotiated investments, predominantly direct lending to U.S. private companies through (i) first lien senior secured and unitranche loans (including first-out/last-out loans) and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans (for which the Company may serve as an anchor investor), club deals (generally investments made by a small group of investment firms) and other debt and equity securities (the investments described in this sentence, collectively, “Private Credit”). To a lesser extent, the Company may also invest in publicly traded securities of large corporate issuers (“Opportunistic Credit”). The Company expects that the Opportunistic Credit investments will generally be liquid, and may be used for the purposes of maintaining liquidity for the Company’s share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.

BDCs are subject to certain restrictions applicable to investment companies under the 1940 Act. As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in “non-qualifying” portfolio investments, such as investments in non-U.S. companies. We generally intend to distribute substantially all of our available earnings annually by paying distributions on a monthly basis, as determined by the board of trustees of the Company (the “Board of Trustees” or the “Board”) in its discretion. To seek to enhance our returns, we use and continue to expect to use leverage as market conditions permit and at the discretion of the Adviser, but in no event will leverage employed exceed the limitations set forth in the 1940 Act, which currently allows us to borrow up to a 2:1 debt to equity ratio. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Borrowings” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Borrowings” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, each of which is incorporated by reference herein.

We are currently offering on a continuous basis up to $45.0 billion of common shares of beneficial interest pursuant to an offering registered with the SEC. The Company offers to sell any combination of three classes of common shares, Class I shares, Class S shares and Class D shares, with a dollar value up to the maximum offering amount.

Our corporate headquarters are located at 345 Park Avenue, 31st Floor, New York, New York 10154. We maintain a website at www.bcred.com. Information contained on our website or on Blackstone’s website at www.blackstone.com is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Summary of the Terms of the Exchange Offer

The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.”

Exchange Notes	$500,000,000 aggregate principal amount of 7.300% Notes due 2028 (the “7.300% Exchange Notes”).

$500,000,000 aggregate principal amount of 6.250% Notes due 2031 (the “6.250% Exchange Notes”).

$500,000,000 aggregate principal amount of 5.950% Notes due 2029 (the “5.950% Exchange Notes” and, together with the 7.300% Exchange Notes and the 6.250% Exchange Notes, the “Exchange Notes”).

The terms of our 7.300% Exchange Notes, 6.250% Exchange Notes and 5.950% Exchange Notes that have been registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”) are substantially identical to those of our outstanding 7.300% Notes due 2028 (the 7.300% Restricted Notes”), 6.250% Notes due 2031 (the “6.250% Restricted Notes”) and 5.950% Notes due 2029 (the “5.950% Restricted Notes” and, together with the 7.300% Restricted Notes and the 6.250% Restricted Notes, the “Restricted Notes”) that were issued in a transaction not requiring registration under the 1933 Act on November 27, 2023, January 25, 2024 and May 29, 2024, respectively, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes. See “Description of the Exchange Notes.”

We refer to the 7.300% Restricted Notes and the 7.300% Exchange Notes together as the “7.300% Notes”, the 6.250% Restricted Notes and the 6.250% Exchange Notes together as the “6.250% Notes” and the 5.950% Restricted Notes and the 5.950% Exchange Notes together as the “5.950% Notes”. We refer to the Restricted Notes and the Exchange Notes as the “Notes”.

Restricted Notes	$500,000,000 aggregate principal amount of 7.300% Notes due 2028, which were issued in a private placement on November 27, 2023.

$500,000,000 aggregate principal amount of 6.250% Notes due 2031, which were issued in a private placement on January 25, 2024.

$500,000,000 aggregate principal amount of 5.950% Notes due 2029, which were issued in a private placement on May 29, 2024.

The Exchange Offer	In the exchange offer, we will exchange the 7.300% Restricted Notes, 6.250% Restricted Notes and 5.950% Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for a like principal amount of the 7.300% Exchange Notes, 6.250% Exchange Notes and 5.950% Notes, respectively, to satisfy certain of our obligations under the applicable registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon exemptions from registration under the 1933 Act.

In order to be exchanged, outstanding Restricted Notes must be validly tendered and accepted. We will accept any and all Restricted Notes validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on November 7, 2024. Holders may tender some or all of their Restricted Notes pursuant to the exchange offer. However, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.

We will issue Exchange Notes promptly after the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Registration Rights Agreement	In connection with the private placement of the 7.300% Restricted Notes, we entered into a registration rights agreement with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers. In connection with the private placement of the 6.250% Restricted Notes, we entered into a registration rights agreement with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the several initial purchasers. In connection with the private placement of the 5.950% Restricted Notes, we entered into a registration rights agreement with Citigroup Global Markets Inc., J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.

Under each registration rights agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•

file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•

cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

The registration statement of which this prospectus forms a part constitutes an Exchange Offer Registration Statement for purposes of the registration rights agreements.

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If we fail to meet certain conditions described in the applicable registration rights agreement (“Registration Default”), the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum (the “Additional Interest”). Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

A copy of each registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Resales of Exchange Notes	We believe that the Exchange Notes received in the exchange offer may be resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the 1933 Act (subject to the limitations described below). This, however, is based on your representations to us that:

(1)	you are acquiring the Exchange Notes in the ordinary course of your business;

(2)	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

(3)	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

(4)	you are not our “affiliate,” as that term is defined in Rule 405 under the 1933 Act;

(5)	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

(6)	you are not acting on behalf of any person that could not truthfully make these representations.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you cannot make the representations described above:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you may not participate in the exchange offer; and

•

you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on November 7, 2024, unless we decide to extend the exchange offer. We do not currently intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of Restricted Notes being tendered for exchange. See “The Exchange Offer—Conditions.”

Procedures for Tendering Restricted Notes	The Restricted Notes are represented by global securities in fully registered form without coupons. Beneficial interests in the Restricted Notes are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depositary interests and are shown on, and transfers of the Restricted Notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

Accordingly, if you wish to exchange your Restricted Notes for Exchange Notes pursuant to the exchange offer, you must transmit to U.S. Bank Trust Company, National Association, our exchange agent, prior to the expiration of the exchange offer, a computer-generated message transmitted through DTC’s Automated Tender Offer Program, which we refer to as “ATOP,” system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal (“Letter of Transmittal”). See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Procedures for Beneficial Owners	If you are the beneficial owner of Restricted Notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name your Restricted Notes are held and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Acceptance of Restricted Notes and Delivery of Exchange Notes	Except under the circumstances summarized above under “—Conditions to the Exchange Offer,” we will accept for exchange any and all Restricted Notes that are validly tendered (and not withdrawn) in the exchange offer prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. The Exchange Notes to be issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants promptly following completion of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal Rights; Non-Acceptance	You may withdraw any tender of your Restricted Notes at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer by following the procedures described in this prospectus and the letter of transmittal. Any Restricted Notes that have been tendered for exchange but are withdrawn or otherwise not exchanged for any reason will be returned by credit to the accounts at DTC of the applicable DTC participants, without cost to you, promptly after withdrawal of such Restricted Notes or expiration or termination of the exchange offer, as the case may be. See “The Exchange Offer—Withdrawal Rights.”

No Appraisal or Dissenters’ Rights	Holders of the Restricted Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	U.S. Bank Trust Company, National Association, the trustee (the “Trustee”) under the Indenture (defined below) governing the Notes, is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate or validly tender your Restricted Notes in the exchange offer:

•	you will retain Restricted Notes that are not registered under the 1933 Act and that will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•	you will not be able, except in very limited instances, to require us to register your Restricted Notes under the 1933 Act;

•

you will not be able to resell or transfer your Restricted Notes unless they are registered under the 1933 Act or unless you resell or transfer them pursuant to an exemption from registration under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Certain Material U.S. Federal Income Tax Considerations	Your exchange of Restricted Notes for Exchange Notes in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes.

Issuer	Blackstone Private Credit Fund

Notes Offered	$500,000,000 aggregate principal amount of 7.300% Notes due 2028.

$500,000,000 aggregate principal amount of 6.250% Notes due 2031.

$500,000,000 aggregate principal amount of 5.950% Notes due 2029.

Maturity Date	The 7.300% Exchange Notes will mature on November 27, 2028.

The 6.250% Exchange Notes will mature on January 25, 2031.

The 5.950% Exchange Notes will mature on July 16, 2029.

Ranking	The Exchange Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Exchange Notes. The Exchange Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of June 30, 2024, our total consolidated indebtedness, at par value, was approximately $23.1 billion, $13.4 billion of which was secured, $9.7 billion of which was unsecured and $11.5 billion of which was indebtedness of our subsidiaries.

Interest and Payment Dates	The 7.300% Notes bear cash interest from November 27, 2023, at an annual rate of 7.300% payable on May 27 and November 27 of each year, beginning on May 27, 2024. The 6.250% Notes bear cash interest from January 25, 2024, at an annual rate of 6.250% payable on January 25 and July 25 of each year, beginning on July 25, 2024. The 5.950% Notes bear cash interest from May 29, 2024, at an annual rate of 5.950% payable on January 16 and July 16 of each year, beginning on January 16, 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Optional Redemption	We may redeem some or all of the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price

(expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on, in the case of the 7.300% Notes, October 27, 2028 (the date falling one month prior to the maturity date of the 7.300% Notes) ,in the case of the 6.250% Notes, November 25, 2030 (the date falling two months prior to the maturity date of the 6.250% Notes) and in the case of the 5.950% Notes, June 16, 2029 (the date falling one month prior to the maturity date of the 5.950% Notes) (each a “Par Call Date”)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points in the case of the 7.300% Notes, plus 40 basis points in the case of the 6.250 % Notes and plus 30 basis points in the case of the 5.950% Notes, less (b) interest accrued to the date of redemption, or (2) 100% of the principal amount of the Notes to be redeemed.

On or after the Par Call Date, or at any time before the maturity date of the applicable Notes, as applicable, we may redeem some or all of the 7.300% Notes, 6.250% Notes or 5.950% Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

Change of Control; Offer to Repurchase	If a Change of Control Repurchase Event described under “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, holders of the Exchange Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

Book-Entry Form

The Exchange Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances described below. See “Description of Exchange Notes—Book-Entry System.”

Trustee	The Trustee for the Exchange Notes will be U.S. Bank Trust Company, National Association.

Governing Law	The Indenture and the Restricted Notes are, and the Exchange Notes will be, governed by the laws of the State of New York without regard to conflict of laws principles thereof.

Risk Factors	You should refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus for an explanation of certain risks of investing in the Exchange Notes. See “Risk Factors.”

RISK FACTORS

In addition to the other information included in this prospectus, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements” and under “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (other than the risk factors under the headings “Risks Related to Our Investments—Our investments in prospective portfolio companies may be risky, and we could lose all or part of our investment—Risk Retention Vehicles” and “Risks Related to an Investment in the Common Shares—Various potential and actual conflicts of interest will arise, and there are conflicts that may not be identified or resolved in a manner favorable to us”, which are not incorporated by reference in this prospectus, and the latter of which is superseded in its entirety by the disclosure under the heading “Risks Related to Potential Conflicts of Interest” below) and any updates to those risks contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference in this prospectus, other than as specified, and the following risks before investing in the Exchange Notes.

Risks Related to the Exchange Notes

The Exchange Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we may incur.

The Exchange Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Exchange Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Exchange Notes. As of June 30, 2024, our total consolidated indebtedness, at par value, was approximately $23.1 billion, $13.4 billion of which was secured, $9.7 billion of which was unsecured and $11.5 billion of which was indebtedness of our subsidiaries.

The Exchange Notes are subordinated structurally to the indebtedness and other liabilities of our subsidiaries.

The Exchange Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Exchange Notes and the Exchange Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of June 30, 2024, approximately $11.5 billion of the indebtedness required to be consolidated on our balance sheet was held through subsidiary financing vehicles and secured by certain assets of such subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Exchange Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Exchange Notes are subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Exchange Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Exchange Notes.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Exchange Notes, if any, could cause the liquidity or market value of the Exchange Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Exchange Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any initial purchaser undertakes any obligation to maintain our credit ratings or to advise holders of the Exchange Notes of any changes in our credit ratings.

The Exchange Notes are rated by Moody’s Investors Service (“Moody’s”) and S&P Global Ratings Services (“S&P”). There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the applicable ratings agency if in its judgment future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.

An increase in market interest rates could result in a decrease in the market value of the Exchange Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Exchange Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase Exchange Notes bearing interest at fixed rates and market interest rates increase, the market values of those Exchange Notes may decline. We cannot predict the future level of market interest rates.

The Indenture governing the Exchange Notes contains limited protection for holders of the Exchange Notes.

The Indenture governing the Exchange Notes offers limited protection to holders of the Exchange Notes. The terms of the Indenture and the Exchange Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Exchange Notes. In particular, the terms of the Indenture and the Exchange Notes do not place any restrictions on our or our subsidiaries’ ability to:

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issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Exchange Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Exchange Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Exchange Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Exchange Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified generally by Section 61(a) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay distributions on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Exchange Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of distributions or other amounts to us from our subsidiaries.

In addition, the terms of the Indenture and the Exchange Notes do not protect holders of the Exchange Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of the Exchange Notes—Events of Default” in this prospectus.

Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Exchange Notes and may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes or negatively affecting the trading value of the Exchange Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Exchange Notes, including additional covenants and events of default. See “Risk Factors—Risks Related to Debt Financing—We borrow money, which magnifies the potential for loss on amounts invested in us and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for debt service, and result in losses” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Exchange Notes.

The optional redemption provision may materially adversely affect your return on the Exchange Notes.

The Exchange Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Exchange Notes at times when prevailing interest rates are lower than the interest rate paid on the Exchange Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Exchange Notes being redeemed.

There is currently no public market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop or is not maintained, you may not be able to sell them.

The Exchange Notes are a new issue of debt securities for which there currently is no trading market. We do not currently intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the initial purchasers in the private offerings of the outstanding Restricted Notes have advised us that they intend to make a market in the Exchange Notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the Exchange Notes, and they may discontinue their market-making activities at any time without notice. Accordingly, we cannot assure you that an active and liquid trading market will develop or continue for the Exchange Notes, that you will be able to sell your Exchange Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Exchange Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Exchange Notes for an indefinite period of time.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Exchange Notes may require us to repurchase for cash some or all of the Exchange Notes at a repurchase price equal to 100% of the aggregate principal amount of the Exchange Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Exchange Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the Indenture governing the Exchange Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Exchange Notes. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus for additional information.

Risks Related to the Exchange Offer

If you fail to exchange your Restricted Notes, they will continue to be restricted securities and may become less liquid.

Restricted Notes that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the 1933 Act and applicable state securities laws. We will issue the Exchange Notes in exchange for the Restricted Notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Restricted Notes.” Because we anticipate that most holders of the Restricted Notes will elect to exchange their outstanding Restricted Notes, we expect that the liquidity of the market for the Restricted Notes remaining after the completion of the exchange offer will be substantially limited, which may have an adverse effect upon and increase the volatility of the market price of the outstanding Restricted Notes. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding Restricted Notes at maturity. Further, following the exchange offer, if you did not exchange your Restricted Notes, you generally will not have any further registration rights, and Restricted Notes will continue to be subject to certain transfer restrictions.

Broker-dealers may need to comply with the registration and prospectus delivery requirements of the 1933 Act.

Any broker-dealer that (1) exchanges its Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes or (2) resells Exchange Notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the 1933 Act.

You may not receive the Exchange Notes in the exchange offer if the exchange offer procedures are not validly followed.

We will issue the Exchange Notes in exchange for your Restricted Notes only if you validly tender such Restricted Notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the Restricted Notes for exchange. If you are the beneficial holder of Restricted Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Restricted Notes in the exchange offer, you should promptly contact the person through whom your Restricted Notes are held and instruct that person to tender the Restricted Notes on your behalf.

Risks Related to Potential Conflicts of Interest

Various potential and actual conflicts of interest will arise, and there are conflicts that may not be identified or resolved in a manner favorable to us.

The Adviser, Blackstone Credit & Insurance, Blackstone and their respective affiliates will be subject to certain conflicts of interest with respect to the services the Adviser and the Administrator provide to us. These conflicts will arise primarily from the involvement of Blackstone Credit & Insurance, Blackstone and their respective affiliates (the “Firm”), in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of your interest. The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Company.

For purposes of this discussion and ease of reference, the following terms shall have the meanings as set forth below:

“Other Blackstone Credit & Insurance Clients” means, collectively, the investment funds, client accounts (including managed accounts) and proprietary accounts and/or other similar arrangements (including such arrangements in which the Company or one or more Other Blackstone Credit & Insurance Clients own interests) that Blackstone Credit & Insurance may establish, advise or sub-advise from time to time and to which Blackstone Credit & Insurance provides investment management or sub-advisory services (other than the Company and any such funds and accounts in which the Company has an interest), in each case including any alternative investment vehicles and additional capital vehicles relating thereto and any vehicles established by Blackstone Credit & Insurance to exercise its side-by-side or other general partner investment rights as set forth in their respective governing documents; provided, that for the avoidance of doubt, “Other Blackstone Credit & Insurance Clients” shall not include Blackstone Credit & Insurance in its role as principal of any account, including any such accounts for which Blackstone Credit & Insurance or an affiliate thereof acts as an advisor.

“Blackstone Clients” means, collectively, the investment funds, client accounts (including managed accounts) and proprietary accounts and/or other similar arrangements (including such arrangements in which the Company or one or more Blackstone Clients own interests) that Blackstone may establish, advise or sub-advise from time to time and to which Blackstone provides investment management or sub-advisory services (other than the Company, any such funds and accounts in which the Company has an interest and Other Blackstone Credit & Insurance Clients), in each case including any alternative investment vehicles and additional capital vehicles relating thereto and any vehicles established by Blackstone to exercise its side-by-side or other general partner investment rights as set forth in their respective governing documents; provided that, for the avoidance of doubt, “Blackstone Clients” shall not include Blackstone in its role as principal of any account, including any accounts for which Blackstone or an affiliate thereof acts as an advisor.

“Other Clients” means, collectively, Other Blackstone Credit & Insurance Clients and Blackstone Clients.

Performance Based Compensation and Management Fees. The existence of the incentive fees payable to Blackstone Credit & Insurance may create a greater incentive for Blackstone Credit & Insurance to make more speculative investments on behalf of the Company, or to time the purchase or sale of investments in a manner motivated by the personal interests of Blackstone Credit & Insurance and/or Blackstone personnel. However, the fact that the hurdle rate for the incentive fee based on income is calculated on an aggregate basis each quarter and that realized and unrealized losses are netted against realized gains for the incentive fee based on capital gains should reduce the incentives for the Adviser to make more speculative investments or otherwise time the purchase or sale of investments. Our Board of Trustees will seek to monitor these conflicts but there can be no assurances that such monitoring will fully mitigate any such conflicts.

In addition, the manner in which the Adviser’s entitlement to incentive fees is determined may result in a conflict between its interests and the interests of shareholders with respect to the sequence and timing of disposals of investments, as the Adviser may want to dispose of lower yielding investments in favor of higher yielding ones. With respect to the Adviser’s entitlement to incentive fees on capital gains, the Adviser may be incentivized to realize capital gains prior to a year end if such gains, net of realized and unrealized losses, would result in an incentive fee on capital gains.

The Firm’s Policies and Procedures. The Firm has implemented policies and procedures to address conflicts that arise as a result of its various activities, as well as regulatory and other legal considerations. Specified policies and procedures implemented by the Firm to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions are expected to reduce the synergies across the Firm’s various businesses that the Company expects to draw on for purposes of pursuing attractive investment opportunities. Because the Firm has many different asset management and advisory businesses, including private equity, a credit business, a hedge fund business, a capital markets group, a life sciences business and a real estate advisory business, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses and to protect against the inappropriate sharing and/or use of information between the Company and the other business units at the Firm, the Firm has implemented certain policies and procedures (e.g., information wall policy) regarding the sharing of information that could reduce the positive synergies that the Company expects to utilize for purposes of identifying and managing attractive investments. For example, the Firm will from time to time come into possession of material non-public information with respect to companies, including companies in which the Company has investments or might be considering making an investment or companies that are clients of the Firm. As a consequence, that information, which could be of benefit to the Company, is likely to be restricted to those other respective businesses and otherwise be unavailable to the Company. It is also possible that the Company could be restricted from trading despite the fact that the Company did not receive such information. There can be no assurance, however, that any such policies and/or procedures will be effective in accomplishing their stated purpose and/or that they will not otherwise adversely affect the ability of the Company to effectively achieve its investment objective by unduly limiting the investment flexibility of the Company and/or the flow of otherwise appropriate information between Blackstone Credit & Insurance and other business units at the Firm. Personnel of the Firm could be unable, for example, to assist with the activities of the Company as a result of these walls. There can be no assurance that additional restrictions will not be imposed that would further limit the ability of the Firm to share information internally.

In addition, to the extent that the Firm is in possession of material non-public information or is otherwise restricted from trading in certain securities, the Company and the Adviser could also be deemed to be in possession of such information or otherwise restricted. Additionally, the terms of confidentiality or other agreements with or related to companies in which any Other Client has or has considered making an investment or which is otherwise a client of the Firm will from time to time restrict or otherwise limit the ability of the Company and/or its portfolio companies and their affiliates to make investments in or otherwise engage in businesses or activities competitive with such companies. The Firm could enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although intended to provide greater opportunities for the Company, could require the Company to share such opportunities or otherwise limit the amount of an opportunity the Company can otherwise take.

Allocation of Personnel. The Adviser and its members, officers and employees will devote as much of their time to the activities of the Company as they deem necessary to conduct its business affairs in an appropriate manner. By the terms of the Investment Advisory Agreement, the Firm is not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities have the potential to be in competition with the Company and/or to involve substantial time and resources of the Adviser. Firm personnel, including members of the Investment Committee, will work on other projects, serve on other committees (including boards of directors) and source potential investments for and otherwise assist the investment programs of Other Clients and their portfolio companies, including other investment programs to be developed in the future. Certain members of Blackstone Credit &

Insurance’s investment team are also members of Other Clients’ investment teams and will continue to serve in those roles (which could be their primary responsibility) and as a result, not all of their business time will be devoted to Blackstone or the Company. Certain non-investment professionals are not dedicated solely to the Company and are permitted to perform work for Other Clients which is expected to detract from the time such persons devote to the Company. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Adviser and its officers and employees will not be devoted exclusively to the business of the Company, but will be allocated between the business of the Company and the management of the monies of such other advisees of the Adviser. Time spent on these other initiatives diverts attention from the activities of the Company, which could negatively impact the Company and shareholders. Furthermore, Blackstone Credit & Insurance and Blackstone Credit & Insurance personnel derive financial benefit from these other activities, including fees and performance-based compensation. Firm personnel outside of Blackstone Credit & Insurance can share in the fees and performance-based compensation from the Company; similarly, Blackstone Credit & Insurance personnel can share in the fees and performance-based compensation generated by Other Clients. These and other factors create conflicts of interest in the allocation of time by Firm personnel. Blackstone Credit & Insurance’s determination of the amount of time necessary to conduct the Company’s activities will be conclusive, and shareholders rely on Blackstone Credit & Insurance’s judgment in this regard.

Outside Activities of Principals and Other Personnel and their Related Parties. Certain of the principals and employees of the Adviser will, in certain circumstances, be subject to a variety of conflicts of interest relating to their responsibilities to the Company, Other Clients and their respective portfolio companies, and their outside personal or business activities, including as members of investment or advisory committees or boards of directors of or advisors to investment funds, corporations, foundations or other organizations. Such positions create a conflict if such other entities have interests that are adverse to those of the Company, including if such other entities compete with the Company for investment opportunities or other resources. The other managed accounts and/or investment funds in which such individuals may become involved may have investment objectives that overlap with the Company. Furthermore, certain principals and employees of the Adviser are likely to have a greater financial interest in the performance of such other funds or accounts than the performance of the Company. Such involvement is expected to create conflicts of interest in making investments on behalf of the Company and such other funds and accounts. Although such principals and employees will seek to limit any such conflicts in a manner that is in accordance with their fiduciary duties to the Company, there can be no assurance they will be resolved favorably for the Company. Also, Blackstone personnel, Firm employees, including employees of the Adviser, are generally permitted to invest in alternative investment funds, private equity funds, credit funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to the Firm’s Code of Ethics requirements), some of which will involve conflicts of interests. Such personal securities transactions will, in certain circumstances, relate to securities or instruments which can be expected to also be held or acquired by Other Clients, the Company, or otherwise relate to portfolio companies in which the Company has or acquires a different principal investment (including, for example, with respect to seniority), which is expected to give rise to conflicts of interest related to misaligned interests between the Company and such persons. There could be situations in which such alternative investment funds invest in the same portfolio companies as the Company and there could be situations in which such alternative investment funds purchase securities from, or sell securities to, the Company if permitted under the 1940 Act and other applicable law. There can be no assurance that conflicts of interest arising out of such activities will be resolved in favor of the Company. Shareholders will not receive any benefit from any such investments, and the financial incentives of Firm personnel in such other investments could be greater than their financial incentives in relation to the Company and are not expected to receive notice should the Company make investments in which such persons hold direct or indirect interests. Although Blackstone Credit & Insurance will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for the Company.

Additionally, certain employees and other professionals of the Firm have family members or relatives employed by such advisers and service providers (or their affiliates) or otherwise actively involved in (or have business, financial or other relationships with) industries and sectors in which the Company invests, and/or have business, financial, personal or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be employees, officers, directors, personnel or owners of companies or assets that are actual or potential investments of the Company or other counterparties of the Company and its portfolio companies and/or assets. Moreover, in certain instances, the Company or its portfolio companies can be expected to issue loans to or acquire securities from, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. These relationships have the potential to influence Blackstone, the Adviser and/or Blackstone Credit & Insurance in deciding whether to select, recommend or create such service providers to perform services for the Company or portfolio companies (the cost of which will generally be borne directly or indirectly by the Company or such portfolio companies, as applicable). Notwithstanding the foregoing, investment transactions relating to the Company that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which, in the case of broker-dealers, includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to the Company. To the extent that the Firm determines appropriate, conflict mitigation strategies can be expected to be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by the Firm. The shareholders rely on the Firm to manage these conflicts in its sole discretion.

Secondments and Internships. Certain personnel of Blackstone and its affiliates, including consultants, will, in certain circumstances, be seconded to one or more portfolio companies, vendors and service providers and vendors or shareholders or other investors of the Company and Other Clients to provide finance, accounting, operational support, data services and other similar services, including the sourcing of investments for the Company or other parties. The salaries, benefits, overhead and other similar expenses for such personnel during the secondment could be borne by Blackstone and its affiliates or the organization for which the personnel are working or both. In addition, personnel of portfolio companies, vendors, service providers (including law firms and accounting firms) and shareholders or other investors of the Company and Other Clients will, in certain circumstances, be seconded to serve internships at or otherwise provide consulting services to, Blackstone, the Company, Other Clients and portfolio companies of the Company and Other Clients. While often the Company, Other Clients and their respective portfolio companies are the beneficiaries of these types of arrangements, Blackstone is from time to time a beneficiary of these arrangements as well, including in circumstances where the vendor, personnel or service provider or otherwise also provides services to the Company, Other Clients, their respective portfolio companies or Blackstone in the ordinary course. Blackstone, the Company, Other Clients or their portfolio companies could receive benefits from these arrangements at no cost, or alternatively could pay all or a portion of the fees, compensation or other expenses in respect of these arrangements. If a portfolio company pays the cost it will be borne directly or indirectly by the Company. To the extent such fees, compensation or other expenses are borne by the Company, including indirectly through its portfolio companies or reimbursement of Blackstone for such costs, the management fee will not be reduced as a result of these arrangements or any fees, expense reimbursements or other costs related thereto. The personnel described above may provide services in respect of multiple matters, including in respect of matters related to Blackstone, the Company, Other Clients, portfolio companies, each of their respective affiliates and related parties, and any costs of such personnel may be allocated accordingly, Blackstone will endeavor in good faith to allocate the costs of these arrangements, if any, to Blackstone, the Company, Other Clients, portfolio companies and other parties based on time spent by the personnel or another methodology Blackstone deems appropriate in a particular circumstance. In such circumstances, a conflict of interest exists because the Adviser and Blackstone Credit & Insurance or their affiliates have an incentive to select one service provider over another on the basis that the Adviser and Blackstone Credit & Insurance or their affiliates could receive the benefit of seconded employees from such service provider, particularly where the compensation and expenses for such personnel during the secondment is borne by the service provider and not the Adviser and Blackstone Credit & Insurance or their affiliates.

Other Benefits. Blackstone Credit & Insurance and its personnel and related parties will receive intangible and other benefits, discounts and perquisites arising or resulting from their activities on behalf of the Company, the value of which will not reduce the management fees or incentive fees or otherwise be shared with the Company or its portfolio companies. For example, airline travel or hotel stays incurred as Fund expenses, as set forth in the Investment Advisory Agreement and Administration Agreement (“Fund Expenses”), will typically result in “miles” or “points” or credit in loyalty or status programs, and certain purchases made by credit card will result in “credit card points,” “cash back” or rebates in addition to such loyalty or status program miles or points. Such benefits and/or amounts will, whether or not de minimis or difficult to value, inure exclusively to the benefit of Blackstone Credit & Insurance, its affiliates or their personnel (and not the Company and/or portfolio companies) even though the cost of the underlying service is borne by the Company and/or portfolio companies. (See also “Service Providers, Vendors and Other Counterparties Generally” and “Portfolio Company Relationships Generally” herein). Similarly, Blackstone Credit & Insurance, its affiliates and their personnel and related parties, and third parties designated by the foregoing, in certain instances also receive discounts on products and services provided by portfolio companies and customers or suppliers of such portfolio companies. Such other benefits or fees will give rise to conflicts of interest in connection with the Company’s investment activities, as they could incentivize the Adviser and Blackstone Credit & Insurance and its personnel to conduct certain activities in order to obtain such benefits, though such benefits do not correspondingly benefit the Company. While the Adviser and Blackstone Credit & Insurance will seek to resolve any such conflicts in a fair and equitable manner, there is no assurance that any such conflicts will be resolved in favor of the Company. See also “Service Providers, Vendors and Other Counterparties Generally” and “Portfolio Company Relationships Generally” below.

Senior Advisors, Industry Experts and Operating Partners. Blackstone Credit & Insurance is expected to engage and retain strategic advisors, consultants, senior advisors, executive advisors, industry experts, operating partners, deal sourcers, consultants and other similar professionals (which is expected to include current and former executives or other personnel of Blackstone and/or Blackstone Credit & Insurance, as well as current and former executives or other personnel of Blackstone’s and/or Blackstone Credit & Insurance’s portfolio companies) (“Senior and Other Advisors”) who are not employees or affiliates of Blackstone Credit & Insurance and who will, from time to time, receive payments from, or allocations of a profits interest with respect to, portfolio companies (as well as from Blackstone Credit & Insurance or the Company). In particular, in some cases, consultants, including those with a “Senior Advisor” title, have been and will be engaged with the responsibility to source, diligence and recommend transactions to Blackstone Credit & Insurance or to undertake a build-up strategy to originate, acquire and develop assets and businesses in a particular sector or involving a particular strategy, potentially on a full-time and/or exclusive basis and notwithstanding any overlap with the responsibilities of Blackstone Credit & Insurance under the Investment Advisory Agreement, the compensation to such consultants is expected to be borne fully by the Company and/or portfolio companies (with no reduction or offset to management fee payable by the Company) and not Blackstone Credit & Insurance. Similarly, the Company, Other Clients and their portfolio companies are expected to retain and pay compensation to Senior and Other Advisors to provide services.

Any amounts paid by the Company or a portfolio company to Senior and Other Advisors in connection with the above services, including cash fees, profits, or equity interests in a portfolio company, discretionary bonus awards, performance-based compensation (e.g., promote), sourcing fees, retainers and expense reimbursements, will be treated as Fund Expenses or expenses of the portfolio company, as the case may be, and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by Blackstone Credit & Insurance, be chargeable to Blackstone Credit & Insurance or be deemed paid to or received by Blackstone Credit & Insurance, and such amounts will not reduce the management fees or incentive fees payable. Amounts charged by Senior and Other Advisors will not necessarily be confirmed as being comparable to market rates for such services.

To the extent permitted by applicable law and/or any applicable SEC granted exemptive or no action relief, these Senior and Other Advisors often have the right or could be offered the ability to (i) co-invest alongside the Company, including in the specific investments in which they are involved (and for which they can be entitled to receive performance-related incentive fees, which will reduce the Company’s returns), (ii) otherwise participate in equity plans for management of any such portfolio company, or (iii) invest directly in the Company or in a vehicle controlled by the Company subject to reduced or waived advisory fees and/or incentive fees, including after the termination of their engagement by or other status with the Firm. Such co-investment and/or participation (which generally will result in the Company being allocated a smaller share of the applicable investment) will not be considered as part of the Firm’s side-by-side co-investment rights. Such co-investment and/or participation could vary by transaction (and such participation can, depending on its structure, reduce the Company’s returns).

Additionally, and notwithstanding the foregoing, these Senior and Other Advisors, as well as Other Clients could be (or could have the preferred right to be) investors in Blackstone Credit & Insurance’s portfolio companies (which, in some cases, can involve agreements to pay performance fees, or allocate profits interests, to such persons in connection with the Company’s investment therein, which will reduce the Company’s returns) and/or Other Clients. Such Senior and Other Advisors, as well as Other Clients, could also, subject to applicable law, have rights to co-invest with the Company on a side-by-side basis, which rights are generally offered on a no-fee/no-carried interest basis and generally result in the Company being allocated a smaller share of an investment than would otherwise be the case in the absence of such side-by-side participation. Senior and Other Advisors’ benefits described in this paragraph will, in certain circumstances, continue after termination of status as a Senior and Other Advisors.

The time, dedication and scope of work of, and the nature of the relationship with, each of the Senior and Other Advisors vary considerably. In certain cases, they could advise the Adviser and/or Blackstone Credit & Insurance on transactions, provide the Adviser and/or Blackstone with industry-specific insights and feedback on investment themes, assist in transaction due diligence, or make introductions to and provide reference checks on management teams. In other cases, they take on more extensive roles (and could be exclusive service providers to Blackstone Credit & Insurance) and serve as executives or directors on the boards of portfolio companies or contribute to the identification and origination of new investment opportunities. The Company expects to rely on these Senior and Other Advisors to recommend Blackstone as a preferred investment partner, identify investments, source opportunities, and otherwise carry out its investment program, but there is no assurance that these advisers will continue to be involved with the Company for any length of time. In certain instances, Blackstone Credit & Insurance can be expected to have formal or informal arrangements with these Senior and Other Advisors (which may or may not be terminable upon notice by any party), and in other cases the relationships are more informal. They are either compensated (including pursuant to retainers and expense reimbursement, and, in any event, pursuant to negotiated arrangements that will not be confirmed as being comparable to the market rates for such services) by Blackstone, the Company, and/or portfolio companies or otherwise uncompensated or entitled to deferred compensation until occurrence of a future event, such as commencement of a formal engagement. In certain cases, they have certain attributes of Blackstone Credit & Insurance “employees” (e.g., they can be expected to have dedicated offices at Blackstone Credit & Insurance, receive administrative support from Blackstone Credit & Insurance personnel, participate in general meetings and events for Blackstone Credit & Insurance personnel, work on Blackstone Credit & Insurance matters as their primary or sole business activity, service Blackstone exclusively, have Blackstone-related e-mail addresses and/or business cards and participate in certain benefit arrangements typically reserved for Blackstone employees, etc.) even though they are not considered Blackstone Credit & Insurance employees, affiliates or personnel for purposes of the Investment Advisory Agreement between the Company and Blackstone Credit & Insurance. Under many of these arrangements, there can be no assurance that the amount of compensation paid in a particular period of time will be proportional to the amount of hours worked or the amount or tangible work product generated by the Senior and Other Advisors during such time. Some Senior and Other Advisors work only for the Company and its portfolio companies, while others may have other clients. In particular, in some cases, Senior and Other Advisors, including those with a “Senior Advisor” or “Operating Advisor” title, have been and will be engaged with the responsibility to source and recommend transactions to the Adviser potentially on a full-time and/or exclusive basis and, notwithstanding any overlap with the responsibilities of the Adviser under the Investment Advisory Agreement, the compensation to such Senior and Other Advisors will be borne fully portfolio companies (with no reduction to management fees) and not the Adviser. Senior and Other

Advisors could have conflicts of interest between their work for the Company and its portfolio companies, on the one hand, and themselves or other clients, on the other hand, and Blackstone Credit & Insurance is limited in its ability to monitor and mitigate these conflicts. Blackstone Credit & Insurance expects, where applicable, to allocate the costs of such Senior and Other Advisors to the Company and/or applicable portfolio companies, and to the extent any such costs are allocated to the Company, they would be treated as Fund Expenses. Payments or allocations to Senior and Other Advisors will not be reduced by the management fee, and can be expected to increase the overall costs and expenses borne indirectly by investors in the Company. There can be no assurance that any of the Senior and Other Advisors, to the extent engaged, will continue to serve in such roles and/or continue their arrangements with Blackstone Credit & Insurance, the Company and/or any portfolio companies for the duration of the relevant investments or throughout the term of the Company. Additionally, from time to time, Senior and Other Advisors provide services on behalf of both the Company and Other Clients, and any work performed by Senior and Other Advisors retained on behalf of the Company could benefit the Other Clients (and alternatively, work performed by Senior and Other Advisors on behalf of Other Clients could benefit the Company), and Blackstone Credit & Insurance shall have no obligation to allocate any portion of the costs to be borne by the Company in respect of such Senior and Other Advisors to the Other Clients, except as described below.

As an example of the foregoing, in certain investments including involving a “platform company,” the Company will, in certain circumstances, enter into an arrangement with one or more individuals (who could be former personnel of the Firm or current or former personnel of portfolio companies of the Company or Other Clients, generally will have experience or capability in sourcing or managing investments, and could form a management team) to undertake a new business line or a build-up strategy to acquire and develop assets and businesses in a particular sector or involving a particular strategy. The services provided by such individuals or relevant portfolio company, as the case may be, could include the following with respect to investments: origination or sourcing, due diligence, evaluation, negotiation, servicing, development, management (including turnaround) and disposition. The individuals or relevant portfolio company could be compensated with a salary and equity incentive plan, including a portion of profits derived from the Company or a portfolio company or asset of the Company (which, to the extent permitted by applicable law and/or any applicable SEC granted exemptive or no action relief, can take the form of a management fee and/or profits allocation (whether paid directly to such individuals or to an affiliate entity controlled by such individuals), or other long-term incentive plans). Compensation could also be based on assets under management, a waterfall similar to a carried interest, respectively, or another similar metric. The Company could initially bear the cost of overhead (including rent, utilities, benefits, salary or retainers for the individuals or their affiliates entities) and the sourcing, diligence and analysis of investments, as well as the compensation for the individuals and entity undertaking the build-up strategy. Such expenses could be borne directly by the Company as Fund Expenses (or broken deal expenses, if applicable) or indirectly through expenditures by a portfolio company. None the fees, costs or expenses described above will reduce the management fee.

In addition, the Adviser will, in certain circumstances, engage third parties as Senior and Other Advisors (or in another similar capacity) in order to advise it with respect to existing investments, specific investment opportunities, and economic and industry trends. Such Senior and Other Advisors can receive reimbursement of reasonable related expenses by portfolio companies or the Company and could have the opportunity to invest in a portion of the equity and/or debt available to the Company for investment that would otherwise be taken by the Adviser and its affiliates. If such Senior and Other Advisors generate investment opportunities on the Company’s behalf, such Senior and Other Advisors are permitted to receive special additional fees or allocations which have the potential to not be comparable to those received by a third party in an arm’s length transaction and such additional fees or allocations would be borne fully by the Company and/or portfolio companies (with no reduction or offset to management fees) and not Blackstone Credit & Insurance.

Minority Investments in Asset Management Firms. Blackstone and Other Clients, including Blackstone Strategic Capital Holdings (“BSCH”) and its related parties, regularly make minority investments in alternative asset management firms that are not affiliated with Blackstone, the Company, Other Clients and their respective portfolio companies, and which from time to time engage in similar investment transactions, including with respect to purchase and sale of investments, with these asset management firms and their advised funds and portfolio companies. Typically, the Blackstone related party with an interest in the asset management firm would be entitled to receive a share of carried interest/performance based incentive compensation and net fee income or revenue share generated by the various products, vehicles, funds and accounts managed by that third party asset management firm that are included in the transaction or activities of the third party asset management firm, or a subset of such activities such as transactions with a Blackstone related party. In addition, while such minority investments are generally structured so that Blackstone does not “control” such third party asset management firms, Blackstone could nonetheless be afforded certain governance rights in relation to such investments (typically in the nature of “protective” rights, negative control rights or anti-dilution arrangements, as well as certain reporting and consultation rights) that afford Blackstone the ability to influence the firm. Although Blackstone and Other Clients, including BSCH, do not intend to control such third party asset management firms, there can be no assurance that all third parties will similarly conclude that such investments are non-control investments or that, due to the provisions of the governing documents of such third party asset management firms or the interpretation of applicable law or regulations, investments by Blackstone and Other Clients, including BSCH, will not be deemed to have control elements for certain contractual, regulatory or other purposes. While such third party asset managers will not be deemed affiliated with the Company within the meaning of the 1940 Act, Blackstone expects to, under certain circumstances, be in a position to influence the management and operations of such asset managers and the existence of its economic/revenue sharing interest therein can give rise to conflicts of interest. Participation rights in a third party asset management firm (or other similar business), negotiated governance arrangements and/or the interpretation of applicable law or regulations could expose the investments of the Company to claims by third parties in connection with such investments (as indirect owners of such asset management firms or similar businesses) that would have an adverse financial or reputational impact on the performance of the Company. The Company, its affiliates and their respective portfolio companies are expected to, from time to time engage in transactions with, and buy and sell investments from, any such third party asset managers and their sponsored funds and transactions and other commercial arrangements between such third party asset managers and the Company and its portfolio companies are not subject to approval by the Board of Trustees. There can be no assurance that the terms of these transactions between parties related to Blackstone, on the one hand, and the Company and its portfolio companies, on the other hand, will be at arm’s length or that Blackstone will not receive a benefit from such transactions, which can be expected to incentivize Blackstone to cause these transactions to occur. Such conflicts related to investments in and arrangements with other asset management firms will not necessarily be resolved in favor of the Company. Shareholders will not be entitled to receive notice or disclosure of the terms or occurrence of either the investments in alternative asset management firms or transactions therewith and will not receive any benefit from such transactions. By executing a subscription agreement with respect to the Company, each shareholder acknowledges these conflicts related to investments in and arrangements with other asset management firms, acknowledges that these conflicts will not necessarily be resolved in favor of the Company, agrees that shareholders will not be entitled to receive notice or disclosure of the terms or occurrence of either the investments in alternative asset management firms or transactions therewith, otherwise understands that shareholders will not receive any benefit from such transactions, consents to all such transactions and arrangements to the fullest extent permitted by law, and waives any claim against Blackstone and releases Blackstone from any liability arising from the existence of any such conflict of interest.

In addition, from time to time, certain advisors and service providers (including law firms) temporarily provide their personnel to Blackstone, Other Clients or their portfolio companies pursuant to various arrangements including at cost or at no cost. (See also “—Secondments and Internships” herein.) While often the Company, Other Clients and their portfolio companies are the beneficiaries of these types of arrangements, Blackstone is from time to time a beneficiary of these arrangements as well, including in circumstances where the advisor or service provider also provides services to the Company, Other Clients or Blackstone in the ordinary course. Blackstone, the Company, Other Clients or their portfolio companies could receive benefits from these arrangements at no cost, or alternatively could pay all or a portion of the fees, compensation or other expenses in respect of these arrangements. The management fee will not be offset or reduced as a result of these arrangements or any fees, expense reimbursements or other costs related thereto. The personnel described above could provide services in respect of multiple matters, including in respect of matters related to Blackstone, the Company, Other Clients, portfolio companies, each of their respective affiliates and related parties, and Blackstone will endeavor in good faith to allocate the costs of these arrangements, if any, to Blackstone, the Company, Other Clients, portfolio companies and other parties based on time spent by the personnel or another methodology the Firm deems appropriate in a particular circumstance. In such circumstances, a conflict of interest exists because the Adviser and Blackstone Credit & Insurance or their affiliates have an incentive to select one service provider over another on the basis that the Adviser and Blackstone Credit & Insurance or their affiliates could receive the benefit of seconded employees from such service provider, particularly where the compensation and expenses for such personnel during the secondment is borne by the service provider and not the Adviser and Blackstone Credit & Insurance or their affiliates.

Multiple Blackstone Business Lines. Blackstone has multiple business lines, including the Blackstone Capital Markets Group, which Blackstone Credit & Insurance, the Company, Other Clients, portfolio companies of the Company and Other Clients and third parties will, in certain circumstances, engage for debt and equity financings and to provide other investment banking, brokerage, investment advisory or other services. As a result of these activities, Blackstone is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than if it had one line of business. For example, from time to time, Blackstone could come into possession of information that limits the Company’s ability to engage in potential transactions. Similarly, other Blackstone businesses and their personnel could be prohibited by law or contract from sharing information with Blackstone that would be relevant to monitoring the investments and other activities. These types of restrictions from time to time will negatively impact the ability of the Company to implement its investment program. Finally, Blackstone personnel who are members of the investment team or Investment Committee could be excluded from participating in certain investment decisions due to conflicts involving other Blackstone businesses or for other reasons, including other business activities, in which case the Company will not benefit from their experience. The shareholders will not receive a benefit from any fees earned by Blackstone or its personnel from these other businesses.

Blackstone is under no obligation to decline any engagements or investments in order to make an investment opportunity available to the Company. Blackstone has long-term relationships with a significant number of corporations and their senior management. Blackstone will consider those relationships when evaluating an investment opportunity, which has the potential to result in Blackstone choosing not to make such an investment due to such relationships (e.g., investments in a competitor of a client or other person with whom Blackstone has a relationship). The Company could be required to sell or hold existing investments as a result of investment banking relationships or other relationships that Blackstone has or will have or transactions or investments that Blackstone makes or has made. (See also “Allocation of Investment Opportunities” and “Portfolio Company Relationships.”) Therefore, there can be no assurance that all potentially suitable investment opportunities that come to the attention of Blackstone will be made available to the Company. The Company is also permitted to co-invest with Other Clients or other persons with whom Blackstone has a relationship in particular investment opportunities, and other aspects of these Blackstone relationships could influence the decisions made by Blackstone with respect to the investments and otherwise result in a conflict (see also “—Other Clients; Allocation of Investment Opportunities” herein). Company would otherwise have to buy or sell certain assets, and may require that the Company dispose of an investment at an inopportune time.

Blackstone Policies and Procedures; Information Walls. Blackstone has implemented policies and procedures to address conflicts that arise as a result of its various activities, as well as regulatory and other legal considerations. Some of these policies and procedures, such as Blackstone’s information wall policy, are implemented by Blackstone to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will reduce the synergies and collaboration across Blackstone’s various businesses that the Company expects to draw on for purposes of identifying, pursuing and managing attractive investment opportunities. Because Blackstone has many different asset management and advisory businesses, including private equity, growth equity, a credit business, a hedge fund business, a capital markets group, a life sciences business and a real estate advisory business, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses and to protect against the inappropriate sharing and/or use of information between the Company and the other business units at Blackstone, Blackstone has implemented certain policies and procedures (e.g., Blackstone’s information wall policy) regarding the sharing of information that have the potential to reduce the positive synergies and collaborations that the Company could otherwise expect to utilize for purposes of identifying and managing attractive investments. For example, Blackstone will from time to time come into possession of material non-public information with respect to companies in which Other Clients have investments or might be considering making an investment or companies that are clients of Blackstone. As a consequence, that information, which could be of benefit to the Company, is likely to be restricted to those other respective businesses and otherwise be unavailable to the Company. It is also possible that the Company could be restricted from trading despite the fact that the Company did not receive such information. There can be no assurance, however, that any such policies and/or procedures will be effective in accomplishing their stated purpose and/or that they will not otherwise adversely affect the ability of the Company to effectively achieve its investment objective by unduly limiting the investment flexibility of the Company and/or the flow of otherwise appropriate information between Blackstone Credit & Insurance and other business units at Blackstone. For example, in some instances, personnel of Blackstone would be unable to assist with the activities of the Company as a result of these walls. There can be no assurance that additional restrictions will not be imposed that would further limit the ability of Blackstone to share information internally. In addition, due to these restrictions, it is possible that the Company will not be able to initiate a transaction that it otherwise might have initiated and will not be able to purchase or sell an investment that it otherwise might have purchased or sold, which could negatively affect its operations or performance.

In addition, to the extent that Blackstone is in possession of material non-public information or is otherwise restricted from making certain investments, the Company and the Adviser would also be deemed to be in possession of such information or otherwise restricted. Additionally, the terms of confidentiality or other agreements with or related to companies in which any Blackstone fund has or has considered making an investment or which is otherwise a client of Blackstone will from time to time restrict or otherwise limit the ability of the Company and/or its portfolio companies and their affiliates to make investments in or otherwise engage in businesses or activities competitive with such companies. Blackstone has in the past entered into, and reserves the right to enter into in the future, one or more strategic relationships in certain regions or with respect to certain types of investments that, although possibly intended to provide greater opportunities for the Company, require the Company to share such opportunities or otherwise limit the amount of an opportunity the Company can otherwise take. (See “—Allocation of Investment Opportunities”).

Data. The Firm receives, generates and/or obtains various kinds of data and information from the Company, Other Clients, portfolio companies of the Company and Other Clients, investors in the Company and limited partners in Other Clients and service providers, including but not limited to data and information relating to or created in connection with business operations, financial results, trends, budgets, plans, suppliers, customers, employees, contractors, ESG, energy usage, carbon emissions and related metrics, financial information, commercial and transactional information, customer and user data, employee and contractor data, supplier and cost data, and other related data and information, some of which is sometimes referred to as “alternative data” or “big data”. The Firm can be expected to be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes or identify specific investment, trading or business opportunities, as a result of its access to (and rights regarding, including use, ownership, distribution and derived works rights over) this data and information from the Company, Other Clients, portfolio companies of the Company and Other Clients, investors in the Company and limited partners in Other Clients, related parties and service providers. The Firm has entered and will continue to enter into information sharing and use, measurement and other arrangements, which will give the Firm access to (and rights regarding, including ownership, use, distribution and derived works rights over) data that it would not otherwise obtain in the ordinary course, with the Company, Other Clients, portfolio companies of the Company and Other Clients, investors in the Company and in Other

Clients, as well as with related parties and service providers. Further, this alternative data is expected to be aggregated across the Company, Other Clients and their respective portfolio companies. Although the Firm believes that these activities improve the Firm’s investment management activities on behalf of the Company and Other Clients, information obtained from the Company and its portfolio companies, and investors in the Company and in Other Clients also provides material benefits to Blackstone or Other Clients without compensation or other benefit accruing to the Company or its shareholders. For example, information from a portfolio company in which the Company holds an interest can be expected to enable the Firm to better understand a particular industry, enhance the Firm’s ability to provide advice or direction to a portfolio company’s management team on strategy or operations and enable the Firm to execute trading and investment strategies in reliance on that understanding for Blackstone and Other Clients that do not own an interest in the portfolio company, typically without compensation or benefit to the Company or its portfolio companies. Blackstone would serve as the repository for data described in this paragraph, including with ownership and use rights therein. The Firm is also permitted to share data from a portfolio company (on an anonymized basis) with a portfolio company of an Other Client, which has the potential to increase a competitive disadvantage for, and indirectly harm, such portfolio company (although the opposite may be true as well, in which case a portfolio company of the Company may receive data from a portfolio company of an Other Client). In addition, the Firm could have an incentive to pursue an investment in a particular company based on the data and information expected to be received or generated in connection with such investment.

Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information or otherwise limit the scope and purpose of its use or distribution, and regulatory limitations on the use of material nonpublic information, the Firm is generally free to use and distribute data and information from the Company’s and its portfolio companies’ activities to assist in the pursuit of the Firm’s various other activities, including but not limited to trading activities or use for the benefit of the Firm and/or an Other Client. Any confidentiality obligations in the operative documents do not limit the Firm’s ability to do so. For example, the Firm’s ability to trade in securities of an issuer relating to a specific industry can, subject to applicable law, be enhanced by information of a portfolio company in the same or related industry. Such trading or other business activities is expected to provide a material benefit to the Firm without compensation or other benefit to the Company or shareholders.

The sharing and use of “big data” and other information presents potential conflicts of interest and the shareholders acknowledge and agree that any benefits received by the Firm or its personnel (including fees (in cash or in kind), costs and expenses) will not reduce the management fees or incentive fees payable to the Adviser or otherwise shared with the Company or its shareholders. As a result, the Adviser has an incentive to pursue investments that have data and information that can be utilized in a manner that benefits the Firm or Other Clients.

Data Services. Blackstone or an affiliate of Blackstone formed in the future may provide data services to portfolio companies and investors in the Company and in Other Clients and will provide such services directly to the Company and Other Clients (collectively, “Data Holders”). Such services are expected to include assistance with obtaining, analyzing, curating, processing, packaging, organizing, mapping, holding, transforming, enhancing, marketing and selling such data (among other related data and consulting services) for monetization through licensing or sale arrangements with third parties and, subject to applicable law and the limitations in the Investment Advisory Agreement and any other applicable contractual limitations, with the Company, Other Clients, portfolio companies, investors in the Company and in Other Clients, and other Blackstone affiliates and associated entities (including funds in which Blackstone and Other Clients make investments, and portfolio companies thereof). If Blackstone enters into data services arrangements with portfolio companies and receives compensation from such portfolio companies for such data services, the Company will indirectly bear its share of such compensation based on its pro rata ownership of such portfolio companies. Where Blackstone believes appropriate, data from one Data Holder will be aggregated or pooled with data from other Data Holders. Any revenues arising from such aggregated or pooled data sets would be allocated between applicable Data Holders on a fair and reasonable basis as determined by Blackstone Credit & Insurance in its sole discretion, with

Blackstone Credit & Insurance able to make corrective allocations should it determine subsequently that such corrections were necessary or advisable. Blackstone is expected to receive compensation for such data services, which is expected to include a percentage of the revenues generated through any licensing or sale arrangements with respect to the relevant data, and which compensation is also expected to include fees, royalties and cost and expense reimbursement (including start-up costs and allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses)). Additionally, Blackstone is expected to share and distribute the products from such data services within Blackstone or its affiliates (including Other Clients or their portfolio companies) at no charge and, in such cases, the Data Holders will not receive any financial or other benefit from having provided such data to Blackstone. The potential receipt of such compensation by Blackstone creates incentives for Blackstone to cause the Company to invest in portfolio companies with a significant amount of data that it might not otherwise have invested in or on terms less favorable than it otherwise would have sought to obtain.

Blackstone and Blackstone Credit & Insurance Strategic Relationships. Blackstone and Blackstone Credit & Insurance have entered, and it can be expected that Blackstone and Blackstone Credit & Insurance in the future will enter, into both (i) strategic relationships with investors (and/or one or more of their affiliates) that involve an overall relationship with Blackstone or Blackstone Credit & Insurance (which will afford such investor special rights and benefits) that could (but is not required to) incorporate one or more strategies (including, but not limited to, a different sector and/or geographical focus within the same or a different Blackstone business unit) in addition to the Company’s strategy and (ii) arrangements that involve an agreement or understanding to make an investment in or a capital commitment to (as applicable) the Company and one or more Other Clients, as applicable (which can include a subscription or capital commitment, as applicable, already made recently to another Other Client) (any such overall relationship and/or multi-fund arrangement in the foregoing (i) and (ii), “Strategic Relationships”), with terms and conditions applicable solely to such investor and its investment in multiple Blackstone or Blackstone Credit & Insurance strategies that would not apply to any other investor’s investment in the Company. A Strategic Relationship often involves (but is not required to involve) an investor agreeing to make a capital commitment to or investment in (as applicable) multiple Blackstone or Blackstone Credit & Insurance Clients, one of which could include the Company. Shareholders will not receive a copy of any agreement memorializing such a Strategic Relationship program (even if in the form of a side letter) or receive any other disclosure or reporting of the terms of or existence of any Strategic Relationship and will be unable to elect in the “most-favored-nations” election process (if any) any rights or benefits afforded through a Strategic Relationship (for the avoidance of doubt, no further disclosure or reporting information will be shared with the shareholders about any Strategic Relationship). Specific examples of such additional rights and benefits have included and can be expected to include, among others, specialized reporting, discounts or reductions on and/or reimbursements or rebates of management fees or carried interest (as applicable), secondment of personnel from the investor to Blackstone or Blackstone Credit & Insurance (or vice versa), rights to participate in the investment review and evaluation process, as well as priority rights or targeted amounts for co-investments alongside Blackstone Credit & Insurance or Blackstone funds (including, without limitation, preferential or favorable allocation of co-investment and preferential terms and conditions related to co-investment or other participation in Blackstone or Blackstone Credit & Insurance Clients (including in respect of any carried interest (as applicable) and/or management fees to be charged with respect thereto, as well as any additional discounts, reductions, reimbursements or rebates with respect thereto or other penalties that may result if certain target co-investment allocations or other conditions under such arrangements are not achieved)). Any co-investment that is part of a Strategic Relationship could include co-investment in investments made by the Company. Blackstone, including its personnel (including Blackstone Credit & Insurance personnel), reserves the right to receive compensation from Strategic Relationships and could be incentivized to allocate investment opportunities away from the Company to or source investment opportunities for Strategic Relationships. Strategic Relationships will in certain circumstances, result in fewer co-investment opportunities (or reduced or no allocations) being made available to shareholders, subject to the 1940 Act.

Blackstone Credit & Insurance Value Creation Program. The Value Creation Program is a global platform that is part of Blackstone’s Portfolio Operations Group (the “Portfolio Operations Group”) and seeks to provide access to a range of cost-saving, revenue-generating and best-practice sharing opportunities for Blackstone Credit & Insurance portfolio companies. The Portfolio Operations Group is organized into seven functional areas, across geographic regions and industry verticals:

Procurement: Blackstone’s group purchasing program harnesses spending from portfolio companies across more than 75 categories, including IT hardware and software, office supplies, shipping, energy and telecommunications.

Healthcare Cost Containment: Blackstone’s Equity Healthcare team partners with portfolio companies to optimize the strategy and value of healthcare spending by reducing cost and improving the quality of healthcare services received by employees and their dependents. Equity Healthcare is one of the largest private sector purchasers of healthcare services in the United States and has helped drive cumulative healthcare cost savings to portfolio companies and strengthened portfolio companies’ ability to attract and retain talent.

Lean Process: The lean process team seeks to drive transformational improvements focused on material and information flows by reducing waste and non-value add activities across manufacturing functions. It develops prescriptive solutions for portfolio companies and aligns with senior leadership to support tailored strategies and guide management teams in executing and sustaining improved workflow processes.

Leadership and Talent: The Portfolio Operations Group employs the following strategies to optimize leadership and organizational performance: (i) delivering fit-for-purpose resources to portfolio companies, which include non-executive chairpersons, board members, advisors, and operating specialists, (ii) strengthening company teams and organizational practices through assisting with restructuring, integrations and growth actions, and (iii) convening conferences for portfolio company executives to share best practices and improve alignment to the Firm.

Sustainability: By improving the operation and maintenance of mechanical systems, the Portfolio Operations Group seeks to reduce energy spend while improving productivity, safety, and environmental performance.

Technology / BPO: Blackstone’s Technology / BPO team helps the portfolio management teams recruit/upgrade their information technology leadership teams; import contemporary operating systems and application software to address their respective business priorities; leverage portfolio investments in technology companies to promote and serve the overall portfolio interests; and evaluate and negotiate preferred partnerships with digital/technology suppliers, advisors, and consultants from around the world.

Data Science: The Firm has invested in a team of data scientists and engineers to help the portfolio companies realize operational efficiencies and drive new revenue through data and analytics. This team focuses on (i) building predictive models to enhance decision making; (ii) leveraging big data within operations; (iii) data visualization to democratize access to information; and (iv) data monetization.

Portfolio Operations Group: Members of Blackstone’s Portfolio Operations Group (including Blackstone Credit & Insurance Value Creation), who are Blackstone employees, are permitted to provide services to the Company’s portfolio companies, including without limitation those related to the functional areas described above and other similar management consulting, operational and financial matters and are permitted to participate in the Firm co-investment rights. Any payments made or fees paid (which fees or payments will also in certain instances be structured as a reimbursement of internal compensation costs for time spent) by such portfolio companies to Blackstone for services rendered to such portfolio companies will generally be no greater than what would be paid in an arm’s-length transaction for similar overalls services, and such payments or fees received will not reduce the management fee payable by the Company. As a result, Blackstone is likely to be incentivized to cause members of the Portfolio Operations Group to spend more time on the Company’s portfolio companies as compared to portfolio companies of Other Clients that do reduce the management fee. On the other hand, there can be no assurance that members of the Portfolio Operations Group will be able to provide their services to portfolio companies and/or that any individuals within the Portfolio Operations Group will remain employed by Blackstone through the life of the Company. The level of involvement and role of Blackstone’s Portfolio Operations Group within each part of Blackstone with respect to any of the Company’s portfolio companies are expected to vary, including having no involvement or role at all. In addition, the Portfolio Operations Group will provide services to the Company’s portfolio companies as described in more detail in “—Firm Affiliated Service Providers”, including facilitation of arrangements for Portfolio Companies relating to operational, administrative or management related matters from third parties or Firm affiliates, and other similar operational initiatives. These services can result in commissions or similar payments, including related to a portion of the savings achieved by the portfolio companies. See also “—Other Fees” and “—Firm Affiliated Service Providers” for further information regarding such programs.

Buying and Selling Investments or Assets from Certain Related Parties. The Company and its portfolio companies may purchase investments or assets from or sell investments or assets to shareholders, other portfolio companies of the Company, portfolio companies of Other Clients or their respective related parties. Purchases and sales of investments or assets between the Company or its portfolio companies, on the one hand, and shareholders, other portfolio companies of the Company, portfolio companies of Other Clients or their respective related parties, on the other hand, are not, unless required by applicable law, subject to the approval of the Board of Trustees or any shareholder. These transactions involve conflicts of interest, as the Firm may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction, including different financial incentives Blackstone could have with respect to the parties to the transaction. For example, there can be no assurance that any investment or asset sold by the Company to a shareholder, other portfolio companies of the Company, portfolio company of Other Clients or any of their respective related parties will not be valued or allocated a sale price that is lower than might otherwise have been the case if such asset were sold to a third party rather than to a shareholder, portfolio company of Other Clients or any of their respective related parties. The Firm will not be required to solicit third party bids or obtain a third party valuation prior to causing the Company or any of its portfolio companies to purchase or sell any asset or investment from or to a shareholder, other portfolio companies of the Company, portfolio company of Other Clients or any of their respective related parties as provided above.

Other Firm Businesses, Activities and Relationships. As part of its regular business, Blackstone provides a broad range of investment banking, advisory and other services. In addition, from time to time, the Firm will provide services in the future beyond those currently provided. Shareholders will not receive any benefit from any fees relating to such services.

In the regular course of its capital markets, investment banking, real estate advisory and other businesses, Blackstone represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, shareholders and institutions, with respect to transactions that could give rise to other transactions that are suitable for the Company. In such a case, a Blackstone advisory client would typically require Blackstone to act exclusively on its behalf. Such advisory client requests have the potential to preclude all Blackstone-affiliated clients, including the Company, from participating in related transactions that would otherwise be suitable. Blackstone will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Company. In connection with its capital markets, investment banking, advisory, real estate and other businesses, Blackstone will from time to time determine that there are conflicts of interest or come into possession of information that limits its ability to engage in potential transactions. The Company’s activities are expected to be constrained as a result of such conflicts of interest and the inability of Blackstone personnel to use such information. For example, employees of Blackstone from time to time are prohibited by law or contract from sharing information with members of the Company’s investment team. Additionally, there are expected to be circumstances in which one or more individuals associated with Blackstone affiliates (including clients) will be precluded from providing services related to the Company’s activities because of certain confidential information available to those individuals or to other parts of Blackstone (e.g., trading can be restricted). Where Blackstone affiliates are engaged to find buyers or financing sources for potential sellers of assets, the seller can permit the Company to act as a participant in such transactions (as a buyer or financing partner), which would raise certain conflicts of interest inherent in such a situation (including as to the negotiation of the purchase price).

The Company may invest in securities of the same issuers as Other Clients, other investment vehicles, accounts and clients of the Firm and the Adviser. To the extent that the Company holds interests that are different (or more senior or junior) than those held by such Other Clients, Blackstone Credit & Insurance may be presented with decisions involving circumstances where the interests of such Other Clients are in conflict with those of the Company. Furthermore, it is possible the Company’s interest could be subordinated or otherwise adversely affected by virtue of such Other Clients’ involvement and actions relating to its investment.

In addition, the 1940 Act limits the Company’s ability to undertake certain transactions with its affiliates that are registered under the 1940 Act or regulated as BDCs under the 1940 Act. As a result of these restrictions, the Company could be prohibited from executing “joint” transactions with such affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations have the potential to limit the scope of investment opportunities that would otherwise be available to the Company.

Blackstone Credit & Insurance has received an exemptive order that permits certain funds, among other things, to co-invest with certain other persons, including certain affiliates of Blackstone Credit & Insurance, and certain funds managed and controlled by Blackstone Credit & Insurance and its affiliates subject to certain terms and conditions. In addition, other present and future activities of the Firm and its affiliates (including Blackstone Credit & Insurance and the Adviser) will from time to time give rise to additional conflicts of interest relating to the Firm and its investment activities. In the event that any such conflict of interest arises, the Adviser will attempt to resolve such conflicts in a fair and equitable manner. Investors should be aware that, subject to applicable law, conflicts will not necessarily be resolved in favor of the Company’s interests.

Transactions with Clients of Blackstone Insurance Solutions. Blackstone Insurance Solutions (“BIS”) is the business segment of Blackstone Credit & Insurance that provides investment advisory services to insurers, including among others, (i) Fidelity Life Insurance Company and certain of its affiliates (“FGL”), (ii) Everlake Life Insurance Company and certain of its affiliates (“Everlake”), (iii) certain subsidiaries of Corebridge Financial, Inc. (“Corebridge”) and (iv) certain subsidiaries of Resolution Life Group Holdings Ltd. (“Resolution Life”). Certain of the insurers for which BIS provides services are, or may be in the future, owned, directly or indirectly, by Blackstone, the Company, or Other Clients, in whole or in part. Actual or potential conflicts of interest will likely arise in relation to the funds, vehicles or accounts BIS advises or sub-advises, including accounts where an insurer (including, without limitation, each of FGL, Everlake, Corebridge and Resolution Life) participates in investments directly and there is no separate vehicle controlled by Blackstone (for the purposes of this paragraph only, collectively, “BIS Clients”, and each BIS Client is an Other Client for purposes other than this paragraph). BIS Clients, including clients with whom Blackstone Credit & Insurance has an advisory relationship, have invested and are expected to continue investing in Other Clients and/or the Company. Certain BIS Clients have investment objectives that overlap with those of the Company (and Blackstone Credit & Insurance, or a business segment thereof, has entered into sub-management agreements with BIS to manage (for a fee, which such fees may be shared with BIS) the assets of certain such BIS Clients with respect to investments that overlap in part with the Company’s investment directive) or its portfolio companies and such BIS Clients may invest, as permitted by applicable law and the Company’s co-investment exemptive relief, alongside (or in lieu of) the Company or such portfolio companies in certain investments, which will reduce the investment opportunities otherwise available to the Company or such portfolio companies. BIS Clients will also engage in a variety of activities, including participating in transactions related to the Company and/or its portfolio companies (e.g., as originators, co-originators, counterparties or otherwise). Other transactions in which BIS Clients will participate include, without limitation, investments in debt or other securities issued by portfolio companies or other forms of financing to portfolio companies (including special purpose vehicles established by the Company or such portfolio companies). When investing alongside the Company or its portfolio companies or in other transactions related to the Company or its portfolio companies, BIS Clients may not invest or divest at the same time or on the same terms as the Company or the applicable portfolio companies or at a different time or on different terms. BIS Clients will also from time to time acquire investments and portfolio companies directly or indirectly from the Company, as permitted by applicable law and the Company’s co-investment exemptive relief. In circumstances where Blackstone Credit & Insurance determines in good faith that the conflict of interest is mitigated in whole or in part through various measures that Blackstone, Blackstone Credit & Insurance or the Adviser implements, the Adviser may determine to proceed with the applicable transaction (subject to oversight by the Board of Trustees and the applicable law to which the Company is subject). In order to seek to mitigate any potential conflicts of interest with respect to such transactions (or other transactions involving BIS Clients), Blackstone reserves the right, in its sole discretion, to involve independent members of the board of a portfolio company or a third party stakeholder in the transaction to negotiate price and terms on behalf of the BIS Clients or otherwise cause the BIS Clients to “follow the vote” thereof, and/or cause an independent client representative or other third party to approve the investment or otherwise represent the interests of one or more of the parties to the transaction. In addition, Blackstone or the Adviser may limit the percentage interest of the BIS Clients participating in such transaction, or obtain appropriate price quotes or other benchmarks, or, alternatively, a third-party price opinion or other document to support the reasonableness of the price and terms of the transaction. From time to time, the applicable BIS Clients participating in a transaction will be required to consent thereto (including in circumstances where the Adviser does not seek the consent of the Board of Trustees). There can be no assurance that any such measures or other measures that may be implemented by Blackstone will be effective at mitigating any actual or potential conflicts of interest. Moreover, under certain circumstances (e.g., where a BIS Client participates in a transaction directly (and not through a vehicle controlled by Blackstone) and independently consents to participating in a transaction), a BIS Client (or any other Blackstone Client participating via a similar arrangement) will not be an “Affiliate” as defined under the 1940 Act.

Allocation of Portfolios. The Firm will, in certain circumstances, have an opportunity to acquire a portfolio or pool of assets, securities and instruments that it determines should be divided and allocated among the Company and Other Clients. Such allocations generally would be based on the Firm’s assessment of the expected returns and risk profile of each of the assets. For example, some of the assets in a pool will have an opportunistic return profile, while others will have a return profile not appropriate for the Company. Also, a pool can contain both debt and equity instruments that the Firm determines should be allocated to different funds. In all of these situations, the combined purchase price paid to a seller would be allocated among the multiple assets, securities and instruments in the pool and therefore among the Company and Other Clients acquiring any of the assets, securities and instruments, although the Firm could, in certain circumstances, allocate value to the Company and such Other Clients on a different basis than the contractual purchase price. Similarly, there will likely be circumstances in which the Company and Other Clients will sell assets in a single or related transactions to a buyer. In some cases, a counterparty will require an allocation of value in the purchase or sale contract, though the Firm could determine such allocation of value is not accurate and should not be relied upon. The Firm will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third party valuation reports. Regardless of the methodology for allocating value, the Firm will have conflicting duties to the Company and Other Clients when they buy or sell assets together in a portfolio, including as a result of different financial incentives the Firm has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that an investment of the Company will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated if such investment were acquired or sold independently rather than as a component of a portfolio shared with Other Clients.

Other Affiliate Transactions and Investments in Different Levels of Capital Structure. From time to time, the Company and the Other Clients may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities or loans, subject to the limitations of the 1940 Act. While less common, subject to applicable law, from time to time the Company could hold an investment in a different layer of the capital structure than an investor or another party with which Blackstone has a material relationship, in which case Blackstone could have an incentive to cause the Company or the portfolio company to offer more favorable terms to such parties (including, for instance, financing arrangements). Certain such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities or loans that are expected to be held by such entities. To the extent the Company holds securities or loans that are different (including with respect to their relative seniority) than those held by an Other Client, the Adviser and its affiliates will be presented with decisions when the interests of the funds are in conflict. For example, conflicts could arise where the Company lends funds to a portfolio company while an Other Client invests in equity securities of such portfolio company. In this circumstance, for example, if such portfolio company were to go into bankruptcy, become insolvent or otherwise be unable to meet its payment obligations or comply with its debt covenants, conflicts of interest could arise between the holders of different types of securities or loans as to what actions the portfolio company should take. In addition, purchases or sales of securities or loans for the account of the Company (particularly marketable securities) will be bunched or aggregated with orders for Other Clients, including other funds. It is frequently not possible to receive the same price or execution on the entire volume of securities sold, and the various prices could be averaged, which has the potential to be disadvantageous to the Company. Further conflicts could arise after the Company and Other Clients have made their respective initial investments. For example, if additional financing is necessary as a result of financial or other difficulties, it is not always in the best interests of the Company to provide such additional financing. If the Other Clients were to lose their respective investments as a result of such difficulties, the ability of the Adviser to recommend actions in the best interests of the Company might be impaired. Any applicable co-investment exemptive order issued by the SEC may restrict the Company’s ability to participate in follow-on financings. Blackstone Credit & Insurance may in its sole discretion take steps to reduce the potential for adversity between the Company and the Other Clients, including causing the Company and/or such Other Clients to take certain actions that, in the absence of such conflict, it would not take. Such conflicts will be more difficult if the Company and Other Clients hold significant or controlling interests in competing or different tranches of a portfolio company’s capital structure. Equity holders and debt holders have different (and often competing) motives, incentives, liquidity goals and other interests with respect to a portfolio company. In addition, there could be circumstances where Blackstone Credit & Insurance agrees to implement certain procedures to ameliorate conflicts of interest that involve a forbearance of rights relating to the Company or Other Clients, such as where Blackstone Credit & Insurance is expected to cause the Company or Other Clients to decline to exercise certain control-and/or foreclosure-related rights with respect to a portfolio company.

Further, the Company is prohibited under the 1940 Act from participating in certain transactions with certain of affiliates (including portfolio companies of Other Clients) without the prior approval of a majority of the independent members of the Board of Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the outstanding voting securities may be an affiliate of the Company for purposes of the 1940 Act and generally the Company will be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of the Board of Trustees. However, the Company may under certain circumstances purchase any such affiliate’s loans or securities in the secondary market, which could create a conflict for the Adviser between the Company’s interests and the interests of such affiliate, in that the ability of the Adviser to recommend actions in the Company’s best interest may be limited. The 1940 Act also prohibits certain “joint” transactions with certain affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), without prior approval of the Board of Trustees and, in some cases, the SEC.

In addition, conflicts may arise in determining the amount of an investment, if any, to be allocated among potential investors and the respective terms thereof. There can be no assurance that any conflict will be resolved in favor of the Company, and each shareholder acknowledges and agrees that in some cases, subject to applicable law, a decision by Blackstone Credit & Insurance to take any particular action could have the effect of benefiting an Other Client and therefore may not have been in the best interests of, and may be adverse to, the Company. There can be no assurance that the return on the Company’s investment will be equivalent to or better than the returns obtained by the Other Clients participating in the same or similar transactions. The shareholders will not receive any benefit from fees paid to any affiliate of the Adviser in respect of any Other Client’s investment in a portfolio company.

Related Financing Counterparties. The Company may invest in companies or other entities in which Other Clients make an investment in a different part of the capital structure (and vice versa) subject to the requirements of the 1940 Act and the Company’s co-investment exemptive order. The Adviser requests in the ordinary course proposals from lenders and other sources to provide financing to the Company and its portfolio companies. Blackstone Credit & Insurance takes into account various facts and circumstances it deems relevant in selecting financing sources, including whether a potential lender has expressed an interest in evaluating debt financing opportunities, whether a potential lender has a history of participating in debt financing opportunities generally and with the Firm in particular, the size of the potential lender’s loan amount, the timing of the relevant cash requirement, the availability of other sources of financing, the creditworthiness of the lender, whether the potential lender has demonstrated a long-term or continuing commitment to the success of Blackstone, Blackstone Credit & Insurance and their funds, and such other factors that Blackstone and Blackstone Credit & Insurance deem relevant under the circumstances. The cost of debt alone is not determinative.

It is possible that shareholders, Other Clients, their portfolio companies, co-investors and other parties with material relationships with the Firm, such as shareholders of and lenders to the Firm and lenders to Other Clients and their portfolio companies (as well as Blackstone itself), could provide additional financing to portfolio companies of the Company, subject to the requirements of the 1940 Act. The Firm could have incentives to cause the Company and its portfolio companies to accept less favorable financing terms from a shareholder, Other Clients, their portfolio companies, Blackstone, and other parties with material relationships with the Firm than it would from a third party. If the Company occupies a different, and in particular, a more senior, position in the capital structure than a shareholder, Other Client, their portfolio companies and other parties with material relationships with Blackstone, Blackstone could have an incentive to cause the Company or portfolio company to offer financing terms that are more favorable to such parties. In the case of a related party financing between the Company or its portfolio companies, on the one hand, and Blackstone or Other Clients’ portfolio companies, on the other hand, to the extent permitted by the 1940 Act, the Adviser could, but is not obligated to, rely on a third party agent to confirm the terms offered by the counterparty are consistent with market terms, or the Adviser could instead rely on its own internal analysis, which the Adviser believes is often superior to third party analysis given the Firm’s scale in the market. If however any of the Firm, the Company, an Other Client or any of their portfolio companies delegates to a third party, such as another member of a financing syndicate or a joint venture partner, the negotiation of the terms of the financing, the transaction will be assumed to be conducted on an arms-length basis, even though the participation of the Firm related vehicle impacts the market terms. For example, in the case of a loan extended to the Company or a portfolio company by a financing syndicate in which an Other Client has agreed to participate on terms negotiated by a third party participant in the syndicate, it might have been necessary to offer better terms to the financing provider to fully subscribe the syndicate if the Other Client had not participated. It is also possible that the frequent participation of Other Clients in such syndicates could dampen interest among other potential financing providers, thereby lowering demand to participate in the syndicate and increasing the financing costs to the Company. The Adviser does not believe either of these effects is significant, but no assurance can be given to shareholders that these effects will not be significant in any circumstance. Unless required by applicable law, the Adviser will not seek any consent or approvals from shareholders or the Board of Trustees in the case of any of these conflicts.

The Firm could cause actions adverse to the Company to be taken for the benefit of Other Clients that have made an investment more senior in the capital structure of a portfolio company than the Company (e.g., provide financing to a portfolio company, the equity of which is owned by the Company) and, vice versa, actions may be taken for the benefit of the Company and its portfolio companies that are adverse to Other Clients. The Firm could seek to implement procedures to mitigate conflicts of interest in these situations such as (i) a forbearance of rights, including some or all non-economic rights, by the Company or relevant Other Client (or their respective portfolio companies, as the case may be) by, for example, agreeing to follow the vote of a third party in the same tranche of the capital structure, or otherwise deciding to recuse itself with respect to both normal course ongoing matters (such as consent rights with respect to loan modifications in intercreditor agreements) and also decisions on defaults, foreclosures, workouts, restructurings and other similar matters, (ii) causing the Company or relevant Other Client (or their respective portfolio companies, as the case may be) to hold only a non-controlling interest in any such portfolio company, (iii) retaining a third party loan servicer, administrative agent or other agent to make decisions on behalf of the Company or relevant Other Client (or their respective portfolio companies, as the case may be), or (iv) create groups of personnel within the Firm separated by information barriers (which may be temporary and limited purpose in nature), each of which would advise one of the clients that has a conflicting position with other clients. As an example, to the extent an Other Client holds an interest in a loan or security that is different (including with respect to relative seniority) than those held by the Company or its portfolio companies, the Firm can decline to exercise, or delegate to a third party, certain control, foreclosure and other similar governance rights of the Other Client. In these cases, the Firm would generally act on behalf of one of its clients, though the other client would generally retain certain control rights, such as the right to consent to certain actions taken by the Trustee or administrative or other agent of the investment, including a release, waiver, forgiveness or reduction of any claim for principal or interest; extension of maturity date or due date of any payment of any principal or interest; release or substitution of any material collateral; release, waiver, termination or modification of any material provision of any guaranty or indemnity; subordination of any lien; and release, waiver or permission with respect to any covenants. The efficacy of following the vote of third-party creditors will be limited in circumstances where the Company or Other Client acquires all or substantially all of a relevant instrument, tranche or class of securities.

In connection with negotiating loans and bank financings in respect of Blackstone Credit & Insurance-sponsored transactions, Blackstone Credit & Insurance will generally obtain the right to participate (for its own account or an Other Client) in a portion of the financings with respect to such Blackstone Credit & Insurance-sponsored transactions on the same terms negotiated by third parties with the Firm or other terms the Adviser determines to be consistent with the market. Although the Firm could rely on third parties to verify market terms, the Firm may nonetheless have influence on such third parties. No assurance can be given that negotiating with a third party, or verification of market terms by a third party, will ensure that the Company and its portfolio companies receive market terms.

In addition, it is anticipated that in a bankruptcy proceeding the Company’s interests will likely be subordinated or otherwise adverse to the interests of Other Clients with ownership positions that are more senior to those of the Company. For example, an Other Client that has provided debt financing to an investment of the Company will be permitted to take actions for its benefit, particularly if the Company’s investment is in financial distress, which adversely impact the value of the Company’s subordinated interests.

Although Other Clients can be expected to provide financing to the Company and its portfolio companies subject to the requirements of the 1940 Act, there can be no assurance that any Other Client will indeed provide any such financing with respect to any particular investment. Participation by Other Clients in some but not all financings of the Company and its portfolio companies has the potential to adversely impact the ability of the Company and its portfolio companies to obtain financing from third parties when Other Clients do not participate, as it could serve as a negative signal to market participants.

Any financing provided by a shareholder or an affiliate to the Company or a portfolio company is not an investment in the Company.

The respective investment programs of the Company and the Other Clients may or may not be substantially similar. Blackstone Credit & Insurance and/or Blackstone may give advice to, and recommend securities for, Other Clients that may differ from advice given to, or securities recommended or bought for, the Company, even though their investment objectives may be the same as or similar to those of the Company. While Blackstone Credit & Insurance will seek to manage potential conflicts of interest in a fair and equitable manner, the portfolio strategies employed by Blackstone Credit & Insurance and Blackstone in managing their respective Other Clients are likely to conflict from time to time with the transactions and strategies employed by the Adviser in managing the Company and may affect the prices and availability of the securities and instruments in which the Company invests. Participation in specific investment opportunities may be appropriate, at times, for both the Company and Other Clients. In any event, it is the policy of Blackstone Credit & Insurance to allocate investment opportunities and sale opportunities on a basis deemed by Blackstone Credit & Insurance, in its sole discretion, to be fair and equitable over time.

Conflicting Fiduciary Duties to Debt Funds. Other Clients include funds and accounts that make investments in senior secured loans, distressed debt, subordinated debt, high-yield securities, commercial mortgage-backed securities and other debt instruments. As discussed above, it is expected that these Other Clients or investors therein will be offered the opportunity, subject to applicable law, to provide financing with respect to investments made by the Company and its portfolio companies. The Firm owes a fiduciary duty and/or other obligations to these Other Clients as well as to the Company and will encounter conflicts in the exercise of these duties and/or obligations. For example, if an Other Client purchases high-yield securities or other debt instruments of a portfolio company of the Company, or otherwise occupies a senior (or other different) position in the capital structure of an investment relative to the Company, the Firm will encounter conflicts in providing advice to the Company and to these Other Clients with regard to appropriate terms of such high-yield securities or other instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies, among other matters. For example, in a bankruptcy proceeding, in circumstances where the Company holds an equity investment in a portfolio company, the holders of such portfolio company’s debt instruments (which can include one or more Other Clients) could take actions for their benefit (particularly in circumstances where such portfolio company faces financial difficulties or distress) that subordinate or adversely impact the value of the Company’s investment in such portfolio company. More commonly, the Company could hold an investment that is senior in the capital structure, such as a debt instrument, to an Other Client. Although measures described in “Related Financing Counterparties” above can mitigate these conflicts, they cannot completely eliminate them. These conflicts related to fiduciary duties to such Other Clients will not necessarily be resolved in favor of the Company, and investors will not always be entitled to receive notice or disclosure of the occurrence of these conflicts.

Similarly, certain Other Clients can be expected to invest in securities of publicly traded companies that are actual or potential investments of the Company or its portfolio companies. The trading activities of those vehicles can differ from or be inconsistent with activities that are undertaken for the account of the Company or its portfolio companies in any such securities or related securities. In addition, the Company could not pursue an investment in a portfolio company otherwise within the investment mandate of the Company as a result of such trading activities by Other Clients.

Other Blackstone and Blackstone Credit & Insurance Clients; Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that the Adviser, Blackstone Credit & Insurance and Blackstone provide investment management, advisory and sub-advisory services to the Company and Other Clients.

Blackstone Credit & Insurance and/or Blackstone may give advice to, and recommend securities for, Other Clients that may differ from advice given to, or securities recommended or bought for, the Company, even though their investment objectives may be the same as or similar to those of the Company. Blackstone Credit & Insurance has adopted guidelines and policies, which can be expected to be updated from time to time, regarding allocation of investment opportunities. While Blackstone Credit & Insurance will seek to manage potential conflicts of interest in a fair and equitable manner, the portfolio strategies employed by Blackstone Credit & Insurance and Blackstone in managing their respective Other Clients are likely to conflict from time to time with the transactions and strategies employed by the Adviser in managing the Company and may affect the prices and availability of the securities and instruments in which the Company invests. Participation in specific investment opportunities may be appropriate, at times, for both the Company and Other Clients.

Blackstone Credit & Insurance provides investment management services to Other Blackstone Credit & Insurance Clients. In addition, Blackstone provides investment management services to Blackstone Clients. Blackstone Credit & Insurance will share appropriate investment opportunities (and sale opportunities) (including, without limitation, secondary market transactions and certain syndicated primary issuance transactions (which generally will not be originated investments)) with Other Clients and the Company in accordance with Firm-wide allocation policies, which generally provide for sharing pro rata based on targeted acquisition size (generally based on available capacity) or targeted sale size (or, in some sales cases, the aggregate positions held by the Company and the applicable Other Clients), taking into account actual and anticipated investments and capital commitments (as appropriate), available cash, asset-based leverage and relative capital of the Company and the applicable Other Clients and such other factors as Blackstone Credit & Insurance determines in good faith to be appropriate.

To the extent an opportunity is shared with one or more Other Clients, Blackstone Credit & Insurance expects that such Other Clients generally will invest on substantially the same economic terms available to the Company (including sharing of transaction fees and expenses) and generally will exit investments at the same time and on substantially the same economic terms as the Company, and on a pro rata basis with the Company subject to legal, tax, regulatory, accounting or applicable considerations (including the terms of the governing agreements of, or portfolio management considerations applicable to, the Company or such Other Clients); provided that the Company may syndicate a portion of an investment where Other Clients do not also syndicate a portion of the investment or vice versa. (See also “—Transactions with Clients of Blackstone Insurance Solutions and Asset Based Finance”).

Allocation Methodology Considerations

Notwithstanding the foregoing, Blackstone Credit & Insurance may also consider the following factors in making any allocation determinations, and such factors may result in a different allocation of investment and/or sale opportunities: (i) the risk-return and target return profile of the proposed investment relative to the Company’s and the Other Clients’ current risk profiles; (ii) the Company’s and/or the Other Clients’ investment strategies, mandates, guidelines, limitations, restrictions, terms and objectives (including whether such objectives are considered solely in light of the specific investment under consideration or in the context of the respective portfolios’ overall holdings), other contractual provisions (including Other Clients with minimum allocation provisions), focus (including investment focus on a classification attributable to an investment, such as maturity), parameters and investor preferences of the Company and the Other Clients (including, without limitation, with respect to Other Clients that expect to invest in or alongside other funds or across asset classes based on expected return (such as certain managed accounts or other investment vehicles (whether now in existence or which may be established in the future)) with similar investment strategies and objectives); (iii) diversification and concentration considerations in the Company’s or the Other Clients’ portfolios (including the potential for the proposed investment to create an industry, sector, geography, region, location, market or issuer imbalance in the Company’s and Other Clients’ portfolios, as applicable) and taking into account any existing non-pro rata investment positions in the portfolio of the Company and Other Clients; (iv) liquidity considerations of the Company and the relevant Other Clients (including non-Other Client warehouse vehicles or arrangements (such as CLO warehouses and Blackstone-controlled or third party warehouse arrangements) established for the benefit of current Other Clients or potential future Other Clients), including during a ramp-up (which includes the period prior to or after the initial closing of an Other Client during which its manager is deploying funds already invested or committed (or that its manager anticipates will be invested or committed) and can continue for a period during an Other Client’s fundraising and/or acceptance of future subscriptions as deemed appropriate by the Firm, including to protect against zero or de minimis allocations or in anticipation of future subscriptions) or wind-down of one or more of the Company or such Other Clients, proximity to the end of the Company’s or Other Clients’ specified term or investment period, any redemption/withdrawal requests, anticipated future contributions and available cash; (v) legal, tax, accounting, political, national security and other considerations or consequences; (vi) regulatory or contractual provisions, obligations, terms, limitations, restrictions or consequences relating to the Company or Other Clients (including, without limitation, requirements under the 1940 Act and any related rules, orders, guidance or other authority applicable to the Company or Other Clients); (vii) avoiding a de minimis or odd lot allocation; (viii) availability and degree of leverage and any requirements or other terms of the investment, or of any existing leverage facilities; (ix) the Company’s or Other Clients’ investment focus on a classification attributable to an investment or issuer of an investment, including, without limitation, investment strategy, geography, location, industry or business sector; (x) the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals dedicated to the Company or such Other Clients; (xi) the management of any actual or potential conflict of interest; (xii) with respect to investments that are made available to Blackstone Credit & Insurance by counterparties pursuant to negotiated trading platforms (e.g., ISDA contracts), the absence of such relationships which may not be available for the Company and all Other Clients; (xiii) co-investment arrangements; (xiv) available capital of the Company and such Other Clients; (xv) timing expected to be necessary to execute an investment; (xvi) sourcing of the investment; (xvii) the specific nature (including size, type, amount, liquidity, holding period, anticipated maturity and minimum investment criteria) of the investment; (xviii) expected investment return, (xix) expected cash characteristics (such as cash-on-cash yield, distribution rates or volatility of cash flows); (xx) capital expenditure required as part of the investment; (xxi) relation to existing investments in a fund, if applicable (e.g., “follow on” to existing investment, joint venture or other partner to existing investment, or same security as existing investment); (xxii) timing expected to be necessary to execute an investment; (xxiii) whether Blackstone Credit & Insurance believes that allocating investment opportunities to an investor will help establish, recognize, strengthen and/or cultivate relationships that may provide indirectly longer-term benefits (including strategic, sourcing or similar benefits) to the Company, Other Clients and/or Blackstone; and (xxiv) any other considerations deemed relevant by Blackstone Credit & Insurance. For the avoidance of doubt and notwithstanding anything herein to the contrary, an affiliate of Blackstone Credit & Insurance from time to time will be allocated for its own account a portion of certain origination opportunities that otherwise would be appropriate investment opportunities for Other Clients.

Subject to the requirements of the 1940 Act and the Company’s co-investment exemptive order, Blackstone Credit & Insurance shall not have any obligation to present any investment opportunity (or portion of any investment opportunity) to the Company if Blackstone Credit & Insurance determines in good faith that such opportunity (or portion thereof) should not be presented to the Company, including for any one or a combination of the reasons specified above, or if Blackstone Credit & Insurance is otherwise restricted from presenting such investment opportunity to the Company.

Investment Alongside Regulated Funds

In addition, Blackstone Credit & Insurance has received an exemptive order from the SEC that permits certain existing and future Other Blackstone Credit & Insurance Clients that are Regulated Funds, including the Company, among other things, to co-invest with certain other persons, including certain affiliates of Blackstone Credit & Insurance, and certain funds managed and controlled by Blackstone Credit & Insurance and its affiliates, including the Company and Other Blackstone Credit & Insurance Clients, subject to certain terms and conditions. For so long as any privately negotiated investment opportunity falls within certain established investment criteria of one or more Regulated Funds, such investment opportunity shall also be offered to such Regulated Fund(s). In the event that the aggregate targeted investment sizes of the Company, such Other Blackstone Credit & Insurance Clients and such Regulated Fund(s) that are allocated an investment opportunity exceed the amount of such investment opportunity, allocation of such investment opportunity to each of the Company, such Other Blackstone Credit & Insurance Clients and Regulated Fund(s) will be reduced proportionately based on their respective “available capital” as defined in the co-investment exemptive order, which may result in allocation to the Company in an amount less than what it would otherwise have been if such Other Blackstone Credit & Insurance Client(s) and Regulated Fund(s) did not participate in such investment opportunity. The co-investment exemptive order also restricts the ability of the Company (or any such Other Blackstone Credit & Insurance Client) from investing in any privately negotiated investment opportunity alongside a Regulated Fund except at the same time and on same terms, as described in the exemptive order. As a result, the Company risks being unable to make investments in different parts of the capital structure of the same issuer in which a Regulated Fund has invested or seeks to invest, and Regulated Funds risk being unable to make investments in different parts of the capital structure of the same issuer in which the Company has invested or seeks to invest. The Company may be unable to participate in or effect certain transactions, or take certain actions in respect of certain investments, on account of applicable restrictions under the 1940 Act, related guidance from the SEC and/or the Company’s exemptive order. For example, the Company may be restricted from participating in certain transactions or taking certain actions in respect of portfolio companies in which certain funds managed and controlled by Blackstone Credit & Insurance and its affiliates and/or a Regulated Fund has also invested, which may include, but is not limited to declining to vote, participating in a potential co-investment opportunity (as such participation may not comply with the conditions of the co-investment exemptive order), exercising rights with respect to any such investment, and/or declining to participate in follow-on investments. The Company may also be required to sell an investment to avoid potential violations of the 1940 Act and/or related rules thereunder or for other reasons. Any such determination will be made by Blackstone Credit & Insurance in its discretion and there can be no assurance that any such determination will be resolved in favor of the Company’s interests. In such cases, the Company’s interests in an investment may be adversely affected, including by resulting in the dilution of or decrease in the value of the Company’s investment, or otherwise by resulting in the Company being put in a disadvantageous position with respect to the investment as compared to Other Blackstone Credit & Insurance Clients, including other Regulated Funds. Whether the Company participates or declines to participate in any such action or transaction will be made by the Adviser in its sole discretion and will take into account the Adviser’s fiduciary duties and applicable law, including the 1940 Act, the rules thereunder and/or the exemptive order. There is no assurance that any such determination will be resolved in favor of the Company’s interests. The rules promulgated by the SEC under the 1940 Act, as well as any related guidance from the SEC and/or the terms of the exemptive order itself, are subject to change, and Blackstone Credit & Insurance could undertake to amend the exemptive order (subject to SEC approval), obtain additional exemptive relief, or otherwise be subject to other requirements in respect of co-investments involving the Company, any Other Blackstone Credit & Insurance Client and any Regulated Funds, any of which could impact the amount of any allocation made available to Regulated Funds and thereby affect (and potentially decrease) the allocation made to the Company.

Moreover, with respect to Blackstone Credit & Insurance’s ability to allocate investment opportunities, including where such opportunities are within the common objectives and guidelines of the Company and one or more Other Clients (which allocations are to be made on a basis that Blackstone Credit & Insurance believes in good faith to be fair and reasonable), Blackstone Credit & Insurance and Blackstone have established general guidelines and policies, which it can be expected to update from time to time, for determining how such allocations are to be made, which, among other things, set forth principles regarding what constitutes “debt” or “debt-like” investments, criteria for defining “control-oriented equity” or “infrastructure” investments, guidance regarding allocation for certain types of investments (e.g., distressed assets) and other matters. In addition, certain Other Clients can receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such Other Clients’ respective governing agreements. The application of those guidelines and conditions could result in the Company or Other Clients not participating (and/or not participating to the same extent) in certain investment opportunities in which they would have otherwise participated had the related allocations been determined without regard to such guidelines and conditions and based only on the circumstances of those particular investments. Additionally, investment opportunities sourced by Blackstone Credit & Insurance will be allocated in accordance with Blackstone’s and Blackstone Credit & Insurance’s allocation policies, which provide that investment opportunities will be allocated in whole or in part to other business units of the Firm on a basis that Blackstone and Blackstone Credit & Insurance believe in good faith to be fair and reasonable, based on various factors, including the involvement of the respective teams from Blackstone Credit & Insurance and such other business units. It should also be noted that investment opportunities sourced by business units of the Firm other than Blackstone Credit & Insurance will be allocated in accordance with such business units’ allocation policies, which will result in such investment opportunities being allocated, in whole or in part, away from Blackstone Credit & Insurance, the Company and Other Blackstone Credit & Insurance Clients.

When Blackstone Credit & Insurance determines not to pursue some or all of an investment opportunity for the Company that would otherwise be within the Company’s objectives and strategies, and Blackstone or Blackstone Credit & Insurance provides the opportunity or offers the opportunity to Other Clients (or other parties, including portfolio companies), Blackstone or Blackstone Credit & Insurance, including their personnel

(including Blackstone Credit & Insurance personnel), will, in certain circumstances, receive compensation from the Other Clients and/or other parties, whether or not in respect of a particular investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by the Company to Blackstone Credit & Insurance. As a result, Blackstone Credit & Insurance (including Blackstone Credit & Insurance personnel who receive such compensation) could be incentivized to allocate investment opportunities away from the Company to or source investment opportunities for Other Clients and/or other parties. In addition, in some cases Blackstone or Blackstone Credit & Insurance can be expected to earn greater fees when Other Clients participate alongside or instead of the Company in an investment.

Blackstone Credit & Insurance makes good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to Blackstone Credit & Insurance, or circumstances not foreseen by Blackstone Credit & Insurance at the time of allocation, can cause an investment opportunity to yield a different return than expected. Conversely, an investment that Blackstone Credit & Insurance expects to be consistent with the Company’s return objectives will, in certain circumstances, fail to achieve them.

The Adviser is permitted, but will be under no obligation to, provide co-investment opportunities relating to investments made by the Company to Fund shareholders, Other Clients, investors in such Other Clients, subject to the Company’s exemptive relief and the 1940 Act. Such co-investment opportunities may be offered to such parties in the Adviser’s discretion subject to the Company’s exemptive relief. From time to time, Blackstone Credit & Insurance may form one or more funds or accounts to co-invest in transactions with the Company (or transactions alongside any of the Company and one or more Other Clients). Furthermore, for the avoidance of doubt, to the extent that the Company has received its target amount in respect of an investment opportunity, any remaining portion of such investment opportunity initially allocated to the Company may be allocated to Other Clients or to co-investors in Blackstone Credit & Insurance’s discretion pursuant to the Company’s exemptive relief.

Orders may be combined for the Company and other participating Other Clients, and if any order is not filled at the same price, they may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis that Blackstone Credit & Insurance or its affiliates consider equitable.

Additionally, it can be expected that the Firm will, from time to time, enter into arrangements or strategic relationships with third parties, including other asset managers, financial firms or other businesses or companies, that, among other things, provide for referral, sourcing or sharing of investment opportunities. Blackstone or Blackstone Credit & Insurance may pay management fees and performance-based compensation in connection with such arrangements. Blackstone or Blackstone Credit & Insurance may also provide for or receive reimbursement of certain expenses incurred or received in connection with these arrangements, including diligence expenses and general overhead, administrative, deal sourcing and related corporate expenses. The amount of these rebates may relate to allocations of co-investment opportunities and increase if certain co-investment allocations are not made. While it is possible that the Company will, along with the Firm itself, benefit from the existence of those arrangements and/or relationships, it is also possible that investment opportunities that would otherwise be presented to or made by the Company would instead be referred (in whole or in part) to such third party, or, as indicated above, to other third parties, either as a contractual obligation or otherwise, resulting in fewer opportunities (or reduced allocations) being made available to the Company and/or shareholders. This means that co-investment opportunities that are sourced by the Company may be allocated to investors that are not shareholders. For example, a firm with which the Firm has entered into a strategic relationship may be afforded with “first-call” rights on a particular category of investment opportunities, although there is not expected to be substantial overlap in the investment strategies and/or objectives between the Company and any such firm.

Certain Investments Inside the Company’s Mandate that are not Pursued by the Company. Under certain circumstances, Blackstone or Blackstone Credit & Insurance can be expected to determine not to pursue some or all of an investment opportunity within the Company’s mandate, including without limitation, as a result of business, reputational or other reasons applicable to the Company, Other Clients, their respective portfolio companies or Blackstone. In addition, Blackstone Credit & Insurance will, in certain circumstances, determine that the Company should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because the Company has already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by Blackstone Credit & Insurance in its good faith discretion, or the investment is not appropriate for the Company for other reasons as determined by Blackstone Credit & Insurance in its good faith reasonable sole discretion. In any such case Blackstone or Blackstone Credit & Insurance could, thereafter, offer such opportunity to other parties, including Other Clients or portfolio companies or limited partners or shareholders of the Company or Other Clients, joint venture partners, related parties or third parties. Any such Other Clients could be advised by a different Blackstone or Blackstone Credit & Insurance business group with a different investment committee, which could determine an investment opportunity to be more attractive than Blackstone Credit & Insurance believes to be the case. In any event, there can be no assurance that Blackstone Credit & Insurance’s assessment will prove correct or that the performance of any investments actually pursued by the Company will be comparable to any investment opportunities that are not pursued by the Company. Blackstone and Blackstone Credit & Insurance, including their personnel, are permitted to receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by the Company to Blackstone Credit & Insurance. In some cases, Blackstone or Blackstone Credit & Insurance earns greater fees when Other Clients participate alongside or instead of the Company in an investment.

Cross Transactions. Situations can arise where certain assets held by the Company are transferred to Other Clients and vice versa. Such transactions will be conducted in accordance with, and subject to, the Adviser’s contractual obligations to the Company and applicable law, including the 1940 Act.

Co-Investment. The Company will co-invest with its shareholders, limited partners and/or shareholders of the Other Clients, the Firm’s affiliates and other parties with whom Blackstone Credit & Insurance has a material relationship. The allocation of co-investment opportunities is entirely and solely in the discretion of Blackstone Credit & Insurance, subject to applicable law. In addition to participation by Consultants in specific transactions or investment opportunities, Consultants and/or other Firm employees may be permitted to participate in the Firm’s side-by-side co-investment rights. Such rights generally do not provide for an advisory fee or carried interest payable by participants therein and generally result in the Company being allocated a smaller share of an investment than would otherwise be the case in the absence of such side-by-side. Furthermore, Other Clients will be permitted (or have a preferred right) to participate in the Firm’s side-by-side co-investment rights.

In certain circumstances, Blackstone Credit & Insurance will determine that a co-investment opportunity should be offered to one or more third parties (such investors, “Co-Investors”), including investors in one or more Other Clients, and will maintain sole discretion with respect to which Co-Investors are offered any such opportunity. It is expected that many investors who will, in certain circumstances, have expressed an interest in co-investment opportunities will not be allocated any co-investment opportunities or will, in certain circumstances, receive a smaller amount of co-investment opportunities than the amount requested. Any co-investments offered by Blackstone Credit & Insurance will be on such terms and conditions (including with respect to advisory fees, performance-based compensation and related arrangements and/or other fees applicable to co-investors) as Blackstone Credit & Insurance determines to be appropriate in its sole discretion on a case-by-case basis, which may differ amongst co-investors with respect to the same co-investment. In addition, the performance of Other Clients co-investing with the Company is not considered for purposes of calculating the incentive fee payable by the Company to the Adviser. Furthermore, the Company and co-investors will often have different investment objectives and limitations, such as return objectives and maximum hold period. Blackstone Credit & Insurance, as a result, will have conflicting incentives in making decisions with respect to such opportunities. Even if the Company and any such parties invest in the same securities on similar terms, conflicts of interest will still arise as a result of differing investment profiles of the investors, among other items, and there is no guarantee that decisions will be made in a manner that prioritizes the interests of Clients over those of such other parties.

a. General Co-Investment Considerations. There are expected to be circumstances where an amount that would otherwise have been invested by the Company is instead allocated to co-investors (who could be shareholders of the Company or limited partners of Other Clients) or supplemental capital vehicles, and there is no guarantee that any shareholders will be offered any particular co-investment opportunity. Each co-investment opportunity (should any exist) is likely to be different, and allocation of each such opportunity will depend on the facts and circumstances specific to that unique situation (e.g., timing, industry, size, geography, asset class, projected holding period, exit strategy and counterparty). Different situations will require that the various facts and circumstances of each opportunity be weighted differently, as Blackstone Credit & Insurance deems relevant to such opportunity. Such factors are likely to include, among others, whether a co-investor adds strategic value, industry expertise or other similar synergies; whether a potential co-investor has expressed an interest in evaluating co-investment opportunities; whether a potential co-investor has an overall strategic relationship with the Firm; whether a potential co-investor has demonstrated a long-term and/or continuing commitment to the potential success of Blackstone, Blackstone Credit & Insurance, the Company, Other Clients or other co-investments (including whether a potential co-investor will help establish, recognize, strengthen and/or cultivate relationships that can provide indirectly longer-term benefits to the Company or Other Clients and their respective underlying portfolio companies, or whether the potential co-investor has significant capital under management by the Firm or intends to increase such amount); the ability of a potential co-investor to commit to a co-investment opportunity within the required timeframe of the particular transaction; Blackstone Credit & Insurance’s assessment of a potential co-investor’s ability to invest an amount of capital that fits the needs of the investment (taking into account the amount of capital needed as well as the maximum number of investors that can realistically participate in the transaction); whether the co-investor is considered “strategic” to the investment because it is able to offer the Company certain benefits, including but not limited to, the ability to help consummate the investment, the ability to aid in operating or monitoring the portfolio company or the possession of certain expertise; the transparency, speed and predictability of the potential co-investor’s investment process; whether the Firm has previously expressed a general intention to seek to offer co-investment opportunities to such potential co-investor; whether a potential co-investor has the financial and operational resources and other relevant wherewithal to evaluate and participate in a co-investment opportunity; the familiarity the Firm has with the personnel and professionals of the investor in working together in investment contexts (which may include such potential co-investor’s history of investment in other Firm co-investment opportunities); the extent to which a potential co-investor has committed to an Other Client; the size of such potential co-investor’s interest to be held in the underlying portfolio company as a result of the Company’s investment (which is likely to be based on the size of the potential co-investor’s capital commitment or investment in the Company); the extent to which a potential co-investor has been provided a greater amount of co-investment opportunities relative to others; the ability of a potential co-investor to invest in potential add-on acquisitions for the portfolio company or participate in defensive investments; the likelihood that the potential co-investor would require governance rights that would complicate or jeopardize the transaction (or, alternatively, whether the investor would be willing to defer to the Firm and assume a more passive role in governing the portfolio company); any interests a potential co-investor might have in any competitors of the underlying portfolio company; the tax profile of the potential co-investor and the tax characteristics of the investment (including whether the potential co-investor would require particular structuring implementation or covenants that would not otherwise be required but for its participation or whether such co-investor’s participation is beneficial to the overall structuring of the investment); whether a potential co-investor’s participation in the transaction would subject the Company and/or the portfolio company to additional regulatory requirements, review and/or scrutiny, including any necessary governmental approvals required to consummate the investment; the potential co-investor’s interaction with the potential management team of the portfolio company; whether the potential co-investor has any existing positions in the portfolio company (whether in the same security in which the Company is investing or otherwise); whether there is any evidence to suggest that there is a heightened risk with respect to the potential co-investor maintaining confidentiality; whether the potential co-investor has demonstrated a long-term and/or continuing commitment to the potential success of the Company, other affiliated funds and/or other co-investments, including the size of such commitment; whether the potential co-investor has any known investment policies and restrictions, guideline limitations or investment objectives that are relevant to the transaction, including the need for distributions; whether the expected holding period and risk-return profile of the investment is consistent with the stated goals of the investor and the expected underwriting of the investment; whether a particular co-investment party has provided value in the sourcing, establishing relationships, participating in diligence and/or negotiations for such potential transaction or is expected to provide value to the business or operations of a portfolio company post-closing; and such other factors as Blackstone Credit & Insurance deems relevant and believes to be appropriate under the circumstances. The factors listed in the foregoing sentence are neither presented in order of importance nor weighted, except that Blackstone Credit & Insurance has historically primarily relied upon the following two factors in making the determination to offer co-investment opportunities to co-investors: (i) whether the potential co-investor has demonstrated a long-term and/or continuing commitment to the potential success of the Company (including whether a potential co-investor will help establish, recognize, strengthen and/or cultivate relationships that can provide indirectly longer-term benefits to the Company or Other Clients and their respective underlying portfolio companies), other affiliated funds, and/or other co-investments, including the size of any such commitment and fee revenue or profits generated for the benefit of Blackstone Credit & Insurance or Blackstone as a result thereof and (ii) the ability of a potential co-investor to process a co-investment decision within the required timeline of the particular transaction. Except as otherwise described herein, co-investors generally will not share Broken Deal Expenses (as defined below) with the Company and Other Clients, with the result that the Company and such Other Clients will bear all such Broken Deal Expenses, and such expenses can be significant. However, the Adviser does not intend to offer any such co-investment opportunities to shareholders in their capacity as shareholders. Blackstone Credit & Insurance may (but is not required to) establish co-investment vehicles (including dedicated or “standing” co-investment vehicles) for one or more investors (including third party investors and investors in the Company) in order to co-invest alongside the Company in one or more future investments. The existence of these vehicles could reduce the opportunity for other shareholders to receive allocations of co-investment. In addition, the allocation of investments to Other Clients, including as described under “Other Blackstone and Blackstone Credit & Insurance Clients; Allocation of Investment Opportunities” herein, may result in fewer co-investment opportunities (or reduced allocations) being made available to shareholders.

b. Additional Potential Conflicts of Interest with respect to Co-Investment; Strategic Relationships Involving Co-Investment. In addition, the Adviser and/or its affiliates will in certain circumstances be incentivized to offer certain potential co-investors (including, by way of example, as a part of an overall strategic relationship with the Firm) opportunities to co-invest because the extent to which any such co-investor participates in (or is offered) co-investment opportunities can impact the amount of performance-based compensation and/or management fees or other fees paid by the co-investor. The amount of carried interest or expenses charged and/or management fees paid by the Company may be less than or exceed such amounts charged or paid by co-investment vehicles pursuant to the terms of such vehicles’ partnership agreements and/or other agreements with co-investors, and such variation in the amount of fees and expenses may create an economic incentive for Blackstone Credit & Insurance to allocate a greater or lesser percentage of an investment opportunity to the Company or such co-investment vehicles or co-investors, as the case may be. In addition, other terms of existing and future co-investment vehicles may differ materially, and in some instances may be more favorable to Blackstone Credit & Insurance, than the terms of the Company, and such different terms may create an incentive for Blackstone Credit & Insurance to manage such vehicles, which could result in the Company receiving a lesser percentage of an investment opportunity than if such co-investment vehicles did not exist. Such relationships will from time to time give rise to conflicts of interest, and there can be no assurance that such conflicts of interest will be resolved in favor of the Company. Accordingly, any investment opportunities that would have otherwise been offered or allocated, in whole or in part, to the Company can be reduced and made available to co-investment vehicles. Co-investments may be offered by the Adviser on such terms and conditions as the Adviser determines in its discretion on a case-by-case basis.

Fund Co-Investment Opportunities. As a BDC regulated under the 1940 Act, the Company is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely will in certain circumstances limit the Company’s ability to make investments or enter into other transactions alongside the Other Clients. There can be no assurance that such regulatory restrictions will not adversely affect the Company’s ability to capitalize on attractive investment opportunities. However, subject to the 1940 Act and any applicable co-investment exemptive order issued by the SEC, the Company may co-invest with Other Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Other Clients) in investments that are suitable for the Company and one or more of such Other Clients. Even if the Company and any such Other Clients and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise.

We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Such order may restrict our ability to enter into follow-on investments or other transactions. Pursuant to such order, we may co-invest in a negotiated deal with certain affiliates of the Adviser or certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. We may also receive an allocation in such a deal alongside affiliates pursuant to other mechanisms to the extent permitted by the 1940 Act.

Investments in Portfolio Companies Alongside Other Clients. From time to time, the Company will co-invest with Other Clients (including co-investment or other vehicles in which the Firm or its personnel invest and that co-invest with such Other Clients) in investments that are suitable for both the Company and such Other Clients, as permitted by applicable law and/or any applicable SEC-granted order. Even if the Company and any such Other Clients invest in the same securities or loans, conflicts of interest are still expected to arise. For example, it is possible that as a result of legal, tax, regulatory, accounting, political, national security or other considerations, the terms of such investment (and divestment thereof) (including with respect to price and timing) for the Company and such other funds and vehicles are not the same. Additionally, the Company and such Other Clients and/or vehicles will generally have different investment periods and/or investment objectives (including return profiles) and Blackstone Credit & Insurance, as a result, could have conflicting goals with respect to the amount, price and timing of disposition opportunities. As such, subject to applicable law and any applicable order issued by the SEC, the Company and/or such Other Clients may dispose of any such shared investment at different times and on different terms.

Firm Involvement in Financing of Third Party Dispositions by the Company. The Company is permitted from time to time dispose of all or a portion of an investment by way of accepting a third-party purchaser’s bid where the Firm or one or more Other Clients is providing financing as part of such bid or acquisition of the investment or underlying assets thereof. This generally would include the circumstance where the Firm or one or more Other Clients is making commitments to provide financing at or prior to the time such third-party purchaser commits to purchase such investments or assets from the Company. Such involvement of the Firm or one or more Other Clients as such a provider of debt financing in connection with the potential acquisition of portfolio investments by third parties from the Company may give rise to potential or actual conflicts of interest.

Self-Administration of the Company. Blackstone Credit & Insurance expects to provide certain fund administration services to the Company rather than engage or rely on a third party administrator to perform such services. The costs for providing these services are not included in the management fee under the Investment Advisory Agreement and will be paid separately by the Company. Blackstone Credit & Insurance also reserves the right to charge the Company a reduced rate for these services, or to reduce or waive such charges entirely, subject to the 1940 Act. Blackstone Credit & Insurance’s ability to determine the reimbursement obligation from the Company creates a conflict of interest. Blackstone Credit & Insurance addresses this conflict by reviewing its fund administration costs to ensure that it is comparable and fair with regard to equivalent services performed by a non-affiliated third party at a rate negotiated on an arm’s length basis. The Board of Trustees periodically reviews the reimbursement obligation.

Outsourcing. Subject to the oversight and, in certain circumstances, approval by the Board of Trustees of the Company, Blackstone may outsource to third parties several of the services performed for the Company and/or its portfolio entities, including services (such as administrative, legal, accounting, tax, diligence, modeling, ongoing monitoring, preparation of internal templates and/or memos or other related services) that may be or historically have been performed in-house by Blackstone and its personnel. For certain third-party service providers, the fees, costs and expenses of such service providers will be borne by the Company, and in other circumstances, the fees, costs and expenses of such service providers will be borne by Blackstone. Certain third-party service providers and/or their employees will dedicate substantially all of their business time to the Company, Other Clients and/or their respective portfolio entities, while others will have other clients. In certain cases, third-party service providers and/or their employees may spend a significant amount of time at Blackstone offices, have dedicated office space at Blackstone, receive administrative support from Blackstone personnel or participate in meetings and events for Blackstone personnel, even though they are not Blackstone employees or affiliates. This creates a conflict of interest because Blackstone will have an incentive to outsource services to third parties due to a number of factors, including because retaining third parties will reduce Blackstone’s internal overhead and compensation costs for employees who would otherwise perform such services in-house.

The involvement of third-party service providers may present a number of risks due to Blackstone’s reduced control over the functions that are outsourced. There can be no assurances that Blackstone will be able to identify, prevent or mitigate the risks of engaging third-party service providers. The Company may suffer adverse consequences from actions, errors or failures to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them. Outsourcing may not occur uniformly for all Blackstone managed vehicles and accounts and, accordingly, certain costs may be incurred by (or allocated to) the Company through the use of third-party service providers that are not incurred by (or allocated to) Other Clients.

Material, Non-Public Information. Blackstone Credit & Insurance will come into possession of confidential information with respect to an issuer and other actual or prospective portfolio companies. Blackstone Credit & Insurance can be restricted from buying, originating or selling securities, loans, or derivatives on behalf of the Company until such time as the information becomes public or is no longer deemed material such that it would preclude the Company from participating in an investment. Disclosure of such information to the Adviser’s personnel responsible for the affairs of the Company will be on a need-to-know basis only, and the Company might not be free to act upon any such information. Therefore, the Company will not always have access to confidential information in the possession of Blackstone Credit & Insurance that might be relevant to an investment decision to be made for the Company. In addition, Blackstone Credit & Insurance, in an effort to avoid buying or selling restrictions on behalf of the Company or Other Clients, can choose to forego an opportunity to receive (or elect not to receive) information that other market participants or counterparties, including those with the same positions in the issuer as the Company, are eligible to receive or have received, even if possession of such information would otherwise be advantageous to the Company.

Break-up and Other Similar Fees. Break-up or topping fees with respect to the Company’s investments can be paid to Blackstone Credit & Insurance. Alternatively, the Company could receive the break-up or topping fees directly. Break-up or topping fees paid to Blackstone Credit & Insurance or the Company in connection with a transaction could be allocated, or not, to Other Clients or co-investment vehicles that invest (or are expected to invest) alongside the Company, as determined by Blackstone Credit & Insurance to be appropriate in the circumstances. Generally, Blackstone Credit & Insurance would not allocate break-up or topping fees with respect to a potential investment to the Company, an Other Client or co-investment vehicle unless such person would also share in Broken Deal Expenses (as defined below) related to the potential investment. With respect to fees received by Blackstone Credit & Insurance relating to the Company’s investments or from unconsummated transactions, shareholders will not receive the benefit of any fees relating to the Company’s investments (including, without limitation, as described above). In the case of fees for services as a director of a portfolio company, the management fee will not be reduced to the extent any Firm personnel continues to serve as a director after the Company has exited (or is in the process of exiting) the applicable portfolio company and/or following the termination of such employee’s employment with the Firm. For the avoidance of doubt, although the financial advisory and restructuring business of Blackstone has been spun out, to the extent any investment banking fees, consulting (including management consulting) fees, syndication fees, capital markets syndication and advisory fees (including underwriting fees), origination fees, servicing fees, healthcare consulting / brokerage fees, fees relating to group purchasing, financial advisory fees and similar fees for arranging acquisitions and other major financial restructurings, loan servicing and/or other types of insurance fees, operations fees, financing fees, fees for asset services, title insurance fees, and other similar fees and annual retainers (whether in cash or in-kind) are received by Blackstone, such fees will not be required to be shared with the Company or the shareholders and will not reduce the management fee payable by the Company.

Broken Deal Expenses. Any expenses that may be incurred by the Company for actual investments as described herein may also be incurred by the Company with respect to broken deals (i.e., investments that are not consummated) (“Broken Deal Expenses”). Unless required by law or regulation, Blackstone Credit & Insurance is not required to and, in most circumstances, will not seek reimbursement of Broken Deal Expenses (i.e., expenses incurred in pursuit of an investment that is not consummated) from third parties, including counterparties to the potential transaction or potential co-investors. Examples of such Broken Deal Expenses include, but are not limited to, reverse termination fees, extraordinary expenses such as litigation costs and judgments, meal, travel and entertainment expenses incurred, deposits or down payments which are forfeited in connection with unconsummated transactions, costs from onboarding (i.e., KYC) investment entities with a financial institution, commitment fees that become payable in connection with a proposed investment, consulting fees and expenses (including all expenses incurred in connection with any tax audit or investigation settlement), printing and publishing expenses, costs of negotiating co-investment documentation (including non-disclosure agreements with counterparties), and legal, accounting, tax and other due diligence and pursuit costs and expenses and broken deal expenses associated with services provided by portfolio companies, which may include expenses incurred prior to the commencement of the Company’s investment activities. Any such Broken Deal Expenses could, in the sole discretion of Blackstone Credit & Insurance, be allocated solely to the Company and not to Other Clients or co-investment vehicles that could have made the investment, even when the Other Client or co-investment vehicle commonly invests alongside the Company in its investments or the Firm or Other Clients in their investments. In such cases, the Company’s shares of expenses would increase. The Adviser expects that until a potential investment of the Company is formally allocated to an Other Client (it being understood that final allocation decisions are typically made shortly prior to closing an investment), the Company is expected to bear the broken deal expenses for such investment, which may result in substantial amounts of broken deal expenses. In the event Broken Deal Expenses are allocated to an Other Client or a co-investment vehicle, Blackstone Credit & Insurance or the Company will, in certain circumstances, advance such fees and expenses without charging interest until paid by the Other Client or co-investment vehicle, as applicable.

Other Firm Business Activities. The Firm, Other Clients, their portfolio companies, and personnel and related parties of the foregoing will receive fees and compensation, including performance-based and other incentive fees, for products and services provided to the Company and its portfolio companies, such as fees for asset management (including, without limitation, management fees and carried interest/incentive arrangements), development and property management; portfolio operations support (such as those provided by Blackstone’s Portfolio Operations Group); arranging, underwriting (including without limitation, evaluation regarding value creation opportunities and ESG risk mitigation); syndication or refinancing of a loan or investment (or other additional fees, including acquisition fees, loan modification or restructuring fees); servicing; loan servicing; special servicing; administrative services; advisory services on purchase or sale of an asset or company; investment banking and capital markets services; placement agent services; fund administration; internal legal and tax planning services; information technology products and services; insurance procurement; brokerage; solutions and risk management services; data extraction and management products and services; fees for monitoring and oversight of loans or title insurance provided to portfolio companies or third parties; and other products and services. For example, the Firm or Other Clients may, directly or indirectly through a portfolio entity, from time to time acquire loans or other assets for the purpose of syndicating some or all the assets to the Company and/or Other Clients, and may receive syndication or other fees in connection therewith. In addition, following an exit of the Company’s investment in a portfolio company, Other Clients can continue to hold interests (debt and/or equity) in such portfolio company, and Blackstone can begin to earn fees or continue to earn fees from such portfolio company for providing services to such portfolio company, including, but not limited to, capital markets advice, group purchasing and health care brokerage, insurance and other similar services, which in each case will not offset or reduce the management fee applicable to the Company. Conflicts of interest are expected to arise as a result. Such parties will also provide products and services for fees to the Firm, Other Clients and their portfolio companies, and their personnel and related parties, as well as third parties. Through its innovations group, Blackstone incubates (or otherwise invests in) businesses that are expected to provide goods and services to the Company (subject to the requirements of the 1940 Act and applicable guidance) and Other Clients and their portfolio companies, as well as other Firm-related parties and third parties. By contracting for a product or service from a business related to the Firm, the Company and its portfolio companies would provide not only current income to the business and its stakeholders, but could also create significant enterprise value in them, which would not be shared with the Company or shareholders and could benefit the Firm directly and indirectly. Also, the Firm, Other Clients and their portfolio companies, and their personnel and related parties may receive compensation or other benefits, such as through additional ownership interests or otherwise, directly related to the consumption of products and services by the Company and its portfolio companies. The Company and its portfolio companies will incur expenses in negotiating for any such fees and services, which will be treated as Fund Expenses. In addition, the Firm may receive fees associated with capital invested by co-investors relating to investments in which the Company participates or otherwise, in connection with a joint venture in which the Company participates (subject to the 1940 Act) or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty with respect to which the Firm performs services. Finally, the Firm and its personnel and related parties will, in certain circumstances, also receive compensation in connection with origination activities, referrals and other related activities of such business, and unconsummated transactions.

The Company will, as determined by Blackstone Credit & Insurance and as permitted by the governing fund documents, bear the cost of fund administration, compliance and accounting (including, without limitation, maintaining financial records, filing of the Company’s tax returns, overseeing the calculation of the Company’s net asset value, compliance monitoring (including diligence and oversight of the Company’s other service providers), preparing reports to the Company’s shareholders and reports filed with the SEC and other regulators, preparing materials and coordinating meetings of the Board of Trustees, managing the payment of expenses, the payment and receipt of funds for investments and the performance of administrative and professional services rendered by others, providing office space, equipment and office services), in house legal, tax planning and other related services provided by Firm personnel and related parties to the Company and its portfolio companies, including the allocation of their compensation and related overhead otherwise payable by the Firm, or pay for their services at market rates, as discussed above in “Self-Administration of the Company.” Such allocations or charges can be based on any of the following methodologies: (i) requiring personnel to periodically record or allocate their historical time spent with respect to the Company or the Firm approximating the proportion of certain personnel’s time spent with respect to the Company, and in each case allocating their compensation (including, without limitation, salary, bonus and benefits) and allocable overhead based on time spent, or charging their time spent at market rates, (ii) the assessment of an overall dollar amount (based on a fixed fee or percentage of assets under management) that the Firm believes represents a fair recoupment of expenses and a market rate for such services or (iii) any other similar methodology determined by the Firm to be appropriate under the circumstances. Certain Firm personnel will provide services to few, or only one, of the Company and Other Clients, in which case the Firm could rely upon rough approximations of time spent by the employee for purposes of allocating the salary and overhead of the person if the market rate for services is clearly higher than allocable salary and overhead. However, any methodology (including the choice thereof) involves inherent conflicts and may result in incurrence of greater expenses by the Company and its portfolio companies than would be the case if such services were provided by third parties.

Blackstone Credit & Insurance, Other Clients and their portfolio companies, and their affiliates, personnel and related parties could continue to receive fees, including performance-based or incentive fees, for the services described in the preceding paragraphs with respect to investments sold by the Company or a portfolio company to a third party buyer after the sale is consummated. Such post-disposition involvement will give rise to potential or actual conflicts of interest, particularly in the sale process. Moreover, Blackstone Credit & Insurance, Other Clients and their portfolio companies, and their affiliates, personnel and related parties could acquire a stake in the relevant asset as part of the overall service relationship, at the time of the sale or thereafter.

Blackstone Credit & Insurance does not have any obligation to ensure that fees for products and services contracted by the Company or its portfolio companies are at market rates unless the counterparty is considered an affiliate of the Firm and given the breadth of the Firm’s investments and activities Blackstone Credit & Insurance may not be aware of every commercial arrangement between the Company and its portfolio companies, on the one hand, and the Firm, Other Clients and their portfolio companies, and personnel and related parties of the foregoing, on the other hand.

Except as set forth above, the Company and shareholders will not receive the benefit (e.g., through a reduction to the management fee or otherwise) of any fees or other compensation or benefit received by Blackstone Credit & Insurance, its affiliates or their personnel and related parties. (See also “—Service Providers, Vendors and Other Counterparties Generally” and “—Other Firm Business Activities”).

Securities and Lending Activities. Blackstone, its affiliates and their related parties and personnel will from time to time participate in underwriting or lending syndicates with respect to current or potential portfolio companies, or will otherwise act as arrangers of financing, including with respect to the public offering and/or private placement of debt or equity securities issued by, or loan proceeds borrowed by the Company and its portfolio companies, or otherwise in arranging financing (including loans) for such portfolio companies or advise on such transactions. Such underwritings or engagements can be on a firm commitment basis or can be on an uncommitted “best efforts” basis, and the underwriting or financing parties are under no duty to provide any commitment unless specifically set forth in the relevant contract. Blackstone may also provide placement or other similar services to purchasers or sellers of securities, including loans or instruments issued by portfolio companies. There could also be circumstances in which the Company commits to purchase any portion of such issuance from the portfolio company that a Blackstone broker-dealer intends to syndicate to third parties. As a result thereof, subject to the limitations of the 1940 Act, Blackstone may be permitted to receive commissions or other compensation, thereby creating a potential conflict of interest. This could include, by way of example, fees and/ or commissions for equity syndications to co-investment vehicles. In certain cases, subject to the limitations of the 1940 Act, a Blackstone broker-dealer will, from time to time, act as the managing underwriter, or a member of the underwriting syndicate or broker for the Company or its portfolio companies, or as dealer, broker or advisor to a counterparty to the Company or a portfolio company, and purchase securities from or sell securities to the Company, Other Clients or portfolio companies of the Company or Other Clients or advise on such transactions. Blackstone will also from time to time, on behalf of the Company or other parties to a transaction involving the Company or its portfolio companies, effect transactions, including transactions in the secondary markets that result in commissions or other compensation paid to Blackstone by the Company or its portfolio companies or the counterparty to the transaction, thereby creating a potential conflict of interest. This could include, by way of example, fees and/or commissions for equity syndications to co-investment vehicles. Subject to applicable law, Blackstone will from time to time receive underwriting fees, discounts, placement commissions, loan modification or restructuring fees, servicing fees, capital markets advisory fees, lending arrangement fees, asset/property management fees, insurance (including title insurance) incentive fees and consulting fees, monitoring fees, commitment fees, syndication fees, origination fees, organizational fees, operational fees, loan servicing fees, and financing and divestment fees (or, in each case, rebates in lieu of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where Blackstone, an

Other Client or its portfolio companies are purchasing debt) or other compensation with respect to the foregoing activities, which are not required to be shared with the Company. In addition, the management fee with respect to a shareholder generally will not be reduced by such amounts. Therefore, Blackstone will from time to time have a potential conflict of interest regarding the Company and the other parties to those transactions to the extent it receives commissions, discounts or other compensation from such other parties. The Board of Trustees, in its sole discretion, will approve any transactions, subject to the limitations of the 1940 Act, in which a Blackstone broker-dealer acts as an underwriter, as broker for the Company, or as dealer, broker or advisor, on the other side of a transaction with the Company only where the Board of Trustees believes in good faith that such transactions are appropriate for the Company and, by executing a subscription agreement for Common Shares in the Company, a shareholder consents to all such transactions, along with the other transactions involving conflicts of interest described herein, to the fullest extent permitted by law.

When Blackstone serves as underwriter with respect to securities of the Company or its portfolio companies, the Company and such portfolio companies could from time to time be subject to a “lock-up” period following the offering under applicable regulations during which time the Company or portfolio company would be unable to sell any securities subject to the “lock-up.” This could prejudice the ability of the Company and its portfolio companies to dispose of such securities at an opportune time. In addition, Blackstone Securities Partners L.P. can serve as underwriter in connection with the sale of securities by the Company or its portfolio companies. Conflicts would be expected to arise because such engagement would result in Blackstone Securities Partners L.P. receiving selling commissions or other compensation in connection with such sale. (See also “—Portfolio Company Relationships Generally” below).

Blackstone and Blackstone Credit & Insurance employees are generally permitted to invest in alternative investment funds, real estate funds, hedge funds or other investment vehicles, including potential competitors of the Company. The Company will not receive any benefit from any such investments.

PJT. On October 1, 2015, Blackstone spun off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill fund placement businesses and combined these businesses with PJT Partners Inc. (“PJT”), an independent financial advisory firm founded by Paul J. Taubman. While PJT operates independently from Blackstone and is not an affiliate thereof, it is expected that there will be substantial overlapping ownership between Blackstone and PJT for a considerable period of time going forward. Therefore, conflicts of interest will arise in connection with transactions between or involving the Company and its portfolio companies, on the one hand, and PJT, on the other. The pre-existing relationship between Blackstone and its former personnel, the overlapping ownership and co-investment and other continuing arrangements between PJT and Blackstone can be expected to influence Blackstone Credit & Insurance to select or recommend PJT to perform services for the Company or its portfolio companies, the cost of which will generally be borne directly or indirectly by the Company. Given that PJT is no longer an affiliate of Blackstone, Blackstone and its affiliates will be free to cause the Company and portfolio companies to transact with PJT generally without restriction under the applicable governing documents, notwithstanding the relationship between Blackstone and PJT. In addition, one or more investment vehicles controlled by Blackstone may be established to facilitate participation in Blackstone’s side-by-side investment program by employees and/or partners of PJT.

Portfolio Company Relationships Generally. The Company’s portfolio companies, including special purpose vehicles that might be formed in connection with investments, are expected to be counterparties to or participants in agreements, transactions or other arrangements with the Company, Other Clients, and/or portfolio companies of the Company and Other Clients or other Blackstone affiliates and/or any portfolio companies of the foregoing for the provision of goods and services, purchase and sale of assets and other matters (including information-sharing and/or consulting). For example, from time to time, certain portfolio companies of the Company or Other Clients will provide or recommend goods or services to Blackstone, the Company, Other Clients, or other portfolio companies of the Company or Other Clients (including “platform” investments of the Company and Other Clients). As another example, it can also be expected that the management of one or more portfolio companies may consult with one another (or with one or more portfolio companies of an Other Client)

in respect of seeking its expertise, industry view, or otherwise on a particular topic including but not limited to an asset and/or the purchase and /or sale thereof. Moreover, the Company and/or an Other Client can consult with a portfolio company or a portfolio company of an Other Client as part of the investment diligence for a potential investment by the Company or such Other Client. As a result of, or as part of such interactions or otherwise, personnel (including one or more members of the management team) at one portfolio company may also transfer to or become employed by another portfolio company (or a portfolio company of an Other Client), the Company, Blackstone or their respective affiliates (or vice versa). Any such transfer may result in payments by the entity that such personnel is going to, to the entity such personnel is departing from. Although the Firm might determine that such agreements, transactions or other arrangements are consistent with the requirements of such Other Clients’ offering and/or governing agreements, it is possible that such agreements, transactions or other arrangements might not have otherwise been entered into but for the affiliation with Blackstone Credit & Insurance and/or Blackstone. These agreements, transactions or other arrangements involve fees, commissions, discounts and/or servicing payments to Blackstone Credit & Insurance, any Blackstone affiliate (including personnel) or a portfolio company, none of which reduce the management fee payable by the Company. This may give rise to actual or potential conflicts of interest for the Adviser, the Company and/or their respective affiliates, as such agreements, transactions and arrangements may be more favorable for one portfolio company than another, thus benefiting the Company or Other Clients at the expense of the other. For example, the Firm reserves the right to cause, or offer the opportunity to, portfolio companies to enter into agreements regarding benefits management, purchase of title and/or other insurance policies (which could be pooled across portfolio companies and discounted due to scale) and other operational, administrative or management related matters from a third party or a Firm affiliate, and other similar operational initiatives that can result in commissions or similar payments, including related to a portion of the savings achieved by the portfolio company. Such agreements, transactions or other arrangements will generally be entered into without the consent or direct involvement of the Company and/or such Other Client or the consent of the Board of Trustees and/or the shareholders of the Company or such Other Client (including, without limitation, in the case of minority and/or non-controlling investments by the Company in such portfolio companies or the sale of assets from one portfolio company to another) and/or such Other Client. In any such case, the Company might not be involved in the negotiation process, and there can be no assurance that the terms of any such agreement, transaction or other arrangement will be as favorable to the Company as otherwise would be the case if the counterparty were not related to the Firm.

In addition, it is possible that certain portfolio companies of Other Clients or companies in which Other Clients have an interest will compete with the Company for one or more investment opportunities. It is also possible that certain portfolio companies of Other Clients will engage in activities that will have adverse consequences on the Company and/or its portfolio companies. As an example of the latter, the laws and regulations of certain jurisdictions (e.g., bankruptcy, environmental, consumer protection and/or labor laws) would not recognize the segregation of assets and liabilities as between separate entities and could permit recourse against the assets of not just the entity that has incurred the liabilities, but also the other entities that are under common control with, or part of the same economic group as, such entity. In such circumstances, the assets of the Company and/or its portfolio companies potentially will be used to satisfy the obligations or liabilities of one or more Other Clients, their portfolio companies and/or affiliates.

In addition, from time to time, Blackstone and affiliates of Blackstone and Blackstone portfolio companies could also establish other investment products, vehicles and platforms focusing on specific asset classes or industry sectors that fall within the Company’s investment strategy, which would possibly compete with the Company for investment opportunities (it being understood that such arrangements would give rise to conflicts of interest that would not necessarily be resolved in favor of the Company).

Certain portfolio companies have established or invested in, or can be expected to in the future establish or invest in, vehicles that are managed exclusively by the portfolio company (and not the Company or the Firm or any of its affiliates) and that invest in asset classes or industry sectors (such as cyber security) that fall within the Company’s investment strategy. Such vehicles, which would not be considered affiliates of the Firm and would not be subject to the Firm’s policies and procedures, have the potential to compete with the Company for investment opportunities. Portfolio companies and affiliates of the Firm will also establish other investment products, vehicles and platforms focusing on specific asset classes or industry sectors (such as reinsurance) that can be expected to compete with the Company for investment opportunities (it being understood that such arrangements can give rise to conflicts of interest that would not necessarily be resolved in favor of the Company). In addition, the Company reserves the right to hold non-controlling interests in certain portfolio companies and, as a result, such portfolio companies could engage in activities outside of the Company’s control that would have adverse consequences on the Company and/or its other portfolio companies.

Blackstone has also entered into certain investment management arrangements whereby it provides investment management services for compensation to insurance companies including (i) FGL and certain of its affiliates, (ii) Everlake and certain of its affiliates and (iii) certain subsidiaries of Corebridge and (iv) certain subsidiaries of Resolution Life. As of the date of the date hereof, Blackstone owns a 9.9% equity interest in the parent company of Everlake and Blackstone Clients own the remaining equity interests in the parent company of Everlake, and Blackstone owns a 9.9% equity interest in Corebridge. The foregoing insurance company investment management arrangements will involve investments by such insurance company clients across a variety of asset classes (including investments that would otherwise be appropriate for the Company). As a result, in addition to the compensation Blackstone receives for providing investment management services to insurance companies in which Blackstone or an Other Client owns an interest, in certain instances Blackstone receives additional compensation in its capacity as an indirect owner of such insurance companies and/or Other Clients. In the future Blackstone will likely enter into similar arrangements with other portfolio companies of the Company, Other Clients or other insurance companies. Such arrangements have the potential to reduce the allocations of investments to the Company, and Blackstone could be incentivized to allocate investments away from the Company to such insurance company client under such investment management arrangements or other vehicles/accounts to the extent the economic arrangements related thereto are more favorable to Blackstone relative to the terms of the Company.

Further, portfolio companies with respect to which the Firm can elect members of the board of directors or a managing member could, as a result, subject the Company and/or such directors or managing member to fiduciary obligations to make decisions that they believe to be in the best interests of any such portfolio company. Although in most cases the interests of the Company and any such portfolio company will be aligned, this will not always be the case. This has the potential to create conflicts of interest between the relevant director’s or managing member’s obligations to any such portfolio company and its stakeholders, on the one hand, and the interests of the Company, on the other hand. Although Blackstone Credit & Insurance will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for the Company. For instance, such positions could impair the ability of the Company to sell the securities of an issuer in the event a director receives material non- public information by virtue of their role, which would have an adverse effect on the Company. Furthermore, an employee of Blackstone serving as a director to a portfolio company owes a fiduciary duty and/or other obligations to the portfolio company, on the one hand, and the Company, on the other hand, and such employee could be in a position where they must make a decision that is either not in the best interest of the Company, or is not in the best interest of the portfolio company. Blackstone personnel serving as directors can make decisions for a portfolio company that negatively impact returns received by the Company as an investor in the portfolio company. In addition, to the extent an employee serves as a director on the board of more than one portfolio company, such employees’ fiduciaries duties among the two portfolio companies can be expected to create a conflict of interest. In general, the Adviser and Blackstone personnel will be entitled to indemnification from the Company.

Portfolio Company Service Providers and Vendors. Subject to applicable law, the Company, Other Clients, portfolio companies of each of the foregoing and Blackstone Credit & Insurance can be expected to engage portfolio companies of the Company and Other Clients to provide some or all of the following services: (a) corporate support services (including, without limitation, accounts payable, accounts receivable, accounting/audit (e.g., valuation support services), account management (e.g., treasury, customer due diligence), insurance, procurement, placement, brokerage and consulting services, cash management, accounts receivable financing, corporate secretarial and executive assistant services, domiciliation, data services, directorship services, finance/budget, human resources (e.g., the onboarding and ongoing development of personnel), communication, public relations and publicity, information technology and software systems support, corporate governance and entity management (e.g., liquidation, dissolution and/or otherwise end of term services), risk management and compliance, internal compliance, know-your-client reviews and refreshes, judicial processes, legal, environmental due diligence support(e.g., review of property condition reports, energy consumption), climate accounting services, ESG program management services, engineering services, services related to the sourcing, development and implementation of renewable energy, ESG data collection and reporting services, capital planning services, operational coordination (i.e., coordination with joint venture partners, property managers), risk management, reporting (such as tax reporting, debt reporting or other reporting), tax and treasury, tax analysis and compliance (e.g., CIT and VAT compliance), transfer pricing and internal risk control, treasury and valuation services) and other services; (b) loan services (including, without limitation, monitoring, restructuring and work-out of performing, sub-performing and nonperforming loans, administrative services, and cash management); (c) management services (i.e., management by a portfolio company, Blackstone affiliate or third party (e.g., a third-party manager or operating partner) of operational services); (d) operational services (i.e., general management of day to day operations), including, without limitation, personnel, construction management (such as management of general contractors on capital projects), leasing services (such as leasing strategy, management of third party brokers, negotiation of major leases and negotiation of leases), project management (such as management of development projects, project design and execution, vendor management, and turnkey services); (e) risk management (tax and treasury); (f) transaction support services (including, without limitation, acquisition support; customer due diligence and related onboarding; liquidation; reporting; managing relationships with brokers, banks and other potential sources of investments, identifying potential investments, coordinating with investors, assembling relevant information, conducting financial and market analyses and modelling, coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions, coordinating design and development works (such as recommending and implementing design decisions); and providing diligence and negotiation support to acquire the same; coordinating with investors; assembling relevant information, conducting financial and market analysis and modeling; coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions; marketing and distribution, overseeing brokers, lawyers, accountants and other advisors, working with consultants and third parties to pursue entitlements; providing in-house legal, ESG and accounting services, assisting with due diligence, preparation of project feasibilities, site visits, transaction consulting and specification of technical analysis and review of (i) design and structural work, (ii) certifications, (iii) operations and maintenance manuals and (iv) statutory documents); (g) insurance procurement, placement, brokerage and consulting services; and (h) other services. Similarly, Blackstone Credit & Insurance, Other Clients and their portfolio companies can be expected to engage portfolio companies of the Company to provide some or all of these services. Some of the services performed by portfolio company service providers could also be performed by Blackstone Credit & Insurance from time to time and vice versa. Fees paid by the Company or its portfolio companies to or value created by other portfolio company service providers do not reduce the management fee payable by the Company and are not otherwise shared with the Company. In certain circumstances, Blackstone can be expected to play a substantial role in overseeing the personnel of portfolio company service providers that provide services to the Company, Other Clients and/or their portfolio companies on an ongoing basis, including with respect to the selection, hiring, retention and compensation of such personnel. For example, Blackstone expects that certain portfolio company service providers, as described below, with Blackstone’s oversight, will establish a team of personnel to provide support services exclusively to the Company and its portfolio companies (and/or other investment funds or accounts managed or controlled by Blackstone). Further, Blackstone has multiple business lines, which may result in competition with a portfolio company for high performing executive talent and presents actual and potential conflicts of interest. For example, Blackstone may “poach” a portfolio company executive, or such executive may interview with Blackstone during the applicable contractual period with respect to such person’s existing position and later be hired by Blackstone after such period. A portfolio company may want to retain such executives or other employees, and regardless, Blackstone is under no obligation to avoid interviewing or hiring such employees.

Portfolio companies of the Company and Other Clients some of which can be expected to provide services to the Company and its portfolio companies include, without limitation, the following, and could include additional portfolio companies that might be formed or acquired in the future:

BTIG. BTIG, LLC (“BTIG”) is a global financial services firm in which certain Blackstone entities own a strategic minority investment. BTIG provides institutional trading, investment banking, research and related brokerage services.

Optiv. Optiv Security, Inc. is a portfolio company held by certain Blackstone private equity funds that provides a full slate of information security services and solutions.

PSAV. PSAV, Inc. is a portfolio company held by certain Blackstone private equity funds that provides outsourced audiovisual services and event production.

Refinitiv. On October 1, 2018, a consortium led by Blackstone announced that private equity funds managed by Blackstone had completed an acquisition of Thomson Reuters’ Financial & Risk business (“Refinitiv”). On January 29, 2021, Refinitiv was sold to London Stock Exchange Group (“LSEG”), with Blackstone private equity funds receiving a minority stake in LSEG. Refinitiv operates a pricing service that provides valuation services and may provide goods and services for the Company and its portfolio companies.

Kryalos. Blackstone through one or more of its funds has made a minority investment in Kryalos, an operating partner in certain real estate investments made by Other Clients.

Peridot Financial Services (“Peridot”) and Global Supply Chain Finance (“GSCF”). Blackstone through one or more of its funds has made majority investments into Peridot and GSCF, which provide supply chain financing and accounts receivable services globally.

RE Tech Advisors (“RE Tech”). Blackstone through one or more of its funds has made a majority investment in RE Tech, an energy audit/consulting firm that identifies and implements energy efficiency programs, calculates return on investment and tracks performance post-completion.

Legence (f.k.a. Therma Holdings) (“Legence”). Legence is a portfolio company held by certain Blackstone private equity funds that provides carbon reduction and energy management services.

Revantage. Revantage is a portfolio entity of certain Blackstone Clients that provides corporate support services, including, without limitation, accounting, legal, tax, treasury, information technology and human resources and operational services and management services.

There may be instances where current and former employees of Other Clients’ portfolio companies are seconded to or temporarily hired by the Company’s portfolio companies or, at times, the Company’s investments directly. Such secondments or temporary hiring of current and former employees of Other Clients’ portfolio companies by the Company’s portfolio companies (or its investments) may result in a potential conflict of interest between the Company’s portfolio companies and those of such Other Clients. The costs of such employees are expected to be borne by the Company or its relevant portfolio companies, as applicable, and the fees paid by the Company or such portfolio companies to, other portfolio company service providers or vendors do not offset or reduce the management fee.

The Company and its portfolio companies will compensate one or more of these service providers and vendors owned by the Company or Other Clients, including through incentive based compensation payable to their management teams and other related parties. Some of these service providers and vendors owned or controlled by the Company or Other Clients may charge the Company and its portfolio companies for goods and services at rates generally consistent with those available in the market for similar goods and services. The discussion regarding the determination of market rates under “—Firm Affiliated Service Providers” herein applies equally in respect of the fees and expenses of the portfolio company service providers, if charged at rates generally consistent with those available in the market. Other service providers and vendors owned and/or controlled by the Company or Other Clients pass through expenses on a cost reimbursement, no-profit or break-even basis, in which case the service provider allocates costs and expenses directly associated with work performed for the benefit of the Company and its portfolio companies to them, along with any related tax costs and an allocation of the service provider’s overhead, including any of the following: salaries, wages, benefits and travel expenses; marketing and advertising fees and expenses; legal, accounting and other professional fees and disbursements; office space and equipment; insurance premiums; technology expenditures, including hardware and software costs; costs to engage recruitment firms to hire employees; diligence expenses; one-time costs, including costs related to building-out and winding-down a portfolio company; costs that are of a limited duration or non-recurring (such as start-up or technology build-up costs, one-time technology and systems implementation costs, employee on-boarding and severance payments, and readiness of initial public offerings and other infrastructure costs); taxes; and other operating and capital expenditures. Any of the foregoing costs (including in prior periods, such as where any such costs are amortized over an extended period), although allocated in a particular period, will, in certain circumstances, relate to activities occurring outside the period, and further will, in certain circumstances, be of a general and administrative nature that is not specifically related to particular services, and therefore the Company could pay more than its pro rata portion of fees for services. In addition, in certain circumstances, Blackstone also relies on the management team of a portfolio company with respect to the determination of costs and expenses and allocation thereof and does not oversee or participate in such determinations or allocations. Moreover, to the extent a portfolio company uses an allocated cost model with respect to fees, costs and expenses, such fees, costs and expenses are typically estimated and/or accrued quarterly (or on another regular periodic basis) but not finalized until year-end and as a result, such year-end true-up is subject to fluctuation and increases such that for a given year, the year-end cumulative amount with respect to fees, costs and expenses may be greater than the sum of the quarterly estimates (or other periodic estimates where applicable) and/or accruals and therefore the Company could bear more fees, costs and expenses at year-end than had been anticipated throughout the year. The allocation of overhead among the entities and assets to which services are provided can be expected to be based on any of a number of different methodologies, including, without limitation, “cost” basis as described above, “time-allocation” basis, “per unit” basis, “per square footage” basis or “fixed percentage” basis, and the particular methodology used to allocate such overhead among the entities and assets to which services are provided are expected to vary depending on the types of services provided and the applicable asset class involved, and could, in certain circumstances, change from one period to another. There can be no assurance that a different manner of allocation would result in the Company and its portfolio companies bearing less or more costs and expenses. In addition, a portfolio company that uses a “cost” basis methodology may, in certain circumstances, change its allocation methodology, for example, to charging a flat fee for a particular service or instance (or vice versa) or to another methodology described herein or otherwise, and such changes may increase or reduce the amounts received by such portfolio companies for the same services, and shareholders will not necessarily be entitled to receive notice or disclosure of such changes in allocation methodology. In certain instances, particularly where such service providers and vendors are located in Europe or Asia, such service providers and vendors will charge the Company and its portfolio companies for goods and services at cost plus a percentage of cost for transfer pricing or other tax, legal, regulatory, accounting or other reasons or even decide to amortize any costs or expenses to address accounting or operational considerations. Further, the Company and its portfolio companies may compensate one or more of these service providers and vendors owned by the Company or Other Clients through incentive-based compensation payable to their management teams and other related parties. Blackstone Credit & Insurance will not always perform or obtain benchmarking analysis or third-party verification of expenses with respect to services provided on a cost reimbursement, no profit or break even basis, or in respect of incentive-based compensation. There can be no assurances that amounts charged by portfolio company service providers that are not controlled by the Company or Other Clients will be consistent with market rates or that any benchmarking, verification or other analysis will be performed with respect to such charges. If benchmarking is performed, the related expenses will be borne by the Company, Other Clients and their respective portfolio companies and will not reduce the management fee. A portfolio company service provider will, in certain circumstances, subcontract certain of its responsibilities to other portfolio companies. In such circumstances, the relevant subcontractor could invoice the portfolio company for fees (or in the case of a cost reimbursement arrangement, for allocable costs and expenses) in respect of the services provided by the subcontractor. The portfolio company, if charging on a cost reimbursement, no-profit or break-even basis, would in turn allocate those costs and expenses as it allocates other fees and expenses as described above. Similarly, Other Clients, their portfolio companies and Blackstone Credit & Insurance can be expected to engage portfolio companies of the Company to provide services, and these portfolio companies will generally charge for services in the same manner described above, but the Company and its portfolio companies generally will not be reimbursed for any costs (such as start-up costs or technology build-up costs) relating to such portfolio companies incurred prior to such engagement. Some of the services performed by these service providers could also be performed by Blackstone Credit & Insurance from time to time and vice versa. Fees paid by the Company or its portfolio companies to these service providers do not the management fee payable to the Adviser.

Where compensation paid to an affiliated service provider from the Company or its portfolio company is based on market rates, such compensation will not be based on the cost incurred by the applicable service provider and therefore will likely result in a profit to such service provider. In the event the service provider is an affiliate of Blackstone Credit & Insurance, Blackstone Credit & Insurance experiences a conflict of interest in determining the terms of any such engagement. There can be no assurance that an unaffiliated third party would not charge a lesser rate.

Service Providers, Vendors and Other Counterparties Generally. Certain third party advisors and other service providers and vendors or their affiliates to the Company and its portfolio companies (including accountants, administrators, paying agents, depositories, lenders, bankers, brokers, attorneys, consultants, title agents and investment or commercial banking firms) are owned by the Firm, the Company or Other Clients or provide goods or services to, or have other business, personal, financial or other relationships with, the Firm, the Other Clients and their respective portfolio companies and affiliates and personnel. Such advisors and service providers referred to above could be investors in the Company, affiliates of the Adviser, sources of financing and investment opportunities or co-investors or commercial counterparties or entities in which the Firm and/or Other Clients have an investment, and payments by the Company and/or such entities can be expected to indirectly benefit the Firm, the Other Clients and their respective portfolio companies or any affiliates or personnel. Also, advisors, lenders, investors, commercial counterparties, vendors and service providers (including any of their affiliates or personnel) to the Company and its portfolio companies could have other commercial or personal relationships with the Firm, Other Clients and their respective portfolio companies, or any affiliates, personnel or family members of personnel of the foregoing. Although the Firm selects service providers and vendors it believes are most appropriate in the circumstances based on its knowledge of such service providers and vendors (which knowledge is generally greater in the case of service providers and vendors that have other relationships to the Firm), the relationship of service providers and vendors to the Firm as described above will influence the Firm in deciding whether to select, recommend or form such an advisor or service provider to perform services for the Company, subject to applicable law, or a portfolio company, the cost of which will generally be borne directly or indirectly by the Company and can be expected to incentivize the Firm to engage such service provider over a third party, utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to pay such service providers and vendors higher fees or commissions, resulting in higher fees and expenses being borne by the Company, than would be the case absent the conflict. The incentive could be created by current income and/or the generation of enterprise value in a service provider or vendor; the Firm can be expected to also have an incentive to invest in or create service providers and vendors to realize on these opportunities.

The Firm has a practice of not entering into any arrangements with advisors, vendors or service providers that provide lower rates or discounts to the Firm itself compared to those it enters into on behalf of the Company and its portfolio companies for the same services. However, legal fees for unconsummated transactions are often charged at a discounted rate, such that if the Company and its portfolio companies consummate a higher percentage of transactions with a particular law firm than the Firm, the Company, Other Clients and their portfolio companies, the shareholders could indirectly pay a higher net effective rate for the services of that law firm than the Firm, the Company or Other Clients or their portfolio companies. Also, advisors, vendors and service providers often charge different rates or have different arrangements for different types of services. For example, advisors, vendors and service providers often charge fees based on the complexity of the matter as well as the expertise and time required to handle it. Therefore, to the extent the types of services used by the Company and its portfolio companies are different from those used by the Firm, Other Clients and their portfolio companies, and their affiliates and personnel, the Company and its portfolio companies can be expected to pay different amounts or rates than those paid by such other persons. Similarly, the Firm, the Company, the Other Clients and their portfolio companies and affiliates can be expected to enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with the Firm) from time to time whereby such counterparty will, in certain circumstances, charge lower rates (or no fee) or provide discounts or rebates for such counterparty’s products or services depending on certain factors, including without limitation the volume of transactions entered into with such counterparty by the Firm, the Company and its investment and/or portfolio companies in the aggregate or other factors.

Subject to applicable law, the Company, Other Clients and their portfolio companies are expected to enter into joint ventures with third parties to which the service providers and vendors described above will, in certain circumstances, provide services. In some of these cases, the third party joint venture partner may be permitted to negotiate to not pay its pro rata share of fees, costs and expenses to be allocated as described above, in which case the Company, Other Clients and their portfolio companies that also use the services of the portfolio company service provider will, directly or indirectly, pay the difference, or the portfolio company service provider will bear a loss equal to the difference.

The Firm might, from time to time, encourage service providers to funds and investments to use, generally at market rates and/or on arm’s length terms (and/or on the basis of best execution, if applicable), the Firm-affiliated service providers in connection with the business of the Company, portfolio companies, and unaffiliated entities. This practice creates a conflict of interest because it provides an indirect benefit to the Firm in the form of added business for the Firm-affiliated service providers without any reduction to the Company’s management fee.

Certain portfolio companies that provide services to the Company, Other Clients and/or portfolio companies or assets of the Company and/or Other Clients could be transferred between and among the Company and/or Other Clients (where the Company may be a seller or a buyer in any such transfer) for minimal or no consideration (based on a third-party valuation confirming the same). Such transfers may give rise to actual or potential conflicts of interest for Blackstone Credit & Insurance.

Firm Affiliated Service Providers. Certain of the Company’s, the Firm’s and/or portfolio companies’ advisers and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, and investment or commercial banking firms) also provide goods or services to, or have business, personal, financial or other relationships with, the Firm, its affiliates and portfolio companies. Such advisers and service providers (or their affiliates) may be investors in the Company, affiliates of the Firm, sources of investment opportunities, co-investors, commercial counterparties and/or portfolio companies in which the Firm and/or the Company has an investment. Accordingly, payments by the Company and/or such entities may indirectly benefit the Company and/or its affiliates, including the Firm and Other Clients. No fees charged by these service providers and vendors will reduce the management fees payable to the Adviser. Furthermore, the Firm, the Other Clients and their portfolio companies and their affiliates and related parties will use the services of these Firm affiliates, including at different rates. Although the Firm believes the services provided by its affiliates are equal or better than those of third parties, the Firm directly benefits from the engagement of these affiliates, and there is therefore an inherent conflict of interest such as those described above.

Because the Firm has many different businesses, including the Blackstone Capital Markets Group, which Blackstone investment teams and portfolio companies can engage to provide underwriting and capital market advisory services, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would be subject if it had just one line of business. To the extent Blackstone determines appropriate, conflict mitigation strategies would be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by the Adviser. Service providers affiliated with the Firm, which are generally expected to receive competitive market rate fees (as determined by the Adviser or its affiliates) with respect to certain investments, include:

a.

Aquicore. Aquicore is a cloud-based platform that tracks, analyzes and predicts key metrics in real estate, focused on the reduction of energy consumption. Blackstone holds a minority investment in Aquicore.

b.

Equity Healthcare. Equity Healthcare LLC (“Equity Healthcare”) is a Blackstone affiliate that negotiates with providers of standard administrative services and insurance carriers for health benefit plans and other related services for cost discounts, quality of service monitoring, data services and clinical consulting. Because of the combined purchasing power of its client participants, which include unaffiliated third parties, Equity Healthcare is able to negotiate pricing terms that are believed to be more favorable than those that the portfolio companies could obtain for themselves on an individual basis. The fees received by Equity Healthcare in connection with services provided to investments will not reduce the management fee payable by the Company.

c.

LNLS. Lexington National Land Services (“LNLS”) is a Blackstone affiliate that (i) acts as a title agent in facilitating and issuing title insurance, (ii) provides title support services for title insurance underwriters and (iii) acts as escrow agent in connection with investments by the Company, Other Clients and their portfolio companies, affiliates and related parties, and third parties. In exchange for such services LNLS earns fees which would have otherwise been paid to third parties. If LNLS is involved in a transaction in which the Company participates, Blackstone will benchmark the relevant costs to the extent market data is available except when LNLS is providing such services in a state where the insurance premium or escrow fee, as applicable, is regulated by the state or when LNLS is part of a syndicate of title insurance companies where the insurance premium is negotiated by other title insurance underwriters or their agents.

d.	Refinitiv. See “—Portfolio Company Service Providers and Vendors” above.

In addition, Blackstone acquired a 9.9% interest in Corebridge, and in connection therewith has entered into a long-term asset management partnership with certain subsidiaries and/or affiliates of Corebridge to serve as the exclusive external manager with respect to certain asset classes within their investment portfolio, for compensation. While Blackstone will not control Corebridge, the aforementioned investment in Corebridge and asset management arrangements could incentivize Blackstone to cause (and Blackstone will benefit indirectly from causing) the Company and/or its portfolio companies to engage Corebridge or its affiliates (including Corebridge Financial, Inc. and its other affiliates and subsidiaries) to provide various services and engage in other transactions and otherwise present conflicts of interests as a result of Blackstone’s interest and relationship therewith.

Certain Blackstone-affiliated service providers and their respective personnel will receive a management promote, an incentive fee and other performance-based compensation in respect of investments, sales or other transaction volume. Furthermore, Blackstone-affiliated service providers can be expected to charge costs and expenses based on allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses).

In connection with such relationships, Blackstone Credit & Insurance and, if required by applicable law, the Board of Trustees, will make determinations of competitive market rates based on its consideration of a number of factors, which are generally expected to include Blackstone Credit & Insurance’s experience with non-affiliated service providers, benchmarking data and other methodologies determined by Blackstone Credit & Insurance to be appropriate under the circumstances (i.e., rates that fall within a range that Blackstone Credit & Insurance has determined is reflective of rates in the applicable market and certain similar markets, though not necessarily equal to or lower than the median rate of comparable firms and in certain circumstances, is expected to be in the top of the range). In respect of benchmarking, while Blackstone Credit & Insurance often obtains benchmarking data regarding the rates charged or quoted by third parties for services similar to those provided by Blackstone Credit & Insurance affiliates in the applicable market or certain similar markets, relevant comparisons would not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential or bespoke nature of such services (e.g., different assets could receive different services). In addition, benchmarking data is based on general market and broad industry overviews, rather than determined on an asset by asset basis. As a result, benchmarking data does not take into account specific characteristics of individual assets then invested in by the Company (such as location or size), or the particular characteristics of services provided. Further, it could be difficult to identify comparable third-party service providers that provide services of a similar scope and scale as the Firm-affiliated service providers that are the subject of the benchmarking analysis or to obtain detailed information about pricing of a service comparable to that being provided to the Company from third-party service providers if such service providers anticipate that Blackstone will not in fact engage their services. For these reasons, such market comparisons would not necessarily result in precise market terms for comparable services. Expenses to obtain benchmarking data will be borne by the Company, Other Clients and their respective portfolio companies and will not reduce the management fee. Finally, in certain circumstances Blackstone Credit & Insurance may determine that third party benchmarking is unnecessary, including in circumstances where the price for a particular good or service is mandated by law (e.g., title insurance in rate regulated states) or because in Blackstone Credit & Insurance’s view no comparable service provider offering such good or service (or an insufficient number of comparable service providers for a reasonable comparison) exists or because Blackstone Credit & Insurance has access to adequate market data (including from third party clients of the Firm-affiliated service provider that is the subject of the benchmarking analysis) to make the determination without reference to third party benchmarking. For example, in certain circumstances a Firm-affiliated service provider or a portfolio company service provider could provide services to third parties, in which case if the rates charged to such third parties are consistent with the rates charged to the Company, Other Clients and their respective portfolio companies, then a separate benchmarking analysis of such rates is not expected to be prepared. Some of the services performed by Firm-affiliated service providers could also be performed by the Firm from time to time and vice versa. Fees paid by the Company or its portfolio companies to or value created in Firm affiliated service providers or vendors do not reduce the management fee. These conflicts related to Firm-affiliated service providers will not necessarily be resolved in favor of the Company, and shareholders might not be entitled to receive notice or disclosure of the occurrence of these conflicts.

Advisers and service providers, or their affiliates, often charge different rates, including below-market or no fee, or have different arrangements for different types of services. With respect to service providers, for example, the fee for a given type of work could vary depending on the complexity of the matter as well as the expertise required and demands placed on the service provider. Therefore, to the extent the types of services used by the Company and/or portfolio companies differ from those used by the Firm and its affiliates (including personnel), Blackstone Credit & Insurance and/or Blackstone or their respective affiliates (including personnel) potentially will pay different amounts or rates than those paid by the Company and/or portfolio companies. However, Blackstone Credit & Insurance and its affiliates have a longstanding practice of not entering into any arrangements with advisers or service providers that could provide for lower rates or discounts than those available to the Company, Other Clients and/or portfolio companies for the same services. Furthermore, it is possible that certain advisers and service providers will provide services exclusively to the Firm and its affiliates, including the Company, Other Clients and their portfolio companies, although such advisers and service providers would not be considered employees of Blackstone or Blackstone Credit & Insurance. Similarly, Blackstone, Blackstone Credit & Insurance, each of their respective affiliates, the Company, the Other Clients and/or their portfolio companies, can enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with the Firm) from time to time whereby such counterparty would charge lower rates (or no fee) and/or provide discounts or rebates for such counterparty’s products and/or services depending on certain factors, including volume of transactions entered into with such counterparty by the Firm, its affiliates, the Company, the Other Clients and their portfolio companies in the aggregate.

In addition, investment banks or other financial institutions, as well as certain Blackstone employees, are expected to also be investors in the Company. These institutions and employees are a potential source of information and ideas that could benefit the Company. Blackstone has procedures in place reasonably designed to prevent the inappropriate use of such information by the Company.

Transactions with Portfolio Companies. The Firm and portfolio companies of the Company and Other Clients operate in multiple industries and provide products and services to or otherwise contract with the Company and its portfolio companies, among others. In the alternative, the Firm could form a joint venture with such a company to implement such referral arrangement. For example, such arrangements could include the establishment of a joint venture or other business arrangement between the Firm, on the one hand, and a portfolio company of the Company, portfolio company of an Other Client or third party, on the other hand, pursuant to which the joint venture or business provides services (including, without limitation, corporate support services, loan management services, management services, operational services, ongoing account services (e.g., interacting and coordinating with banks generally and with regard to their know your client requirements), risk management services, data services, consulting services, brokerage services, sustainability and clean energy consulting services, insurance procurement, placement, brokerage and consulting services, and other services) to portfolio companies of the Company (and portfolio companies of Other Clients) that are referred to the joint venture or business by the Firm. The Firm, the Company and Other Clients and their respective portfolio companies and personnel and related parties of the foregoing can be expected to make referrals or introductions to the Company or portfolio companies of the Company or Other Clients in an effort, in part, to increase the customer base of such companies or businesses (and therefore the value of the investment held by the Company or Other Client, which would also benefit the Firm financially through its participation in such joint venture or business) or because such referrals or introductions will, in certain circumstances, result in financial benefits, such as cash payments, additional equity ownership, participation in revenue share and/or milestones benefiting the referring or introducing party that are tied or related to participation by the portfolio companies of the Company and/or of Other Clients, accruing to the party making the introduction. Such joint venture or business could use data obtained from such portfolio companies (see “Data” elsewhere herein). Furthermore, such introductions or referrals could involve the transfer of certain personnel or employees among Blackstone and the Company’s portfolio companies and Other Clients which might result in a termination fee or similar payments being due and payable from one such entity to another. The Company and the shareholders typically will not share in any fees, economics, equity or other benefits accruing to the Firm, Other Clients and their portfolio companies as a result of the introduction of the Company and its portfolio companies. Moreover, payments made to the Firm in connection with such arrangements will not reduce the management fee payable to the Adviser. There could, however, be instances in which the applicable arrangements provide that the Company or its portfolio companies share in some or all of any resulting financial incentives (including, in some cases, cash payments, additional equity ownership, participation in revenue share and/or milestones) based on structures and allocation methodologies determined in the sole discretion of the Firm. Conversely, where the Company or one of its portfolio companies is the referring or introducing party, rather than receiving all of the financial incentives (including, in some cases, cash payments, additional equity ownership, participation in revenue share and/or milestones) for similar types of referrals and/or introductions, such financial incentives (including, in some cases, cash payments, additional equity ownership, participation in revenue share and/or milestones) could be similarly shared with the participating Other Clients or their respective portfolio companies.

The Firm is also permitted to enter into commercial relationships with third party companies, including those in which the Company considered making an investment (but ultimately chose not to pursue). For example, the Firm could enter into an introducer engagement with such company, pursuant to which the Firm introduces the company to unaffiliated third parties (which can include current and former portfolio companies and portfolio companies of Other Clients and/or their respective employees) in exchange for a fee from, or equity interest in, such company. This creates a conflict of interest because, even though the Firm could benefit financially from this commercial relationship, the Firm will be under no obligation to reimburse the Company for Broken Deal Expenses incurred in connection with its consideration of the prospective investment and such arrangements will not be subject to the management fee payable to the Adviser and otherwise described herein.

Additionally, the Firm or an affiliate thereof will from time to time hold equity or other investments in companies or businesses (even if they are not “affiliates” of the Firm) that provide services to or otherwise contract with portfolio companies. Blackstone and Blackstone Credit & Insurance have in the past entered (and can be expected in the future to enter) into relationships with companies in the information technology, corporate services and related industries whereby Blackstone acquires an equity or similar interest in such company. In connection with such relationships, Blackstone and/or Blackstone Credit & Insurance reserves the right to also make referrals and/or introductions to portfolio companies (which could result in financial incentives (including additional equity ownership) and/or milestones benefitting Blackstone and/or Blackstone Credit & Insurance that are tied or related to participation by portfolio companies). Such joint venture or business could use data obtained from portfolio companies of the Company and/or portfolio companies of Other Clients. These arrangements are expected to be entered into without the consent or direct involvement of the Company. The Company and the shareholders will not share in any fees or economics accruing to Blackstone and/or Blackstone Credit & Insurance as a result of these relationships and/or participation by portfolio companies.

With respect to transactions or agreements with portfolio companies (including, for the avoidance of doubt, long-term incentive plans), at times if officers unrelated to the Firm have not yet been appointed to represent a portfolio company, the Firm is permitted to negotiate and execute agreements between the Firm and/or the Company on the one hand, and the portfolio company or its affiliates, on the other hand, without arm’s length representation of the portfolio company, which could entail a conflict of interest in relation to efforts to enter into terms that are arm’s length. Among the measures the Firm can be expected to use to mitigate such conflicts are to involve outside counsel to review and advise on such agreements and provide insights into commercially reasonable terms, or establish separate groups with information barriers within the Firm to advise on each side of the negotiation.

Related Party Leasing. Subject to applicable law, the Company and its portfolio companies may lease property to or from Blackstone, Other Clients and their portfolio companies and affiliates and other related parties. The leases are generally expected to, but might not always, be at market rates. Blackstone can be expected to confirm market rates by reference to other leases it is aware of in the market, which Blackstone expects to be generally indicative of the market given the scale of Blackstone’s real estate business. Blackstone will nonetheless have conflicts of interest in making these determinations. There can be no assurance that the Company and its portfolio companies will lease to or from any such related parties on terms as favorable to the Company and its portfolio companies as would apply if the counterparties were unrelated.

Cross-Guarantees and Cross-Collateralization. While Blackstone Credit & Insurance generally seeks to use reasonable efforts to avoid cross-guarantees and other similar arrangements, a counterparty, lender or other participant in any transaction to be pursued by the Company other than alternative investment vehicles and/or the Other Clients could require or prefer facing only one fund entity or group of entities, which can result in any of the Company, such Other Clients, the portfolio companies, such Other Clients’ portfolio companies and/or other vehicles being jointly and severally liable for such applicable obligation (subject to any limitations set forth in the applicable governing documents thereof), which in each case could result in the Company, such Other Clients, such portfolio companies and portfolio companies, and/or vehicles entering into a back-to-back or other similar reimbursement agreement, subject to applicable law. In such situation, better financing terms could be available through a cross-collateralized arrangement, but it is not expected that any of the Company or such Other Clients or vehicles would be compensated (or provide compensation to the other) for being primarily liable vis-à-vis such third party counterparty. Also, it is expected that cross-collateralization will generally occur at portfolio companies rather than the Company for obligations that are not recourse to the Company except in limited circumstances such as “bad boy” events. Any cross-collateralization arrangements with Other Clients could result in the Company losing its interests in otherwise performing investments due to poorly performing or non-performing investments of Other Clients in the collateral pool.

Similarly, a lender could require that it face only one portfolio company of the Company and Other Clients, even though multiple portfolio companies of the Company and Other Clients benefit from the lending, which will typically result in (i) the portfolio company facing the lender being solely liable with respect to the entire obligation, and therefore being required to contribute amounts in respect of the shortfall attributable to other portfolio companies, and (ii) portfolio companies of the Company and Other Clients being jointly and severally liable for the full amount of the obligation, liable on a cross-collateralized basis or liable for an equity cushion (which cushion amount can vary depending upon the type of financing or refinancing (e.g., cushions for refinancings could be smaller)). The portfolio companies of the Company and Other Clients benefiting from a financing may enter into a back-to-back or other similar reimbursement agreements whereby each agrees that no portfolio company bears more than its pro rata portion of the debt and related obligations. It is not expected that the portfolio companies would be compensated (or provide compensation to other portfolio companies) for being primarily liable, or jointly liable, for other portfolio companies pro rata share of any financing.

Joint Venture Partners. The Company will from time to time enter into one or more joint venture arrangements with third party joint venture partners. Investments made with joint venture partners will often involve performance-based compensation and other fees payable to such joint venture partners, as determined by the Adviser in its sole discretion. The joint venture partners could provide services similar to those provided by the Adviser to the Company. Yet, no compensation or fees paid to the joint venture partners would reduce the management fees payable by the Company. Additional conflicts would arise if a joint venture partner is related to the Firm in any way, such as a limited partner investor in, lender to, a shareholder of, or a service provider to the Firm, the Company, Other Clients, or their respective portfolio companies, or any affiliate, personnel, officer or agent of any of the foregoing and there is no assurance that any such conflicts would be resolved in favor of the Company.

Diverse Shareholder Group. The Company’s shareholders are expected to be based in a wide variety of jurisdictions and take a wide variety of forms. The shareholders may have conflicting investment, tax and other interests with respect to their investments in the Company and with respect to the interests of investors in other investment vehicles managed or advised by the Adviser and Blackstone Credit & Insurance that may participate in the same investments as the Company. The conflicting interests of individual shareholders with respect to other shareholders and relative to investors in other investment vehicles would generally relate to or arise from, among other things, the nature of investments made by the Company and such other partnerships, the structuring or the acquisition of investments and the timing of disposition of investments. As a consequence, conflicts of interest may arise in connection with the decisions made by the Adviser or Blackstone Credit & Insurance, including with respect to the nature or structuring of investments that may be more beneficial for one investor than for another investor, especially with respect to investors’ individual tax situations. In addition, the Company may make investments that may have a negative impact on related investments made by the shareholders in separate transactions, such as credit investments that, by consequence of the exercise of remedies related to such investments, adversely impact equity-like investments in respect of those same issuers. In selecting and structuring investments appropriate for the Company, the Adviser or Blackstone Credit & Insurance will consider the investment and tax objectives of the Company and the shareholders (and those of investors in other investment vehicles managed or advised by the Adviser or Blackstone Credit & Insurance) as a whole, not the investment, tax or other objectives of any shareholder individually.

In addition, certain shareholders also may be investors in Other Clients, including supplemental capital vehicles and co-investment vehicles that invest alongside the Company in one or more investments, consistent with applicable law and/or any applicable SEC-granted order. Shareholders also might include affiliates of the Firm, such as Other Clients, affiliates of portfolio companies of the Company or Other Clients, charities, foundations or other entities or programs associated with Firm personnel and/or current or former Firm employees, the Firm’s senior advisors and/or operating partners and any affiliates, funds or persons may also invest in the Company through the vehicles established in connection with the Firm’s side-by-side co-investment rights, subject to applicable law, in each case, without being subject to management fees, and shareholders will not be afforded the benefits of such arrangements. Some of the foregoing Firm related parties are sponsors of feeder vehicles that could invest in the Company as shareholders. The Firm related sponsors of feeder vehicles generally charge their investors additional fees, including performance based fees, which could provide the Firm current income and increase the value of its ownership position in them. The Firm will therefore have incentives to refer potential investors to these feeder vehicles. All of these Firm related shareholders will have equivalent rights to vote and withhold consents as nonrelated shareholders. Nonetheless, the Firm could have the ability to influence, directly or indirectly, these Firm related shareholders.

It is also possible that the Company or its portfolio companies will be a counterparty (such counterparties dealt with on an arm’s-length basis) or participant in agreements, transactions or other arrangements with a shareholder or an affiliate of a shareholder. Such transactions may include agreements to pay performance fees to operating partners, a management team and other related persons in connection with the Company’s investment therein, which will reduce the Company’s returns. Such shareholders described in the previous sentences may therefore have different information about the Firm and the Company than shareholders not similarly positioned. In addition, conflicts of interest may arise in dealing with any such shareholders, and the Adviser and its affiliates may not be motivated to act solely in accordance with its interests relating to the Company. Similar information disparity may occur as a result of shareholders monitoring their investments in vehicles such as the Company differently. For example, certain shareholders may periodically request from the Adviser information regarding the Company, its investments and/or portfolio companies that is not otherwise set forth in (or has yet to be set forth) in the reporting and other information required to be delivered to all shareholders. In such circumstances, the Adviser may provide such information to such shareholders, subject to applicable law and regulations. Unless required by applicable law, the Adviser will not be obligated to affirmatively provide such information to all shareholders (although the Adviser will generally provide the same information upon request and treat shareholders equally in that regard). As a result, certain shareholders may have more information about the Company than other shareholders, and, unless required by applicable law, the Adviser will have no duty to ensure all shareholders seek, obtain or process the same information regarding the Company, its investments and/or portfolio companies. Therefore, certain shareholders may be able to take actions on the basis of such information which, in the absence of such information, other shareholders do not take. Furthermore, at certain times the Firm may be restricted from disclosing to the shareholders material non-public information regarding any assets in which the Company invests, particularly those investments in which an Other Client or portfolio company that is publicly registered co-invests with the Company. In addition, investment banks or other financial institutions, as well as Firm personnel, may also be shareholders. These institutions and personnel are a potential source of information and ideas that could benefit the Company, and may receive information about the Company and its portfolio companies in their capacity as a service provider or vendor to the Company and its portfolio companies.

Possible Future Activities. The Firm and its affiliates are expected to expand the range of services that it provides over time. Except as provided herein, the Firm and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Firm and its affiliates have, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who might hold or might have held investments similar to those intended to be made by the Company. These clients could themselves represent appropriate investment opportunities for the Company or could compete with the Company for investment opportunities.

Restrictions Arising under the Securities Laws. The Firm’s activities and the activities of Other Clients (including the holding of securities positions or having one of its employees on the board of directors of a portfolio company) could result in securities law restrictions on transactions in securities held by the Company, affect the prices of such securities or the ability of such entities to purchase, retain or dispose of such investments, or otherwise create conflicts of interest, any of which could have an adverse impact on the performance of the Company and thus the return to the shareholders.

The 1940 Act may limit the Company’s ability to undertake certain transactions with or alongside its affiliates that are registered under the 1940 Act. As a result of these restrictions, the Company may be prohibited from executing “joint” transactions with the Company’s 1940 Act registered affiliates, which could include investments in the same portfolio company (whether at the same or different times) or buying investments from, or selling them to, Other Clients. These limitations have the potential to limit the scope of investment opportunities that would otherwise be available to the Company.

We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions.

Shareholders’ Outside Activities. A shareholder shall be entitled to and can be expected to have business interests and engage in activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company and its portfolio companies, and can engage in transactions with, and provide services to, the Company or its portfolio companies (which will, in certain circumstances, include providing leverage or other financing to the Company or its portfolio companies as determined by the Adviser in its sole discretion). None of the Company, any shareholder or any other person shall have any rights by virtue of the Company’s operative documents or any related agreements in any business ventures of any shareholder. The shareholder, and in certain cases the Adviser, will have conflicting loyalties in these situations.

Insurance. The Adviser will cause the Company to purchase, and/or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) for insurance to insure the Company and the Board of Trustees against liability in connection with the activities of the Company. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella,” group or other insurance policies maintained by the Firm that cover the Company and one or more of the Other Clients, the Adviser, Blackstone Credit & Insurance and/or Blackstone (including their respective directors, officers, employees, agents, representatives, independent client representative (if any) and other indemnified parties). The Adviser will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella,” group or other insurance policies among the Company, one or more Other Clients, the Adviser, Blackstone Credit & Insurance and/or Blackstone on a fair and reasonable basis, subject to approval by the Board of Trustees.

Technological and Scientific Innovations. Recent technological and scientific innovations have disrupted numerous established industries and those with incumbent power in them. As technological and scientific innovation continues to advance rapidly, it could impact one or more of the Company’s strategies. Moreover, given the pace of innovation in recent years, the impact on a particular portfolio company might not have been foreseeable at the time the Company made such investment and could adversely impact the Company and/or its portfolio companies. Furthermore, Blackstone Credit & Insurance could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.

Additional Potential Conflicts of Interest. The officers, directors, members, managers, employees and personnel of the Adviser may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law or the Firm’s policies, or otherwise determined from time to time by the Adviser. In addition, certain Other Clients may be subject to the 1940 Act or other regulations that, due to the role of the Firm, could restrict the ability of the Company to buy investments from, to sell investments to or to invest in the same securities as, such Other Clients. Such regulations may have the effect of limiting the investment opportunities available to the Company. In addition, as a consequence of Blackstone’s status as a public company, the officers, directors, members, managers and personnel of the Adviser may take into account certain considerations and other factors in connection with the management of the business and affairs of the Company and its affiliates that would not necessarily be taken into account if Blackstone were not a public company. The directors of Blackstone have fiduciary duties to shareholders of the public company that may conflict with their duties to the Company. Finally, although the Firm believes its positive reputation in the marketplace provides benefit to the Company and Other Clients, the Adviser could decline to undertake investment activity or transact with a counterparty on behalf of the Company for reputational reasons, and this decision could result in the Company foregoing a profit or suffering a loss.

The foregoing list of conflicts does not purport to be a complete enumeration or explanation of the actual and potential conflicts involved in an investment in the Company.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference herein, contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, are excluded from the safe harbor protection provided by Section 27A of the 1933 Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital and repurchase shares to execute our investment strategy;

•

general economic, logistical and political trends and other external factors, including inflation and recent supply chain disruptions and their impacts on our portfolio companies and on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	risks associated with the demand for liquidity under our share repurchase program and the continued approval of quarterly tender offers by the Board;

•	actual and potential conflicts of interest with the Adviser or any of its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage, including the use of borrowed money to finance a portion of our investments and the availability of equity and debt capital on favorable terms or at all;

•	our business prospects and the prospects of our portfolio companies, including our and their ability to effectively respond to the macroeconomic effects from adverse public health developments;

•	the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;

•	the impact of future acquisitions and divestitures;

•	the ability of the Adviser or its affiliates to attract and retain highly talented professionals;

•	general price and volume fluctuations in the stock market;

•	our ability to maintain our qualification as a regulated investment company and as a BDC;

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•	the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of any projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Risk Factors” in this prospectus and in the documents we incorporate by reference.

Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Reports on Form 10-Q of the Company, as well as any amendments filed with the SEC. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in this prospectus, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s subsequent Quarterly Reports on Form 10-Q. These projections and forward-looking statements apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We issued $500,000,000 aggregate principal amount of the 7.300% Restricted Notes, $500,000,000 aggregate principal amount of the 6.250% Restricted Notes and $500,000,000 aggregate principal amount of the 5.950% Restricted Notes in transactions not requiring registration under the 1933 Act on November 27, 2023, January 25, 2024 and May 29, 2024, respectively.

The 7.300% Restricted Notes were issued, and the 7.300% Exchange Notes will be issued, pursuant to a base indenture dated as of September 15, 2021 (the “Base Indenture”), and the eleventh supplemental indenture, dated as of November 27, 2023, to the Base Indenture (the “Eleventh Supplemental Indenture,”) between us and U.S. Bank Trust Company, National Association as Trustee (the “Trustee”). The 6.250% Restricted Notes were issued, and the 6.250% Exchange Notes will be issued, pursuant to the Base Indenture and the twelfth supplemental indenture, dated as of January 25, 2024, to the Base Indenture (the “Twelfth Supplemental Indenture”). The 5.950% Restricted Notes were issued, and the 5.950% Exchange Notes will be issued, pursuant to the Base Indenture and the thirteenth supplemental indenture, dated as of May 29, 2024, to the Base Indenture (the “Thirteenth Supplemental Indenture” and, together with the Base Indenture, the Eleventh Supplemental Indenture and the Twelfth Supplemental Indenture, the “Indenture”) between us and the Trustee.

In connection with such Restricted Notes issuances, we entered into registration rights agreements, which require that we file this registration statement under the 1933 Act with respect to the Exchange Notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your Restricted Notes for a like principal amount of Exchange Notes.

Under each registration rights agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•

file the Exchange Offer Registration Statement with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•

cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If there is a Registration Default, the interest rate borne by the affected series of Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum. Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

The Exchange Notes will be issued without a restrictive legend, and except as set forth below, you may resell or otherwise transfer them without registration under the 1933 Act. After we complete the exchange offer, our obligation to register the exchange of Exchange Notes for Restricted Notes will terminate. A copy of each registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), subject to the limitations described in the succeeding three paragraphs, we believe that you may resell or otherwise transfer the Exchange Notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the 1933 Act. Our belief, however, is based on your representations to us that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	you are not our “affiliate” as that term is defined in Rule 405 under the 1933 Act;

•	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

•	you are not acting on behalf of any person that could not truthfully make these representations.

If you cannot make the representations described above, you may not participate in the exchange offer, you may not rely on the staff’s interpretations discussed above, and you must, in the absence of an exemption therefrom, comply with registration and the prospectus delivery requirements of the 1933 Act in order to resell your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you are not eligible to participate in the exchange offer, you can elect to have your Restricted Notes registered for resale on a “shelf” registration statement pursuant to Rule 415 under the 1933 Act. In the event that we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep the shelf registration statement effective for so long as such Restricted Notes remain registrable securities under the applicable registration rights agreement. Other than as set forth in this paragraph, you will not have the right to require us to register your Restricted Notes under the 1933 Act. See “—Procedures for Tendering Restricted Notes.”

Consequences of Failure to Exchange

If you do not participate or validly tender your Restricted Notes in the exchange offer:

•

you will retain your Restricted Notes that are not registered under the 1933 Act and they will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•

you will not be able to require us to register your Restricted Notes under the 1933 Act unless, as set forth above, you do not receive freely tradable Exchange Notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;

•

you will not be able to resell or otherwise transfer your Restricted Notes unless they are registered under the 1933 Act or unless you offer to resell or transfer them pursuant to an exemption under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all Restricted Notes validly tendered and not withdrawn prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of the Restricted Notes accepted in the exchange offer. You may tender some or all of your Restricted Notes pursuant to the exchange offer; however, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants.

The form and terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes (except for Restricted Notes sold pursuant to the shelf registration statement described above). The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Restricted Notes.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the 7.300% Restricted Notes, $500,000,000 aggregate principal amount of the 6.250% Restricted Notes and $500,000,000 aggregate principal amount of the 5.950% Restricted Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the Restricted Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered Restricted Notes if and when we have given oral (any such oral notice to be promptly confirmed in writing) or written notice of our acceptance to U.S. Bank Trust Company, National Association, the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the Exchange Notes for the tendering noteholders. If we do not accept any tendered Restricted Notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return such Restricted Notes by credit to the accounts at DTC of the applicable DTC participants, without expense, to the tendering noteholder as promptly as practicable after the expiration date of the exchange offer.

You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth under “—Transfer Taxes,” with respect to the exchange of your Restricted Notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extension; Amendment

The expiration date for the exchange offer will be 11:59 p.m., New York City time, on November 7, 2024, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, however, although we reserve the right to do so. If we extend the exchange offer, we may delay acceptance of any Restricted Notes by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the exchange agent and give each registered holder of Restricted Notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

We also reserve the right, in our sole discretion:

•	to accept tendered Restricted Notes upon the expiration of the exchange offer, and extend the exchange offer with respect to untendered Restricted Notes;

•

subject to applicable law, to delay accepting any Restricted Notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions set forth under “—Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of such delay or termination to the exchange agent; or

•	to amend or waive the terms and conditions of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to issue the Exchange Notes, or return the Restricted Notes tendered for exchange, promptly after the termination or withdrawal of the exchange offer.

Procedures for Tendering Restricted Notes

The Restricted Notes are represented by global securities without interest coupons in fully registered form, registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the global securities are held by direct or indirect participants in DTC through certificateless depositary interests and are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants. You are not entitled to receive certificated Restricted Notes in exchange for your beneficial interest in these global securities except in limited circumstances described in “Description of the Exchange Notes—Book-Entry System.”

Accordingly, you must tender your Restricted Notes pursuant to DTC’s ATOP procedures. As the DTC’s ATOP system is the only method of processing exchange offers through DTC, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration date for the exchange offer a computer-generated message transmitted by means of the ATOP system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Restricted Notes through the ATOP system, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal, including the representations to us described above under “—Purpose and Effect of the Exchange Offer,” and be received by the exchange agent prior to 11:59 p.m., New York City time, on the expiration date.

If you hold Restricted Notes through a broker, dealer, commercial bank, trust company, other financial institution or other nominee, each referred to herein as an “intermediary,” and you wish to tender your Restricted Notes, you should contact such intermediary promptly and instruct such intermediary to tender on your behalf. So long as the Restricted Notes are in book-entry form represented by global securities, Restricted Notes may only be tendered by your intermediary pursuant to DTC’s ATOP procedures.

If you tender a Restricted Note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Restricted Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all Restricted Notes not validly tendered or any Restricted Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain Restricted Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your Restricted Notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Restricted Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Restricted Notes will be returned to you unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer, if:

•	you invalidly tender your Restricted Notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or invalid tender.

•	In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer Exchange Notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer; and

•	to the extent permitted by applicable law, purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases of or offers for Restricted Notes could differ from the terms of the exchange offer.

In all cases, the issuance of Exchange Notes for Restricted Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of your Restricted Notes into the exchange agent’s account at DTC, a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than you indicate your desire to exchange, the unaccepted or non-exchanged Restricted Notes, or Restricted Notes in substitution therefor, will be returned without expense to you by credit to the accounts at DTC of the applicable DTC participant, as promptly as practicable after rejection of tender or the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Restricted Notes at DTC for purposes of the exchange offer after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of Restricted Notes being tendered by causing DTC to transfer such Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Any DTC participant wishing to tender Restricted Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Restricted Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 11:59 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent a confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include a confirmation that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Restricted Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the exchange agent prior to 11:59 p.m., New York City time, on the expiration date.

No Guaranteed Delivery Procedures

Guaranteed delivery procedures are not available in connection with the exchange offer.

Withdrawal Rights

You may withdraw tenders of your Restricted Notes at any time prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer.

For your withdrawal to be effective, the exchange agent must receive an electronic ATOP transmission of the notice of withdrawal at its address set forth below under “—Exchange Agent,” prior to 11:59 p.m., New York City time, on the expiration date.

The notice of withdrawal must:

•	specify the name and DTC account number of the DTC participant that tendered such Restricted Notes;

•	specify the principal amount of Restricted Notes to be withdrawn;

•	specify the name and account number of the DTC participant to which the withdrawn Restricted Notes should be credited; and

•	contain a statement that the holder is withdrawing its election to have the Restricted Notes exchanged.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Restricted Notes that have been withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Restricted Notes that have been tendered for exchange but that are withdrawn and not exchanged will be returned by credit to the account at DTC of the applicable DTC participant without cost as soon as practicable after withdrawal. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or prior to 11:59 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Conditions

Notwithstanding any other provision of the exchange offer, and subject to our obligations under the related registration rights agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if at any time before the acceptance of any Restricted Notes for exchange any one of the following events occurs:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to complete the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any Restricted Notes validly tendered, and no Exchange Notes will be issued in exchange for any tendered Restricted Notes, if, at the time the Restricted Notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of Restricted Notes being tendered for exchange.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus, the Letter of Transmittal and other related documents should be directed to the exchange agent addressed as follows:

U.S. Bank Trust Company, National Association, as Exchange Agent

By Registered or Certified Mail, Overnight Delivery on or before

11:59 p.m. New York City Time on the Expiration Date:

U.S. Bank Trust Company, National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN 55107-1402

For Information or Confirmation by Telephone Call:

(800) 934-6802

By Email or Facsimile Transmission (for Eligible Institutions only):

Email: cts.specfinance@usbank.com

Facsimile: (651) 466-7367

DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The exchange agent also acts as the Trustee under the Indenture.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person, by email or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $200,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your Restricted Notes unless Exchange Notes are to be registered in the name of, or Restricted Notes (or any portion thereof) not tendered or not accepted in the exchange offer are to be returned to, a person other than the registered tendering holder of the Restricted Notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax. In addition, tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of Restricted Notes to, or upon the order of, the Company pursuant to the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the Exchange Notes under generally accepted accounting principles in the United States of America (“GAAP”).

DESCRIPTION OF THE EXCHANGE NOTES

We issued the 7.300% Restricted Notes, and will issue the 7.300% Exchange Notes, under the Base Indenture and the Eleventh Supplemental Indenture. We issued the 6.250% Restricted Notes, and will issue the 6.250% Exchange Notes, under the Base Indenture and the Twelfth Supplemental Indenture. We issued the 5.950% Restricted Notes, and will issue the 5.950% Exchange Notes, under the Base Indenture and the Thirteenth Supplemental Indenture. The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of the Notes.

Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Notes or the Indenture, as applicable.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

General

The Restricted Notes are, and the Exchange Notes will be, our general senior unsecured obligations ranking equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The 7.300% Notes, the 6.250% Notes and the 5.950% Notes will mature on November 27, 2028, January 25, 2031 and July 16, 2029, respectively, unless previously redeemed or repurchased in full by us as provided below under “—Optional Redemption” or “—Offer to Repurchase Upon a Change of Control Repurchase Event.” The Exchange Notes and the Restricted Notes that remain outstanding after the exchange offer will be a single series under the Indenture.

The 7.300% Restricted Notes bear, and the 7.300% Exchange Notes will bear, cash interest at the rate of 7.300% per annum from November 27, 2023 to the stated maturity or date of earlier redemption. Interest on the 7.300% Notes will be payable semi-annually in arrears on each of May 27 and November 27, commencing May 27, 2024 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding May 12 and November 12 (whether or not a business day), respectively.

The 6.250% Restricted Notes bear, and the 6.250% Exchange Notes will bear, cash interest at the rate of 6.250% per annum from January 25, 2024 to the stated maturity or date of earlier redemption. Interest on the 6.250% Notes will be payable semi-annually in arrears on each of January 25 and July 25, commencing July 25, 2024 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding January 10 and July 10 (whether or not a business day), respectively.

The 5.950% Restricted Notes bear, and the 5.950% Exchange Notes will bear, cash interest at the rate of 5.950% per annum from May 29, 2024 to the stated maturity or date of earlier redemption. Interest on the 5.950% Notes will be payable semi-annually in arrears on each of January 16 and July 16, commencing January 16, 2025 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding January 1 and July 1 (whether or not a business day), respectively.

Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the Notes), to, but excluding, the applicable interest payment date or stated maturity date or date of early redemption, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date or the stated maturity date or date of early redemption of the Notes falls on a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, the required payment due on such date will instead be made on the next business day. No further interest will accrue as a result of such delayed payment.

We issued the 7.300% Restricted Notes in an aggregate principal amount of $500 million, the 6.250% Restricted Notes in an aggregate principal amount of $500 million and the 5.950% Restricted Notes in an aggregate principal amount of $500 million on November 27, 2023, January 25, 2024 and May 29, 2024, respectively, in transactions not requiring registration under the 1933 Act.

The Indenture does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, without the consent of the holders of the Notes, issue additional Notes (in any such case, other than any Exchange Notes, “Additional Notes”) under the Indenture with the same ranking and the same interest rate, maturity and other terms as the Notes of a series; provided that, if such Additional Notes are not fungible with the Notes of the applicable series (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes will have different CUSIP numbers from the Notes of such series (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes of a series will constitute a single series under the Indenture and all references to the relevant Notes herein will include the Additional Notes unless the context otherwise requires.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

The Notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Prior to the due presentment of a Note for registration of transfer, we, the Trustee and any other agent of ours or the Trustee may treat the registered holder of each Note as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever.

The Indenture does not contain any provisions that would limit our ability to incur unsecured indebtedness or that would afford holders of the Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or the credit rating of the Notes.

The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Optional Redemption

We may redeem some or all of the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, 40 basis points and 30 basis points for the 7.300% Notes, the 6.250% Notes and the 5.950% Notes, respectively, less (b) interest accrued to the date of redemption, or

•	100% of the principal amount of the Notes to be redeemed,

plus, in either case accrued and unpaid interest thereon to the redemption date of the Notes.

Notwithstanding the foregoing, at any time on or after the Par Call Date, the Company may redeem some of or all of the Notes, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

If we choose to redeem any Notes, we will deliver a notice of redemption to holders of such series of Notes to be redeemed not less than 10 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Trustee and, so long as the Notes are registered to DTC or its nominee, the DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

“Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)— H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date of the Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at

11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date of the Notes, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date of the Notes but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date of the Notes, one with a maturity date preceding the applicable Par Call Date of the Notes and one with a maturity date following the applicable Par Call Date of the Notes, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date of the Notes. If there are two or more United States Treasury securities maturing on the applicable Par Call Date of the Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price of any of the Notes shall be conclusive and binding for all purposes, absent manifest error.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of the written instruction, the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder an Exchange Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each Exchange Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference herein, for a general discussion of our and our subsidiaries’ indebtedness.

Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Exchange Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the

Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Blackstone Private Credit Fund and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3) the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P)(or, in each case, if such Rating Agency ceases to make a rating of the applicable Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.

“Rating Agency” means:

(1) one or both of Moody’s and S&P; and

(2) if both Moody’s and S&P cease to rate the Notes or fail to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for either of Moody’s or S&P, as the case may be.

“S&P” means S&P Global Ratings, or any successor thereto.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the Base Indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the Base Indenture and the following covenants, the following covenants will govern:

Merger, Consolidation or Sale of Assets

The Indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Blackstone Private Credit Fund or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•

we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture and the applicable registration rights agreement to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and

•

we will deliver, or cause to be delivered, to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified generally by Section 61(a) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following will be an event of default:

(1) default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3) default by us in the performance, or breach, of any covenant or agreement in the Indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the

Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(4) default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Blackstone Private Credit Fund for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5) pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6) certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the Trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

(i) such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

(ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default;

(iii) such holder or holders have offered to the Trustee indemnity, security, or both, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the Indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the

Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (iii) the Trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders).

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the Indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the Indenture.

Within 90 days after the occurrence of any default under the Indenture with respect to the Notes, the Trustee must transmit notice of such default known to the Trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the Indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the Indenture.

Trustee

U.S. Bank Trust Company, National Association is the Trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as the Trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

We may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

The Indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

Except as set forth below, Notes will be issued in registered, global form, without interest coupons (the “Global Notes”). The Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (the “Certificated Notes”) except in the limited circumstances described below. See “—Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.

So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the Indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/ or DTC and the participants through which they own interests in the Notes, or Book-Entry Interests, in order to exercise any rights of holders under the Indenture.

So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the Trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.

Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.

Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:

•	DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, for U.S. federal income tax purposes, (i) you will not recognize gain or loss as a result of the exchange, (ii) the holding period of the Exchange Notes you receive will include the holding period of the Restricted Notes exchanged therefor and (iii) the basis of the Exchange Notes you receive will be the same as the basis of the Restricted Notes exchanged therefor immediately before the exchange.

In any event, persons considering the exchange of Restricted Notes for Exchange Notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

For additional information, see “Risk Factors” and “Material U.S. Federal Income Tax Considerations” in Part 1A and Item 1 of Part 1, respectively, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

FINANCIAL HIGHLIGHTS

The following table of financial highlights is intended to help a prospective investor understand the Company’s financial performance for the periods shown. The financial data set forth in the following table as of and for the year ended December 31, 2023 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which may be obtained from www.sec.gov or upon request. The Company’s unaudited financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 are incorporated by reference herein. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the SEC.

The following are the financial highlights for the six months ended June 30, 2024:

	For the six months ended June 30, 2024
	Class I	Class S	Class D
Per Share Data(1):
Net asset value, beginning of period	$25.39	$25.39	$25.39
Net investment income	1.45	1.34	1.42
Net change in unrealized and realized gain (loss)	0.05	0.05	0.05

Net increase (decrease) in net assets resulting from operations	1.50	1.39	1.47
Distributions from net investment income(2)	(1.32)	(1.21)	(1.29)
Distributions from net realized gains(2)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(1.32)	(1.21)	(1.29)

Early repurchase deduction fees(5)	0.00	0.00	0.00

Total increase (decrease) in net assets	0.18	0.18	0.18

Net asset value, end of period	$25.57	$25.57	$25.57

Shares outstanding, end of period	875,338,950	437,725,435	19,899,279
Total return based on NAV(3)	6.0%	5.6%	5.9%
Ratios:
Ratio of net expenses to average net assets(4)	8.7%	9.5%	8.9%
Ratio of net investment income to average net assets(4)	11.4%	10.6%	11.2%
Portfolio turnover rate	7.8%	7.8%	7.8%
Supplemental Data:
Net assets, end of period	$22,383,884	$11,193,379	$508,861
Asset coverage ratio	247.7%	247.7%	247.7%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(3)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(4)

For the six months ended June 30, 2024, amounts are annualized except for organizational costs, excise tax, and management fee and income based incentive fee waivers by the Adviser, if any. For the six months ended June 30, 2024, the ratio of total operating expenses to average net assets was 8.7%, 9.5%, and 8.9% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support/(recoupment) and management fee and income based incentive fee waivers by the Adviser, if any, which represented 0.0%, 0.0% and 0.0% on Class I, Class S and Class D, respectively, of average net assets.

(5)	The per share amount rounds to less than $0.01 per share, for Class I, Class S and Class D.

The following are the financial highlights for the year ended December 31, 2023:

	Year Ended December 31, 2023
	Class I	Class S	Class D
Per Share Data(1):
Net asset value, beginning of period	$24.59	$24.59	$24.59
Net investment income	3.08	2.87	3.02
Net change in unrealized and realized gain (loss)	0.29	0.29	0.29

Net increase (decrease) in net assets resulting from operations	3.37	3.16	3.31
Distributions from net investment income(2)	(2.57)	(2.36)	(2.51)
Distributions from net realized gains(2)	—	—	—

Net increase (decrease) in net assets from shareholders’ distributions	(2.57)	(2.36)	(2.51)

Early repurchase deduction fees(5)	—	—	—

Total increase (decrease) in net assets	0.80	0.80	0.80

Net asset value, end of period	$25.39	$25.39	$25.39

Shares outstanding, end of period	734,579,940	373,864,258	15,452,672
Total return based on NAV(3)	14.4%	13.4%	14.1%
Ratios:
Ratio of net expenses to average net assets(4)	10.3%	11.1%	10.6%
Ratio of net investment income to average net assets(4)	12.3%	11.5%	12.0%
Portfolio turnover rate	13.5%	13.5%	13.5%
Supplemental Data:
Net assets, end of period	$18,649,595	$9,492,496	$392,346
Asset coverage ratio	221.9%	221.9%	221.9%

(1)	The per share data was derived by using the weighted average shares outstanding during the period.
(2)	The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 9).
(3)

Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested in accordance with the Company’s distribution reinvestment plan) divided by the beginning NAV per share. Total return does not include upfront transaction fee, if any.

(4)

For the year ended December 31, 2023, amounts are annualized except for organizational costs and management fee and income based incentive fee waivers by the Adviser. For the year ended December 31, 2023, the ratio of total operating expenses to average net assets was 10.3%, 11.1%, and 10.6% on Class I, Class S and Class D respectively, on an annualized basis, excluding the effect of expense support / (recoupment) and management fee and income based incentive fee waivers by the Adviser which represented 0.0%, 0.0% and 0.0% on Class I, Class S and Class D, respectively, of average net assets.

(5)	The per share amount rounds to less than $0.01 per share, for Class S and Class D.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Part I, Item 2 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information in “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Part I, Item 3 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 is incorporated herein by reference.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale or other transfer of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales or other transfers of such Exchange Notes. To the extent any such broker-dealer participates in the exchange offer, we have agreed that, for a period of up to 180 days after the completion of the exchange offer, upon request of such broker-dealer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resales or other transfers of Exchange Notes, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any resales or other transfers of Exchange Notes by such broker-dealers. Exchange Notes received by such broker-dealers for their own accounts pursuant to the exchange offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any such broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” of the Exchange Notes within the meaning of the 1933 Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The accompanying Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act.

BUSINESS OF THE COMPANY

The information in “Business” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is incorporated herein by reference.

REGULATION OF THE COMPANY

The information in “Business—Regulation as a Business Development Company” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is incorporated herein by reference.

SENIOR SECURITIES

The information in “Note 10—Financial Highlights and Senior Securities” in “Note 10—Financial Highlights and Senior Securities” in Part II, Item 8—Consolidated Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in Part I, Item 1—Notes to Condensed Consolidated Financial Statements (Unaudited) of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 is incorporated herein by reference.

PORTFOLIO COMPANIES

The following table sets forth certain information as of June 30, 2024, for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.

The Board approved the valuation of the Company’s investment portfolio, as of June 30, 2024, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements incorporated by reference in this prospectus.

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
First Lien Debt
First Lien Debt - non-controlled/non-affiliated
Aerospace & Defense
Amentum Government Services Holdings, LLC	20501 Seneca Meadows Pkwy #300, Germantown, MD 20876 United States	(8)	SOFR + 4.00%	9.46%	1/29/2027			$2,506	$2,508	$2,516	0.01%
Amentum Government Services Holdings, LLC	20501 Seneca Meadows Pkwy #300, Germantown, MD 20876 United States	(9)	SOFR + 4.00%	9.34%	2/15/2029			12,040	12,000	12,108	0.04%
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(7)(10)	SOFR + 4.25%	9.86%	5/25/2028			50,112	49,106	32,866	0.10%
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(4)(5)(7)(10)	SOFR + 4.00%	9.44%	5/26/2026			6,419	6,261	881	0.00%
Corfin Holdings, Inc.	1050 Perimeter Road, Manchester, NH 03103 United States	(4)(10)	SOFR + 6.00%	11.42%	12/31/2027			32,637	32,593	32,637	0.10%
Frontgrade Technologies Holdings, Inc.	4350 Centennial Blvd Colorado Springs, CO, 80907 United States	(4)(7)(10)	SOFR + 5.00%	10.33%	1/9/2030			2,358	2,295	2,358	0.01%
Linquest Corp.	5140 West Goldleaf Circle, Suite 400, Los Angeles, CA 90056, United States	(4)(10)	SOFR + 5.75%	11.18%	7/28/2028			153,169	151,386	153,169	0.45%
Loar Group, Inc.	450 Lexington Avenue, New York, NY 10017 United States	(4)(11)	SOFR + 4.75%	10.09%	5/10/2030			251,214	250,713	251,214	0.74%
Loar Group, Inc.	450 Lexington Avenue, New York, NY 10017 United States	(4)(7)(11)	SOFR + 4.75%	10.09%	5/10/2030			1,211	1,074	259	0.00%
LSF11 Trinity Bidco, Inc.	5555 N Channel Ave Portland, OR 97217 United States	(8)	SOFR + 3.50%	8.84%	6/14/2030			1,066	1,066	1,072	0.00%
Magneto Components BuyCo, LLC	311 Sinclair Rd, Bristol, PA 19007 United States	(4)(7)(10)	SOFR + 6.00%	11.34%	12/5/2030			54,212	52,640	54,077	0.16%
Maverick Acquisition, Inc.	3063 Philmont Ave B, Huntingdon Valley, PA 19006 United States	(4)(11)	SOFR + 6.25%	11.58%	6/1/2027			47,974	47,460	37,659	0.11%
Peraton Corp.	12975 Worldgate Drive, Herndon, VA 20170 United States	(10)	SOFR + 3.75%	9.19%	2/1/2028			13,399	13,420	13,417	0.04%
TransDigm Inc	1350 Euclid Avenue, Suite 1600, Cleveland, Ohio 44115 United States	(6)(8)	SOFR + 2.50%	7.84%	2/28/2031			8,000	8,024	8,026	0.02%
Vertex Aerospace Services Corp.	555 Industrial Drive South, Madison, MS,39110 United States	(10)	SOFR + 2.75%	8.09%	12/6/2028			11,731	11,694	11,760	0.03%
West Star Aviation Acquisition, LLC	796 Heritage Way, Grand Junction, CO 81506 United States	(4)(10)	SOFR + 5.00%	10.33%	3/1/2028			14,839	14,593	14,839	0.04%

									656,833	628,858	1.85%
Air Freight & Logistics
AGI-CFI Holdings, Inc.	9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156 United States	(4)(10)	SOFR + 5.75%	11.26%	6/11/2027			263,721	260,982	256,469	0.75%
Alliance Ground	9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156 United States	(4)(9)	SOFR + 5.75%	11.26%	6/11/2027			94,220	93,084	91,629	0.27%
ENV Bidco AB	Staffans väg 2A SE-192 78 Sollentuna, Sweden	(4)(6)(7)(8)	E + 5.75%	9.47%	7/19/2029		EUR	114,140	113,265	121,888	0.36%
ENV Bidco AB	Staffans väg 2A SE-192 78 Sollentuna, Sweden	(4)(6)(10)	SOFR + 5.75%	11.08%	7/19/2029			102,349	100,494	102,349	0.30%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Livingston International, Inc.	The West Mall Suite 400, Toronto, ON M9C 5K7 Canada	(4)(6)(10)	SOFR + 5.50%	10.93%	4/30/2027			101,794	101,398	98,231	0.29%
Mode Purchaser, Inc.	17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States	(4)(11)	SOFR + 6.25%	11.72%	12/9/2026			27,349	26,973	27,349	0.08%
Mode Purchaser, Inc.	17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States	(4)(11)	SOFR + 6.25%	11.72%	2/5/2029			135,783	133,999	135,783	0.40%
RoadOne Inc	1 Kellaway Dr, Randolph, MA 02368 United States	(4)(5)(7)(11)	SOFR + 6.25%	11.59%	12/30/2028			1,093	1,063	1,066	0.00%
RWL Holdings, LLC	767 5th Ave #4200, New York, NY 10153 United States	(4)(10)	SOFR + 5.75%	11.23%	12/31/2028			271,526	268,059	253,198	0.74%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(11)	E + 5.00%	8.72%	12/30/2026		EUR	34,596	39,765	27,418	0.08%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(11)	SOFR + 5.00%	10.48%	12/30/2026			83,036	82,561	61,447	0.18%
SEKO Global Logistics Network, LLC	1100 N. Arlington Heights Rd., Itasca, IL 60143 United States	(4)(5)(7)(11)	SOFR + 5.00%	10.47%	12/30/2026			6,830	6,798	3,810	0.01%
The Kenan Advantage Group, Inc.	4895 Dressler Road, Canton, OH 44718 United States	(8)	SOFR + 3.75%	9.09%	1/25/2029			13,016	12,956	13,097	0.04%
Wwex Uni Topco Holdings, LLC	2323 Victory Avenue Suite 1600, Dallas, TX 75219 United States	(10)	SOFR + 4.25%	9.85%	7/26/2028			13,971	13,889	14,029	0.04%

									1,255,286	1,207,763	3.54%
Airlines
Air Canada	2001 University Street Suite 1600, Montreal, QC H3A 2A6 Canada	(6)(8)	SOFR + 2.50%	7.85%	3/14/2031			6,323	6,308	6,340	0.02%
Brown Group Holding, LLC	13485 Veterans Way #600, Orlando, FL 32827 United States	(9)	SOFR + 2.75%	8.19%	6/7/2028			7,418	7,400	7,423	0.02%

									13,708	13,763	0.04%
Auto Components
Clarios Global LP	Florist Tower, 5757 N. Green Bay Ave., Glendale, WI 53209 United States	(6)(8)	SOFR + 3.00%	8.34%	5/6/2030			3,491	3,491	3,504	0.01%
Dellner Couplers Group AB	Vikavagen 144 79195 Falun, Sweden	(5)(6)(8)	E + 5.50%	9.22%	6/18/2029		EUR	23,500	24,895	25,094	0.07%
First Brands Group, LLC	3255 West Hamlin Road, Rochester Hills, MI 48309 United States	(11)	SOFR + 5.00%	10.59%	3/30/2027			4,538	4,507	4,518	0.01%
Mavis Tire Express Services Topco, Corp.	358 Saw Mill River Rd, Millwood, NY 10546 United States	(10)	SOFR + 3.75%	9.09%	5/4/2028			27,765	27,410	27,862	0.08%
Metis Buyer, Inc.	358 Saw Mill River Rd, Millwood, NY 10546 United States	(4)(5)(7)(8)	SOFR + 3.50%	8.96%	5/4/2026			2,790	2,715	2,747	0.01%

									63,018	63,725	0.18%
Beverages
Triton Water Holdings, Inc.	900 Long Ridge Road, Building 2, Stamford, CT 06902 United States	(9)	SOFR + 3.25%	8.85%	3/31/2028			44,539	43,939	44,606	0.13%
Biotechnology
Grifols Worldwide Operations USA Inc	18 Commerce Way, Suite 4800, Wilmington, MA 01801 United States	(8)	SOFR + 2.00%	7.44%	11/15/2027			5,966	5,907	5,877	0.02%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Broadline Retail
Peer USA LLC	Perenmarkt 15, 1681 PG Zwaagdijk, Netherlands	(6)(8)	SOFR + 3.00%	8.35%	6/20/2031			7,000	7,021	7,016	0.02%
Building Products
Cornerstone Building Brands, Inc.	5020 Weston Parkway, Cary, NC 27513 United States	(6)(9)	SOFR + 5.63%	10.95%	8/1/2028			25,610	25,314	25,916	0.08%
Cornerstone Building Brands, Inc.	5020 Weston Parkway, Cary, NC 27513 United States	(6)(9)	SOFR + 3.25%	8.68%	4/12/2028			4,842	4,819	4,736	0.01%
CP Atlas Buyer, Inc.	1521 North Cooper, Suite 500, Arlington, TX 76011 United States	(9)	SOFR + 3.75%	9.19%	11/23/2027			19,688	19,665	19,251	0.06%
Engineered Stone Group Holdings III Ltd.	Floor 5, Smithson Tower Smithson Plaza, St. James’s Street, London, England, SW1A 1HJ	(4)(6)(8)	E + 5.75%	10.72% PIK	4/23/2028		EUR	30,254	32,904	27,783	0.08%
Engineered Stone Group Holdings III Ltd.	Floor 5, Smithson Tower Smithson Plaza, St. James’s Street, London, England, SW1A 1HJ	(4)(6)(10)	SOFR + 6.01%	12.57% PIK	4/23/2028			63,275	62,198	54,259	0.16%
Fencing Supply Group Acquisition, LLC	211 Perimeter Center Pkwy NE #250, Dunwoody, GA 30346 United States	(4)(11)	SOFR + 6.00%	11.44%	2/26/2027			110,146	109,277	108,494	0.32%
Great Day Improvements LLC	700 Highland Rd, Macedonia, OH 44056 United States	(4)(5)(7)(13)	SOFR + 5.50%	11.11%	6/13/2030			36,328	35,483	35,483	0.10%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200, Chino Hills, CA 91709 United States	(4)(11)	SOFR + 6.00%	11.33%	2/25/2027			43,474	43,252	39,888	0.12%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200, Chino Hills, CA 91709 United States	(4)(10)	SOFR + 6.00%	11.34%	2/25/2027			187,540	186,262	172,068	0.50%
Jacuzzi Brands, LLC	3925 City Center Drive Suite 200, Chino Hills, CA 91709 United States	(4)(10)	SOFR + 6.00%	11.33%	2/25/2027			6,319	6,284	5,798	0.02%
Kodiak BP, LLC	1745 Shea Center Drive Suite 130, Highlands Ranch, CO 80129 United States	(10)	SOFR + 3.25%	8.85%	3/12/2028			40,175	40,015	40,244	0.12%
L&S Mechanical Acquisition, LLC	1101 E Arapaho Rd, Suite 190, Richardson, TX 75081, United States	(4)(10)	SOFR + 6.25%	11.55%	9/1/2027			109,506	108,362	109,506	0.32%
Lindstrom, LLC	2950 100th Court Northeast, Blaine, MN 55449 United States	(4)(11)	SOFR + 6.25%	11.68%	5/1/2026			147,517	146,461	146,042	0.43%
Oscar Acquisitionco LLC	5005 Lyndon B Johnson Fwy Suite 1050, Dallas, TX 75244 United States	(4)(7)(11)	SOFR + 4.25%	9.90%	4/29/2029			5,985	6,007	5,989	0.02%
Tamko Building Products, LLC	198 Four States Drive, P.O. Box 97, Galena, KS 66739 United States	(8)	SOFR + 3.25%	8.59%	9/20/2030			2,992	3,000	2,996	0.01%
The Chamberlain Group, Inc.	300 Windsor Drive, Oak Brook, IL 60523 United States	(9)	SOFR + 3.25%	8.69%	11/3/2028			25,080	24,923	25,096	0.07%
Windows Acquisition Holdings, Inc.	235 Sunshine Road Royal, AR 71968 United States	(4)(11)	SOFR + 6.50%	11.98%	12/29/2026			56,108	55,638	54,424	0.16%

									909,864	877,973	2.58%
Capital Markets
AllSpring Buyer, LLC	P.O. Box 219967, Kansas City, MO 64121 United States	(6)(9)	SOFR + 3.25%	8.89%	11/1/2028			709	713	709	0.00%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Apex Group Treasury, LLC	4 Embarcadero Center Suite 1900 San Francisco,CA,94111 United States	(6)(9)	SOFR + 3.75%	9.33%	7/27/2028			15,063	15,042	15,101	0.04%
Apex Group Treasury, LLC	4 Embarcadero Center Suite 1900 San Francisco,CA,94111 United States	(4)(6)(9)	SOFR + 5.00%	10.32%	7/27/2028			78,351	77,004	78,840	0.23%
Aretec Group, Inc.	2301 Rosecrans Ave., Suite 5100, El Segundo, CA 90245 United States	(6)(8)	SOFR + 4.00%	9.34%	8/9/2030			853	853	858	0.00%
Clipper Acquisitions Corp.	865 South Figueroa Street, Suite 1800, Los Angeles, CA 90017 United States	(8)	SOFR + 1.75%	7.19%	3/3/2028			1,980	1,973	1,980	0.01%
FFML Holdco Ltd	Private Bag 93502, Takapuna, Auckland 0740, New Zealand	(4)(6)(10)	B + 6.25%	11.93%	11/30/2028		NZD	37,987	23,072	23,138	0.07%
Focus Financial Partners, LLC	875 3rd Avenue, 28th Floor New York, NY 10022 United States	(9)	SOFR + 2.75%	8.09%	6/30/2028			10,918	10,912	10,919	0.03%
Focus Financial Partners, LLC	875 3rd Avenue, 28th Floor New York, NY 10022 United States	(9)	SOFR + 2.50%	7.84%	6/30/2028			6,468	6,479	6,470	0.02%
GTCR Everest Borrower LLC	1655 Grant Street, 10th Floor Concord, CA 94520 United States	(6)(8)	SOFR + 3.00%	8.34%	6/3/2031			20,647	20,595	20,685	0.06%
Osaic Holdings Inc	20 East Thomas Road, Phoenix, AZ 85012 United States	(8)	SOFR + 4.00%	9.34%	8/17/2028			10,620	10,629	10,666	0.03%
Resolute Investment Managers, Inc.	220 E. Las Colinas Blvd., Suite 1200, Irving, Texas 75039 United States	(5)(11)	SOFR + 6.50%	12.10%	4/30/2027			3,903	3,854	3,825	0.01%
Situs-AMC Holdings Corporation	5065 Westheimer Suite 700E, Houston, TX 77056 United States	(4)(10)	SOFR + 5.50%	10.93%	12/22/2027			12,151	12,080	12,151	0.04%
Superannuation And Investments US, LLC	Ground Floor Tower 1 201 Sussex Street Sydney,NSW,2000 Australia	(6)(9)	SOFR + 3.75%	9.21%	12/1/2028			13,093	13,036	13,118	0.04%
The Edelman Financial Engines Center, LLC	28 State Street, 21st Floor, Boston, MA 021094 United States	(8)	SOFR + 3.25%	8.59%	4/7/2028			18,416	18,417	18,463	0.05%

									214,659	216,923	0.63%
Chemicals
DCG Acquisition Corp.	45 Rockefeller Plaza 20th Floor, New York, NY 10111 United States	(4)(5)(7)(10)	SOFR + 4.75%	10.08%	6/13/2031			210,895	208,257	208,239	0.61%
Derby Buyer LLC	200 Powder Mill Road, Wilmington DE 19803 United States	(6)(9)	SOFR + 3.50%	8.83%	11/1/2030			6,484	6,524	6,522	0.02%
Formulations Parent Corp.	375 University Avenue, Westwood, MA 02090 United States	(4)(7)(10)	SOFR + 5.75%	11.07%	11/15/2030			21,375	20,922	21,375	0.06%
Geon Performance Solutions, LLC	25777 Detroit Road Suite 202, Westlake, OH 44145 United States	(4)(10)	SOFR + 4.25%	9.85%	8/18/2028			3,598	3,581	3,618	0.01%
Hyperion Materials & Technologies, Inc.	6325 Huntley Road, Worthington, OH 43229 United States	(9)	SOFR + 4.50%	10.04%	8/30/2028			7,945	7,935	7,760	0.02%
OQ Chemicals Corp	15375 Memorial Drive, West Memorial Place I, Suite 300, Houston, TX 77079 United States	(6)(8)	SOFR + 3.50%	8.91%	10/14/2024			6	6	6	0.00%

									247,225	247,520	0.72%
Commercial Services & Supplies
Access CIG, LLC	6818 A Patterson Pass Road, Livermore CA 94550 United States	(9)	SOFR + 5.00%	10.33%	8/18/2028			43,634	43,146	43,969	0.13%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Allied Universal Holdco, LLC	1551 North Tustin Avenue Suite 650, Santa Ana, CA 92705 United States	(9)	SOFR + 3.75%	9.19%	5/12/2028		40,938	40,883	40,827	0.12%
Anticimex, Inc.	400 Connell Drive Suite 1300, Berkeley Heights, NJ 07922 United States	(6)(9)	SOFR + 3.15%	8.46%	11/16/2028		11,705	11,676	11,719	0.03%
APX Group, Inc.	4931 North 300 West, Provo, UT, 84604 United States	(6)(9)	SOFR + 2.75%	8.07%	7/10/2028		17,345	17,320	17,388	0.05%
Bazaarvoice, Inc.	338 Pier Avenue, Hermosa Beach CA 90254 United States	(4)(8)	SOFR + 5.25%	10.54%	5/7/2028		382,170	382,170	382,170	1.12%
Bazaarvoice, Inc.	338 Pier Avenue, Hermosa Beach CA 90254 United States	(4)(7)(8)	SOFR + 5.25%	10.54%	5/7/2028		24,268	24,268	24,268	0.07%
CFS Brands, LLC	4711 E. Hefner Rd. Oklahoma City, OK 73131 United States	(4)(6)(7)(11)	SOFR + 6.00%	11.34%	10/2/2030		200,600	196,281	200,394	0.59%
DG Investment Intermediate Holdings 2, Inc.	One Commerce Drive, Schaumburg, Illinois 60173 United States	(10)	SOFR + 4.75%	10.09%	3/31/2028		8,027	7,973	8,062	0.02%
DG Investment Intermediate Holdings 2, Inc.	One Commerce Drive, Schaumburg, Illinois 60173 United States	(10)	SOFR + 3.75%	9.21%	3/31/2028		22,593	22,617	22,598	0.07%
Divisions Holding Corp.	1 Riverfront Place Suite 500, Newport, KY 41071 United States	(4)(10)	SOFR + 4.75%	10.19%	5/27/2028		8,935	8,878	8,902	0.03%
EAB Global, Inc.	2008 Saint Johns Ave, Washington DC 20037 United States	(9)	SOFR + 3.25%	8.59%	8/16/2028		13,407	13,389	13,410	0.04%
Foundational Education Group, Inc.	4500 East West Highway Suite 300, Bethesda,MD,20814 United States	(4)(9)	SOFR + 3.75%	9.34%	8/31/2028		8,914	8,861	8,691	0.03%
FusionSite Midco, LLC	5611 Ohio Ave, Nashville, TN 37209 United States	(4)(7)(11)	SOFR + 5.75%	11.35%	11/17/2029		45,240	44,229	44,451	0.13%
FusionSite Midco, LLC	5611 Ohio Ave, Nashville, TN 37209 United States	(4)(7)(11)	SOFR + 5.75%	11.36%	11/17/2029		17,418	17,046	17,134	0.05%
Garda World Security Corp.	1390 Barre Street, Montreal QC H3C 1N4 Canada	(6)(8)	SOFR + 4.25%	9.59%	2/1/2029		21,021	20,934	21,179	0.06%
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, FL 33431 United States	(4)(7)(11)	SOFR + 6.25%	11.59%	10/2/2030		59,986	58,290	59,732	0.18%
Java Buyer, Inc.	191 4th St W Ketchum, ID, 83340 United States	(4)(5)(7)(10)	SOFR + 5.75%	11.19%	12/15/2027		169,291	166,292	168,102	0.49%
Java Buyer, Inc.	191 4th St W Ketchum, ID, 83340 United States	(4)(5)(10)	SOFR + 5.75%	11.17%	12/15/2027		12,049	11,834	12,049	0.04%
Java Buyer, Inc.	191 4th St W Ketchum, ID, 83340 United States	(4)(10)	SOFR + 5.75%	11.20%	12/15/2027		93,230	92,251	93,230	0.27%
JSS Holdings, Inc.	180 North Stetson, 29th Floor, Chicago, IL 60601 United States	(4)(10)	SOFR + 5.25%	10.70%	12/17/2030		282,165	279,547	282,165	0.83%
Knowledge Pro Buyer, Inc.	Country Squire Lane, Princeton Junction, NJ 8550 United States	(4)(7)(10)	SOFR + 5.00%	10.44%	12/10/2027		82,286	81,404	82,074	0.24%
KPSKY Acquisition, Inc.	500 Unicorn Park 3rd Floor, Woburn, MA 01801 United States	(4)(10)(18)	SOFR + 5.60%	11.03%	10/19/2028		46,720	46,145	45,084	0.13%
KPSKY Acquisition, Inc.	500 Unicorn Park 3rd Floor, Woburn, MA 01801 United States	(4)(10)(18)	SOFR + 5.50%	10.90%	10/19/2028		20,843	20,587	20,114	0.06%
Onex Baltimore Buyer, Inc.	712 Fifth Avenue New York, NY 10019 United States	(4)(10)(18)	SOFR + 5.50%	10.95%	12/1/2027		187,232	185,079	187,232	0.55%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Onex Baltimore Buyer, Inc.	712 Fifth Avenue New York, NY 10019 United States	(4)(7)(10)(18)	SOFR + 5.00%	10.45%	12/1/2027		136,463	134,438	135,216	0.40%
Pearce Intermediate Holdings, Inc	1690 Scenic Ave, Costa Mesa, CA 92626 United States	(4)(7)(11)	SOFR + 4.50%	9.94%	6/2/2027		83,578	82,487	83,552	0.25%
Polyphase Elevator Holding Co.	60 Shawmut Road, Suite 1, Canton, MA 02021 United States	(4)(5)(7)(11)	SOFR + 6.00%	11.43% (incl. 5.00% PIK)	6/23/2027		16,549	16,506	12,361	0.04%
Prime Security Services Borrower, LLC	1501 Yamato Road, Boca Raton, FL, 33431 United States	(8)	SOFR + 2.25%	7.58%	10/13/2030		1,500	1,509	1,501	0.00%
Pye-Barker Fire & Safety LLC	2500 Northwinds Parkway, Ste 200, Alpharetta, GA 30009 United States	(4)(5)(10)	SOFR + 4.50%	9.85%	5/24/2031		4,461	4,461	4,461	0.01%
Pye-Barker Fire & Safety LLC	2500 Northwinds Parkway, Ste 200, Alpharetta, GA 30009 United States	(4)(5)(7)(10)	SOFR + 4.50%	9.84%	5/24/2031		5,301	5,274	5,301	0.02%
The Hiller Companies LLC	3751 Joy Springs Drive, Mobile, AL 36693 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.34%	6/20/2030		76,021	75,024	75,019	0.22%
TRC Companies, Inc (fka Bolt Infrastructure Merger Sub, Inc)	21 Griffin Road North, Windsor, CT 06095 United States	(9)	SOFR + 3.75%	9.21%	12/8/2028		26,931	26,850	27,022	0.08%
USIC Holdings, Inc.	9045 North River Road Suite 300 Indianapolis IN 46240 United States	(10)	SOFR + 3.50%	9.10%	5/12/2028		24,313	24,244	23,568	0.07%
Vaco Holdings, Inc.	5410 Maryland Way, Suite 460, Brentwood, TN, 37027 United States	(10)	SOFR + 5.00%	10.48%	1/21/2029		8,986	8,957	8,938	0.03%
Veregy Consolidated, Inc.	23325 N. 23rd Ave, Suite 120 Phoenix, AZ 85027 United States	(11)	SOFR + 6.00%	11.59%	11/2/2027		20,046	20,072	20,108	0.06%

								2,200,922	2,211,991	6.51%
Construction & Engineering
ASP Endeavor Acquisition, LLC	515 Houston St Ste 500, Fort Worth, TX 76102 United States	(4)(5)(9)	SOFR + 6.50%	12.08%	5/3/2027		34,920	34,590	31,952	0.09%
Atlas Securitized Products Funding 2, L.P.	13215 Bee Cave Parkway Building B, Suite 230, Austin, TX 78738 United States	(5)(7)(8)	SOFR + 1.50%	6.84%	4/10/2026		113,253	109,894	113,253	0.33%
Azuria Water Solutions Inc	787 7th Avenue 49th Floor New York NY 10019 United States	(10)	SOFR + 4.25%	9.57%	5/17/2028		34,609	34,607	34,791	0.10%
Brookfield WEC Holdings, Inc.	1000 Westinghouse Drive, Cranberry Township, PA 16066 United States	(8)	SOFR + 2.75%	8.09%	1/27/2031		7,963	7,895	7,979	0.02%
Consor Intermediate II LLC	6505 Blue Lagoon Drive, Suite 470 Miami, FL 33126 United States	(4)(5)(7)(10)	SOFR + 4.75%	10.08%	5/10/2031		48,883	48,070	48,054	0.14%
COP Home Services TopCo IV, Inc.	3150 E Birch St., Brea, CA 92821, United States	(4)(7)(11)	SOFR + 6.00%	11.43%	12/31/2027		210,031	206,226	209,609	0.61%
Groundworks, LLC	1741 Corporate Landing Parkway, Virginia Beach, VA 23454 United States	(8)	SOFR + 3.50%	8.83%	3/14/2031		9,079	9,097	9,085	0.03%
Groundworks, LLC	1741 Corporate Landing Parkway, Virginia Beach, VA 23454 United States	(7)(8)	SOFR + 3.50%	8.83%	3/14/2031		267	271	378	0.00%
Peak Utility Services Group, Inc.	310 Interlocken Parkway Suite 220 Broomfield CO 80021 United States	(4)(11)	SOFR + 5.00%	10.44%	3/2/2028		23,027	22,910	21,184	0.06%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Refficiency Holdings, LLC	1601 Las Plumas Ave San Jose, CA, 95133-1613 United States	(10)	SOFR + 3.50%	8.94%		12/16/2027		11,285	11,235	11,323	0.03%
Thermostat Purchaser III, Inc.	10 Parkway North Suite 100 Deerfield,IL,60015 United States	(4)(7)(10)	SOFR + 4.25%	9.60%		8/31/2028		10,000	9,912	10,024	0.03%

									494,707	497,632	1.44%
Containers & Packaging
Ascend Buyer, LLC	1111 Busch Parkway, Buffalo Grove, IL 60089, United States	(4)(10)	SOFR + 5.75%	11.23%		9/30/2028		11,357	11,114	11,357	0.03%
Ascend Buyer, LLC	1111 Busch Parkway, Buffalo Grove, IL 60089, United States	(4)(5)(7)(10)	SOFR + 5.75%	11.23%		9/30/2027		2,587	2,503	2,587	0.01%
Berlin Packaging, LLC	525 West Monroe Street, Chicago IL 60661 United States	(9)	SOFR + 3.75%	9.08%		6/7/2031		15,400	15,355	15,452	0.05%
Charter Next Generation Inc	300 N. LaSalle Drive, Suite 1575, Chicago, IL 60654 United States	(10)	SOFR + 3.50%	8.84%		12/1/2027		2,000	2,014	2,006	0.01%
Clydesdale Acquisition Holdings Inc	101 E Carolina Ave Hartsville, SC 29550 United States	(9)	SOFR + 3.68%	9.12%		4/13/2029		16,856	16,535	16,914	0.05%
Graham Packaging Co, Inc.	148 Quay Street Floor 9, Auckland Central Auckland, 1010 New Zealand	(10)	SOFR + 3.00%	8.46%		8/4/2027		8,891	8,881	8,915	0.03%
MAR Bidco S.à r.l.	46A Avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duché de Luxembourg	(6)(9)	SOFR + 4.20%	9.77%		7/6/2028		3,839	3,828	3,772	0.01%
Pretium PKG Holdings, Inc.	15450 South Outer Forty Drive Suite 120 Chesterfield,MO,63017 United States	(11)(18)	SOFR + 4.60%	9.93 (incl. 1.40 PIK	% % )	10/2/2028		22,151	21,890	19,293	0.06%
ProAmpac PG Borrower, LLC	12025 Tricon Road, Cincinnati, OH 45246 United States	(8)	SOFR + 4.00%	9.32%		9/15/2028		16,273	16,273	16,332	0.05%
Ring Container Technologies Group, LLC	1 Industrial Park Rd. Oakland, TN 38060 United States	(9)	SOFR + 3.50%	8.96%		8/12/2028		987	984	995	0.00%
TricorBraun Holdings, Inc.	6 CityPlace Drive Suite 1000 Saint Louis MO 63141 United States	(9)	SOFR + 3.25%	8.71%		3/3/2028		13,698	13,628	13,694	0.04%
Trident TPI Holdings, Inc.	460 Swedesford Rd Wayne, PA 19087 United States	(9)	SOFR + 4.00%	9.34%		9/15/2028		21,793	21,797	21,852	0.06%

									134,802	133,169	0.40%
Distributors
BP Purchaser, LLC	2650 Galvin Dr, Elgin, IL 60124, United States	(4)(5)(10)	SOFR + 5.50%	11.11%		12/10/2028		7,840	7,740	7,291	0.02%
BradyIFS Holdings, LLC	7055 S Lindell Road, Las Vegas, NV 89118 United States	(4)(11)	SOFR + 6.00%	11.33%		10/31/2029		203,310	199,696	203,310	0.60%
BradyIFS Holdings, LLC	7055 S Lindell Road, Las Vegas, NV 89118 United States	(4)(5)(7)(11)	SOFR + 6.00%	11.30%		10/31/2029		13,911	13,316	13,686	0.04%
Bution Holdco 2, Inc.	907 S. Detroit Ave Tulsa, OK 74120 United States	(4)(11)	SOFR + 6.25%	11.68%		10/17/2025		5,561	5,530	5,561	0.02%
Genuine Cable Group, LLC	50 Broadway, Hawthorne, NY 10532, United States	(4)(10)	SOFR + 5.75%	11.25%		11/2/2026		29,802	29,447	28,833	0.08%
Marcone Yellowstone Buyer, Inc.	One City Place Ste 400 St Louis MO 63141, United States	(4)(10)	SOFR + 6.50%	11.98%		6/23/2028		15,572	15,241	14,715	0.04%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Marcone Yellowstone Buyer, Inc.	One City Place Ste 400 St Louis MO 63141, United States	(4)(10)	SOFR + 6.25%	11.73%		6/23/2028			26,255	25,957	24,549	0.07%
NDC Acquisition Corp.	402 BNA Drive, Suite 500, Nashville, TN 37217 United States	(4)(5)(7)(11)	SOFR + 5.50%	10.93%		3/9/2027			21,769	21,459	21,769	0.06%
PT Intermediate Holdings III LLC	1200 Greenbriar Dr., Addison, IL 60101 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.33 (incl. 1.75 PIK	% % )	4/9/2030			167,194	166,779	166,759	0.49%
S&S Holdings LLC	220 Remington Blvd, Bolingbrook, IL 60440 United States	(9)	SOFR + 5.00%	10.43%		3/11/2028			6,832	6,844	6,849	0.02%
Tailwind Colony Holding Corporation	269 South Lambert Road Orange, CT 06512 United States	(4)(11)	SOFR + 6.50%	11.93%		5/13/2026			82,243	81,776	81,626	0.24%
Unified Door & Hardware Group, LLC	1650 Suckle Highway Pennsauken, NJ 08110 United States	(4)(11)	SOFR + 5.75%	11.18%		6/30/2025			63,418	62,980	63,418	0.19%
Unified Door & Hardware Group, LLC	1650 Suckle Highway Pennsauken, NJ 08110 United States	(4)(5)(11)	SOFR + 5.75%	11.18%		6/30/2025			3,113	3,060	3,113	0.01%

										639,825	641,479	1.88%
Diversified Consumer Services
Ascend Learning, LLC	11161 Overbrook Road, Leawood, KS, 66211, United States	(9)	SOFR + 3.50%	8.94%		12/11/2028			20,475	20,197	20,480	0.06%
BPPH2 Limited	One Wood Street, London, EC2V 7WS United Kingdom	(4)(6)(8)	S + 6.87%	12.07%		3/2/2028		GBP	40,700	55,466	51,449	0.15%
Cambium Learning Group, Inc.	17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States	(4)(7)(10)	SOFR + 5.50%	10.92%		7/20/2028			943,860	938,397	943,860	2.77%
Cengage Learning, Inc.	3 Center Plaza, Suite 700, Boston, MA 02108 United States	(11)	SOFR + 4.25%	9.54%		3/22/2031			8,479	8,520	8,513	0.02%
Charger Debt Merger Sub, LLC	375 Northridge Rd. Suite 450, Atlanta, GA 30350 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.35%		5/31/2031			55,000	54,388	54,380	0.16%
Charger Debt Merger Sub, LLC	375 Northridge Rd. Suite 450, Atlanta, GA 30350 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.34%		5/31/2031			790	638	640	0.00%
DTA Intermediate II Ltd.	7430 East Caley Ave, Suite 320E, Centennial, CO 80111 United States	(4)(11)	SOFR + 5.50%	10.84%		3/27/2030			51,714	50,724	51,196	0.15%
DTA Intermediate II Ltd.	7430 East Caley Ave, Suite 320E, Centennial, CO 80111 United States	(4)(5)(7)(11)	SOFR + 5.50%	10.79%		3/27/2030			3,888	3,380	3,486	0.01%
Element Materials Technology Group US Holdings Inc.	1181 Trapp Road St Paul, MN 55121 United States	(6)(9)	SOFR + 4.25%	9.68%		7/6/2029			7,422	7,362	7,461	0.02%
Endeavor Schools Holdings LLC	9350 South Dixie Highway, Suite 950, Miami, Florida 33156 United States	(4)(11)	SOFR + 6.25%	11.58%		7/18/2029			47,179	46,187	46,117	0.14%
Endeavor Schools Holdings LLC	9350 South Dixie Highway, Suite 950, Miami, Florida 33156 United States	(4)(5)(7)(11)	SOFR + 6.25%	11.57%		7/18/2029			8,684	8,371	8,368	0.02%
Essential Services Holding Corp	139 S. English Station Road, Suite 250, Louisville, KY 40245 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.33%		6/17/2031			69,595	68,741	68,736	0.20%
Go Car Wash Management Corp.	9801 Troup Ave, Kansas City, Kansas 66111, United States	(4)(11)	SOFR + 6.25%	11.69%		12/31/2026			41,535	41,087	41,223	0.12%
Go Car Wash Management Corp.	9801 Troup Ave, Kansas City, Kansas 66111, United States	(4)(10)	SOFR + 6.25%	11.69%		12/31/2026			48,019	47,405	47,659	0.14%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Imagine Learning, LLC	8860 E. Chaparral Road, Scottsdale, AZ 85250 United States	(9)	SOFR + 3.50%	8.84%		12/21/2029		65,037	64,752	65,108	0.19%
Mckissock Investment Holdings, LLC	399 South Spring Street Suite 108, St Louis, MO 63110 United States	(10)	SOFR + 5.00%	10.48%		3/12/2029		9,790	9,724	9,840	0.03%
Mckissock Investment Holdings, LLC	399 South Spring Street Suite 108, St Louis, MO 63110 United States	(10)	SOFR + 5.00%	10.33%		3/12/2029		27,363	26,755	27,502	0.08%
Pre-Paid Legal Services, Inc.	1 Pre-Paid Way, Ada OK 74820 United States	(9)	SOFR + 3.75%	9.21%		12/15/2028		17,651	17,561	17,662	0.05%
Spring Education Group, Inc.	1999 S Bascom Ave, Suite 400 Campbell, CA 95008 United States	(8)	SOFR + 4.00%	9.33%		9/29/2030		13,716	13,562	13,800	0.04%
Sunshine Cadence Holdco, LLC	90 Clubhouse Rd Woodmere, NY, 11598-1905 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.33%		5/1/2031		200,000	197,737	197,680	0.58%
University Support Services, LLC	3500 Sunrise Hwy, Great River, NY 11739 United States	(9)	SOFR + 2.75%	8.09%		2/10/2029		9,785	9,759	9,791	0.03%

									1,690,713	1,694,951	4.96%
Diversified Financial Services
Barbri Holdings, Inc.	12222 Merit Drive, Suite 1340, Dallas, TX 75251 United States	(4)(10)	SOFR + 5.75%	11.19%		4/28/2028		133,613	132,135	132,945	0.39%
Lereta, LLC	1123 Parkview Drive Covina,CA,91724 United States	(10)	SOFR + 5.25%	10.71%		7/30/2028		29,008	28,838	21,877	0.06%
Mitchell International, Inc.	6220 Greenwich Drive, San Diego, CA 92122 United States	(9)	SOFR + 3.25%	8.59%		6/17/2031		65,229	64,903	64,755	0.19%
More Cowbell II, LLC	545 Boylston Street, 6th Floor, Boston, MA 02116 United States	(4)(7)(10)	SOFR + 6.00%	11.09%		9/1/2030		19,941	19,478	19,914	0.06%
More Cowbell II, LLC	545 Boylston Street, 6th Floor, Boston, MA 02116 United States	(4)(5)(7)(10)	SOFR + 6.00%	11.33%		9/1/2029		1,220	1,159	1,220	0.00%
RFS Opco LLC	45 Rockefeller Plaza, Floor 5, New York, NY 10111 United States	(4)(9)	SOFR + 5.00%	10.33%		4/4/2031		30,476	30,182	30,171	0.09%
Sedgwick Claims Management Services, Inc.	8125 Sedgwick Way, Memphis TN 38125 United States	(6)(8)	SOFR + 3.75%	9.09%		2/24/2028		5,185	5,147	5,197	0.02%
SelectQuote, Inc.	6800 West 115th Street Suite 2511 Overland Park KS 66211 United States	(4)(10)	SOFR + 9.50%	14.94 (incl. 3.00 PIK	% % )	5/15/2025		266,757	266,679	240,082	0.70%
Solera, LLC	1500 Solana Blvd, Ste 6300 Roanoke, TX 76262-1713	(9)(18)	SOFR + 4.00%	9.59%		6/2/2028		32,664	32,445	32,690	0.10%

									580,966	548,851	1.61%
Diversified REITs
Iron Mountain Information Management LLC	1 Federal Street Boston, MA 02110 United States	(8)	SOFR + 2.25%	7.59%		1/31/2031		5,985	6,007	5,967	0.02%
Diversified Telecommunication Services
Point Broadband Acquisition, LLC	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)(7)(11)	SOFR + 5.50%	10.81%		10/1/2028		230,542	227,033	229,697	0.67%
Zacapa, LLC	4 E Pennslyvania Ave, Pen Argyl, 18072, PA, United States	(6)(9)	SOFR + 4.00%	9.33%		3/22/2029		7,483	7,478	7,486	0.02%

									234,511	237,183	0.69%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Electric Utilities
Qualus Power Services Corp.	4040 Rev Drive Cincinatti, OH 45232 United States	(4)(11)	SOFR + 5.25%	10.60%	3/26/2027		61,356	60,761	61,049	0.18%
Qualus Power Services Corp.	4040 Rev Drive Cincinatti, OH 45232 United States	(4)(5)(7)(11)	SOFR + 5.25%	10.60%	3/26/2027		52,838	51,655	52,056	0.15%
Sabre Industries Inc	8653 East Highway 67, Alvarado, TX 76009 United States	(9)	SOFR + 3.25%	8.69%	6/1/2028		9,477	9,457	9,414	0.03%

								121,873	122,519	0.36%
Electrical Equipment
Emergency Power Holdings, LLC	44 S Commerce Way, Bethlehem, PA 18017 United States	(4)(7)(11)	SOFR + 5.50%	10.93%	8/17/2028		202,355	199,786	201,917	0.59%
Madison IAQ, LLC	500 W Madison St #3890, Chicago IL United States	(9)	SOFR + 2.75%	8.09%	6/21/2028		39,823	39,534	39,909	0.12%

								239,320	241,826	0.71%
Electronic Equipment, Instruments & Components
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817 United States	(4)(11)	SOFR + 6.00%	11.44%	12/23/2026		25,125	24,915	22,989	0.07%
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817 United States	(4)(5)(11)	SOFR + 6.00%	11.40%	12/23/2026		7,541	7,503	6,900	0.02%
Albireo Energy, LLC	3 Ethel Road, Suite 300, Edison, NJ 08817 United States	(4)(5)(11)	SOFR + 6.00%	11.42%	12/23/2026		1,934	1,925	1,770	0.01%
Infinite Bidco, LLC	17792 Fitch, Irvine, CA 92614 United States	(9)	SOFR + 3.75%	9.34%	3/2/2028		11,946	11,932	11,491	0.03%
Phoenix 1 Buyer Corp.	13723 Riverport Drive, St. Louis, MO 63043 United States	(4)(7)(8)	SOFR + 5.50%	10.83%	11/20/2030		43,029	42,559	43,029	0.13%

								88,834	86,179	0.26%
Energy Equipment & Services
ISQ Hawkeye Holdco, Inc.	10640 Company Highway D20 Alden, IA 50006 United States	(4)(5)(7)(10)	SOFR + 6.00%	11.38%	8/17/2029		8,626	8,468	8,596	0.03%
ISQ Hawkeye Holdco, Inc.	10640 Company Highway D20 Alden, IA 50006 United States	(4)(5)(7)(10)	P + 5.00%	13.50%	8/17/2028		242	228	242	0.00%
LPW Group Holdings, Inc.	5775 North Sam Houston Pkwy W Suite 100, Houston, TX 77086 United States	(4)(5)(7)(11)	SOFR + 6.00%	11.35%	3/15/2031		32,832	31,890	32,241	0.09%

								40,586	41,079	0.12%
Entertainment
CE Intermediate I, LLC	455 Delta Ave Fl 3 Cincinnati,OH,45226 United States	(9)	SOFR + 3.50%	8.97%	11/10/2028		7,603	7,555	7,629	0.02%
Renaissance Holdings Corp	2911 Peach Street, Wisconsin Rapids, WI 54494 United States	(9)	SOFR + 4.25%	9.60%	4/5/2030		2,524	2,529	2,525	0.01%

								10,084	10,154	0.03%
Food Products
Snacking Investments US, LLC	2 Henry St, North City, Dublin 1, D01 C3Y9, Ireland	(6)(11)	SOFR + 4.00%	9.35%	12/18/2026		4,855	4,872	4,868	0.01%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Health Care Equipment & Supplies
Advancing Eyecare Center, Inc.	11825 Central Parkway Jacksonville FL 32224 United States	(4)(8)	SOFR + 5.75%	11.23%		6/13/2029			24,937	24,502	21,197	0.06%
Auris Luxembourg III S.à r.l.	23 Rue Aldringen, Luxembourg, L-1118, Luxembourg	(6)(8)	SOFR + 4.25%	9.99%		2/28/2029			8,878	8,836	8,911	0.03%
Bamboo US BidCo LLC	1 Baxter Pkwy, Deerfield, IL 60015 United States	(4)(6)(7)(11)	SOFR + 6.75%	12.08 (incl. 3.38 PIK	% % )	9/30/2030			31,399	30,357	31,342	0.09%
Bamboo US BidCo LLC	1 Baxter Pkwy, Deerfield, IL 60015 United States	(4)(6)(11)	E + 6.75%	10.62 (incl. 3.38 PIK	% % )	9/30/2030		EUR	71,714	73,894	76,802	0.23%
CPI Buyer, LLC	300 North LaSalle Drive, Suite 5600, Chicago, IL, 60654, United States	(4)(7)(10)	SOFR + 5.50%	11.11%		11/1/2028			169,473	167,226	164,974	0.48%
CPI Buyer, LLC	300 North LaSalle Drive, Suite 5600, Chicago, IL, 60654, United States	(4)(5)(7)(10)	SOFR + 5.50%	10.83%		11/1/2028			3,164	3,077	3,033	0.01%
Egrotron Acquisition, LLC	1181 Trapp Road St Paul, MN 55121 United States	(4)(10)	SOFR + 5.75%	11.20%		7/6/2028			66,687	65,795	66,687	0.20%
GCX Corporation Buyer, LLC	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)(10)	SOFR + 5.50%	10.95%		9/13/2027			192,555	190,489	189,667	0.56%
GCX Corporation Buyer, LLC	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)(10)	SOFR + 5.50%	10.98%		9/13/2027			48,758	48,290	48,026	0.14%
Natus Medical Incorporated	3150 Pleasant View Road, Middleton, WI 53562 United States	(4)(9)	SOFR + 5.50%	10.98%		7/20/2029			49,250	46,749	48,388	0.14%
Natus Medical Incorporated	3150 Pleasant View Road, Middleton, WI 53562 United States	(4)(5)(7)(9)	SOFR + 4.75%	10.19%		7/21/2027			4,400	4,314	4,095	0.01%
Sharp Services, LLC	2600 Regent Boulevard Dfw Airport, TX 75261 United States	(4)(8)	SOFR + 3.75%	9.08%		12/31/2028			5,203	5,203	5,242	0.02%
Zeus, LLC	3740 Industrial Blvd, Orangeburg, South Carolina 29118 United States	(4)(7)(10)	SOFR + 5.50%	10.83%		2/28/2031			49,101	48,238	48,753	0.14%

										716,970	717,117	2.11%
Health Care Providers & Services
123Dentist, Inc.	4321 Still Creek Dr suite 200, Burnaby, BC V5C 6S7, Canada	(4)(6)(7)(10)	CA + 5.50%	10.27%		8/10/2029		CAD	253,273	193,395	185,069	0.54%
ACI Group Holdings, Inc.	629 Davis Drive, Suite 300, Morrisville, NC 27560, United States	(4)(5)(7)(10)	SOFR + 5.50%	10.94%		8/2/2027			5,370	5,149	5,370	0.02%
ACI Group Holdings, Inc.	629 Davis Drive, Suite 300, Morrisville, NC 27560, United States	(4)(7)(10)	SOFR + 5.50%	10.94%		8/2/2028			116,653	114,474	116,653	0.34%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(11)	SOFR + 6.25%	11.66%		5/7/2027			10,458	10,356	10,458	0.03%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(11)	SOFR + 6.25%	11.61%		5/7/2027			8,603	8,531	8,603	0.03%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(5)(7)(11)	SOFR + 6.25%	11.65%		5/7/2026			892	863	892	0.00%
ADCS Clinics Intermediate Holdings, LLC	151 Southhall Lane Suite 300 Maitland FL 32751 United States	(4)(5)(11)	SOFR + 6.25%	11.66%		5/7/2027			251	249	251	0.00%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
ADMI Corp.	299 Park Avenue 34th Floor New York NY 10171 United States	(9)	SOFR + 3.75%	9.21%	12/23/2027			39,743	39,616	39,023	0.11%
Amerivet Partners Management, Inc.	520 Madison Avenue, New York, NY 10022 United States	(4)(7)(10)	SOFR + 5.25%	10.73%	2/25/2028			21,106	20,605	21,106	0.06%
Canadian Hospital Specialties Ltd.	2060 Winston Park Drive, Suite 400, Oakville, Ontario L6H 5R7 Canada	(4)(6)(11)	C + 4.50%	9.47%	4/14/2028		CAD	14,745	11,691	10,509	0.03%
Canadian Hospital Specialties Ltd.	2060 Winston Park Drive, Suite 400, Oakville, Ontario L6H 5R7 Canada	(4)(6)(10)	C + 4.50%	9.47%	4/15/2027		CAD	5,400	4,278	3,849	0.01%
Caramel Bidco Limited	Western House Broad Lane, Yate, Bristol, England, BS37 7LD	(4)(6)(8)	S + 6.00%	11.20%	2/24/2029		GBP	62,265	81,673	72,806	0.21%
Caramel Bidco Limited	Western House Broad Lane, Yate, Bristol, England, BS37 7LD	(4)(6)(8)	E + 6.00%	9.77%	2/24/2029		EUR	14,000	15,581	13,869	0.04%
Caramel Bidco Limited	Western House Broad Lane, Yate, Bristol, England, BS37 7LD	(4)(6)(8)	SOFR + 6.00%	11.31%	2/24/2029			6,125	6,395	5,666	0.02%
CCBlue Bidco, Inc.	1148 Main St Saint Helena, CA, 94574-2013 United States	(4)(5)(10)	SOFR + 6.50%	11.94% PIK	12/21/2028			539,227	533,191	467,780	1.37%
Continental Buyer Inc	1 Eden Parkway, La Grange, KY 40031 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.58%	4/2/2031			29,121	28,554	28,534	0.08%
CSC Mkg Topco LLC	One World Trade Center, 285 Fulton St Floor 84, New York, NY 10006 United States	(4)(10)	SOFR + 5.75%	11.19%	2/1/2029			161,238	159,124	161,238	0.47%
CSC Mkg Topco LLC	One World Trade Center, 285 Fulton St Floor 84, New York, NY 10006 United States	(4)(10)	SOFR + 5.75%	11.18%	2/1/2029			21,579	21,085	21,579	0.06%
DCA Investment Holdings, LLC	6240 Lake Osprey Drive, Sarasota, FL 34240 United States	(4)(10)	SOFR + 6.41%	11.74%	4/3/2028			25,276	25,156	25,276	0.07%
DCA Investment Holdings, LLC	6240 Lake Osprey Drive, Sarasota, FL 34240 United States	(4)(5)(10)	SOFR + 6.50%	11.83%	4/3/2028			9,946	9,733	9,946	0.03%
Epoch Acquisition, Inc.	4600 Lena Drive Mechanicsburg, PA 17055 United States	(4)(11)	SOFR + 6.00%	11.43%	10/4/2026			28,664	28,664	28,664	0.08%
Heartland Dental LLC	1200 Network Centre Dr, Effingham, IL 62401, United States	(10)	SOFR + 4.50%	9.84%	4/30/2028			9,975	10,024	10,013	0.03%
Inception Fertility Ventures LLC	4828 Loop Central Dr Suite 900, Houston, TX 77081 United States	(4)(5)(7)(10)	SOFR + 5.50%	10.82%	4/29/2030			263,218	262,043	261,997	0.77%
Jayhawk Buyer, LLC	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)(11)	SOFR + 5.00%	10.44%	10/15/2026			270,800	268,350	257,260	0.75%
Kwol Acquisition, Inc.	600 Park Offices Drive, Suite 200, Research Triangle Park, Durham, NC 27709 United States	(4)(6)(10)	SOFR + 6.25%	11.51%	12/6/2029			6,587	6,437	6,587	0.02%
Kwol Acquisition, Inc.	600 Park Offices Drive, Suite 200, Research Triangle Park, Durham, NC 27709 United States	(4)(5)(6)(7)(10)	SOFR + 6.25%	11.60%	12/6/2029			224	204	224	0.00%
MB2 Dental Solutions, LLC	2403 Lacy Lane, Carrollton, TX 75006 United States	(4)(7)(10)	SOFR + 6.00%	11.33%	2/13/2031			38,236	37,808	38,188	0.11%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Midwest Physician Administrative Services, LLC	1100 West 31st Street Suite 300 Downers Grove IL 60515 United States	(10)	SOFR + 3.25%	8.85%	3/12/2028		8,637	8,612	7,590	0.02%
Navigator Acquiror, Inc.	311 South Wacker Drive, 64th Floor, Chicago, IL 60606, United States	(4)(7)(9)	SOFR + 5.50%	10.94%	7/16/2027		495,357	493,120	450,775	1.32%
Odyssey Holding Company, LLC	100 Winners Circle Suite 440 Brentwood, TN 37027 United States	(4)(11)(18)	SOFR + 5.75%	11.13%	11/16/2026		59,439	59,287	59,439	0.17%
Odyssey Holding Company, LLC	100 Winners Circle Suite 440 Brentwood, TN 37027 United States	(4)(11)	SOFR + 5.75%	11.14%	11/16/2026		4,211	4,211	4,211	0.01%
Onex TSG Intermediate Corp.	200 Corporate Boulevard, Lafayette LA 70508 United States	(6)(10)	SOFR + 4.75%	10.35%	2/28/2028		22,672	22,568	22,653	0.07%
ONS MSO, LLC	5 High Ridge Park 2nd floor, Stamford, CT 06905 United States	(4)(5)(7)(11)	SOFR + 5.75%	11.09%	7/8/2026		34,984	34,552	34,621	0.10%
ONS MSO, LLC	5 High Ridge Park 2nd floor, Stamford, CT 06905 United States	(4)(5)(7)(11)	SOFR + 6.25%	11.65%	7/8/2026		508	426	508	0.00%
ONS MSO, LLC	5 High Ridge Park 2nd floor, Stamford, CT 06905 United States	(4)(5)(11)	SOFR + 5.75%	11.10%	7/8/2026		10,000	9,908	9,975	0.03%
Pediatric Associates Holding Co., LLC	900 South Pine Island Road Suite 800, Plantation, FL, 33324, United States	(9)	SOFR + 3.25%	8.71%	12/29/2028		2,515	2,506	2,437	0.01%
Plasma Buyer, LLC	300 North LaSalle Street, Suite 5600. Chicago, Illinois, 60654 United States	(4)(7)(10)	SOFR + 5.75%	11.08%	5/12/2029		91,475	90,111	85,358	0.25%
Plasma Buyer, LLC	300 North LaSalle Street, Suite 5600. Chicago, Illinois, 60654 United States	(4)(5)(7)(10)	SOFR + 5.75%	11.09%	5/12/2028		8,101	7,915	7,125	0.02%
PPV Intermediate Holdings, LLC	4927 NW Front Ave, Portland, OR 97210 United States	(4)(7)(10)	SOFR + 5.75%	11.10%	8/31/2029		126,926	124,989	126,926	0.37%
PPV Intermediate Holdings, LLC	4927 NW Front Ave, Portland, OR 97210 United States	(4)(7)(10)	SOFR + 6.00%	11.35%	8/31/2029		2,489	2,468	2,464	0.01%
PSKW Intermediate, LLC	The Crossings at Jefferson Park, 200 Jefferson Park, Whippany, NJ 07981 United States	(4)(11)	SOFR + 6.25%	11.69%	3/9/2026		16,869	16,869	16,869	0.05%
Smile Doctors, LLC	295 SE Inner Loop Ste 102 Georgetown, TX, 78626-2141 United States	(4)(7)(10)	SOFR + 5.90%	11.35%	12/23/2028		520,738	513,209	509,024	1.49%
Smile Doctors, LLC	295 SE Inner Loop Ste 102 Georgetown, TX, 78626-2141 United States	(4)(5)(7)(10)	SOFR + 5.90%	11.35%	12/23/2028		47,403	45,041	45,306	0.13%
Snoopy Bidco, Inc.	8039 Beach Blvd, Buena Park, CA United States	(4)(10)	SOFR + 6.75%	12.36% PIK	6/1/2028		685,756	679,185	666,898	1.96%
SpecialtyCare, Inc.	111 Radio Circle, Mount Kisco NY 10549 United States	(4)(11)	SOFR + 5.75%	11.31%	6/18/2028		67,544	66,394	66,193	0.19%
SpecialtyCare, Inc.	111 Radio Circle, Mount Kisco NY 10549 United States	(4)(5)(11)	SOFR + 5.75%	11.33%	6/18/2028		584	580	573	0.00%
SpecialtyCare, Inc.	111 Radio Circle, Mount Kisco NY 10549 United States	(4)(5)(7)(8)	SOFR + 4.00%	9.44%	6/18/2028		2,255	2,185	2,255	0.01%
Stepping Stones Healthcare Services, LLC	2586 Trailridge Dr E Suite 100, Lafayette, CO, 80026-3111, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.33%	1/2/2029		179,558	177,148	178,169	0.52%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Surgery Centers Holdings, Inc.	310, 7 Springs Way Suite 500 Brentwood TN 37027 United States	(6)(8)	SOFR + 2.75%	8.09%	12/19/2030			5,687	5,695	5,708	0.02%
The Fertility Partners, Inc.	21 St. Clair East, Suite 900, Toronto, ON M4T 1L9 Canada	(4)(5)(6)(7)(10)	C + 5.75%	10.75%	3/16/2028		CAD	136,568	105,429	94,482	0.28%
The Fertility Partners, Inc.	21 St. Clair East, Suite 900, Toronto, ON M4T 1L9 Canada	(4)(6)(10)	SOFR + 5.75%	11.21%	3/16/2028			45,905	45,252	43,609	0.13%
The GI Alliance Management, LLC	8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States	(4)(11)	SOFR + 5.50%	11.00%	9/15/2028			257,180	251,762	257,180	0.75%
The GI Alliance Management, LLC	8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States	(4)(11)	SOFR + 5.50%	10.98%	9/15/2028			28,516	28,252	28,516	0.08%
The GI Alliance Management, LLC	8267 Elmbrook Drive, Ste. 200 Dallas, TX 75247 United States	(4)(7)(11)	SOFR + 5.50%	10.99%	9/15/2028			55,413	53,148	54,230	0.16%
TTF Holdings, LLC	2222 West Grand River Ave, Suite A, Okemos, MI 48864 United States	(4)(10)	SOFR + 4.00%	9.46%	3/31/2028			2,753	2,742	2,750	0.01%
UMP Holdings, LLC	5669 Peachtree Dunwoody Rd Suite 350, Atlanta, GA 30342 United States	(4)(10)	SOFR + 5.75%	11.07%	7/15/2028			9,548	9,420	9,500	0.03%
UMP Holdings, LLC	5669 Peachtree Dunwoody Rd Suite 350, Atlanta, GA 30342 United States	(4)(5)(7)(10)	SOFR + 5.75%	11.08%	7/15/2028			13,092	13,003	12,988	0.04%
Unified Physician Management, LLC	16 Court St, 14th Floor, Brooklyn, New York 11241, United States	(4)(7)(9)	SOFR + 5.25%	10.59%	6/18/2029			882,923	882,905	882,904	2.59%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States	(4)(7)(10)	SOFR + 5.25%	10.65%	11/20/2028			216,239	214,578	216,239	0.63%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States	(4)(5)(7)(10)	SOFR + 6.00%	11.43%	11/20/2028			2,278	2,012	2,152	0.01%
US Oral Surgery Management Holdco, LLC	201 E. John Carpenter Freeway Suite 660 Irving, TX 75062 United States	(4)(5)(10)	SOFR + 6.50%	11.93%	11/20/2028			2,682	2,682	2,682	0.01%
Veonet GmbH	Balanstraße 73, Haus 8, 81541 Munchen, Germany	(6)(8)	S + 5.50%	10.70%	3/14/2029		GBP	253,448	321,549	318,381	0.93%
WHCG Purchaser III, Inc.	251 Little Falls Drive, Wilmington, DE 19808 United States	(4)(5)(10)(17)	SOFR + 5.75%	11.34%	6/22/2028			102,373	101,266	66,542	0.20%
WHCG Purchaser III, Inc.	251 Little Falls Drive, Wilmington, DE 19808 United States	(4)(5)(7)(10)(17)	SOFR + 5.75%	11.34%	6/22/2026			12,455	12,356	8,085	0.02%

									6,316,564	6,116,727	17.90%
Health Care Technology
athenahealth, Inc.	Arsenal Street, Watertown, MA 02472 United States	(9)	SOFR + 3.25%	8.59%	2/15/2029			36,374	36,107	36,300	0.11%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(10)	SOFR + 5.00%	10.33%	5/25/2029			385,608	380,212	385,608	1.13%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(7)(10)	SOFR + 5.00%	10.33%	5/25/2029			304,167	301,452	303,638	0.89%
Caerus US 1, Inc.	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)(8)	SOFR + 5.00%	10.33%	5/25/2029			70,172	70,172	70,172	0.21%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Color Intermediate LLC	3055 Lebanon Pike Suite 1000 Nashville, TN 37214 United States	(4)(10)	SOFR + 5.50%	10.93%	10/4/2029		366,993	360,142	366,993	1.08%
Cotiviti, Inc.	10701 S. River Front Pkwy, Unit 200, South Jordan, UT 84095 United States	(8)	SOFR + 3.25%	8.58%	5/1/2031		43,482	43,269	43,373	0.13%
Edifecs, Inc.	756 114th Ave SE, Bellevue, WA 98004 United States	(4)(10)	SOFR + 5.75%	11.08% (incl. 2.35% PIK)	9/21/2026		154,816	153,706	154,816	0.45%
Edifecs, Inc.	756 114th Ave SE, Bellevue, WA 98004 United States	(4)(10)	SOFR + 5.75%	11.08% (incl. 2.35% PIK)	11/20/2028		204,233	201,124	204,233	0.60%
Edifecs, Inc.	756 114th Ave SE, Bellevue, WA 98004 United States	(4)(11)	SOFR + 5.75%	11.08% (incl. 2.35% PIK)	9/21/2026		95,654	95,733	95,654	0.28%
GI Ranger Intermediate, LLC	188 The Embarcadero Suite 700 San Francisco, CA 94105 United States	(4)(7)(10)	SOFR + 6.00%	11.48%	10/29/2028		103,345	102,106	103,345	0.30%
Healthcomp Holding Company, LLC	621 Santa Fe Ave. Fresno, CA 93721 United States	(4)(10)	SOFR + 6.25%	11.57% (incl. 3.00% PIK)	11/8/2029		182,648	181,042	181,734	0.53%
Imprivata, Inc.	150 North Riverside Plaza, Suite 2800, Chicago, IL, 60606, United States	(9)	SOFR + 3.50%	9.09%	12/1/2027		2,013	2,013	2,025	0.01%
Neptune Holdings, Inc.	4221 W Boy Scout Blvd, Suite 350, Tampa, FL 33607 United States	(4)(7)(11)	SOFR + 5.75%	11.04%	8/31/2030		14,925	14,553	14,925	0.04%
Netsmart Technologies, Inc.	11100 Nall Avenue, Overland Park KS 66211 United States	(10)	SOFR + 3.75%	9.21%	10/1/2027		12,904	12,940	12,954	0.04%
NMC Crimson Holdings, Inc.	1050 Winter Street, Suite 2700 Waltham, MA 02451 United States	(4)(10)	SOFR + 6.09%	11.54%	3/1/2028		71,173	70,055	71,173	0.21%
NMC Crimson Holdings, Inc.	1050 Winter Street, Suite 2700 Waltham, MA 02451 United States	(4)(10)	SOFR + 6.09%	11.56%	3/1/2028		14,758	14,624	14,758	0.04%
Project Ruby Ultimate Parent Corp.	11711 West 79th Street Lenexa, Kansas 62214 United States	(10)	SOFR + 3.25%	8.71%	3/10/2028		9,134	9,109	9,159	0.03%
Rocky MRA Acquisition Corp	541 Buttermilk Pike, Suite 401, Crescent Springs, KY 41017 United States	(4)(9)	SOFR + 5.75%	11.15%	4/1/2028		164,310	162,453	164,310	0.48%
Waystar Technologies, Inc.	2055 Sugarloaf Circle Suite 600 Duluth GA 30097 United States	(8)	SOFR + 2.75%	8.10%	10/22/2029		7,206	7,201	7,224	0.02%

								2,218,013	2,242,394	6.58%
Hotels, Restaurants & Leisure
Alterra Mountain Company	3501 Wazee Street, Denver CO 80216 United States	(8)	SOFR + 3.25%	8.59%	8/17/2028		9,154	9,154	9,196	0.03%
Bally’s Corp	100 Westminster St, Providence, RI 02903 United States	(6)(9)	SOFR + 3.25%	8.84%	10/2/2028		9,577	9,544	9,118	0.03%
Caesars Entertainment Inc	3570 Las Vegas Blvd S, Las Vegas, NV 89109 United States	(6)(13)	SOFR + 2.75%	8.10%	2/6/2030		2,871	2,892	2,877	0.01%
Century Casinos, Inc.	455 East Pikes Peak Avenue Suite 210, Colorado Springs, CO,80903 ,United States	(6)(10)	SOFR + 6.00%	11.43%	4/2/2029		31,369	30,939	30,428	0.09%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Fertitta Entertainment, LLC	1510 W. Loop South, Houston, Texas 77027 United States	(9)	SOFR + 3.75%	9.08%	1/27/2029			13,392	13,387	13,423	0.04%
Flynn Restaurant Group LP	225 Bush Street Suite 1800 San Francisco,CA,94104 United States	(9)	SOFR + 4.25%	9.71%	12/1/2028			7,528	7,485	7,541	0.02%
IRB Holding Corp.	Three Glenlake Parkway Northeast Atlanta GA 30328 United States	(10)	SOFR + 2.75%	8.18%	12/15/2027			21,534	21,545	21,550	0.06%
Mic Glen, LLC	88 S State St, Hackensack, NJ 07601 United States	(9)	SOFR + 3.50%	8.96%	7/21/2028			12,791	12,780	12,808	0.04%
New Red Finance, Inc.	5707 Blue Lagoon Dr, Miami, FL 33126 United States	(6)(8)	SOFR + 1.75%	7.09%	9/12/2030			6,484	6,468	6,476	0.02%
Scientific Games Holdings LP	1500 Bluegrass Lakes Parkway, Alpharetta, GA 30004 United States	(9)	SOFR + 3.00%	8.31%	4/4/2029			14,778	14,785	14,766	0.04%
Tacala Investment Corp.	3750 Corporate Woods Drive, Vestavia Hills, AL 35242 United States	(10)	SOFR + 4.00%	9.34%	1/31/2031			2,993	3,007	3,009	0.01%
Whatabrands LLC	300 Concord Plz, San Antonio, Texas, 78216 United States	(9)	SOFR + 2.75%	8.09%	8/3/2028			11,380	11,385	11,396	0.03%

									143,371	142,588	0.42%
Household Durables
AI Aqua Merger Sub, Inc.	9399 West Higgins Road, Rosemont, IL 60018 United States	(6)(9)	SOFR + 4.00%	9.33%	7/31/2028			32,473	32,376	32,567	0.10%
Industrial Conglomerates
Bettcher Industries, Inc.	6801 State Route 60 Birmingham,OH,44889 United States	(9)	SOFR + 4.00%	9.34%	12/14/2028			6,972	6,927	6,959	0.02%
CEP V Investment 11 S.à r.l.	2 Avenue Charles De Gaulle Luxembourg	(4)(6)(10)	SA + 6.52%	8.22%	2/11/2028		CHF	47,449	47,629	52,812	0.15%
CEP V Investment 11 S.à r.l.	2 Avenue Charles De Gaulle Luxembourg	(4)(6)(10)	E + 6.45%	10.32%	2/23/2028		EUR	54,899	51,916	58,794	0.17%
Engineered Machinery Holdings, Inc.	450 Lexington Avenue New York,NY,10017 United States	(10)	SOFR + 3.75%	9.35%	5/19/2028			11,814	11,782	11,876	0.03%
Excelitas Technologies Corp.	200 West Street, Waltham MA 02451 United States	(4)(8)	E + 5.25%	8.95%	8/13/2029		EUR	24,944	25,235	26,713	0.08%
Excelitas Technologies Corp.	200 West Street, Waltham MA 02451 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.58%	8/13/2029			31,088	30,368	31,039	0.09%
FCG Acquisitions, Inc.	800 Concar Drive, Suite 100, San Mateo, CA 94402 United States	(9)	SOFR + 3.75%	9.35%	3/31/2028			22,819	22,756	22,850	0.07%
SPX Flow, Inc.	13320 Ballantyne Corporate Pla, Charlotte, NC, 28277, United States	(9)	SOFR + 3.50%	8.84%	4/5/2029			6,901	6,901	6,949	0.02%
Victory Buyer, LLC	50 East 153rd Street Bronx, NY 10451-2104 United States	(9)	SOFR + 3.75%	9.34%	11/19/2028			22,518	22,453	21,730	0.06%

									225,967	239,722	0.69%
Insurance
Alera Group, Inc.	3 Parkway North, Suite 500, Deerfield, IL 60015, United States	(4)(10)	SOFR + 5.25%	10.59%	10/2/2028			55,152	54,809	55,152	0.16%
Alera Group, Inc.	3 Parkway North, Suite 500, Deerfield, IL 60015, United States	(4)(7)(10)	SOFR + 5.75%	11.09%	10/2/2028			3,640	3,527	3,640	0.01%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Alliant Holdings Intermediate, LLC	1301 Dove Street, Suite 200, Newport Beach, CA 92660 United States	(9)	SOFR + 3.50%	8.84%	11/6/2030			3,663	3,661	3,676	0.01%
Amerilife Holdings LLC	2650 McCormick Dr, Clearwater, FL 33759 United States	(4)(7)(10)	SOFR + 5.75%	11.08%	8/31/2029			459,397	451,062	458,752	1.35%
AmWINS Group Inc	4725 Piedmont Row Drive, Suite 600, Charlotte, NC 28210 United States	(10)	SOFR + 2.25%	7.71%	2/19/2028			6,467	6,455	6,469	0.02%
AssuredPartners, Inc.	200 Colonial Center Parkway Suite 140 Lake Mary FL 32746 United States	(9)	SOFR + 3.50%	8.84%	2/14/2031			25,609	25,575	25,705	0.08%
Baldwin Risk Partners, LLC	4211 W Boy Scout Blvd Suite 800 Tampa FL 33607 United States	(4)(6)(9)	SOFR + 3.25%	8.59%	5/26/2031			8,237	8,221	8,248	0.02%
BroadStreet Partners Inc.	580 North Fourth Street, Suite 560, Columbus, Ohio 43215 United States	(8)	SOFR + 3.25%	8.59%	6/14/2031			6,000	6,045	5,991	0.02%
CFC Underwriting, Ltd.	85 Gracechurch Street, London, United Kingdom, EC3V 0AA	(4)(6)(7)(9)	SOFR + 4.95%	10.27%	5/16/2029			138,161	135,535	137,904	0.40%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(5)(7)(10)	SOFR + 5.25%	10.58%	10/29/2030			27,569	27,058	27,235	0.08%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(5)(7)(10)	SOFR + 5.25%	10.58%	10/29/2030			12,252	11,933	11,982	0.04%
Foundation Risk Partners Corp.	1540 Cornerstone Blvd #230, Daytona Beach, FL 32117, United States	(4)(10)	SOFR + 5.25%	10.58%	10/29/2030			34,702	34,360	34,702	0.10%
Galway Borrower, LLC	1 California Street, Suite 400, San Francisco, CA 94111 United States	(4)(7)(10)	SOFR + 5.25%	10.68%	9/29/2028			221,033	218,623	221,031	0.65%
Galway Borrower, LLC	1 California Street, Suite 400, San Francisco, CA 94111 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.69%	9/29/2028			2,620	2,388	2,620	0.01%
Gimlet Bidco GmbH	Fischertwiete 1, Chilehaus B, 20095 Hamburg, Germany	(4)(6)(8)	E + 5.75%	9.64%	4/23/2031		EUR	110,003	114,326	114,863	0.34%
Gimlet Bidco GmbH	Fischertwiete 1, Chilehaus B, 20095 Hamburg, Germany	(4)(6)(7)(8)	E + 5.75%	9.64%	4/23/2031		EUR	8,148	7,823	7,527	0.02%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801 United States	(4)(10)	SOFR + 5.25%	10.58%	4/14/2028			96,753	95,757	96,753	0.28%
High Street Buyer, Inc.	600 Unicorn Park Drive, Suite 208, Woburn, MA 01801 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.58%	4/16/2028			52,143	50,811	51,317	0.15%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(7)(11)	SOFR + 6.05%	11.50%	8/27/2026			79,554	79,088	79,551	0.23%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(10)	SOFR + 6.02%	11.37%	8/27/2026			96,351	95,358	96,351	0.28%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(7)(10)	SOFR + 6.00%	11.35%	8/27/2026			5,401	5,330	5,386	0.02%
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(10)	SOFR + 6.02%	11.47%	8/27/2026			71,627	71,150	71,627	0.21%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Integrity Marketing Acquisition, LLC	2300 Highland Village Suite 300 Highland Village, TX 75077 United States	(4)(5)(10)	SOFR + 6.03%	11.48%	8/27/2026			2,304	2,288	2,304	0.01%
OneDigital Borrower LLC	200 Galleria Pkwy SE, Suite 1950, Atlanta, GA 30339 United States	(4)(9)	SOFR + 3.25%	8.60%	6/13/2031			10,000	9,988	9,988	0.03%
Paisley Bidco Ltd	1 Minster Court, Mincing Lane, London, EC3R 7AA	(4)(5)(6)(7)(8)	S + 5.25%	10.45%	4/18/2031		GBP	12,094	14,864	14,976	0.04%
Paisley Bidco Ltd	1 Minster Court, Mincing Lane, London, EC3R 7AA	(4)(5)(6)(8)	E + 5.25%	9.12%	4/18/2031		EUR	7,947	8,429	8,384	0.02%
PGIS Intermediate Holdings, LLC	5704 Binbranch Ln McKinney, TX, 75071-8475 United States	(4)(7)(10)	SOFR + 5.00%	10.48%	10/16/2028			24,096	23,794	23,953	0.07%
PGIS Intermediate Holdings, LLC	5704 Binbranch Ln McKinney, TX, 75071-8475 United States	(4)(5)(7)(10)	SOFR + 5.75%	11.09%	10/16/2028			8,163	7,930	7,954	0.02%
Riser Merger Sub, Inc.	1648 South 51st Avenue Phoenix, AZ 85008 United States	(4)(5)(10)	S + 6.00%	11.20%	10/31/2029		GBP	9,245	11,054	11,686	0.03%
Riser Merger Sub, Inc.	1648 South 51st Avenue Phoenix, AZ 85008 United States	(4)(7)(10)	SOFR + 6.00%	11.33%	10/31/2029			91,346	89,092	90,968	0.27%
Riser Merger Sub, Inc.	1648 South 51st Avenue Phoenix, AZ 85008 United States	(4)(7)(10)	SOFR + 5.00%	10.34%	10/31/2029			14,707	14,214	14,208	0.04%
RSC Acquisition, Inc.	160 Federal Street, Boston, MA 02110 United States	(4)(10)	SOFR + 5.50%	10.98%	11/1/2029			129,583	128,933	129,583	0.38%
RSC Acquisition, Inc.	160 Federal Street, Boston, MA 02110 United States	(4)(5)(7)(10)	SOFR + 6.00%	11.34%	11/1/2029			47,887	47,190	47,747	0.14%
SG Acquisition, Inc.	2635 Century Parkway Northeast Suite 900 Atlanta GA 30345 United States	(4)(5)(7)(9)	SOFR + 5.00%	10.30%	4/3/2030			222,354	220,681	222,354	0.65%
Shelf Bidco Ltd	Level 42, 22 Bishopsgate London, EC2N 4BQ United Kingdom	(4)(6)(10)(18)	SOFR + 6.34%	12.01%	1/3/2030			131,385	128,271	131,385	0.39%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(5)(6)(8)	E + 7.00%	10.87% (incl. 2.50% PIK)	8/3/2028		EUR	5,575	7,006	5,971	0.02%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(6)(8)	S + 7.28%	12.46% (incl. 2.50% PIK)	7/9/2028		GBP	146,599	198,296	185,316	0.54%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(6)(8)	SOFR + 7.10%	12.37% (incl. 2.50% PIK)	7/9/2028			170,742	167,845	170,742	0.50%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(6)(8)	SOFR + 7.10%	12.37% (incl. 2.50% PIK)	8/3/2028			49,399	48,935	49,399	0.14%
Tennessee Bidco Limited	33920 US Highway 19, North Suite 151, Palm, Stoke On Trent, ST4 9DN, United Kingdom	(4)(6)(8)	SOFR + 6.25%	11.63% (incl. 1.25% PIK)	8/3/2028			273,027	265,710	273,027	0.80%
Truist Insurance Holdings, LLC	214 N Tryon Street, Charlotte, NC 28202 United States	(8)	SOFR + 3.25%	8.58%	3/24/2031			38,401	38,322	38,531	0.11%
Truist Insurance Holdings LLC	214 N Tryon Street, Charlotte, NC 28202 United States	(4)(5)(7)(8)	SOFR + 3.25%	8.58%	5/6/2029			1,693	1,259	1,597	0.00%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
USI, Inc.	100 Summit Lake Drive, Suite 400, Valhalla, NY 10595 United States	(8)	SOFR + 2.75%	8.08%	11/22/2029		8,868	8,868	8,879	0.03%
USI, Inc.	100 Summit Lake Drive, Suite 400, Valhalla, NY 10595 United States	(8)	SOFR + 2.75%	8.08%	9/29/2030		1,985	1,985	1,988	0.01%
World Insurance Associates, LLC	100 Wood Ave South, 4th Floor, Iselin, NJ 08830 United States	(4)(7)(11)	SOFR + 6.00%	11.33%	4/3/2028		43,117	41,884	42,583	0.12%

								2,995,733	3,020,005	8.84%
Interactive Media & Services
Arches Buyer Inc	1300 West Traverse Parkway Lehi, UT 84043 United States	(9)	SOFR + 3.25%	8.69%	12/6/2027		3,590	3,575	3,442	0.01%
Project Boost Purchaser, LLC	11660 Alpharetta Highway Suite 210 Roswell, GA 30076 United States	(9)	SOFR + 3.50%	8.96%	5/30/2026		4,862	4,832	4,872	0.01%

								8,407	8,314	0.02%
Internet & Direct Marketing Retail
Identity Digital Inc	10500 NE 8th Street, Ste. 750 Bellevue, WA 98004 United States	(4)(11)	SOFR + 5.25%	10.78%	12/29/2027		503,716	502,611	503,716	1.48%
Hoya Midco, LLC	11 North Canal Street Suite 800 60606 Chicago IL United States	(6)(9)	SOFR + 3.00%	8.33%	2/3/2029		9,520	9,485	9,572	0.03%
Prodege International Holdings, LLC	100 North Pacific Coast Highway, 8th Floor El Segundo,CA,90245 United States	(4)(10)	SOFR + 5.75%	11.24%	12/15/2027		553,288	547,778	533,923	1.57%

								1,059,874	1,047,211	3.08%
IT Services
Ahead DB Holdings, LLC	401 N Michigan Ave., Suite 3400, Chicago IL 60611 United States	(10)	SOFR + 3.75%	9.16%	2/1/2031		2,531	2,538	2,542	0.01%
AI Altius Bidco, Inc.	Suite 1, 3rd Floor, 11—12 St James’s Square, London, SW1Y 4LB United Kingdom	(4)(5)(8)	9.75%	9.75% PIK	12/21/2029		27,000	26,595	26,865	0.08%
AI Altius Bidco, Inc.	Suite 1, 3rd Floor, 11—12 St James’s Square, London, SW1Y 4LB United Kingdom	(4)(5)(7)(10)	SOFR + 4.75%	10.03%	12/21/2028		27,021	26,541	27,021	0.08%
AI Altius US Bidco Inc	9350 South Dixie Highway, Suite 950. Miami, FL 33156 United States	(4)(10)	SOFR + 4.75%	10.03%	12/21/2028		218,247	216,017	218,247	0.64%
Allium Buyer LLC	321 Inverness Drive South, Englewood, CO 80112 United States	(4)(7)(11)	SOFR + 6.75%	12.08%	5/2/2030		1,588	1,542	1,588	0.00%
Dcert Buyer, Inc.	2801 N Thanksgiving Way #500, Lehi 84043 United States	(8)	SOFR + 4.00%	9.34%	10/16/2026		19,406	19,419	18,957	0.06%
Infostretch Corporation	28411 Northwestern Highway, Suite 640, Southfield, MI, 48034, United States	(4)(10)	SOFR + 5.75%	11.23%	4/1/2028		179,340	177,098	166,338	0.49%
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(10)	SOFR + 6.25%	11.84% (incl. 2.75% PIK)	11/24/2028		996,427	981,799	996,427	2.92%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(5)(10)	SOFR + 6.25%	11.84% (incl. 2.75% PIK)	11/24/2028			76,226	75,175	76,226	0.22%
KEN Bidco Ltd	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(5)(6)(10)	S + 6.00%	11.31%	8/3/2028		GBP	13,921	16,966	17,378	0.05%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	CI + 6.00%	9.60%	9/28/2029		DKK	560,750	72,495	79,918	0.23%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(9)	N + 6.00%	10.63%	9/28/2029		NOK	599,094	54,754	55,690	0.16%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(8)	ST + 6.00%	9.72%	9/28/2029		SEK	243,186	21,323	22,772	0.07%
Monterey Financing, S.à r.l.	41 Boulevard Du Prince Henri, L-1724, Luxembourg	(4)(6)(7)(9)	E + 6.00%	9.65%	9/28/2029		EUR	110,819	105,524	117,532	0.34%
Newfold Digital Holdings Group Inc	12808 Gran Bay Parkway West, Jacksonville, FL 32258 United States	(10)	SOFR + 3.50%	8.94%	2/10/2028			44,370	44,159	41,319	0.12%
Park Place Technologies, LLC	5910 Landerbrook Drive, Mayfield Heights, OH 44124 United States	(4)(7)(10)	SOFR + 5.25%	10.59%	3/25/2031			561,453	556,033	558,208	1.64%
Park Place Technologies, LLC	5910 Landerbrook Drive, Mayfield Heights, OH 44124 United States	(4)(7)(10)	SOFR + 5.25%	10.58%	3/25/2030			7,452	6,824	7,123	0.02%
Razor Holdco, LLC	26 Meadow VW, Victoria, TX, 77904-1676, United States	(4)(10)	SOFR + 5.75%	11.18%	10/25/2027			186,450	184,387	186,450	0.55%
Red River Technology, LLC	875 3rd Avenue, New York NY 10022 United States	(4)(11)	SOFR + 6.00%	11.54%	5/26/2027			147,042	145,798	147,042	0.43%
Redwood Services Group, LLC	949 Shady Grove Road, Suite 403, Memphis, TN, 38120, United States	(4)(10)	SOFR + 6.25%	11.69%	6/15/2029			62,413	61,344	62,413	0.18%
Redwood Services Group, LLC	949 Shady Grove Road, Suite 403, Memphis, TN, 38120, United States	(4)(5)(7)(10)	SOFR + 5.75%	11.19%	6/15/2028			405	307	352	0.00%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	E + 6.00%	9.82% (incl. 2.50% PIK)	9/28/2028		EUR	16,952	19,238	17,928	0.05%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(7)(8)	E + 6.00%	9.89% (incl. 2.50% PIK)	8/3/2028		EUR	6,228	7,166	6,587	0.02%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(7)(8)	SOFR + 6.10%	11.41% (incl. 2.50% PIK)	10/16/2028			6,543	6,901	6,461	0.02%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(6)(8)	SOFR + 6.00%	11.42% (incl. 2.50% PIK)	9/28/2028			13,147	12,916	12,983	0.04%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(5)(6)(10)	S + 6.00%	11.32%	8/3/2028		GBP	23,404	28,522	29,215	0.09%
Turing Holdco, Inc.	10-14 White Lion St, London N1 9PD, United Kingdom	(4)(5)(6)(10)	SOFR + 6.00%	11.00%	8/3/2028			31,139	30,238	30,750	0.09%
Virtusa Corp.	132 Turnpike Road Suite 300 Southborough MA 01772 United States	(10)	SOFR + 3.25%	8.59%	2/15/2029			12,181	12,181	12,229	0.04%

									2,913,800	2,946,561	8.64%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Leisure Products
Motion Finco, LLC	2-4, rue Eugene Ruppert, Luxembourg, L-2453	(6)(8)	SOFR + 3.50%	8.83%	11/12/2029			12,405	12,379	12,423	0.04%
Life Sciences Tools & Services
Cambrex Corp.	One Meadowlands Plaza, East Rutherford NJ 07073 United States	(10)	SOFR + 3.50%	8.94%	12/4/2026			4,528	4,536	4,470	0.01%
Jupiter Bidco Limited	Unit 15, Road 5, Winsford Industrial Estate, Winsford, Cheshire, United Kingdom, CW73SG	(4)(6)(7)(9)	E + 6.25%	10.08%	8/27/2029		EUR	5,922	2,351	4,416	0.01%
Jupiter Bidco Limited	Unit 15, Road 5, Winsford Industrial Estate, Winsford, Cheshire, United Kingdom, CW73SG	(4)(6)(10)	SOFR + 6.25%	11.59%	8/27/2029			88,177	86,229	70,101	0.21%
LSCS Holdings, Inc.	190 North Milwaukee Street Milwaukee,WI,53202 United States	(9)	SOFR + 4.50%	9.96%	12/16/2028			7,968	7,942	7,893	0.02%
Packaging Coordinators Midco, Inc.	3001 Red Lion Road, Philadelphia, PA 19114 United States	(10)	SOFR + 3.25%	8.58%	11/30/2027			1,857	1,857	1,866	0.01%
Phoenix Newco, Inc.	195 West Street Waltham,MA,2451 United States	(6)(9)	SOFR + 3.25%	8.71%	11/15/2028			1,980	1,980	1,986	0.01%

									104,895	90,732	0.27%
Machinery
Chart Industries, Inc.	2200 Airport Industrial Dr, Suite 100, Ball Ground, GA 30107 United States	(6)(9)	SOFR + 3.25%	8.68%	3/16/2030			5,467	5,467	5,495	0.02%
MHE Intermediate Holdings, LLC	3235 Levis Common Blvd. Perrysburg, OH 43551 United States	(4)(7)(11)	SOFR + 6.00%	11.48%	7/21/2027			7,384	7,299	7,384	0.02%
MHE Intermediate Holdings, LLC	3235 Levis Common Blvd. Perrysburg, OH 43551 United States	(4)(5)(11)	SOFR + 6.50%	11.98%	7/21/2027			354	350	354	0.00%
MHE Intermediate Holdings, LLC	3235 Levis Common Blvd. Perrysburg, OH 43551 United States	(4)(5)(11)	SOFR + 6.25%	11.73%	7/21/2027			353	347	353	0.00%
Pro Mach Group, Inc.	50 East Rivercenter Blvd Suite 1800 Covington KY 41011 United States	(11)	SOFR + 3.50%	8.84%	8/31/2028			6,912	6,861	6,955	0.02%
TK Elevator U.S. Newco, Inc.	E-Plus Straße 1, Düsseldorf, North Rhine-Westphalia 40472 Germany	(6)(9)	SOFR + 3.50%	8.79%	4/30/2030			17,583	17,540	17,695	0.05%

									37,864	38,236	0.11%
Marine
Armada Parent, Inc.	93 Eastmont Ave Ste 100 East Wenatchee, WA, 98802-5305 United States	(4)(7)(10)	SOFR + 5.75%	11.20%	10/29/2027			230,328	227,505	227,755	0.67%
Kattegat Project Bidco AB	Salsmästaregatan 21, Hisings Backa, Sweden	(4)(5)(6)(7)(8)	E + 6.00%	9.72%	4/7/2031		EUR	51,768	54,601	53,904	0.16%
Kattegat Project Bidco AB	Salsmästaregatan 21, Hisings Backa, Sweden	(4)(5)(6)(8)	SOFR + 6.00%	11.33%	4/7/2031			4,522	4,413	4,409	0.01%

									286,519	286,068	0.84%
Media
Bimini Group Purchaser Inc	1221 Brickell Avenue, Suite 2300 Miami, FL 33131 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.60%	4/26/2031			208,166	205,763	205,699	0.60%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Bimini Group Purchaser Inc	1221 Brickell Avenue, Suite 2300 Miami, FL 33131 United States	(4)(5)(7)(10)	SOFR + 5.25%	10.60%	4/26/2031			8,555	8,360	8,355	0.02%
Digital Media Solutions, LLC	4800 140th Avenue North Suite 101 Clearwater FL 33762 United States	(6)(10)(17)	SOFR + 11.00%	16.57% PIK	5/25/2026			33,699	33,382	4,044	0.01%
Digital Media Solutions LLC	4800 140th Avenue North Suite 101 Clearwater FL 33762 United States	(4)(5)(6)(10)	SOFR + 8.00%	13.61% PIK	2/25/2026			1,977	1,977	1,977	0.01%
Houghton Mifflin, LLC	125 High St, Suite 900, Boston, MA 02110, United States	(7)(9)	SOFR + 4.25%	9.68%	4/7/2027			1,125	892	760	0.00%
McGraw-Hill Education, Inc.	2 Penn Plaza 20th Floor New York, NY, 10121 United States	(9)	SOFR + 4.75%	10.20%	7/28/2028			18,220	18,111	18,275	0.05%
Radiate Holdco, LLC	650 College Road East, Suite 3100, Princeton, NJ 08540 United States	(10)	SOFR + 3.25%	8.71%	9/25/2026			28,335	28,309	23,028	0.07%
Sunrise Financing Partnership	Thurgauerstrasse 101b, Glattpark (Opfikon), Zurich 8152 Switzerland	(6)(8)	SOFR + 3.00%	8.44%	1/31/2029			5,000	4,942	4,980	0.01%
Trader Corp.	405 The West Mall , Suite 110 Etobicoke, ON M9C 5J1 Canada	(4)(6)(7)(10)	C + 6.75%	11.74%	12/22/2029		CAD	109,128	77,330	79,769	0.23%
Trader Corp.	405 The West Mall , Suite 110 Etobicoke, ON M9C 5J1 Canada	(4)(5)(6)(10)	CA + 5.50%	10.28%	12/21/2029		CAD	49,036	35,480	35,844	0.11%

									414,546	382,731	1.11%
Metals & Mining
American Rock Salt Company, LLC	5520 Route 63 PO Box 190 Mount Morris NY 14510 United States	(10)	SOFR + 4.00%	9.61%	6/9/2028			9,341	9,334	8,034	0.02%
SCIH Salt Holdings, Inc.	10955 Lowell Ave Ste 500 Overland Park KS 66210 United States	(10)	SOFR + 3.50%	8.83%	3/16/2027			13,289	13,242	13,314	0.04%

									22,576	21,348	0.06%
Oil, Gas & Consumable Fuels
Eagle Midstream Canada Finance, Inc.	222 3rd Avenue S.W. Suite 900 Calgary, Alberta T2P 0B4 Canada	(4)(6)(10)	SOFR + 6.25%	11.57%	8/15/2028			26,332	25,935	26,332	0.08%
Freeport LNG Investments, LLLP	333 Clay Street Suite 5050 Houston,TX,77002 United States	(9)	SOFR + 3.50%	9.09%	12/21/2028			34,994	34,932	34,999	0.10%
KKR Alberta Midstream Finance, Inc	585 8 Ave SW #4000, Calgary, AB T2P 1G1, Canada	(4)(6)(10)	SOFR + 6.25%	11.57%	8/15/2028			14,325	14,109	14,325	0.04%

									74,976	75,656	0.22%
Paper & Forest Products
Profile Products, LLC	219 Simpson St SW Conover, NC, 28613-8207 United States	(4)(7)(10)	SOFR + 5.50%	10.93%	11/12/2027			63,300	62,624	61,725	0.18%
Profile Products, LLC	219 Simpson St SW Conover, NC, 28613-8207 United States	(4)(5)(7)(10)	P + 4.50%	13.00%	11/12/2027			2,546	2,437	2,323	0.01%

									65,061	64,048	0.19%
Pharmaceuticals
Dechra Pharmaceuticals Holdings Ltd	24 Cheshire Ave, Lostock Gralam, Northwich CW9 7UA, United Kingdom	(4)(5)(6)(7)(8)	E + 6.25%	10.18%	1/24/2031		EUR	97,791	104,248	104,571	0.31%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Dechra Pharmaceuticals Holdings Ltd	24 Cheshire Ave, Lostock Gralam, Northwich CW9 7UA, United Kingdom	(4)(5)(6)(7)(10)	SOFR + 6.25%	11.43%	1/24/2031			1,083	905	919	0.00%
Doc Generici (Diocle S.p.A.)	Via Filippo Turati, 40, 20121 Milano MI, Italy	(4)(5)(6)(7)(8)	E + 6.50%	10.21%	10/27/2028		EUR	60,136	58,273	64,332	0.19%
Eden Acquisitionco Ltd	1 Occam Court, The Surrey Research Park, Guildford, Surrey GU2 7HJ United Kingdom	(4)(6)(7)(10)	SOFR + 6.25%	11.51%	11/18/2030			108,046	105,498	107,949	0.32%
Gusto Sing Bidco Pte Ltd	One Temasek Ave, #04-01 Millenia Tower, Singapore 039192	(4)(5)(6)(7)(10)	BB + 6.50%	10.90%	10/30/2028		AUD	1,000	640	651	0.00%
Padagis, LLC	1251 Lincoln Rd Allegan, MI 49010 United States	(6)(9)	SOFR + 4.75%	10.31%	7/6/2028			29,371	29,342	28,783	0.08%
Rhea Parent, Inc.	Avenue Einstein 8 1300 Wavre Belgium	(4)(10)	SOFR + 5.50%	10.83%	2/18/2029			202,370	199,679	202,370	0.59%

									498,585	509,575	1.49%
Professional Services
ALKU, LLC	200 Brickstone Square, Suite 503, Andover, MA 01810 United States	(4)(10)	SOFR + 6.25%	11.59%	5/23/2029			55,128	54,029	55,128	0.16%
ALKU, LLC	200 Brickstone Square, Suite 503, Andover, MA 01810 United States	(4)(10)	SOFR + 5.50%	10.84%	5/23/2029			4,988	4,895	4,925	0.01%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850 United States	(4)(11)	SOFR + 6.25%	11.58%	1/31/2028			1,605	1,574	1,605	0.00%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850 United States	(4)(5)(7)(11)	SOFR + 5.75%	11.09%	3/15/2026			320	309	310	0.00%
Apex Companies, LLC	2101 Gaither Rd, Suite 500, Rockville, MD 20850 United States	(4)(5)(11)	SOFR + 6.25%	11.59%	1/31/2028			369	361	369	0.00%
APFS Staffing Holdings Inc	125 S Wacker Dr Ste 2700, Chicago, Illinois 60606, United States	(9)	SOFR + 4.00%	9.34%	12/29/2028			6,116	6,091	6,108	0.02%
Armor Holdco, Inc.	48 Wall Street 22nd Floor New York,NY,10005 United States	(6)(9)	SOFR + 4.50%	10.01%	12/11/2028			6,395	6,373	6,431	0.02%
Baker Tilly Advisory Group LP	205 N. Michigan Ave. 28th Floor Chicago, IL 60601 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.33%	6/3/2031			169,479	166,165	166,123	0.49%
Cast & Crew Payroll, LLC	2300 Empire Avenue, 5th Floor, Burbank, CA 91504 United States	(9)	SOFR + 3.75%	9.09%	12/29/2028			11,631	11,538	11,651	0.03%
CFGI Holdings, LLC	1 Lincoln Street, Suite 1301 Boston, MA 02111, United States	(4)(7)(10)	SOFR + 4.50%	9.84%	11/2/2027			20,891	20,437	20,492	0.06%
Chronicle Bidco, Inc.	720 14th Street, Sacramento, CA 95814 United States	(4)(7)(11)	SOFR + 6.25%	11.90%	5/18/2029			2,892	2,892	2,892	0.01%
Chronicle Bidco, Inc.	720 14th Street, Sacramento, CA 95814 United States	(4)(11)	SOFR + 6.25%	11.90%	5/18/2029			41,976	41,707	41,976	0.12%
Chronicle Bidco, Inc.	720 14th Street, Sacramento, CA 95814 United States	(4)(7)(11)	SOFR + 6.25%	11.49%	3/17/2031			733	590	593	0.00%
Cisive Holdings Corp	1180 Welsh Rd # 110 North Wales, PA, 19454-2053 United States	(4)(7)(11)	SOFR + 5.75%	11.18%	12/8/2028			33,774	33,642	33,347	0.10%
Claims Automation Intermediate 2, LLC	101 South Tryon Street, Suite 3300, Charlotte, NC 28280 United States	(4)(7)(10)	SOFR + 4.75%	10.18%	12/16/2027			44,688	44,172	44,688	0.13%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Claims Automation Intermediate 2, LLC	101 South Tryon Street, Suite 3300, Charlotte, NC 28280 United States	(4)(7)(10)	SOFR + 4.75%	10.20%	12/16/2027		34,260	33,668	33,747	0.10%
Clearview Buyer, Inc.	1 Newton Pl Ste 405, 275 Washington Street, Newton, MA 02458, United States	(4)(7)(10)	SOFR + 5.35%	10.68%	8/26/2027		119,265	117,757	118,935	0.35%
Cumming Group, Inc.	485 Lexington Avenue, New York NY 10017 United States	(4)(7)(11)	SOFR + 5.25%	10.59%	5/26/2027		197,045	194,725	197,045	0.58%
Cumming Group, Inc.	485 Lexington Avenue, New York NY 10017 United States	(4)(7)(11)	SOFR + 5.25%	10.59%	11/16/2027		25,346	24,910	25,202	0.07%
Deerfield Dakota Holding, LLC	55 East 52nd Street 31st Floorm Park Avenue Plaza, New York, NY 10055 United States	(11)	SOFR + 3.75%	9.08%	4/9/2027		84,819	84,557	84,881	0.25%
Eliassen Group, LLC	55 Walkers Brook Drive, Reading MA, 01867 United States	(4)(10)	SOFR + 5.75%	11.08%	4/14/2028		67,386	66,760	66,712	0.20%
Emerald US, Inc.	31910 Del Obispo Street Suite 200 San Juan Capistrano, CA 92675 United States	(6)(8)	SOFR + 3.75%	9.35%	7/12/2028		3,829	3,826	3,832	0.01%
EP Purchaser LLC	2950 N. Hollywood Way, Burbank, CA 91505 United States	(9)	SOFR + 3.50%	9.10%	11/6/2028		9,498	9,350	9,515	0.03%
G&A Partners Holding Company II, LLC	17220 Katy Freeway, Suite 350, Houston, TX 77094 United States	(4)(9)	SOFR + 5.50%	10.85%	3/1/2031		60,493	59,341	59,737	0.18%
G&A Partners Holding Company II, LLC	17220 Katy Freeway, Suite 350, Houston, TX 77094 United States	(4)(7)(9)	SOFR + 5.50%	10.85%	3/1/2030		2,367	2,004	2,022	0.01%
Guidehouse, Inc.	1676 International Drive, Suite 800, McLean, VA 22102 United States	(4)(10)	SOFR + 5.75%	11.09% (incl. 2.00% PIK)	12/16/2030		1,235,190	1,225,567	1,235,190	3.62%
IG Investments Holdings, LLC	4170 Ashford Dunwood Road, Northeast, Ste 250 Atlanta GA 30319 United States	(4)(7)(10)	SOFR + 6.00%	11.43%	9/22/2028		441,601	435,678	441,601	1.30%
IG Investments Holdings, LLC	4170 Ashford Dunwood Road, Northeast, Ste 250 Atlanta GA 30319 United States	(4)(5)(10)	SOFR +6.00%	11.33%	9/22/2028		4,244	4,204	4,244	0.01%
Inmar, Inc.	8150 Industrial Blvd, Breinigsville, PA 18031 United States	(11)	SOFR + 5.50%	10.84%	5/1/2026		29,603	28,939	29,714	0.09%
Kaufman Hall & Associates, LLC	10 S. Wacker, Suite 3375 Chicago, Illinois 60606, United States	(4)(10)	SOFR + 5.25%	10.69%	12/14/2028		95,837	94,617	95,837	0.28%
Kwor Acquisition, Inc.	303 Timber Creek Hammond, LA,70403 United States	(4)(5)(11)	SOFR + 5.25%	10.68%	12/22/2028		1,392	1,380	1,344	0.00%
Kwor Acquisition, Inc.	303 Timber Creek Hammond, LA,70403 United States	(4)(5)(7)(10)	P + 4.25%	12.75%	12/22/2027		9,390	9,284	8,963	0.03%
Legacy Intermediate, LLC	3701 FAU Blvd, Suite 300, Boca Raton, FL 33431, United States	(4)(10)	SOFR + 5.75%	11.25%	2/25/2028		121,168	119,710	121,168	0.36%
Legacy Intermediate, LLC	3701 FAU Blvd, Suite 300, Boca Raton, FL 33431, United States	(4)(9)	SOFR + 5.75%	11.24%	2/25/2028		23,341	22,920	23,341	0.07%
Mantech International CP	9 West 57th Street, 29th Floor, New York, NY, 10019, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.33%	9/14/2029		903,634	889,141	902,435	2.65%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Mercury Bidco Globe Limited	3rd Floor, 8 St. James’s Square, London, SW1Y 4JU, United Kingdom	(4)(5)(6)(7)(8)	S + 6.25%	11.45%	1/31/2031		GBP	80,581	100,225	101,576	0.30%
Mercury Borrower Inc	200 Dryden Road, Dresher, PA 19025 United States	(9)	SOFR + 3.50%	8.96%	8/2/2028			41,030	40,942	41,112	0.12%
Minotaur Acquisition, Inc.	2001 Spring Road, Suite 700, Oak Brook, IL 60523 United States	(4)(5)(7)(11)	SOFR + 5.00%	10.35%	5/10/2030			99,098	96,621	96,587	0.28%
MPG Parent Holdings, LLC	One Vanderbilt Avenue, 53rd Floor, New York, New York 10017 United States	(4)(7)(11)	SOFR + 5.25%	10.58%	1/8/2030			18,212	17,793	18,212	0.05%
Oxford Global Resources Inc	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(11)	SOFR + 6.00%	11.50%	8/17/2027			93,356	92,383	93,356	0.27%
Oxford Global Resources Inc	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(5)(7)(11)	SOFR + 6.00%	11.47%	8/17/2027			8,772	8,608	8,772	0.03%
Oxford Global Resources Inc	100 Cummings Center, Suite 206L, Beverly, MA 01915, United States	(4)(5)(9)	SOFR + 6.00%	11.33%	6/6/2030			9,974	9,777	9,974	0.03%
Pavion Corp.	4151 Lafayette Center Dr, Suite 700, Chantilly, Virginia 20151, United States	(4)(6)(10)	SOFR + 5.75%	11.08%	10/30/2030			117,689	115,561	117,689	0.35%
Pavion Corp.	4151 Lafayette Center Dr, Suite 700, Chantilly, Virginia 20151, United States	(4)(5)(6)(7)(10)	SOFR + 5.75%	11.08%	10/30/2030			23,887	23,557	23,609	0.07%
Petrus Buyer Inc	100 Bayview Cir Ste 400, Newport Beach, California, 92660 United States	(4)(7)(10)	SOFR + 5.25%	10.68%	10/17/2029			35,720	34,665	35,551	0.10%
Polyconcept Investments B.V.	Kabelweg 1 2371 DX, Roelofarendsveen, ZUID-HOLLAND, Netherlands	(10)	SOFR + 5.50%	10.83%	5/18/2029			24,414	24,072	23,944	0.07%
Soliant Lower Intermediate, LLC	5550 Peachtree Parkway, Suite 500 Peachtree Corners, GA 30092, United States	(4)(10)	SOFR + 4.00%	9.10%	6/20/2031			50,286	49,783	50,286	0.15%
STV Group, Inc.	350 5th Avenue, Suite 1120, New York, NY 10001 United States	(4)(7)(10)	SOFR + 5.00%	10.33%	3/20/2031			58,690	57,402	58,228	0.17%
STV Group, Inc.	350 5th Avenue, Suite 1120, New York, NY 10001 United States	(4)(7)(10)	P + 4.00%	12.50%	3/20/2030			841	615	782	0.00%
Thevelia US, LLC	Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong	(6)(9)	SOFR + 4.00%	9.48%	6/18/2029			33,946	32,872	34,238	0.10%
Trinity Air Consultants Holdings Corp	330 7th Ave, New York, NY 10001 United States	(4)(10)	SOFR + 5.25%	10.66%	6/29/2028			24,735	24,539	24,735	0.07%
Trinity Air Consultants Holdings Corp	330 7th Ave, New York, NY 10001 United States	(4)(7)(10)	SOFR + 5.25%	10.62%	6/29/2028			50,463	49,701	50,285	0.15%
Trinity Partners Holdings, LLC	230 3rd Ave Prospect Place Waltham, MA 02451 United States	(4)(7)(10)	SOFR + 5.50%	10.98%	12/21/2028			382,411	376,717	381,266	1.12%
Victors CCC Buyer, LLC	251 Little Falls Drive. Wilmington, DE 19808 United States	(4)(7)(10)	SOFR + 4.75%	10.08%	6/1/2029			144,060	141,632	143,749	0.42%
West Monroe Partners, LLC	311 W Monroe St 14th Floor, Chicago, IL 60606, United States	(4)(10)	SOFR + 5.50%	11.10%	11/8/2028			718,882	710,237	706,302	2.07%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
West Monroe Partners, LLC	311 W Monroe St 14th Floor, Chicago, IL 60606, United States	(4)(5)(7)(10)	SOFR + 5.50%	11.11%	11/8/2027			14,143	13,310	13,895	0.04%

									5,844,125	5,896,251	17.30%
Real Estate Management & Development
Castle Management Borrower, LLC	870 Seventh Avenue 2nd Fl New York, New York 10019, United States	(4)(7)(11)	SOFR + 5.50%	10.81%	11/3/2029			33,167	32,576	33,167	0.10%
Castle Management Borrower, LLC	870 Seventh Avenue 2nd Fl New York, New York 10019, United States	(4)(7)(11)	SOFR + 5.50%	10.83%	11/3/2029			1,250	1,176	1,250	0.00%
Cushman & Wakefield US Borrower LLC	Suite 3000, 225 W. Wacker Drive, Chicago, Illinois, 60606, United States	(4)(6)(9)	SOFR + 3.00%	8.34%	1/31/2030			7,461	7,461	7,471	0.02%
Cushman & Wakefield US Borrower LLC	Suite 3000, 225 W. Wacker Drive, Chicago, Illinois, 60606, United States	(4)(6)(9)	SOFR + 3.75%	9.09%	1/31/2030			1,600	1,614	1,612	0.00%
McCarthy & Stone PLC	2711 North Haskell Avenue Suite 1700 Dallas TX 75204 United States	(4)(5)(6)(8)	7.00%	7.00%	2/2/2026		GBP	20,000	28,071	24,018	0.07%
Neptune BidCo	21 Avenue Kleber, 75116 Paris, France	(4)(5)(6)(7)(8)	E + 5.25%	9.12%	4/2/2031		EUR	5,608	5,904	5,863	0.02%
Progress Residential PM Holdings, LLC	7500 N Dobson Rd., Suite 300 Scottsdale, AZ 85256 United States	(4)(7)(10)	SOFR + 5.50%	10.94%	8/8/2030			79,357	78,357	79,357	0.23%
Progress Residential PM Holdings, LLC	7500 N Dobson Rd., Suite 300 Scottsdale, AZ 85256 United States	(4)(7)(10)	SOFR + 5.50%	10.94%	8/8/2030			15,205	14,957	15,205	0.04%

									170,116	167,943	0.48%
Software
Aareon Holding GmbH	Isaac-Fulda-Allee 6, 55124 Mainz, Germany	(4)(6)(10)	E + 6.25%	9.97%	8/16/2030		EUR	38,317	40,645	41,035	0.12%
Aareon Holding GmbH	Isaac-Fulda-Allee 6, 55124 Mainz, Germany	(4)(6)(10)	E + 6.25%	9.97%	8/19/2030		EUR	15,779	16,870	16,899	0.05%
Analytic Partners LP	1441 Brickell Avenue Suite 1220 Miami, Florida 33131	(4)(7)(10)	SOFR + 5.00%	10.33%	4/4/2028			21,359	21,050	21,359	0.06%
Anaplan Inc	50 Hawthorne St, San Francisco, CA 94105 United States	(4)(5)(10)	SOFR + 5.75%	11.08%	6/21/2029			200	198	200	0.00%
Anaplan, Inc.	50 Hawthorne St, San Francisco, CA 94105 United States	(4)(7)(10)	SOFR + 5.75%	11.08%	6/21/2029			537,534	529,263	537,534	1.58%
Aptean Inc	4325 Alexander Drive, Suite 100, Alpharetta, GA 30022 United States	(4)(7)(10)	SOFR + 5.25%	10.59%	1/29/2031			39,263	38,860	39,263	0.12%
Aptean Inc	4325 Alexander Drive, Suite 100, Alpharetta, GA 30022 United States	(4)(7)(10)	SOFR + 5.25%	10.59%	1/29/2031			345	312	312	0.00%
Apttus Corp.	150 North Riverside Plaza Suite 2800 Chicago IL 60606 United States	(10)	SOFR + 4.00%	9.46%	5/8/2028			11,539	11,529	11,553	0.03%
Armstrong Bidco Limited	The Old School School Lane, Stratford St Mary, Colchester, Essex, United Kingdom, CO7 6LZ	(4)(6)(8)	S + 5.25%	10.45%	6/28/2029		GBP	478,945	573,009	587,271	1.72%
Avalara Inc	255 South King St., Suite 1800, Seattle, WA 98104 United States	(4)(7)(10)	SOFR + 7.25%	12.58%	10/19/2028			23,077	22,628	23,077	0.07%
Azurite Intermediate Holdings Inc.	233 Wilshire Blvd., Suite 800 Santa Monica, CA 90401 United States	(4)(7)(10)	SOFR + 6.50%	11.84%	3/19/2031			46,170	45,297	45,849	0.13%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Bayshore Intermediate #2 LP	1 W Elm St ste 200, Conshohocken, PA 19428, United States	(4)(5)(10)	SOFR + 5.75%	11.05%	10/1/2028			72,103	71,749	71,743	0.21%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019 United States	(4)(10)	SOFR + 6.00%	11.33% (incl. 2.00% PIK)	8/8/2028			69,983	69,055	69,633	0.20%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019 United States	(4)(10)	SOFR + 6.00%	11.30% (incl. 2.00% PIK)	8/8/2028			12,310	12,145	12,248	0.04%
BlueCat Networks USA, Inc.	156 W. 56th Street, 3rd Floor, New York, New York 10019 United States	(4)(5)(7)(10)	SOFR + 6.00%	11.33% (incl. 2.00% PIK)	8/8/2028			2,317	2,218	2,195	0.01%
Bluefin Holding, LLC	8200 Roberts Drive, Suite 400, Atlanta, GA 30350 United States	(4)(7)(11)	SOFR + 7.25%	12.59%	9/12/2029			45,513	44,430	45,263	0.13%
Boxer Parent Company, Inc.	John Hancock Tower 200 Clarendon Street Boston MA 02116 United States	(8)	SOFR + 4.00%	9.34%	12/29/2028			14,681	14,550	14,730	0.04%
Brave Parent Holdings, Inc.	11695 Johns Creek Parkway, Suite 200, Johns Creek, Georgia 30097 United States	(4)(7)(10)	SOFR + 5.00%	10.33%	11/28/2030			502,788	497,642	502,386	1.47%
CDK Global Inc.	1950 Hassell Rd, Hoffman Estates, Illinois, 60169 United States	(8)	SOFR + 3.25%	8.58%	7/6/2029			4,985	4,988	4,927	0.01%
Cloud Software Group Inc	4980 Great America Parkway, Santa Clara, CA 95054 United States	(9)	SOFR + 4.00%	9.33%	3/30/2029			7,500	7,506	7,503	0.02%
Cloud Software Group Inc	4980 Great America Parkway, Santa Clara, CA 95054 United States	(9)	SOFR + 4.50%	9.83%	3/21/2031			2,600	2,605	2,610	0.01%
Cloudera, Inc.	1001 Page Mill Road Building 3 Palo Alto,CA,94304 United States	(9)	SOFR + 3.75%	9.19%	10/8/2028			35,252	34,942	35,318	0.10%
Community Brands ParentCo, LLC	9620 Executive Center Dr N, Suite 200, St. Petersburg, FL 33702 United States	(4)(7)(10)	SOFR + 5.50%	10.94%	2/24/2028			10,041	9,842	10,041	0.03%
Confine Visual Bidco	Kistagången 12, 164 40 Kista, Sweden	(4)(6)(10)	SOFR + 5.75%	11.06%	2/23/2029			264,119	258,887	223,180	0.65%
Connatix Buyer, Inc.	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)(7)(10)	SOFR + 5.50%	11.11%	7/14/2027			107,333	106,082	102,388	0.30%
ConnectWise, LLC	4110 George Road Suite 200, Tampa, FL, 33634, United States	(9)	SOFR + 3.50%	9.10%	9/29/2028			28,176	28,121	28,021	0.08%
Cornerstone OnDemand, Inc.	1601 Cloverfield Blvd Suite 620 South Santa Monica,CA,90404 United States	(9)	SOFR + 3.75%	9.21%	10/16/2028			27,003	26,932	25,563	0.07%
Cornerstone OnDemand, Inc.	1601 Cloverfield Blvd Suite 620 South Santa Monica,CA,90404 United States	(4)(11)	SOFR + 6.00%	11.33%	10/16/2028			34,650	33,758	34,217	0.10%
Coupa Software Inc.	1855 S. Grant Street, San Mateo, CA 94402 United States	(4)(6)(7)(10)	SOFR + 5.50%	10.83%	2/27/2030			1,836	1,795	1,834	0.01%
Crewline Buyer, Inc.	188 Spear St, San Francisco, CA 94105 United States	(4)(6)(7)(11)	SOFR + 6.75%	12.08%	11/8/2030			118,659	115,686	118,332	0.35%
Delta Topco, Inc.	3111 Coronado Drive in Santa Clara, CA 95054 United States	(10)	SOFR + 3.50%	8.85%	12/1/2029			74,973	74,790	75,028	0.22%
Denali Bidco Ltd	53 rue de Châteaudun,75009 Paris, France	(4)(5)(6)(7)(10)	S + 5.75%	10.95%	8/29/2030		GBP	14,404	17,746	18,205	0.05%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Denali Bidco Ltd	53 rue de Châteaudun,75009 Paris, France	(4)(5)(6)(8)	E + 5.75%	9.47%	8/29/2030		EUR	10,019	10,588	10,605	0.03%
Denali Bidco Ltd	53 rue de Châteaudun,75009 Paris, France	(4)(5)(6)(8)	E + 5.50%	9.22%	8/29/2030		EUR	263	275	276	0.00%
Diligent Corp	61 W 23rd Street, 4th Floor, New York, NY 10010 United States	(4)(5)(7)(10)	SOFR + 5.00%	10.34%	8/2/2030			173,460	171,936	173,085	0.51%
Diligent Corp	61 W 23rd Street, 4th Floor, New York, NY 10010 United States	(4)(10)	SOFR + 5.00%	10.34%	8/2/2030			29,736	29,575	29,736	0.09%
Discovery Education, Inc.	233 Wilshire Blvd, Suite 800, Santa Monica, CA, 90401, United States	(4)(10)	SOFR + 5.75%	11.18%	4/9/2029			636,906	629,815	587,546	1.72%
Discovery Education, Inc.	233 Wilshire Blvd, Suite 800, Santa Monica, CA, 90401, United States	(4)(11)	SOFR + 5.75%	11.09%	4/9/2029			65,651	64,979	60,563	0.18%
DTI Holdco, Inc.	Two Ravinia Drive, Suite 201, 19904 Dover, DE United States	(10)	SOFR + 4.75%	10.09%	4/26/2029			24,563	24,062	24,694	0.07%
DTI Holdco, Inc.	Two Ravinia Drive, Suite 201, 19904 Dover, DE United States	(4)(5)(7)(10)	P + 4.75%	12.25%	4/26/2027			1,200	1,200	1,172	0.00%
ECI Macola Max Holding, LLC	5455 Rings Road Suite 100 Dublin OH 43017 United States	(6)(10)	SOFR + 3.75%	9.08%	5/9/2030			10,655	10,655	10,732	0.03%
Elements Finco Ltd	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(7)(8)	S + 5.00%	10.20%	4/29/2031		GBP	67,590	83,659	84,395	0.25%
Elements Finco Ltd	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(8)	SOFR + 4.75%	10.09%	4/29/2031			21,157	20,914	20,946	0.06%
Elements Finco Ltd	Heathrow Approach, 470 London Road, Slough, Berkshire SL3 8QY, Great Britain	(4)(5)(6)(8)	SOFR + 4.75%	10.09%	4/30/2031			17,609	17,507	17,433	0.05%
Ellucian Holdings, Inc.	2003 Edmund Halley Drive, Reston, VA 20191 United States	(9)	SOFR + 3.50%	8.94%	10/9/2029			1,962	1,960	1,973	0.01%
Epicor Software Corp	807 Las Cimas Pkwy, Austin, TX 78746, United States	(10)	SOFR + 3.25%	8.59%	5/30/2031			4,564	4,559	4,589	0.01%
Epicor Software Corp	807 Las Cimas Pkwy, Austin, TX 78746, United States	(10)	SOFR + 3.25%	8.59%	5/30/2031			535	535	538	0.00%
Episerver, Inc.	542A Amherst Street Route 101A Nashua, NH 03063 United States	(4)(7)(11)	SOFR + 5.25%	10.73%	4/9/2026			24,718	24,556	24,433	0.07%
Experity, Inc.	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)(7)(10)	SOFR +5.75%	11.18%	2/24/2028			133,028	131,339	133,028	0.39%
Flexera Software LLC	Park Blvd Suite 400 Itasca, IL 60143 United States	(10)	SOFR + 3.50%	8.83%	3/3/2028			5,315	5,338	5,342	0.02%
Gen Digital Inc	60 East Rio Salado Parkway Suite 1000, Tempe, AZ, 8528, United States	(6)(9)	SOFR + 2.00%	7.09%	9/12/2029			5,040	5,040	5,028	0.01%
Genesys Cloud Services Holdings II, LLC	1302 El Camino Real, Suite 300 Menlo Park, CA, 94025, United States	(10)	SOFR + 3.50%	8.84%	12/1/2027			5,785	5,784	5,820	0.02%
Genuine Financial Holdings LLC	100 Centerview Drive, Suite 300 Nashville, TN 37214 United States	(9)	SOFR + 4.00%	9.33%	9/27/2030			3,990	4,002	3,982	0.01%
Gigamon Inc.	3300 Olcott Street Santa Clara, CA 95054, United States	(4)(11)	SOFR + 5.75%	11.22%	3/9/2029			425,069	419,372	425,069	1.25%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Gigamon Inc.	3300 Olcott Street Santa Clara, CA 95054, United States	(4)(7)(11)	SOFR + 5.75%	11.20%		3/9/2029			10,310	10,151	10,310	0.03%
GovernmentJobs.com, Inc.	300 Continental Blvd., El Segundo, CA 90245, United States	(4)(10)	SOFR + 5.50%	10.95%		12/1/2028			165,756	164,026	165,756	0.49%
GovernmentJobs.com, Inc.	300 Continental Blvd., El Segundo, CA 90245, United States	(4)(5)(7)(10)	SOFR + 5.50%	10.93%		12/1/2028			12,318	12,018	11,872	0.03%
Granicus, Inc.	1999 Broadway, Suite 3600, Denver, Colorado 80202 United States	(4)(7)(10)	SOFR + 5.75%	8.82 (incl. 2.25 PIK	% % )	1/17/2031			30,443	30,101	30,420	0.09%
Graphpad Software LLC	225 Franklin Street, Fl. 26. Boston, MA 02110, United States	(4)(5)(7)(10)	SOFR + 4.75%	10.08%		6/28/2031			143,417	141,959	142,444	0.42%
GS Acquisitionco Inc	8529 Six Forks Rd, Suite 400, Raleigh, North Carolina 27615 United States	(4)(5)(7)(9)	SOFR + 5.25%	10.58%		5/25/2028			959	917	914	0.00%
GS Acquisitionco Inc	8529 Six Forks Rd, Suite 400, Raleigh, North Carolina 27615 United States	(4)(7)(10)	SOFR + 5.25%	10.58%		5/25/2028			600	579	578	0.00%
Homecare Software Solutions LLC	130 West 42nd Street, 2nd Floor, New York, NY 10036, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.33%		6/14/2031			76,735	75,973	75,968	0.22%
Homecare Software Solutions LLC	130 West 42nd Street, 2nd Floor, New York, NY 10036, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.34%		6/14/2031			3,688	3,524	3,520	0.01%
HS Purchaser, LLC	6455 City West Parkway Eden Prairie, MN United States	(10)	SOFR + 4.00%	9.43%		11/19/2026			36,410	36,411	32,883	0.10%
Icefall Parent, Inc.	30 Braintree Hill Office Park, Suite 101, Boston, MA 02184 United States	(4)(7)(11)	SOFR + 6.50%	11.83%		1/25/2030			72,237	70,768	71,446	0.21%
Idera, Inc.	Brookhollow Ctr III, 2950 Nort Loop Freeway W, Suite 700 Houston TX 77092 United States	(10)	SOFR + 3.50%	8.83%		3/2/2028			52,221	52,216	51,927	0.15%
IGT Holding IV AB	Stureplan 4, Stockholm, 114 35 Sweden	(4)(5)(6)(8)	E + 5.00%	9.15%		3/31/2028		EUR	14,538	15,636	15,569	0.05%
ION Trading Finance Ltd.	10 Queen St Place, 2nd floor, London, EC4R 1BE United Kingdom	(6)(8)	SOFR + 4.00%	9.35%		4/1/2028			24,018	23,912	24,023	0.07%
IQN Holding Corp	5011 Gate Parkway Building 100, Suite 250, Jacksonville, FL 32256, United States	(4)(7)(10)	SOFR + 5.25%	10.60%		5/2/2029			46,141	45,837	46,141	0.14%
IQN Holding Corp	5011 Gate Parkway Building 100, Suite 250, Jacksonville, FL 32256, United States	(4)(7)(10)	SOFR + 5.25%	10.60%		5/2/2028			647	611	647	0.00%
IRI Group Holdings Inc	203 North LaSalle Street, Suite 1500 Chicago, IL 60601, United States	(4)(10)	SOFR + 5.50%	10.85 (incl. 2.00 PIK	% % )	12/1/2028			1,589,605	1,565,203	1,589,605	4.66%
IRI Group Holdings Inc	203 North LaSalle Street, Suite 1500 Chicago, IL 60601, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.34%		12/1/2027			68,402	66,890	68,402	0.20%
JS Parent Inc	135 SW Taylor Suite 200 Portland, Oregon, 97204, United States	(4)(5)(7)(10)	SOFR + 5.00%	10.32%		4/24/2031			81,422	80,987	80,975	0.24%
Kaseya, Inc.	701 Brickell Avenue, Miami FL 33131 United States	(4)(10)	SOFR + 5.50%	10.83%		6/25/2029			748,880	738,240	748,880	2.20%
Kaseya, Inc.	701 Brickell Avenue, Miami FL 33131 United States	(4)(5)(7)(10)	SOFR + 5.50%	10.83%		6/25/2029			17,295	16,243	16,850	0.05%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
LD Lower Holdings, Inc.	8201 Greensboro Drive, Suite 717 Mclean, VA 22102-3810 United States	(4)(5)(11)	SOFR + 6.50%	11.93%		2/8/2026			116,275	115,513	115,403	0.34%
Lightbox Intermediate, LP	9 West 57th Street, 43rd Floor, New York, NY, 10019, United States	(4)(8)	SOFR + 5.00%	10.46%		5/9/2026			37,240	36,801	35,657	0.10%
Magenta Buyer LLC	428 University Ave, Palo Alto CA 94301 United States	(5)(6)(10)(17)	SOFR + 5.00%	10.59%		7/27/2028			65,063	64,649	36,476	0.11%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)(10)	S + 5.25%	10.45%		5/18/2029		GBP	101,601	124,714	128,434	0.38%
Magnesium BorrowerCo, Inc.	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)(7)(10)	SOFR + 5.25%	10.59%		5/18/2029			982,461	963,707	979,986	2.88%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(9)	SOFR + 3.75%	9.23%		7/31/2028			76,343	75,672	70,617	0.21%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(9)	SOFR + 6.25%	11.73%		6/9/2030			62,370	60,780	62,370	0.18%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(5)(7)(8)	SOFR + 3.75%	9.24%		7/31/2026			6,087	6,042	5,277	0.02%
Maverick Bidco Inc.	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(10)	SOFR + 3.75%	9.23%		5/18/2028			16,576	16,530	16,504	0.05%
Maverick Bidco Inc.	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(4)(5)(10)	SOFR + 5.00%	10.43%		5/18/2028			69,686	67,894	68,293	0.20%
McAfee Corp	6220 America Center Drive San Jose, CA 95002 United States	(6)(9)	SOFR + 3.25%	8.58%		3/1/2029			29,796	29,796	29,803	0.09%
Medallia, Inc.	200 W 41st St, New York, NY 10036, United States	(4)(10)	SOFR + 6.50%	11.93 (incl. 4.00 PIK	% % )	10/29/2028			1,057,466	1,044,923	1,036,317	3.04%
Mitnick Purchaser, Inc.	64 Willow Place, Suite 100, Menlo Park DE 94025 United States	(9)(18)	SOFR + 4.50%	9.93%		5/2/2029			11,675	11,635	10,893	0.03%
Modena Buyer LLC	3421 Hillview Avenue Palo Alto, CA 94304 United States	(8)	SOFR + 4.50%	9.80%		7/1/2031			49,961	48,961	48,829	0.14%
Monk Holding Co.	5473 Morris Hunt Dr Fort Mill, SC, 29708-6523 United States	(4)(10)(18)	SOFR + 5.70%	11.13%		12/1/2027			11,001	10,849	11,001	0.03%
Monk Holding Co.	5473 Morris Hunt Dr Fort Mill, SC, 29708-6523 United States	(4)(7)(10)	SOFR + 5.50%	10.93%		12/1/2027			5,457	5,273	5,155	0.02%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139 United States	(4)(7)(11)	SOFR + 5.50%	10.93%		2/10/2027			68,123	68,119	67,209	0.20%
MRI Software, LLC	28925 Fountain Parkway Solon OH 44139 United States	(4)(7)(11)	SOFR + 5.75%	11.08%		2/10/2027			6,851	6,698	6,759	0.02%
NAVEX TopCo, Inc.	5500 Meadows Road, Suite 500, Lake Oswego, OR, 97035 United States	(4)(7)(10)	SOFR + 5.50%	10.83%		11/9/2030			100,395	98,417	100,395	0.29%
Nintex Topco Limited	10800 NE 8th Street, Suite 400 Bellevue, WA 98004 United States	(4)(6)(10)	SOFR + 6.00%	11.46 (incl. 1.50 PIK	% % )	11/13/2028			676,359	667,967	656,068	1.92%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Noble Midco 3 Ltd	2 Seething Ln, London EC3N 4AT, United Kingdom	(4)(5)(6)(7)(10)	SOFR + 5.00%	10.32%		6/24/2031			39,181	38,688	38,683	0.11%
Oranje Holdco Inc	33 N Garden Ave, Clearwater, FL 33755 United States	(4)(5)(11)	SOFR + 7.25%	12.59%		2/1/2029			5,000	4,900	5,000	0.01%
Oranje Holdco Inc	33 N Garden Ave, Clearwater, FL 33755 United States	(4)(7)(11)	SOFR + 7.50%	12.83%		2/1/2029			66,000	64,581	66,000	0.19%
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009, United States	(4)(5)(6)(7)(10)	SOFR + 5.25%	10.58%		2/3/2031			69,063	67,873	67,971	0.20%
Perforce Software, Inc.	2320 Blanding Avenue, Alameda CA 94501 United States	(4)(8)	SOFR + 4.75%	10.09%		3/25/2031			20,000	19,903	20,017	0.06%
Perforce Software, Inc.	2320 Blanding Avenue, Alameda CA 94501 United States	(8)	SOFR + 3.75%	9.19%		7/1/2026			15,216	15,208	15,197	0.04%
Project Alpha Intermediate Holding, Inc.	211 South Gulph Road, Suite 500, King of Prussia, PA 19406 United States	(9)	SOFR + 3.75%	9.07%		10/28/2030			71,209	71,209	71,516	0.21%
Project Leopard Holdings, Inc.	300 North La Salle Street, Suite 4350, Chicago, IL 60654 United States	(9)	SOFR + 5.25%	10.68%		7/20/2029			133,910	128,316	124,984	0.37%
Project Leopard Holdings, Inc.	300 North La Salle Street, Suite 4350, Chicago, IL 60654 United States	(4)(5)(7)(8)	SOFR + 4.25%	9.58%		7/20/2027			6,755	6,764	5,014	0.01%
Proofpoint, Inc.	892 Ross Drive, Sunnyvale CA 94089 United States	(9)	SOFR + 3.00%	8.34%		8/31/2028			6,956	6,956	6,970	0.02%
Rally Buyer, Inc.	5213 Tacome Building C · Houston, TX 77041 United States	(4)(7)(10)	SOFR + 5.75%	11.09 (incl. 1.75 PIK	% % )	7/19/2028			142,445	140,595	140,309	0.41%
Rally Buyer, Inc.	5213 Tacome Building C · Houston, TX 77041 United States	(4)(7)(10)	SOFR + 5.75%	11.07%		7/19/2028			7,098	6,858	6,832	0.02%
RealPage, Inc.	4000 International Parkway, Carrollton, TX, 75007, United States	(9)	SOFR + 3.00%	8.46%		4/24/2028			1,960	1,956	1,909	0.01%
Recorded Future Inc	363 Highland Avenue, Somerville, MA 02144, United States	(4)(5)(7)(10)	SOFR + 5.75%	11.08%		6/28/2030			131,314	129,078	129,522	0.38%
Relativity ODA, LLC	231 South LaSalle Street, 8th Floor, Chicago, IL 60604 United States	(4)(7)(11)	SOFR + 6.00%	11.44%		5/12/2027			789	736	789	0.00%
Rocket Software, Inc.	77 4th Avenue, Waltham MA 02451 United States	(9)	SOFR + 4.75%	10.09%		11/28/2028			43,086	42,529	43,319	0.13%
S2P Acquisition Borrower, Inc.	3020 Carrington Mill Blvd Suite 100, Morrisville, NC 27560 United States	(6)(8)	SOFR + 4.00%	9.44%		8/14/2026			12,413	12,425	12,450	0.04%
Sailpoint Technologies, Inc.	11120 Four Points Drive Suite 100 Austin, TX 78726 United States	(4)(7)(10)	SOFR + 6.00%	11.33%		8/16/2029			384,906	378,801	384,906	1.13%
Scorpio BidCo SAS	131, Chemin du Bac -a-Traille Caluire-et-Cuire, 69300 France	(4)(5)(6)(7)(8)	E + 5.75%	9.60%		4/30/2031		EUR	37,234	39,487	39,000	0.11%
Skopima Consilio Parent LLC	188 The Embarcadero, San Francisco, CA United States 94016 United States	(5)(7)(9)	SOFR + 4.00%	9.46%		5/12/2028			39,714	39,209	39,692	0.12%
Solarwinds Holdings, Inc.	7171 Southwest Parkway, Bldg 400, Austin, TX 78735 United States	(8)	SOFR + 3.25%	8.59%		2/5/2030			2,978	2,967	2,985	0.01%
Sovos Compliance, LLC	200 Ballardvale Street 4th Floor Wilmington,MA,1887 United States	(9)	SOFR + 4.50%	9.96%		8/11/2028			13,826	13,769	13,738	0.04%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada United States	(4)(11)	E + 5.50%	9.15%	3/11/2027		EUR	18,915	22,634	20,257	0.06%
Spitfire Parent, Inc.	10161 Park Run Drive, Suite 150, Las Vegas, Nevada United States	(4)(11)	SOFR + 5.50%	10.94%	3/11/2027			117,327	116,492	117,327	0.34%
Stamps.com, Inc.	1990 East Grand Avenue El Segundo, CA 90245 United States	(4)(10)	SOFR + 5.75%	11.18%	10/5/2028			851,217	840,847	836,321	2.45%
Surf Holdings, LLC	18595 Vineyard Point Lane, Cornelius, NC 28031 United States	(6)(8)	SOFR + 3.50%	8.95%	3/5/2027			12,651	12,677	12,680	0.04%
Tegra118 Wealth Solutions, Inc.	255 Fiserv Drive, Brookfield WI 53045 United States	(8)	SOFR + 4.00%	9.33%	2/18/2027			6,828	6,811	6,586	0.02%
TravelPerk Inc	C/ dels Almogàvers, 154-164 08018 Barcelona, Spain	(4)(5)(6)(8)	11.00%	11.00 PIK %	5/2/2029			39,354	38,606	38,567	0.11%
Triple Lift, Inc.	400 Lafayette St 5th floor, New York, NY 10003 United States	(4)(10)	SOFR + 5.75%	11.24%	5/5/2028			69,386	68,585	65,223	0.19%
Triple Lift, Inc.	400 Lafayette St 5th floor, New York, NY 10003 United States	(4)(5)(7)(10)	SOFR + 5.75%	11.21%	5/5/2028			5,480	5,323	4,622	0.01%
Vision Solutions, Inc.	15300 Barranca Parkway Suite 100 Irvine CA 92618 United States	(10)	SOFR + 4.25%	9.84%	4/24/2028			40,205	40,110	39,652	0.12%
VS Buyer LLC	8800 Lyra Drive Columbus, Ohio 43240 United States	(6)(8)	SOFR + 3.25%	8.58%	4/12/2031			9,834	9,810	9,871	0.03%
WPEngine, Inc.	504 Lavaca Street, Suite 1000, Austin, TX 78701 United States	(4)(7)(10)	SOFR + 6.50%	11.82%	8/14/2029			81,400	79,108	81,156	0.24%
XPLOR T1 LLC	950 East Paces Ferry Road NE Atlanta, GA 30326, United States	(4)(8)	SOFR + 4.25%	9.60%	6/24/2031			35,000	34,825	35,000	0.10%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(6)(8)	ST + 4.75%	8.76%	7/9/2029		SEK	112,563	10,478	10,620	0.03%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(6)(9)	SA + 4.75%	6.21%	7/9/2029		CHF	10,674	10,762	11,881	0.03%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(5)(6)(10)	SA + 4.75%	6.21%	7/9/2029		CHF	3,484	3,481	3,877	0.01%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(6)(8)	E + 4.75%	8.67%	7/9/2029		EUR	31,713	31,646	33,963	0.10%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(5)(6)(7)(8)	E + 4.75%	8.67%	7/9/2029		EUR	1,639	1,702	1,756	0.01%
Yellow Castle AB	3 Cavendish Square, London, W1G 0LB	(4)(5)(6)(10)	S + 4.75%	9.95%	7/9/2029		GBP	8,894	10,493	11,242	0.03%
Zendesk Inc	989 Market St, San Francisco, CA 94103 United States	(4)(7)(10)	SOFR + 6.25%	11.60%	11/22/2028			936,617	915,469	931,544	2.73%

									14,572,589	14,550,226	42.64%
Specialty Retail
CustomInk, LLC	2910 District Avenue Fairfax VA 22031 United States	(4)(11)(18)	SOFR + 6.18%	11.61%	5/3/2026			36,866	36,598	36,866	0.11%
EG America, LLC	65 Flanders Rd, Westborough, MA 01581 United States	(6)(8)	SOFR + 5.50%	11.14%	2/7/2028			13,815	13,484	13,671	0.04%
Runner Buyer, Inc.	8 Santa Fe Way Cranbury,NJ,8512 United States	(10)	SOFR + 5.50%	10.96%	10/20/2028			76,245	75,227	45,250	0.13%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
StubHub Holdco Sub, LLC	160 Greentree Drive, Suite 101, Dover, Delaware, County of Kent, 19904 United States	(8)	SOFR + 4.75%	10.09%	3/15/2030		7,767	7,753	7,779	0.02%

								133,062	103,566	0.30%
Technology Hardware, Storage & Peripherals
Lytx, Inc.	9785 Towne Centre Drive San Diego CA 92121 United States	(4)(11)	SOFR + 5.00%	10.43%	2/28/2028		75,139	75,194	75,139	0.22%
Trading Companies & Distributors
Foundation Building Materials, Inc.	2520 Red Hill Avenue, Santa Ana, CA 92705 United States	(9)	SOFR + 3.25%	8.84%	1/31/2028		14,690	14,486	14,552	0.04%
Hillman Group Inc	1280 Kemper Meadow Drive, Cincinnati, OH 45240, Unted States	(9)	SOFR + 2.25%	7.59%	7/14/2028		3,989	3,996	3,997	0.01%
Icebox Holdco III, Inc.	80 Pall Mall, London, SW1Y 5ES, United Kingdom	(9)	SOFR + 3.75%	9.35%	12/22/2028		15,739	15,699	15,808	0.05%
LBM Acquisition, LLC	1000 Corporate Grove Drive, Buffalo Grove IL 60089 United States	(10)	SOFR + 3.75%	9.18%	5/30/2031		44,742	44,366	44,055	0.13%
Park River Holdings, Inc.	1 E. 4th Street Suite 1400, Cincinnati, OH, 45202 United States	(10)	SOFR + 3.25%	8.81%	12/28/2027		45,915	45,569	44,984	0.13%
Porcelain Acquisition Corp.	20 Sanker Road, Dickson, TN 37055 United States	(4)(11)	SOFR + 6.00%	11.43%	4/1/2027		81,485	80,529	78,633	0.23%
Red Fox CD Acquisition Corp	3916 Westpoint Blvd., Winston-Salem, NC 27103 United States	(4)(11)	SOFR + 6.00%	11.33%	3/4/2030		114,821	112,304	114,247	0.34%
Sunsource Borrower LLC	2301 Windsor Court, Suite A, Addison, IL 6010, United States	(8)	SOFR + 4.00%	9.42%	3/25/2031		2,993	3,000	3,002	0.01%
White Cap Buyer, LLC	6250 Brook Hollow Parkway, Norcross, Georgia 30071 United States	(9)	SOFR + 3.25%	8.59%	10/19/2029		16,915	16,873	16,963	0.05%
Windsor Holdings III, LLC	3075 Highland Pkwy Ste 200 Downers Grove IL 60515 United States	(6)(8)	SOFR + 4.00%	9.34%	8/1/2030		8,903	8,903	8,972	0.03%

								345,725	345,213	1.02%
Transportation Infrastructure
Capstone Logistics, LLC	30 Technology Parkway South, Suite 200, Peachtree Corner, GA 30092 United States	(4)(11)	SOFR + 4.75%	10.19%	11/12/2027		21,892	21,933	21,892	0.06%
Channelside AcquisitionCo, Inc.	1208 E Kennedy Blvd Tampa, FL 33602, United States	(4)(5)(7)(10)	SOFR + 4.75%	10.09%	5/15/2031		157,242	156,729	157,206	0.46%
Channelside AcquisitionCo, Inc.	1208 E Kennedy Blvd Tampa, FL 33602, United States	(4)(5)(7)(11)	SOFR + 4.75%	10.09%	5/15/2029		5,002	4,883	4,998	0.01%
Enstructure LLC	16 Laurel Avenue, Suite 300 Wellesley, MA 02481 United States	(4)(5)(7)(9)(18)	SOFR + 5.00%	10.33%	6/10/2029		142,519	140,063	139,698	0.41%
Frontline Road Safety, LLC	2714 Sherman Street, Grand Prairie, TX 75051 United States	(4)(10)	SOFR + 5.75%	11.42%	5/3/2027		203,818	201,740	203,818	0.60%
Frontline Road Safety, LLC	2714 Sherman Street, Grand Prairie, TX 75051 United States	(4)(7)(10)	SOFR + 5.75%	11.33%	5/3/2027		8,974	8,682	8,693	0.03%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)		Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(10)	SOFR + 6.25%	11.73%		8/4/2027			92,312	91,360	90,465	0.27%
Helix TS, LLC	114 Capital Way Christiana, TN 37037, United States	(4)(10)	SOFR + 6.25%	11.70%		8/4/2027			76,609	75,960	75,077	0.22%
Italian Motorway Holdings S.à r.l	Meif 6 Hra Italian Motorway Holdings SARL, Luxembourg	(4)(6)(8)	E + 5.25%	9.09%		4/28/2029		EUR	236,429	244,096	253,203	0.74%
Liquid Tech Solutions Holdings, LLC	79 Madison Ave #439, New York, NY 10016 United States	(10)	SOFR + 4.75%	10.21%		3/20/2028			18,803	18,752	18,823	0.06%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020 United States	(4)(11)	SOFR + 5.75%	11.14%		10/19/2027			71,919	71,093	69,762	0.20%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020 United States	(4)(11)	SOFR + 5.75%	11.15%		10/19/2027			76,521	75,914	74,225	0.22%
Roadsafe Holdings, Inc.	3331 Street Rd #430, Bensalem, PA 19020 United States	(4)(11)	SOFR + 5.75%	11.15%		10/19/2027			54,921	54,838	53,273	0.16%
Safety Borrower Holdings LP	8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States	(4)(11)	SOFR + 5.25%	10.81%		9/1/2027			47,673	47,435	47,673	0.14%
Safety Borrower Holdings LP	8814 Horizon Blvd, Northeast, Suite 100, Albuquerque, NM 87113, United States	(4)(5)(7)(11)	P + 4.25%	12.75%		9/1/2027			1,175	1,157	1,141	0.00%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(11)	SOFR + 5.75%	11.20%		9/24/2027			147,820	146,228	147,820	0.43%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(7)(11)	SOFR + 5.75%	11.19%		9/24/2027			109,413	107,924	109,413	0.32%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(5)(7)(11)	SOFR + 5.75%	11.15%		9/24/2027			19,743	19,253	19,541	0.06%
Sam Holding Co, Inc.	7414 Circle17 South, Sebring, FL 33876, United States	(4)(7)(11)	P + 5.00%	13.50%		3/24/2027			9,200	8,962	9,199	0.03%
TRP Infrastructure Services, LLC	2411 Minnis Dr, Haltom City, TX 76117, United States	(4)(11)	SOFR + 5.50%	10.98%		7/9/2027			71,848	71,124	65,380	0.19%

										1,568,126	1,571,300	4.61%
Wireless Telecommunication Services
CCI Buyer, Inc.	300 N. LaSalle St, Suite 5600, Chicago 60602 United States	(10)	SOFR + 4.00%	9.33%		12/17/2027			21,029	21,016	21,077	0.06%

Total First Lien Debt - non-controlled/non-affiliated										50,783,911	50,516,610	148.05%
First Lien Debt - controlled/affiliated
Chemicals
Pigments Services, Inc.	1 Concorde Gate, Suite 608, Toronto, Ontario, Canada	(4)(6)(11)(16)(17)	SOFR + 8.35%	13.69	% PIK	4/14/2029			18,433	15,229	8,259	0.02%
Pigments Services, Inc.	1 Concorde Gate, Suite 608, Toronto, Ontario, Canada	(4)(6)(11)(16)	SOFR + 8.35%	13.69	% PIK	4/14/2029			10,596	10,596	10,596	0.03%

										25,825	18,855	0.05%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Insurance
CFCo LLC (Benefytt Technologies, Inc.)	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(5)(8)(16)(17)(18)	—%	—%	9/13/2038		86,098	12,571	—	0.00%
Daylight Beta Parent LLC (Benefytt Technologies, Inc.)	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(5)(8)(16)(17)	10.00%	10.00 PIK %	9/12/2033		49,530	49,530	13,551	0.04%

								62,101	13,551	0.04%
Professional Services
Material Holdings, LLC	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067 United States	(4)(5)(7)(10)(16)	SOFR + 6.00%	11.35%	8/19/2027		222,554	220,360	222,554	0.65%
Material Holdings, LLC	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067 United States	(4)(5)(7)(10)(16)	SOFR + 6.00%	11.35%	8/19/2027		54,133	53,566	32,821	0.10%

								273,926	255,375	0.75%

Total First Lien Debt - controlled/affiliated								361,852	287,781	0.84%

Total First Lien Debt								51,145,763	50,804,391	148.89%
Second Lien Debt
Second Lien Debt - non-controlled/non-affiliated
Aerospace & Defense
Atlas CC Acquisition Corp.	9465 Wilshire Blvd, Suite 300 Beverly Hills, CA 90212 United States	(4)(10)	SOFR + 7.63%	13.23%	5/25/2029		44,520	44,112	34,948	0.10%
Peraton Corp.	12975 Worldgate Drive, Herndon, VA 20170 United States	(10)	SOFR + 7.75%	13.18%	2/1/2029		53,259	52,800	53,580	0.16%

								96,912	88,528	0.26%
Air Freight & Logistics
Wwex Uni Topco Holdings, LLC	2323 Victory Avenue Suite 1600, Dallas, TX 75219 United States	(10)	SOFR + 7.00%	12.60%	7/26/2029		33,000	32,694	31,680	0.09%
Capital Markets
Apex Group Treasury, LLC	4 Embarcadero Center Suite 1900 San Francisco,CA,94111 United States	(4)(6)(9)	SOFR + 6.75%	12.31%	7/27/2029		8,531	8,477	8,531	0.03%
Apex Group Treasury, LLC	4 Embarcadero Center Suite 1900 San Francisco,CA,94111 United States	(4)(6)(9)	SOFR + 6.75%	12.34%	7/27/2029		19,622	19,696	19,622	0.06%

								28,173	28,153	0.09%
Commercial Services & Supplies
DG Investment Intermediate Holdings 2, Inc.	One Commerce Drive, Schaumburg, Illinois 60173 United States	(10)	SOFR + 6.75%	12.21%	3/30/2029		29,464	29,377	28,963	0.08%
OMNIA Partners LLC	5001 Aspen Grove Drive Franklin, TN 37067, United States	(4)(5)(8)	SOFR + 5.00%	10.35%	5/31/2032		165,000	164,184	164,175	0.48%

								193,561	193,138	0.56%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)		Cost (3)	Fair Value	% of Net Assets
Construction & Engineering
Thermostat Purchaser III, Inc.	10 Parkway North Suite 100 Deerfield,IL,60015 United States	(4)(10)	SOFR + 7.25%	12.74% (incl. 0.50% PIK)	8/31/2029			32,740	32,423	32,740	0.10%
Health Care Providers & Services
Canadian Hospital Specialties Ltd.	2060 Winston Park Drive, Suite 400, Oakville, Ontario L6H 5R7 Canada	(4)(6)(8)	8.75%	8.75%	4/15/2029		CAD	3,800	2,998	2,424	0.01%
CD&R Artemis UK Bidco Ltd.	26 Southampton Buildings, 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom	(4)(6)(8)	S + 7.50%	12.69%	8/19/2029		GBP	65,340	87,806	82,390	0.24%
CD&R Artemis UK Bidco Ltd.	26 Southampton Buildings, 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom	(4)(6)(9)	SOFR + 7.35%	12.68%	8/19/2029			25,000	24,574	24,500	0.07%
Jayhawk Buyer, LLC	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)(11)	SOFR + 8.75%	14.18%	10/15/2027			6,537	6,469	6,210	0.02%

									121,847	115,524	0.34%
Health Care Technology
Imprivata, Inc.	150 North Riverside Plaza, Suite 2800, Chicago, IL, 60606, United States	(4)(9)	SOFR + 6.25%	11.58%	12/1/2028			44,118	43,824	42,353	0.12%
Industrial Conglomerates
Victory Buyer, LLC	50 East 153rd Street Bronx, NY 10451-2104 United States	(4)(9)	SOFR + 7.00%	12.60%	11/19/2029			24,677	24,501	23,443	0.07%
IT Services
Dcert Buyer, Inc.	2801 N Thanksgiving Way #500, Lehi 84043 United States	(8)	SOFR + 7.00%	12.34%	2/19/2029			60,975	61,114	54,725	0.16%
Inovalon Holdings, Inc.	4321 Collington Rd, Bowie, MD 20716, United States	(4)(10)	SOFR + 10.50%	16.09 PIK %	11/24/2033			116,774	114,856	116,774	0.34%

									175,970	171,499	0.50%
Life Sciences Tools & Services
Curia Global, Inc.	26 Corporate Circle Albany,NY,12203 United States	(4)(10)	SOFR + 6.50%	12.09%	8/31/2029			45,977	45,383	41,379	0.12%
LSCS Holdings, Inc.	190 North Milwaukee Street Milwaukee,WI,53202 United States	(9)	SOFR + 8.00%	13.46%	12/17/2029			40,000	39,589	38,200	0.11%

									84,972	79,579	0.23%
Media
Houghton Mifflin, LLC	125 High St, Suite 900, Boston, MA 02110, United States	(4)(9)	SOFR + 8.50%	13.85%	4/8/2030			80,500	79,318	79,293	0.23%
Professional Services
Celestial Saturn Parent, Inc.	40 Pacifica #900, Irvine, CA 92618 United States	(9)	SOFR + 6.50%	11.96%	6/4/2029			67,488	67,071	66,307	0.19%
Deerfield Dakota Holding, LLC	55 East 52nd Street 31st Floorm Park Avenue Plaza, New York, NY 10055 United States	(10)	SOFR + 6.75%	12.32%	4/7/2028			27,069	27,018	27,137	0.08%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Thevelia US, LLC	Level 15, Manulife Place, 348 Kwun Tong Rd, Ngau Tau Kok, Hong Kong	(4)(6)(9)	SOFR + 6.75%	12.21%	6/17/2030		182,046	177,977	182,046	0.53%

								272,066	275,490	0.80%

Software
Cloudera, Inc.	1001 Page Mill Road Building 3 Palo Alto,CA,94304 United States	(9)	SOFR + 6.00%	11.44%	10/8/2029		66,697	66,330	66,321	0.19%
Delta Topco, Inc.	3111 Coronado Drive in Santa Clara, CA 95054 United States	(8)	SOFR + 5.25%	10.60%	12/1/2030		87,913	87,483	89,408	0.26%
HS Purchaser, LLC	6455 City West Parkway Eden Prairie, MN United States	(5)(10)	SOFR + 6.75%	12.20%	11/19/2027		18,000	18,062	14,063	0.04%
Human Security, Inc.	111 W 33rd St 11TH Fl, New York, New York, 10001, United States	(4)(11)	SOFR + 6.75%	12.09%	7/22/2027		50,000	49,463	48,875	0.14%
Human Security, Inc.	111 W 33rd St 11TH Fl, New York, New York, 10001, United States	(4)(5)(11)	SOFR + 6.75%	12.07%	7/22/2027		50,000	49,463	48,875	0.14%
Idera, Inc.	Brookhollow Ctr III, 2950 Nort Loop Freeway W, Suite 700 Houston TX 77092 United States	(10)	SOFR + 6.75%	12.23%	3/2/2029		27,051	26,850	26,544	0.08%
Mandolin Technology Intermediate Holdings, Inc.	Nova Tower 1, 1 Allegheny Square, Suite 800, Pittsburgh, PA 15212, United States	(4)(9)	SOFR + 6.50%	11.98%	7/30/2029		31,950	31,668	29,793	0.09%
Maverick Bidco Inc.	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(4)(5)(10)	SOFR + 8.00%	13.34%	5/18/2029		628	616	619	0.00%
Maverick Bidco Inc.	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(5)(10)	SOFR + 6.75%	12.23%	5/18/2029		18,000	17,953	17,460	0.05%
Vision Solutions, Inc.	15300 Barranca Parkway Suite 100 Irvine CA 92618 United States	(5)(10)	SOFR + 7.25%	12.84%	4/23/2029		41,439	41,247	40,040	0.12%

								389,135	381,998	1.11%
Trading Companies & Distributors
Icebox Holdco III, Inc.	80 Pall Mall, London, SW1Y 5ES, United Kingdom	(4)(9)	SOFR + 6.75%	12.35%	12/21/2029		14,000	13,903	14,210	0.04%

Total Second Lien Debt - non-controlled/non-affiliated								1,589,299	1,557,628	4.54%

Total Second Lien Debt								1,589,299	1,557,628	4.54%

Unsecured Debt
Unsecured Debt- non-controlled/non-affiliated
Health Care Technology
Healthcomp Holding Company, LLC	621 Santa Fe Ave. Fresno, CA 93721 United States	(4)(5)(8)	13.75%	13.75% PIK	11/8/2031		19,784	19,268	19,487	0.06%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
IT Services
PPT Holdings III, LLC	5910 Landerbrook Drive, Mayfield Heights, OH 44124 United States	(4)(5)(8)	12.75%	12.75% PIK	3/27/2034		8,018	7,829	7,878	0.02%

Total Unsecured Debt - non-controlled/non-affiliated								27,097	27,365	0.08%

Total Unsecured Debt								27,097	27,365	0.08%

Structured Finance Obligations - Debt Instruments
Structured Finance Obligations - Debt Instruments - non-controlled/non-affiliated
Diversified Financial Services
522 Funding CLO 2020-6, Ltd.	522 5th Avenue New York,NY,10036 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	10/23/2034		3,000	3,000	2,942	0.01%
AIMCO CLO Series 2015-A	P.O. Box 309 Ugland House, South Church Str, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.86%	12.18%	10/17/2034		7,450	7,450	7,488	0.02%
Allegro CLO XIII Ltd	c/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park P.O. Box 1350, Grand Cayman George Town, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.87%	12.20%	7/20/2034		2,500	2,450	2,507	0.01%
Apidos CLO XXXIII	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(5)(6)(8)	SOFR + 6.61%	12.01%	10/24/2034		5,000	4,961	5,028	0.01%
Apidos CLO XXXVI	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.21%	11.54%	7/20/2034		8,500	8,500	8,545	0.03%
Ares Loan Funding VI Ltd	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.40%	11.73%	7/10/2037		2,000	2,000	2,000	0.01%
Ares LX CLO LTD	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.51%	11.84%	7/18/2034		5,000	4,978	4,980	0.01%
Ares LXII CLO, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	1/25/2034		9,000	9,000	9,044	0.03%
Ares XXVII CLO, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 7.01%	12.34%	10/28/2034		5,000	4,960	5,022	0.01%
Bain Capital Credit CLO 2020-4 Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 7.98%	13.30%	10/20/2036		5,500	5,344	5,752	0.02%
Bain Capital Credit CLO 2024-3 Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 6.25%	11.59%	7/16/2037		2,500	2,500	2,519	0.01%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Balboa Bay Loan Funding 2021-2, Ltd.	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(5)(6)(8)	SOFR + 6.86%	12.18%	1/20/2035		7,000	6,944	6,842	0.02%
Balboa Bay Loan Funding 2024-1 Ltd	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.25%	11.60%	7/20/2037		2,300	2,300	2,317	0.01%
Barings Clo Ltd 2019-IV	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 6.40%	11.73%	7/15/2037		5,000	5,000	5,014	0.01%
Barings CLO Ltd 2021-II	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 6.51%	11.84%	7/15/2034		6,000	6,000	6,030	0.02%
Barings CLO Ltd 2021-III	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 6.91%	12.24%	1/18/2035		7,200	7,200	6,996	0.02%
Barings CLO Ltd 2023-IV	190 Elgin Avenue Grand Cayman George Town, KY 1-9008 KY	(4)(5)(6)(8)	SOFR + 7.59%	12.91%	1/20/2037		3,000	2,971	3,166	0.01%
Benefit Street Partners CLO XX	190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 7.01%	12.34%	7/15/2034		6,500	6,500	6,560	0.02%
Benefit Street Partners LLC BSP 2020-21A	190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.96%	12.29%	10/15/2034		3,000	2,975	3,018	0.01%
BlueMountain CLO XXIX Ltd	280 Park Ave 12th Floor, New York, NY 10017 United States	(4)(5)(6)(8)	SOFR + 7.12%	12.45%	7/25/2034		2,750	2,695	2,718	0.01%
Broad River Ltd 2020-1	C/O MaplesFS Limited PO Box 1093, Queensgate House, Grand Cayman George Town, KY1-1102 KY	(5)(6)(8)	SOFR + 6.76%	12.09%	7/20/2034		7,000	6,954	7,051	0.02%
Carlyle US CLO 2020-1, Ltd.	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 6.51%	11.84%	7/20/2034		11,500	11,500	11,554	0.03%
Carlyle US CLO 2023-5 Ltd	c/o Walkers Fiduciary, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands	(4)(5)(6)(8)	SOFR + 7.90%	13.27%	1/27/2036		7,000	6,866	7,336	0.02%
Carval CLO V-C, LTD.	15 Esplanade St Helier St Helier, JE1 1RB JE	(5)(6)(8)	SOFR + 7.01%	12.34%	10/15/2034		8,000	7,936	8,060	0.02%
Carval CLO VI-C, LTD.	15 Esplanade St Helier St Helier, JE1 1RB JE	(5)(6)(8)	SOFR + 7.33%	12.65%	4/21/2034		8,750	8,678	8,809	0.03%
Carval Clo X-C Ltd	15 Esplanade St Helier St Helier, JE1 1RB JE	(4)(5)(6)(8)	SOFR + 6.15%	11.48%	7/20/2037		3,000	3,000	3,023	0.01%
CBAM 2018-8 Ltd	One Vanderbilt Ave, Suite 3400, New York, NY, 10017 United States	(4)(5)(6)(8)	SOFR + 7.40%	12.75%	7/15/2037		4,000	4,000	4,015	0.01%
CBAM 2018-8 Ltd	One Vanderbilt Ave, Suite 3400, New York, NY, 10017 United States	(4)(5)(6)(8)	SOFR + 6.37%	11.72%	7/15/2037		1,000	961	971	0.00%
CIFC Funding 2019-III, Ltd.	c/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park PO Box 1350 Grand Cayman, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 7.06%	12.39%	10/16/2034		8,000	8,000	8,068	0.02%
Dryden 112 CLO, Ltd.	3 Gateway Center 14th Floor Newark,NJ,7102 United States	(4)(5)(6)(8)	SOFR + 7.75%	13.07%	11/15/2036		4,900	4,789	4,970	0.01%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Dryden 78 CLO Ltd	3 Gateway Center 14th Floor Newark,NJ,7102 United States	(4)(5)(6)(8)	SOFR + 7.70%	13.02%	4/17/2037		4,000	4,000	4,100	0.01%
Dryden 78 CLO Ltd	3 Gateway Center 14th Floor Newark,NJ,7102 United States	(4)(5)(6)(8)	SOFR + 6.63%	11.95%	4/17/2037		1,000	977	1,005	0.00%
Dryden 95 CLO, Ltd.	3 Gateway Center 14th Floor Newark,NJ,7102 United States	(4)(5)(6)(8)	SOFR + 6.41%	11.74%	8/20/2034		8,000	8,000	7,650	0.02%
Eaton Vance CLO 2019-1 Ltd	One Post Office Square Boston, MA 02110, United States	(4)(5)(6)(8)	SOFR + 6.40%	11.74%	7/15/2037		5,000	5,000	5,025	0.01%
Elmwood CLO 22 Ltd	c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801 United States	(4)(5)(6)(8)	SOFR + 6.50%	11.82%	4/17/2036		3,500	3,465	3,468	0.01%
Elmwood CLO VI, Ltd.	c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street Wilmington, DE 19801 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	10/20/2034		4,000	4,000	4,046	0.01%
Flatiron RR CLO 22, LLC	51 Madison Avenue 2nd Floor New York,NY,10010 United States	(4)(5)(6)(8)	SOFR + 6.46%	11.80%	10/15/2034		5,000	5,000	5,027	0.01%
Fort Washington CLO 2021-2, Ltd.	303 Broadway Suite 1200 Cincinnati,OH,45202 United States	(4)(5)(6)(8)	SOFR + 6.87%	12.19%	10/20/2034		13,000	12,879	12,999	0.04%
Galaxy 30 CLO, Ltd.	C/O INTERTRUST SPV (CAYMAN) LIMITED One Nexus Way, Camana Bay, KY1-9005 KY	(4)(5)(6)(8)	SOFR + 6.95%	12.28%	4/15/2035		3,000	2,975	3,011	0.01%
Galaxy XXV CLO, Ltd.	C/O INTERTRUST SPV (CAYMAN) LIMITED One Nexus Way, Camana Bay, KY1-9005 KY	(4)(5)(6)(8)	SOFR + 6.50%	11.82%	4/25/2036		4,000	4,000	4,029	0.01%
Galaxy 32 CLO Ltd	C/O INTERTRUST SPV (CAYMAN) LIMITED One Nexus Way, Camana Bay, KY1-9005 KY	(4)(5)(6)(8)	SOFR + 7.33%	12.65%	10/20/2036		2,140	2,120	2,208	0.01%
Goldentree Loan Management US Clo 12 Ltd.	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 7.25%	12.57%	4/20/2034		6,500	6,449	6,569	0.02%
Goldentree Loan Management US Clo 8 Ltd.	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.41%	11.73%	10/20/2034		6,200	6,200	6,257	0.02%
Goldentree Loan Management US Clo 15 Ltd	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.50%	11.82%	10/20/2036		6,500	6,441	6,716	0.02%
GoldenTree Loan Management US CLO 16 Ltd	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 8.50%	13.82%	1/20/2034		4,000	3,993	4,016	0.01%
Goldentree Loan Management US Clo 18 Ltd	C/O MaplesFS Limited PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 8.50%	13.82%	1/20/2037		5,000	4,933	5,048	0.01%
Gulf Stream Meridian 5, Ltd.	4350 Congress Street, Charlotte, NC 28209 United States	(4)(5)(6)(8)	SOFR + 6.59%	11.92%	7/15/2034		5,000	4,959	5,000	0.01%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Gulf Stream Meridian 7, Ltd.	4350 Congress Street, Charlotte, NC 28209 United States	(4)(5)(6)(8)	SOFR + 6.85%	12.18%	7/15/2035		5,000	4,959	5,017	0.01%
Gulf Stream Meridian GSM 2021-IIIA, Ltd.	4350 Congress Street, Charlotte, NC 28209 United States	(4)(5)(6)(8)	SOFR + 7.01%	12.34%	4/15/2034		1,250	1,213	1,255	0.00%
Halseypoint Clo 5, Ltd.	C/O Walkers Fiduciary Limited 190 Elgin Avenue Grand Cayman George Town, KY1-9008 KY	(4)(5)(6)(8)	SOFR + 7.20%	12.56%	1/30/2035		9,500	9,347	9,404	0.03%
HPS Loan Management 15-2019 Ltd	c/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park, PO Box 1350 Grand Cayman, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.80%	12.10%	1/22/2035		4,000	3,967	4,012	0.01%
HPS Loan Management 2024-20 Ltd	c/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park, PO Box 1350 Grand Cayman, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.20%	11.54%	7/25/2037		2,000	2,000	2,010	0.01%
Jamestown CLO XIV, Ltd.	280 Park Avenue New York,NY,10017 United States	(4)(5)(6)(8)	SOFR + 7.46%	12.79%	10/20/2034		10,000	9,841	10,060	0.03%
Jamestown CLO XV, Ltd.	280 Park Avenue New York,NY,10017 United States	(4)(5)(6)(8)	SOFR + 7.06%	12.39%	7/15/2035		3,000	2,970	2,987	0.01%
Kayne CLO III, Ltd.	1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	4/15/2032		5,000	5,007	5,036	0.01%
Magnetite XXXII Ltd	WALKERS FIDUCIARY LIMITED 190 Elgin Avenue, George Town George Town, KY1-9008 KY	(4)(5)(6)(8)	SOFR + 6.90%	12.23%	4/15/2035		5,000	5,000	5,058	0.01%
MidOcean Credit CLO XIII Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 7.80%	13.17%	1/21/2037		9,500	9,135	9,949	0.03%
MidOcean Credit CLO XIV Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 6.56%	11.87%	4/15/2037		1,500	1,460	1,472	0.00%
MidOcean Credit CLO XIV Ltd	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)	SOFR + 7.40%	12.71%	4/15/2037		3,500	3,500	3,532	0.01%
Morgan Stanley Eaton Vance Clo 2021-1, Ltd.	71 Fort Street PO Box 500 Grand Cayman George Town, KY1-1106 KY	(4)(5)(6)(8)	SOFR + 7.01%	12.35%	10/20/2034		6,500	6,500	6,509	0.02%
Morgan Stanley Eaton Vance CLO 2022-17A Ltd	71 Fort Street PO Box 500 Grand Cayman George Town, KY1-1106 KY	(4)(5)(6)(8)	SOFR + 7.90%	13.22%	7/20/2035		1,000	1,007	1,011	0.00%
Neuberger Berman Loan Advisers CLO 38, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.51%	11.84%	10/20/2035		11,000	11,000	11,037	0.03%
OCP CLO 2021-22, Ltd.	c/o Ocorian Trust (Cayman) Limited Windward 3, Regatta Office Park PO Box 1350 Grand Cayman George Town, KY1-1108 KY	(5)(6)(8)	SOFR + 6.86%	12.19%	12/2/2034		9,000	8,902	9,026	0.03%
Octagon 55, Ltd	250 Park Avenue 15th Floor New York,NY,10177 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	7/20/2034		11,000	10,894	10,801	0.03%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Octagon Investment Partners 41, Ltd.	250 Park Avenue 15th Floor New York,NY,10177 United States	(4)(5)(6)(8)	SOFR + 7.39%	12.72%	10/15/2033		2,500	2,491	2,509	0.01%
Onex Credit Partners OCP 2020-19A	c/o Ocorian Trust (Cayman) Limited Windward 3, Regatta Office Park PO Box 1350 Grand Cayman George Town, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	10/20/2034		4,250	4,096	4,251	0.01%
Palmer Square CLO 2015-1, Ltd.	PO Box 1093 Queensgate House South Church Street George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	5/21/2034		2,000	1,922	2,007	0.01%
Palmer Square CLO 2019-1, Ltd.	PO Box 1093 Queensgate House South Church Street George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.08%	11/14/2034		13,000	13,003	13,053	0.04%
Palmer Square CLO 2022-1, Ltd.	PO Box 1093 Queensgate House South Church Street George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.35%	11.67%	4/20/2035		2,500	2,500	2,525	0.01%
Palmer Square CLO 2023-3 Ltd	PO Box 1093 Queensgate House South Church Street George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 7.83%	13.21%	1/20/2037		10,000	9,904	10,393	0.03%
Parallel 2020-1 Ltd	2002 North Tampa Street, Suite 200, Tampa, FL 33602 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	7/20/2034		3,500	3,435	3,449	0.01%
Park Avenue Institutional Advisers CLO Ltd 2022-1	10 Hudson Yards New York, NY, 10001-2157 United States	(4)(5)(6)(8)	SOFR + 7.29%	12.61%	4/20/2035		6,000	5,852	5,925	0.02%
Pikes Peak CLO 3	C/O TMF (Cayman) Ltd. 2nd Floor The Grand Pavilion Commercial Centre 802 West Bay Road, Grand Cayman, KY1-1003 Cayman Islands	(4)(5)(6)(8)	SOFR + 6.87%	12.20%	10/25/2034		3,000	3,010	2,996	0.01%
Post CLO 2021-1, Ltd.	C/O MAPLESFS LIMITED PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.71%	12.03%	10/15/2034		6,000	6,000	6,025	0.02%
Post CLO 2022-1, Ltd.	C/O MAPLESFS LIMITED PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.75%	12.07%	4/20/2035		5,000	4,980	4,933	0.01%
Post CLO 2024-1, Ltd.	C/O MAPLESFS LIMITED PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.80%	12.11%	4/20/2037		2,500	2,500	2,541	0.01%
PPM CLO 4, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	10/18/2034		6,775	6,775	6,545	0.02%
PPM CLO 5, Ltd.	PO Box 1093 Queensgate House Grand Cayman George Town, KY1-1102 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	10/18/2034		4,800	4,800	4,692	0.01%
Rad CLO 14, Ltd.	1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	1/15/2035		6,750	6,750	6,772	0.02%
Rad CLO 16 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States	(4)(5)(6)(8)	SOFR + 6.50%	11.83%	7/15/2037		5,000	5,000	4,993	0.01%
Rad CLO 22 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States	(4)(5)(6)(8)	SOFR + 7.73%	13.10%	1/20/2037		7,500	7,285	7,848	0.02%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Rad Clo 25 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States	(4)(5)(6)(8)	SOFR + 6.00%	11.34%	7/20/2037		3,000	3,000	3,023	0.01%
Rad CLO 3 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States	(4)(5)(6)(8)	SOFR + 5.88%	11.21%	7/15/2037		2,715	2,661	2,661	0.01%
Rad CLO 3 Ltd	1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States	(4)(5)(6)(8)	SOFR + 7.00%	12.33%	7/15/2037		2,715	2,715	2,715	0.01%
Rockford Tower CLO 2021-3, Ltd.	65 East 55th Street, 30th Floor, New York, NY 10022 United States	(4)(5)(6)(8)	SOFR + 6.98%	12.31%	10/20/2034		2,000	1,976	1,888	0.01%
RR 19, Ltd.	C/O Walkers Fiduciary Limited 190 Elgin Avenue Grand Cayman George Town, KY1-9008 KY	(4)(5)(6)(8)	SOFR + 6.76%	12.09%	10/15/2035		3,000	3,000	3,012	0.01%
RR 20, Ltd.	C/O Walkers Fiduciary Limited 190 Elgin Avenue Grand Cayman George Town, KY1-9008 KY	(5)(6)(8)	SOFR + 7.25%	12.58%	7/15/2037		4,000	3,966	4,017	0.01%
Signal Peak 7, Ltd.	605 Post Oak Place Dr Ste 100, Houston, Texas, 77027, United States	(4)(5)(6)(8)	SOFR + 7.15%	12.48%	4/30/2032		3,875	3,849	3,896	0.01%
Sound Point CLO XXVII, Ltd.	375 Park Avenue 33rd Floor New York,NY,10152 United States	(4)(5)(6)(8)	SOFR + 6.82%	12.15%	10/25/2034		5,000	4,919	4,591	0.01%
Symphony CLO 34-PS Ltd.	555 California St San Francisco, CA 94104 United States	(4)(5)(6)(8)	SOFR + 8.15%	13.47%	7/24/2036		4,000	3,924	4,131	0.01%
Symphony CLO 44 Ltd	555 California St San Francisco, CA 94104 United States	(4)(5)(6)(8)	SOFR + 6.15%	11.50%	7/14/2037		2,500	2,500	2,512	0.01%
Trestles Clo IV, Ltd.	C/o Ocorian Trust (Cayman) Limited Windward 3 Regatta Office Park PO Box 1350 George Town, KY1-1108 KY	(4)(5)(6)(8)	SOFR + 6.51%	11.84%	7/21/2034		8,000	8,000	8,022	0.02%
Trinitas CLO XVI Ltd	60 East 42nd Street Suite 3014 New York, NY 10165, United States	(4)(5)(6)(8)	SOFR + 7.26%	12.59%	7/20/2034		5,000	4,827	4,788	0.01%
Vibrant CLO XII Ltd.	747 3rd Avenue 38th Floor New York,NY,10017 United States	(4)(5)(6)(8)	SOFR + 6.94%	12.27%	4/20/2034		1,000	985	990	0.00%
Vibrant CLO XIII, Ltd.	747 3rd Avenue 38th Floor New York,NY,10017 United States	(4)(5)(6)(8)	SOFR + 7.32%	12.65%	7/15/2034		6,250	6,202	6,290	0.02%
Voya CLO 2019-4, Ltd.	230 Park Avenue, New York, NY 10169	(4)(5)(6)(8)	SOFR + 6.97%	12.29%	1/15/2035		8,250	8,117	8,020	0.02%
Voya CLO 2020-2, Ltd.	230 Park Avenue, New York, NY 10169	(4)(5)(6)(8)	SOFR + 6.66%	11.99%	7/19/2034		5,000	4,920	4,962	0.01%

Total Structured Finance Obligations - Debt Instruments - non-controlled/non-affiliated								498,369	503,670	1.42%

Total Structured Finance Obligations - Debt Instruments								498,369	503,670	1.42%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity and other Equity - non-controlled/non-affiliated
Aerospace & Defense
Loar Holdings Inc. - Common Equity	450 Lexington Avenue, New York, NY 10017 United States					7.1%	910,404	12,614	48,625	0.14%
Micross Topco, Inc. - Common Equity	1050 Perimeter Road, Manchester, NH 03103 United States	(4)				0.0%	116	125	141	0.00%

								12,739	48,766	0.14%
Air Freight & Logistics
AGI Group Holdings LP - A2 Units	9130 S Dadeland Blvd Ste 1801, Miami, FL, 33156-7858 United States	(4)				55.8%	1,674	1,674	1,097	0.00%
Mode Holdings, L.P. - Class A-2 Common Units	17330 Preston Rd., Suite 200 C Dallas, TX 75252 United States	(4)				1.8%	1,076,923	1,077	1,497	0.00%

								2,751	2,594	0.00%
Capital Markets
Resolute Investment Managers, Inc. - Common Equity	220 E. Las Colinas Blvd., Suite 1200, Irving, Texas 75039 United States					10.3%	48,476	1,211,900	242,380	0.00%
Commercial Services & Supplies
GTCR Investors LP - A-1 Units	1501 Yamato Road, Boca Raton, FL 33431 United States	(4)				9.9%	893,584	894	894	0.00%
Distributors
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class A Units	2650 Galvin Dr, Elgin, IL 60124, United States	(4)				55.1%	3,308,320	3,308	926	0.00%
Box Co-Invest Blocker, LLC - (BP Alpha Holdings, L.P.) - Class C Units	2650 Galvin Dr, Elgin, IL 60124, United States	(4)				55.1%	401,889	390	458	0.00%

								3,698	1,384	0.00%
Diversified Consumer Services
Cambium Holdings, LLC - Senior Preferred Interests	17855 North Dallas Parkway, Suite 400, Dallas, TX 75287, United States	(4)		11.50%		6.1%	29,194,330	28,735	39,754	0.12%
DTA LP - Class A Units	7430 East Caley Ave, Suite 320E, Centennial, CO 80111 United States	(4)				5.8%	2,612,843	2,613	2,613	0.01%

								31,348	42,367	0.13%
Diversified Financial Services
THL Fund IX Investors (Plymouth II), LP - LP Interests	545 Boylston Street, 6th Floor, Boston, MA 02116 United States	(4)				33.3%	666,667	667	799	0.00%
Diversified Telecommunication Services
Point Broadband Holdings, LLC - Class A Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)				4.1%	12,870	10,915	11,590	0.03%
Point Broadband Holdings, LLC - Class B Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)				4.1%	685,760	1,955	2,455	0.01%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Point Broadband Holdings, LLC - Class Additional A Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)				4.1%	147,380	420	528	0.00%
Point Broadband Holdings, LLC - Class Additional B Units	3120 Fredrick Rd., Suite E, Opelika, Alabama 36801, United States	(4)				4.1%	2,766	2,346	2,491	0.01%

								15,636	17,064	0.05%
Health Care Equipment & Supplies
GCX Corporation Group Holdings, L.P. - Class A-2 Units	3875 Cypress Drive, Petaluma, CA 94954, United States	(4)				90.0%	4,853	4,853	2,863	0.01%
Health Care Providers & Services
AVE Holdings I Corp. - Series A-1 Preferred Shares	520 Madison Avenue, New York, NY 10022 United States	(4)				8.1%	12,237,213	11,870	12,727	0.04%
CD&R Artemis Holdco 2 Limited - Preferred Shares	26 Southampton Buildings 8th Floor, Holborn Gate London, WC2A 1AN United Kingdom	(4)(6)				40.0%	33,000,000	43,662	54,146	0.16%
CD&R Ulysses Equity Holdings, L.P. - Common Shares	375 Park Avenue 18th Floor New York,NY,10152 United States	(4)(6)				40.0%	6,000,000	6,090	5,340	0.02%
Jayhawk Holdings, LP - A-1 Common Units	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)				0.4%	12,472	2,220	740	0.00%
Jayhawk Holdings, LP - A-2 Common Units	8717 West 110th Street, Suite 300 Overland Park, KS 66210 United States	(4)				0.4%	6,716	1,195	398	0.00%
Maia Aggregator, L.P. - Class A Units	One World Trade Center 285 Fulton Street, 84th Floor New York, NY 10007 United States	(4)				98.5%	19,700,000	19,700	15,760	0.05%
NC Eve, L.P. - LP Interest	26 Esplanade, St Helier, Jersey JE4 8PS, Jersey	(4)(6)				50.0%	2,500,000	3,398	2,054	0.01%

								88,135	91,165	0.28%
Health Care Technology
Azalea Parent Corp - Series A-1 Preferred Shares	4150 International Plaza Suite 900 Fort Worth, TX 76109, United States	(4)		12.75%		17.9%	91,500	89,213	91,509	0.27%
Caerus Midco 2 S.à r.l. - Additional Vehicle Units	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)				3.3%	988,290	988	109	0.00%
Caerus Midco 2 S.à r.l. - Vehicle Units	450 Lexington Ave, C/O Warburg Pincus LLC; New York; 10017 United States	(4)(6)				16.5%	4,941,452	4,941	4,596	0.01%
Healthcomp Holding Company, LLC - Preferred Interests	621 Santa Fe Ave. Fresno, CA 93721 United States	(4)		6.00%		7.1%	18,035	1,804	1,804	0.01%

								96,946	98,018	0.29%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Insurance
RSC Topco, Inc. - Preferred Shares	160 Federal Street, Boston, MA 02110 United States	(4)				0.1%	100	97	110	0.00%
Shelf Holdco Ltd - Common Equity	Level 42, 22 Bishopsgate London, EC2N 4BQ United Kingdom	(4)(6)				1.0%	1,300,000	1,300	4,160	0.01%

								1,397	4,270	0.01%
IT Services
NC Ocala Co-Invest Beta, L.P. -LP Interest	4321 Collington Rd, Bowie, MD 20716, United States	(4)				31.7%	25,687,196	25,687	30,311	0.09%
Professional Services
OHCP V TC COI, LP. - LP Interest	330 7th Ave, New York, NY 10001 United States	(4)				65.0%	6,500,000	6,500	13,390	0.04%
Tricor Horizon - LP Interest	11 Middle Neck Road, Great Neck, New York NY 11021 United States	(4)(6)				70.0%	14,273,892	14,396	15,130	0.04%
Trinity Air Consultants Holdings Corp - Common Units	330 7th Ave, New York, NY 10001 United States	(4)				65.0%	4,797	5	10	0.00%
Victors CCC Topco, LP -Common Equity	251 Little Falls Drive. Wilmington, DE 19808 United States	(4)				96.0%	9,600,000	9,600	17,568	0.05%

								30,501	46,098	0.13%
Software
Connatix Parent, LLC - Class L Common Units	666 Broadway, 10th Floor, New York, NY 10012, United States	(4)				69.4%	126,136	1,388	544	0.00%
Descartes Holdings, Inc - Class A Units	777 108th Ave NE, Bellevue, WA 98004, United States	(4)				81.2%	937,585	4,060	675	0.00%
Expedition Holdco, LLC - Common Units	101 South Phillips Avenue, Suite 300, Sioux Falls, SD 57104, United States	(4)				81.0%	810,810	810	520	0.00%
Knockout Intermediate Holdings I, Inc. - Preferred Shares	100 West Whitehall Avenue Northlake, IL 60164 United States	(4)				49.0%	49,020	47,793	64,950	0.19%
Lobos Parent, Inc. - Series A Preferred Shares	206 S Earl St # 394, Schaller, Iowa, United States	(4)		10.50%		85.6%	45,090	43,963	55,458	0.16%
Mandolin Technology Holdings, Inc. - Series A Preferred Shares	Nova Tower 1 1 Allegheny Square, Suite 800 Pittsburgh,PA,15212 United States	(4)				90.0%	31,950,000	30,992	34,426	0.10%
Mimecast Limited - LP Interests	1 Finsbury Avenue, London, United Kingdom, EC2M 2PF	(4)				75.0%	75,088,584	75,089	79,594	0.23%
Mitratech Holdings, Inc. -Class A Preferred Shares	5001 Plaza on the Lake #111 Austin, TX 78746 United States	(4)				1.0%	1,573	1,535	1,647	0.00%
TPG IX Newark CI, L.P. - LP Interests	188 Spear St, San Francisco, CA 94105 United States	(4)(6)				10.6%	3,846,970	3,847	3,847	0.01%
Zoro - Common Equity	989 Market St, San Francisco, CA 94103 United States	(4)				35.3%	1,195,880	11,959	11,959	0.04%
Zoro - Series A Preferred Shares	989 Market St, San Francisco, CA 94103 United States	(4)		12.50%		17.8%	44,535	42,976	54,444	0.16%

								264,412	308,064	0.89%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Transportation Infrastructure
Atlas Intermediate Holding LLC - Preferred Interest	9465 Wilshire Blvd, Suit 300 Beverly Hills, California 90212 United States	(4)				84.0%	34,238,400	33,725	33,040	0.10%
Enstructure LLC - A-7 Units	16 Laurel Avenue, Suite 300 Wellesley, MA 02481 United States	(4)				18.7%	3,783,785	2,805	3,859	0.01%
Enstructure LLC - A-8 Units	16 Laurel Avenue, Suite 300 Wellesley, MA 02481 United States	(4)				18.7%	858,469	635	876	0.00%
Frontline Road Safety Investments, LLC - Class A Common Units	2714 Sherman Street, Grand Prairie, TX 75051 United States	(4)				64.1%	58,590	6,178	11,575	0.03%
Ncp Helix Holdings, LLC. - Preferred Shares	888 Boylston Street, Suite 1100, Boston, Massachusetts 02199 United States	(4)				73.9%	1,485,282	1,116	1,395	0.00%

								44,459	50,745	0.14%

Total Equity - non-controlled/non-affiliated								625,335	745,644	2.16%

Structured Finance Obligations - Equity Instruments - non-controlled/non-affiliated
Diversified Financial Services
MidOcean Credit CLO XV Ltd - Subordinated Notes	c/o Maples Fiduciary Services (Jersey) Limited 2nd Floor, Sir Walter Raleigh House St. Helier, JE2 3QB Jersey	(4)(5)(6)(8)			7/21/2037	100.0%	5,000,000	3,550	3,668	0.01%
Rad Clo 25 Ltd - Subordinated Notes	1800 Avenue of the Stars 3rd Floor Los Angeles,CA,90067 United States	(4)(5)(6)(8)			7/20/2037	100.0%	5,000,000	4,317	4,318	0.01%
Signal Peak CLO 11 Ltd - Subordinated Notes	605 Post Oak Place Dr Ste 100, Houston, Texas, 77027, United States	(4)(5)(6)(8)			7/18/2037	100.0%	5,000,000	4,450	4,451	0.01%
								12,317	12,437	0.03%

Total Structured Finance Obligations - Equity Instruments - non-controlled/non-affiliated								12,317	12,437	0.03%

Total Equity and other - non-controlled/non-affiliated								637,652	758,081	2.19%

Equity - non-controlled/affiliated
Distributors
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	2018 Powers Ferry Road, Suite 400 Atlanta, Georgia 30339 United States	(4)(6)(16)				20.0%	265,556	558	2,079	0.01%

Total Equity - non-controlled/affiliated								558	2,079	0.01%

Investments (1)	Address	Footnotes	Reference Rate and Spread	Interest Rate (2)(15)	Maturity Date	% of Class Held as of 6/30/2024	Par Amount/ Units (1)	Cost (3)	Fair Value	% of Net Assets
Equity - controlled/affiliated
Chemicals
Pigments Holdings LP - LP Interests	1 Concorde Gate, Suite 608, Toronto, Ontario, Canada	(4)(6)(16)				39.4%	3,943	—	—	0.00%
Diversified Financial Services
Specialty Lending Company LLC - LLC Interest	251 Little Falls Drive, Wilmington, DE 19808 United States	(4)(6)(16)				90.0%	276,759,000	276,759	262,783	0.77%
Insurance
CFCo LLC (Benefytt Technologies, Inc.) - Class B Units	15438 North Florida Avenue, Suite 201, Tampa, FL 33613, United States	(4)(16)				80.9%	134,166,603	—	—	0.00%
Professional Services
Material+ Holding Company, LLC - Class C Units	1900 Avenue of the Stars Ste 1600 19th floor Los Angeles, CA 90067 United States	(4)(16)				91.5%	63,589	—	—	0.00%
Specialty Retail
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	2910 District Avenue Fairfax VA 22031 United States	(4)(6)(16)				31.9%	1,500,000	1,421	2,189	0.01%

Total Equity - controlled/affiliated (excluding Investments in Joint Ventures)								278,180	264,972	0.78%

Total Equity and other								916,390	1,025,132	2.98%

Investment in Joint Venture
BCRED Emerald JV LP - LP Interests	345 Park Avenue New York, NY 10154 United States	(6)(16)				75.0%		1,815,000	1,830,280	5.37%
BCRED Verdelite JV LP - LP Interests	345 Park Avenue New York, NY 10154 United States	(6)(16)				87.5%		117,706	126,530	0.37%

Total Investments in Joint Ventures								1,932,706	1,956,810	5.74%

Total Investments - non-controlled/non-affiliated								53,536,328	53,363,354	156.28%
Total Investments - non-controlled/affiliated								558	2,079	0.01%
Total Investments - controlled/affiliated (excluding Investments in Joint Ventures)								640,032	552,753	1.62%
Total Investments - Investments in Joint Ventures								1,932,706	1,956,810	5.74%

Total Investment Portfolio								56,109,624	55,874,996	163.65%

Cash and Cash Equivalents
State Street Institutional U.S. Government Money Market Fund								13,796	13,796	0.04%
Other Cash and Cash Equivalents								1,620,346	1,620,346	4.75%

Total Portfolio Investments, Cash and Cash Equivalents								$57,743,766	$57,509,138	168.44%

(1)

Unless otherwise indicated, all debt and equity investments held by the Company (which such term “Company” shall include the Company’s consolidated subsidiaries for purposes of this Consolidated Schedule of Investments) are denominated in dollars. As of June 30, 2024, the Company had investments denominated in Canadian Dollars (CAD), Euros (EUR), British Pounds (GBP), Swiss Francs (CHF), Danish Krone (DKK), Swedish Krona (SEK), Norwegian Krone (NOK), New Zealand Dollars (NZD), and Australian Dollars (AUD). All debt investments are income producing unless otherwise indicated. All equity investments are non-income producing unless otherwise noted. Certain portfolio company investments are subject to contractual restrictions on sales. The total par amount (in thousands) is presented for debt investments, while the number of shares or units (in whole amounts) owned is presented for equity investments. Each of the Company’s investments is pledged as collateral, under one or more of its credit facilities unless otherwise indicated.

(2)

Variable rate loans to the portfolio companies bear interest at a rate that is determined by reference to either Canadian Dollar Offered Rate (“CDOR” or “C”), Sterling Overnight Interbank Average Rate (“SONIA” or “S”), Euro Interbank Offer Rate (“Euribor” or “E”), Secured Overnight Financing Rate (“SOFR”), Stockholm Interbank Offered Rate (“STIBOR” or “ST”), Copenhagen Interbank Offered Rate (“CIBOR” or “CI”), Norwegian Interbank Offered Rate (“NIBOR” or “N”), Swiss Average Rate Overnight (“SARON” or “SA”), New Zealand Bank Bill Reference Rate (“BKBM” or “B”), Australian Bank Bill Swap Bid Rate (“BBSY” or “BB”), Canadian Overnight Repo Rate Average (“CORRA” or “CA”), or an alternate base rate (commonly based on the Federal Funds Rate (“F”) or the U.S. Prime Rate (“P”)), which generally resets periodically. For each loan, the Company has indicated the reference rate used and provided the spread and the interest rate in effect as of June 30, 2024. Variable rate loans typically include an interest reference rate floor feature.

(3)

The cost represents the original cost adjusted for the amortization of discounts and premiums, as applicable, on debt investments using the effective interest method in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

(4)

These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 5), pursuant to the Company’s valuation policy.

(5)

These debt investments are not pledged as collateral under any of the Company’s credit facilities. For other debt investments that are pledged to the Company’s credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities. Any other debt investments listed above are pledged to financing facilities or CLOs and are not available to satisfy the creditors of the Company.

(6)

The investment is not a qualifying asset under Section 55(a) of the 1940 Act. The Company may not acquire any non-qualifying asset unless, at the time of acquisition, qualifying assets represent at least 70.0% of the Company’s total assets. As of June 30, 2024, non-qualifying assets represented 20.8% of total assets as calculated in accordance with regulatory requirements.

(7)

Position or portion thereof is an unfunded commitment, and no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value results from unamortized fees, which are capitalized to the investment cost. The unfunded commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See below for more information on the Company’s unfunded commitments:

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
123Dentist, Inc.	Delayed Draw Term Loan	8/10/2029	$8,078	$(65)
ACI Group Holdings, Inc.	Revolver	8/2/2027	16,111	—
ACI Group Holdings, Inc.	Delayed Draw Term Loan	8/2/2024	17,886	—
ADCS Clinics Intermediate Holdings, LLC	Revolver	5/7/2026	3,010	—
AI Altius Bidco, Inc.	Delayed Draw Term Loan	12/21/2028	39,500	—
Alera Group, Inc.	Delayed Draw Term Loan	11/17/2025	18,693	—
Allium Buyer LLC	Revolver	5/2/2029	249	—
American Restoration Holdings, LLC	Term Loan	7/24/2030	26,991	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	1/24/2025	8,119	—
American Restoration Holdings, LLC	Delayed Draw Term Loan	7/24/2026	21,015	—
American Restoration Holdings, LLC	Revolver	7/24/2030	7,620	—
Amerilife Holdings LLC	Revolver	8/31/2028	48,715	—
Amerilife Holdings LLC	Delayed Draw Term Loan	10/20/2026	6,683	(67)
Amerilife Holdings LLC	Delayed Draw Term Loan	6/17/2026	115,601	(578)
Amerivet Partners Management, Inc.	Revolver	2/25/2028	11,511	—
Analytic Partners LP	Revolver	4/4/2028	3,261	—
Anaplan, Inc.	Revolver	6/21/2028	47,983	—
Apex Companies, LLC	Delayed Draw Term Loan	3/15/2026	419	—
Aptean Inc	Revolver	1/30/2031	3,641	—
Aptean Inc	Delayed Draw Term Loan	1/30/2026	6,750	—
Armada Parent, Inc.	Revolver	10/29/2027	27,000	(270)
Ascend Buyer, LLC	Revolver	9/30/2027	5,173	—
Atlas CC Acquisition Corp.	Revolver	5/26/2026	12,098	—
Atlas CC Acquisition Corp.	Delayed Draw Term Loan	5/26/2026	14,403	(4,307)
Atlas Securitized Products Funding 2, L.P.	Revolver	4/10/2026	36,747	—
Avalara Inc	Revolver	10/19/2028	2,308	—
Azurite Intermediate Holdings Inc.	Delayed Draw Term Loan	3/30/2026	15,390	—
Azurite Intermediate Holdings Inc.	Revolver	3/19/2031	6,840	—
Baker Tilly Advisory Group LP	Revolver	6/3/2030	37,285	(559)
Baker Tilly Advisory Group LP	Delayed Draw Term Loan	6/3/2026	33,896	(254)
Bamboo US BidCo LLC	Delayed Draw Term Loan	9/30/2030	3,806	—
Bamboo US BidCo LLC	Revolver	9/28/2029	6,278	—
Bazaarvoice, Inc.	Revolver	5/7/2026	45,117	—
Bimini Group Purchaser Inc	Delayed Draw Term Loan	4/26/2026	76,993	(385)
Bimini Group Purchaser Inc	Revolver	4/26/2031	11,406	—
BlueCat Networks USA, Inc.	Delayed Draw Term Loan	8/8/2024	9,873	—
Bluefin Holding, LLC	Revolver	9/12/2029	4,487	(22)
BPPH2 Limited	Term Loan	3/16/2028	16,398	—
BradyIFS Holdings, LLC	Revolver	10/31/2029	17,309	—
BradyIFS Holdings, LLC	Delayed Draw Term Loan	10/31/2025	8,546	—
Brave Parent Holdings, Inc.	Delayed Draw Term Loan	5/28/2025	22,569	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Brave Parent Holdings, Inc.	Revolver	11/28/2030	26,868	—
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	32,788	—
Caerus US 1, Inc.	Revolver	5/25/2029	54,204	—
Caerus US 1, Inc.	Delayed Draw Term Loan	5/25/2029	20,176	—
Cambium Learning Group, Inc.	Revolver	7/20/2028	101,715	—
Castle Management Borrower, LLC	Revolver	11/3/2029	2,917	—
CEP V Investment 11 Sarl	Delayed Draw Term Loan	6/13/2026	54,538	—
CFC Underwriting, Ltd.	Delayed Draw Term Loan	5/16/2029	20,232	(258)
CFGI Holdings, LLC	Revolver	11/2/2027	19,950	(399)
CFS Brands, LLC	Delayed Draw Term Loan	10/2/2030	20,572	(206)
CFS Brands, LLC	Revolver	10/2/2030	30,858	—
Channelside AcquisitionCo, Inc.	Delayed Draw Term Loan	4/28/2025	6,792	(34)
Channelside AcquisitionCo, Inc.	Delayed Draw Term Loan	4/28/2025	918	(2)
Channelside AcquisitionCo, Inc.	Revolver	5/15/2029	13,756	—
Charger Debt Merger Sub, LLC	Revolver	5/31/2030	7,000	(70)
Charger Debt Merger Sub, LLC	Delayed Draw Term Loan	5/31/2026	29,210	—
Chronicle Bidco, Inc.	Revolver	11/14/2025	4,331	—
Chronicle Bidco, Inc.	Delayed Draw Term Loan	3/26/2026	13,265	—
Cisive Holdings Corp	Revolver	12/8/2027	4,445	(89)
Claims Automation Intermediate 2, LLC	Delayed Draw Term Loan	12/16/2024	34,260	—
Clearview Buyer, Inc.	Revolver	2/26/2027	8,085	—
Clearview Buyer, Inc.	Delayed Draw Term Loan	8/26/2024	33,015	—
Community Brands ParentCo, LLC	Revolver	2/24/2028	6,330	—
Connatix Buyer, Inc.	Revolver	7/14/2027	16,294	(652)
Consor Intermediate II LLC	Delayed Draw Term Loan	5/10/2026	44,439	(222)
Consor Intermediate II LLC	Revolver	5/10/2031	11,850	(119)
Continental Buyer Inc	Revolver	4/2/2031	4,282	(64)
Continental Buyer Inc	Delayed Draw Term Loan	4/2/2026	11,420	(86)
COP Home Services TopCo IV, Inc.	Delayed Draw Term Loan	12/30/2027	13,936	(209)
COP Home Services TopCo IV, Inc.	Revolver	12/31/2025	19,964	(214)
Coupa Software Inc.	Delayed Draw Term Loan	8/27/2025	164	(2)
Coupa Software Inc.	Revolver	2/27/2029	126	—
CPI Buyer, LLC	Revolver	11/1/2026	28,928	(579)
CPI Buyer, LLC	Delayed Draw Term Loan	11/23/2025	11,903	—
Crewline Buyer, Inc.	Revolver	11/8/2030	12,790	(31)
Cumming Group, Inc.	Revolver	11/16/2027	25,468	—
Cumming Group, Inc.	Delayed Draw Term Loan	5/21/2025	14,626	—
Dechra Pharmaceuticals Holdings Ltd	Delayed Draw Term Loan	1/24/2026	13,071	(163)
Dechra Pharmaceuticals Holdings Ltd	Delayed Draw Term Loan	1/24/2026	12,081	(159)
DCG Acquisition Corp.	Revolver	6/13/2031	36,470	(365)
DCG Acquisition Corp.	Delayed Draw Term Loan	6/13/2026	36,470	—
Denali Bidco Ltd	Delayed Draw Term Loan	4/17/2026	300	(3)
Diligent Corp	Delayed Draw Term Loan	4/26/2026	50,000	(375)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Diligent Corp	Revolver	8/4/2030	33,333	—
Doc Generici (Diocle S.p.A.)	Delayed Draw Term Loan	10/26/2024	5,367	(71)
DTA Intermediate II Ltd.	Delayed Draw Term Loan	3/27/2026	19,441	—
DTA Intermediate II Ltd.	Revolver	3/27/2030	12,961	(130)
DTI Holdco, Inc.	Revolver	4/26/2027	8,800	—
Eden Acquisitionco Ltd	Delayed Draw Term Loan	11/17/2025	7,569	(96)
Elements Finco Ltd	Delayed Draw Term Loan	4/30/2027	37,680	(192)
Emergency Power Holdings, LLC	Delayed Draw Term Loan	8/17/2024	43,758	(438)
Endeavor Schools Holdings LLC	Delayed Draw Term Loan	7/18/2029	12,377	—
Enstructure LLC	Delayed Draw Term Loan	6/10/2026	176,353	—
ENV Bidco AB	Delayed Draw Term Loan	7/19/2029	27,675	(350)
Episerver, Inc.	Revolver	4/9/2026	3,833	(38)
Essential Services Holding Corp	Delayed Draw Term Loan	6/17/2026	14,519	(73)
Essential Services Holding Corp	Revolver	6/17/2030	9,056	(91)
Everbridge Holdings LLC	Term Loan	7/2/2031	34,641	—
Everbridge Holdings LLC	Delayed Draw Term Loan	7/2/2026	8,682	—
Everbridge Holdings LLC	Revolver	7/2/2031	3,464	—
Excelitas Technologies Corp.	Revolver	8/14/2028	14,780	(0)
Excelitas Technologies Corp.	Delayed Draw Term Loan	8/12/2024	4,927	(49)
Experity, Inc.	Revolver	2/24/2028	13,452	—
Fern Bidco Ltd	Term Loan	7/1/2031	49,994	—
Fern Bidco Ltd	Delayed Draw Term Loan	7/1/2027	25,252	—
Formulations Parent Corp.	Revolver	11/15/2029	3,571	—
Foundation Risk Partners Corp.	Revolver	10/29/2029	16,269	(244)
Foundation Risk Partners Corp.	Delayed Draw Term Loan	10/29/2025	14,794	—
Foundation Risk Partners Corp.	Delayed Draw Term Loan	5/21/2026	17,972	(90)
Frontgrade Technologies Holdings, Inc.	Revolver	1/9/2028	516	—
Frontline Road Safety, LLC	Delayed Draw Term Loan	6/15/2025	13,468	—
FusionSite Midco, LLC	Delayed Draw Term Loan	11/17/2024	2,100	—
FusionSite Midco, LLC	Revolver	11/17/2029	4,884	(110)
G&A Partners Holding Company II, LLC	Delayed Draw Term Loan	3/1/2026	23,934	—
G&A Partners Holding Company II, LLC	Revolver	3/1/2030	6,575	(82)
Galway Borrower, LLC	Revolver	9/30/2027	16,465	—
Galway Borrower, LLC	Delayed Draw Term Loan	2/7/2026	533	(3)
Gannett Fleming, Inc	Term Loan	8/5/2030	454,778	—
Gannett Fleming, Inc	Revolver	8/5/2030	46,614	—
GI Ranger Intermediate, LLC	Revolver	10/29/2027	10,800	—
Gigamon Inc.	Revolver	3/11/2028	15,465	—
Gimlet Bidco GmbH	Delayed Draw Term Loan	4/23/2027	39,244	—
GovernmentJobs.com, Inc.	Revolver	12/2/2027	18,422	—
GovernmentJobs.com, Inc.	Delayed Draw Term Loan	12/2/2024	60,893	—
Granicus, Inc.	Revolver	1/17/2031	4,216	—
Granicus, Inc.	Delayed Draw Term Loan	1/17/2031	4,521	(23)
Graphpad Software LLC	Revolver	6/28/2031	13,945	(70)
Graphpad Software LLC	Delayed Draw Term Loan	6/28/2026	37,287	(186)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Great Day Improvements LLC	Revolver	6/13/2030	5,914	(118)
Groundworks LLC	Delayed Draw Term Loan	3/14/2026	1,294	—
GS Acquisitionco, Inc.	Delayed Draw Term Loan	3/26/2026	17,040	—
GS Acquisitionco, Inc.	Revolver	5/25/2028	3,900	—
Gusto Sing Bidco Pte Ltd	Delayed Draw Term Loan	10/28/2028	102	(3)
High Street Buyer, Inc.	Revolver	4/16/2027	4,186	(84)
High Street Buyer, Inc.	Delayed Draw Term Loan	4/16/2028	30,442	—
High Street Buyer, Inc.	Delayed Draw Term Loan	2/4/2025	44,077	(439)
Homecare Software Solutions LLC	Delayed Draw Term Loan	6/14/2026	26,280	—
Homecare Software Solutions LLC	Revolver	6/14/2031	11,501	—
Houghton Mifflin, LLC	Revolver	4/7/2027	17,625	—
Icefall Parent, Inc.	Revolver	1/17/2030	6,880	(69)
IG Investments Holdings, LLC	Revolver	9/22/2027	55,251	—
Inception Fertility Ventures LLC	Revolver	4/29/2030	12,329	(247)
Inception Fertility Ventures LLC	Delayed Draw Term Loan	4/29/2026	61,644	—
Integrity Marketing Acquisition, LLC	Revolver	8/27/2026	653	(3)
Integrity Marketing Acquisition, LLC	Delayed Draw Term Loan	8/27/2025	3,002	—
IQN Holding Corp	Revolver	5/2/2028	4,896	—
IRI Group Holdings Inc	Revolver	12/1/2027	36,509	—
Iris Buyer, LLC	Revolver	10/2/2029	7,870	(216)
Iris Buyer, LLC	Delayed Draw Term Loan	10/2/2030	2,759	—
ISQ Hawkeye Holdco, Inc.	Revolver	8/17/2028	564	—
ISQ Hawkeye Holdco, Inc.	Delayed Draw Term Loan	8/17/2024	230	—
Java Buyer, Inc.	Delayed Draw Term Loan	11/9/2025	5,750	—
Java Buyer, Inc.	Delayed Draw Term Loan	6/26/2026	80,946	—
Java Buyer, Inc.	Revolver	12/15/2027	12,142	(121)
Java Buyer, Inc.	Revolver	12/15/2027	24,284	(243)
JS Parent Inc	Revolver	4/24/2031	7,880	(39)
Jupiter Bidco Limited	Delayed Draw Term Loan	8/5/2029	41,392	(626)
Kaseya, Inc.	Delayed Draw Term Loan	6/23/2025	39,538	—
Kaseya, Inc.	Revolver	6/25/2029	36,559	—
Kattegat Project Bidco AB	Delayed Draw Term Loan	10/5/2026	12,225	(151)
Kona Intermediate, LLC	Term Loan	7/23/2031	213,479	—
Kona Intermediate, LLC	Delayed Draw Term Loan	7/23/2025	63,105	—
Kona Intermediate, LLC	Delayed Draw Term Loan	7/23/2026	63,422	—
Kona Intermediate, LLC	Revolver	7/23/2031	25,115	—
Knowledge Pro Buyer, Inc.	Revolver	12/10/2027	3,930	—
Knowledge Pro Buyer, Inc.	Delayed Draw Term Loan	12/8/2025	21,101	—
Kwol Acquisition, Inc.	Revolver	12/6/2029	672	—
Kwor Acquisition, Inc.	Revolver	12/22/2027	2,805	—
Loar Group, Inc.	Delayed Draw Term Loan	5/10/2026	100,000	—
LPW Group Holdings, Inc.	Revolver	3/15/2030	6,566	(98)
Magic Bidco Inc	Term Loan	7/1/2030	43,925	—
Magic Bidco Inc	Delayed Draw Term Loan	7/1/2026	17,561	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Magic Bidco Inc	Revolver	7/1/2030	8,092	—
Magnesium BorrowerCo, Inc.	Delayed Draw Term Loan	5/18/2029	68,627	—
Magneto Components BuyCo, LLC	Revolver	12/5/2029	8,983	—
Magneto Components BuyCo, LLC	Delayed Draw Term Loan	6/5/2025	10,780	(135)
Mandolin Technology Intermediate Holdings, Inc.	Revolver	7/30/2026	4,713	—
Mantech International CP	Delayed Draw Term Loan	6/14/2025	133,060	(1,200)
Mantech International CP	Revolver	4/12/2030	111,612	—
Material Holdings, LLC	Revolver	8/17/2027	3,179	(374)
MB2 Dental Solutions, LLC	Delayed Draw Term Loan	8/12/2025	8,029	(26)
MB2 Dental Solutions, LLC	Delayed Draw Term Loan	8/12/2025	13,382	(22)
MB2 Dental Solutions, LLC	Revolver	2/13/2031	1,748	—
Medline Borrower LP	Revolver	2/27/2026	17,850	(107)
Mercury Bidco Globe Limited	Delayed Draw Term Loan	1/31/2026	25,268	—
Metis Buyer, Inc.	Revolver	5/4/2026	6,210	—
MHE Intermediate Holdings, LLC	Revolver	7/21/2027	804	—
Minotaur Acquisition, Inc.	Revolver	5/10/2030	9,910	(198)
Minotaur Acquisition, Inc.	Delayed Draw Term Loan	5/10/2025	16,516	(165)
Minotaur Acquisition, Inc.	Delayed Draw Term Loan	5/10/2026	16,516	(165)
Monk Holding Co.	Delayed Draw Term Loan	12/1/2024	17,311	—
Monterey Financing, S.à r.l.	Delayed Draw Term Loan	9/30/2024	19,804	—
More Cowbell II, LLC	Delayed Draw Term Loan	9/1/2030	2,244	(27)
More Cowbell II, LLC	Revolver	9/1/2029	1,611	—
MPG Parent Holdings, LLC	Delayed Draw Term Loan	1/8/2026	4,464	—
MPG Parent Holdings, LLC	Revolver	1/8/2030	2,232	—
MRI Software, LLC	Revolver	2/10/2026	7,224	(235)
MRI Software, LLC	Delayed Draw Term Loan	2/10/2027	30,183	—
Natus Medical Incorporated	Revolver	7/21/2027	1,850	—
NAVEX TopCo, Inc.	Revolver	11/9/2028	8,855	—
Navigator Acquiror, Inc.	Delayed Draw Term Loan	1/16/2025	30,637	—
NDC Acquisition Corp.	Revolver	3/9/2027	3,425	—
Neptune BidCo	Delayed Draw Term Loan	4/2/2031	3,008	—
Neptune Holdings, Inc.	Revolver	8/14/2030	2,000	—
Noble Midco 3 Ltd	Delayed Draw Term Loan	6/10/2027	9,042	—
Noble Midco 3 Ltd	Revolver	6/10/2030	6,028	(60)
Onex Baltimore Buyer, Inc.	Delayed Draw Term Loan	1/21/2025	71,368	—
ONS MSO, LLC	Delayed Draw Term Loan	12/13/2025	36,836	—
ONS MSO, LLC	Revolver	7/8/2026	6,492	—
Oranje Holdco Inc	Revolver	2/1/2029	8,250	—
Oxford Global Resources Inc	Revolver	8/17/2027	9,254	—
Paisley Bidco Ltd	Delayed Draw Term Loan	4/18/2027	10,906	(82)
Park Place Technologies, LLC	Delayed Draw Term Loan	9/1/2025	87,668	(438)
Park Place Technologies, LLC	Revolver	3/25/2030	58,299	—
Pavion Corp.	Delayed Draw Term Loan	10/30/2025	3,902	—
PDI TA Holdings, Inc.	Delayed Draw Term Loan	2/1/2026	15,993	—
PDI TA Holdings, Inc.	Revolver	2/3/2031	6,996	(87)
Pearce Services, LLC	Delayed Draw Term Loan	12/29/2024	949	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Petrus Buyer Inc	Delayed Draw Term Loan	10/17/2025	11,304	(170)
Petrus Buyer Inc	Revolver	10/17/2029	5,163	—
PGIS Intermediate Holdings, LLC	Revolver	10/16/2028	7,135	(143)
PGIS Intermediate Holdings, LLC	Delayed Draw Term Loan	10/16/2028	18,524	—
Phoenix 1 Buyer Corp.	Revolver	11/20/2029	8,349	—
Plasma Buyer, LLC	Revolver	5/12/2028	6,365	—
Plasma Buyer, LLC	Delayed Draw Term Loan	5/12/2029	2,038	—
Point Broadband Acquisition, LLC	Delayed Draw Term Loan	5/29/2026	67,596	(845)
Polyphase Elevator Holding Co.	Revolver	6/23/2027	374	—
PPV Intermediate Holdings, LLC	Revolver	8/31/2029	9,910	—
PPV Intermediate Holdings, LLC	Delayed Draw Term Loan	8/31/2029	2,489	—
Profile Products, LLC	Revolver	11/12/2027	7,340	—
Profile Products, LLC	Revolver	11/12/2027	6,700	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	8/8/2024	16,623	—
Progress Residential PM Holdings, LLC	Delayed Draw Term Loan	8/8/2024	2,915	—
Project Leopard Holdings, Inc.	Revolver	7/20/2027	11,021	—
PT Intermediate Holdings III LLC	Delayed Draw Term Loan	4/4/2026	13,445	(17)
Pye-Barker Fire & Safety LLC	Delayed Draw Term Loan	9/25/2025	8,516	—
Qualus Power Services Corp.	Delayed Draw Term Loan	1/26/2025	1,423	—
Qualus Power Services Corp.	Delayed Draw Term Loan	5/9/2026	50,000	—
Rally Buyer, Inc.	Revolver	7/19/2028	10,647	—
Recorded Future Inc	Delayed Draw Term Loan	6/28/2026	32,625	(326)
Recorded Future Inc	Revolver	6/28/2030	15,241	(152)
Redwood Services Group, LLC	Delayed Draw Term Loan	8/15/2025	5,379	—
Relativity ODA, LLC	Revolver	5/12/2027	4,449	—
Riser Merger Sub, Inc.	Revolver	10/31/2029	16,200	—
Riser Merger Sub, Inc.	Delayed Draw Term Loan	10/31/2025	37,800	(378)
Riser Merger Sub, Inc.	Delayed Draw Term Loan	6/4/2026	85,093	—
RoadOne Inc	Revolver	12/30/2028	275	—
RSC Acquisition, Inc.	Delayed Draw Term Loan	10/30/2026	8,039	—
Safety Borrower Holdings LP	Revolver	9/1/2027	2,181	—
Sailpoint Technologies, Inc.	Revolver	8/16/2028	34,083	—
Sam Holding Co, Inc.	Revolver	3/24/2027	14,800	—
Sam Holding Co, Inc.	Delayed Draw Term Loan	9/19/2024	20,200	—
Scorpio BidCo SAS	Delayed Draw Term Loan	4/3/2026	7,858	(78)
Sedgwick Claims Management Services, Inc.	Term Loan	7/31/2032	227,700	—
SEKO Global Logistics Network, LLC	Revolver	12/30/2026	4,787	—
SG Acquisition, Inc.	Revolver	4/3/2030	13,537	—
Skopima Consilio Parent LLC	Revolver	5/14/2026	6,300	(40)
Smile Doctors, LLC	Revolver	12/23/2027	51,955	(1,299)

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
Smile Doctors, LLC	Delayed Draw Term Loan	12/23/2028	76,573	—
SpecialtyCare, Inc.	Revolver	6/18/2026	3,680	—
Stepping Stones Healthcare Services, LLC	Revolver	12/30/2026	24,314	(122)
Stepping Stones Healthcare Services, LLC	Delayed Draw Term Loan	4/24/2026	49,255	—
Spectrum Safety Solution Purchaser, LLC	Equity	7/1/2031	22,775	—
Spectrum Safety Solution Purchaser, LLC	Term Loan	7/1/2031	326,147	—
Spectrum Safety Solution Purchaser, LLC	Delayed Draw Term Loan	7/1/2026	68,946	—
Spectrum Safety Solution Purchaser, LLC	Revolver	7/1/2030	68,429	—
STV Group, Inc.	Delayed Draw Term Loan	3/20/2026	16,811	(168)
STV Group, Inc.	Revolver	3/20/2031	10,927	—
Tennessee Bidco Limited	Term Loan	7/1/2031	90,122	—
Tennessee Bidco Limited	Delayed Draw Term Loan	7/1/2026	176,796	—
TTF Holdings, LLC	Revolver	7/19/2029	19,550	—
Sunshine Cadence Holdco, LLC	Delayed Draw Term Loan	5/1/2026	52,000	—
Sunshine Cadence Holdco, LLC	Revolver	5/1/2030	32,000	(320)
The Fertility Partners, Inc.	Revolver	9/16/2027	8,055	(353)
The GI Alliance Management, LLC	Delayed Draw Term Loan	3/1/2026	118,276	(1,183)
The Hiller Companies LLC	Delayed Draw Term Loan	6/20/2026	21,732	—
The Hiller Companies LLC	Revolver	6/20/2030	13,256	—
Thermostat Purchaser III, Inc.	Revolver	8/31/2026	8,125	(26)
Trader Corp.	Revolver	12/22/2028	8,022	(0)
Trinity Air Consultants Holdings Corp.	Delayed Draw Term Loan	12/31/2024	17,882	—
Trinity Air Consultants Holdings Corp.	Revolver	6/29/2028	13,269	—
Trinity Partners Holdings, LLC	Delayed Draw Term Loan	6/20/2025	115,743	—
Triple Lift, Inc.	Revolver	5/6/2028	8,815	—
Truist Insurance Holdings LLC	Revolver	5/6/2029	18,201	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	47,204	—
Turing Holdco, Inc.	Delayed Draw Term Loan	8/3/2028	31,353	—
UMP Holdings, LLC	Delayed Draw Term Loan	7/13/2024	3,852	—
Unified Physician Management, LLC	Revolver	6/18/2029	101,845	—
Unified Physician Management, LLC	Delayed Draw Term Loan	3/25/2026	5,000	—
US Oral Surgery Management Holdco, LLC	Revolver	11/18/2027	15,496	—
US Oral Surgery Management Holdco, LLC	Delayed Draw Term Loan	12/31/2024	8,924	—
Victors CCC Buyer, LLC	Delayed Draw Term Loan	12/1/2024	31,095	—
Victors CCC Buyer, LLC	Revolver	6/1/2029	29,205	—
West Monroe Partners, LLC	Revolver	11/9/2027	56,571	—
WHCG Purchaser III, Inc.	Revolver	6/22/2026	31	—

Investments	Commitment Type	Commitment Expiration Date	Unfunded Commitment	Fair Value
World Insurance Associates, LLC	Delayed Draw Term Loan	4/3/2028	53,333	(533)
World Insurance Associates, LLC	Revolver	4/3/2028	3,333	—
WPEngine, Inc.	Revolver	8/14/2029	8,140	(244)
Yellow Castle AB	Delayed Draw Term Loan	7/7/2029	11,621	—
Zendesk Inc	Revolver	11/3/2028	97,650	(1,953)
Zendesk Inc	Delayed Draw Term Loan	11/22/2028	208,035	(3,121)
Zeus, LLC	Revolver	2/8/2030	6,851	(34)
Zeus, LLC	Delayed Draw Term Loan	2/27/2026	9,135	(69)

Total unfunded commitments			$8,215,954	$(30,496)

(8)	There are no interest rate floors on these investments.
(9)	The interest rate floor on these investments as of June 30, 2024 was 0.50%.
(10)	The interest rate floor on these investments as of June 30, 2024 was 0.75%.
(11)	The interest rate floor on these investments as of June 30, 2024 was 1.00%.
(12)	The interest rate floor on these investments as of June 30, 2024 was 1.25%.
(13)	The interest rate floor on these investments as of June 30, 2024 was 1.50%.
(14)	The interest rate floor on these investments as of June 30, 2024 was 2.00%.
(15)	For unsettled positions the interest rate does not include the base rate.
(16)

Under the Investment Company Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “1940 Act”), the Company is deemed to “control” a portfolio company if the Company owns more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. Under the 1940 Act, the Company is deemed an “affiliated person” of a portfolio company if the Company owns 5% or more of the portfolio company’s outstanding voting securities. As of June 30, 2024, the Company’s controlled/affiliated and non-controlled/affiliated investments were as follows:

	Fair Value as of December 31, 2023	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Net Realized Gain (Loss)	Fair value as of June 30, 2024	Income
Non-Controlled/Affiliated Investments
GSO DL Co-Invest EIS LP (EIS Acquisition Holdings, LP - Class A Common Units)	$2,499	$—	$—	$(420)	$—	$2,079	$13
Controlled/Affiliated Investments
Daylight Beta Parent LLC (Benefytt Technologies, Inc.)	49,530	—	—	(35,979)	—	13,551	—
CFCo LLC (Benefytt Technologies, Inc.)	612	—	—	(612)	—	—	—
CFCo LLC (Benefytt Technologies, Inc.) - Class B Units	—	—	—	—	—	—	—
Pigments Services, Inc.	9,412	—	(77)	(1,076)	—	8,259	—
Pigments Services, Inc.	9,908	733	(45)	—	—	10,596	709
Pigments Holdings LP - LP Interests	—	—	—	—	—	—	—

	Fair Value as of December 31, 2023	Gross Additions	Gross Reductions	Change in Unrealized Gains (Losses)	Net Realized Gain (Loss)	Fair value as of June 30, 2024	Income
Material Holdings, LLC	$—	$220,360	$—	$2,194	$—	$222,554	$1,191
Material Holdings, LLC	—	53,566	—	(20,745)	—	32,821	290
Material+ Holding Company, LLC - Class C Units	—	—	—	—	—	—	—
Specialty Lending Company LLC - LLC Interest	265,631	39,285	(13,500)	(28,633)	—	262,783	—
BCRED Emerald JV LP - LP Interests	2,032,260	—	(187,500)	(14,480)	—	1,830,280	149,064
BCRED Verdelite JV LP - LP Interests	129,265	—	—	(2,735)	—	126,530	11,170
GSO DL CoInvest CI LP (CustomInk, LLC - Series A Preferred Units)	1,981	—	—	208	—	2,189	—

Total	$2,501,098	$313,944	$(201,122)	$(102,278)	$—	$2,511,642	$162,437

(17)

Loan was on non-accrual status as of June 30, 2024. As of June 30, 2024, $54.2 million of the cost and $35.6 million of fair value of WHCG Purchaser III, Inc. is considered to be on non-accrual status.

(18)

These loans are “last-out” portions of loans. The “last-out” portion of the Company's loan investment generally earns a higher interest rate than the “first-out” portion, and in exchange the “first-out” portion would generally receive priority with respect to payment principal, interest and any other amounts due thereunder over the “last-out” portion.

ADDITIONAL INFORMATION

Foreign Currency Forward Contracts
Counterparty	Currency Purchased		Currency Sold		Settlement Date	Unrealized Appreciation (Depreciation)
Deutsche Bank AG	USD	14,578	CAD	20,000	9/17/2024	$(61)
Deutsche Bank AG	USD	10,934	CAD	15,000	9/18/2024	(46)
BNP Paribas US	USD	1,683	CAD	2,300	8/28/2024	—
Deutsche Bank AG	USD	11,081	CHF	9,820	9/18/2024	57
Goldman Sachs Bank USA	USD	84,115	DKK	579,731	9/18/2024	478
Deutsche Bank AG	USD	86,443	EUR	80,000	9/18/2024	440
BNP Paribas US	USD	87,387	EUR	80,200	8/28/2024	1,257
Goldman Sachs Bank USA	USD	82,978	GBP	65,000	9/18/2024	794
BNP Paribas US	USD	39,357	GBP	30,900	8/28/2024	295
Goldman Sachs Bank USA	USD	55,271	NOK	587,617	9/18/2024	49
BNP Paribas US	USD	2,843	NOK	30,100	8/28/2024	16
Goldman Sachs Bank USA	USD	24,130	NZD	39,280	9/18/2024	195
Goldman Sachs Bank USA	USD	10,574	SEK	109,749	9/17/2024	181
Goldman Sachs Bank USA	USD	23,020	SEK	239,106	9/18/2024	378
BNP Paribas US	USD	1,791	SEK	19,100	8/28/2024	(17)

Total Foreign Currency Forward Contracts						$4,016

Interest Rate Swaps
Counterparty	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount		Fair Market Value	Upfront Payments / Receipts	Change in Unrealized Gains / (Losses)
Goldman Sachs Bank USA	September 2024 Notes	1.75%	SOFR + 0.08%	9/15/2024		365,000	$(3,008)	—	$5,527
Goldman Sachs Bank USA	November 2024 Notes	2.35%	SOFR + 0.66%	11/22/2024		500,000	(7,309)	—	6,446
Goldman Sachs Bank USA	January 2025 Notes	2.70%	SOFR + 0.99%	1/15/2025		500,000	(9,760)	—	5,653
Goldman Sachs Bank USA	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026		625,000	(30,595)	—	(5,871)
Deutsche Bank	December 2026 Notes	2.63%	SOFR + 0.26%	12/15/2026		625,000	(30,404)	—	(5,908)
Goldman Sachs Bank USA	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025		400,000	(8,491)	—	2,598
Deutsche Bank	March 2025 Notes	4.70%	SOFR + 2.43%	3/24/2025		500,000	(10,621)	—	3,253
Deutsche Bank	April 2026 UK Bonds	4.87%	SONIA + 2.78%	4/14/2026	GBP	250,000	(13,255)	—	(835)
Sumitomo Mitsui Banking Corporation	May 2027 Notes	5.61%	SOFR + 2.79%	5/3/2027		625,000	(26,660)	—	(8,486)
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.93%	9/29/2025		600,000	(6,337)	—	(4,496)
Goldman Sachs Bank USA	October 2027 Notes	7.49%	SOFR + 3.7165%	10/11/2027		350,000	(6,614)	—	(7,077)
Sumitomo Mitsui Banking Corporation	September 2025 Notes	7.05%	SOFR + 2.97%	9/29/2025		200,000	(2,218)	—	(1,458)
Sumitomo Mitsui Banking Corporation	November 2028 Notes	7.30%	SOFR + 3.06%	11/27/2028		500,000	104	—	(13,578)
Goldman Sachs Bank USA	January 2031 Notes	6.25%	SOFR + 2.46%	1/25/2031		250,000	(4,335)	—	(4,335)
BNP Paribas US	January 2031 Notes	6.25%	SOFR + 2.45%	1/25/2031		250,000	(4,458)	—	(4,458)
Deutsche Bank	July 2029 Notes	5.95%	SOFR + 1.74%	7/16/2029		500,000	1,515	—	1,515

Total Interest Rate Swaps							$(162,446)	$—	$(31,510)

FINANCIAL STATEMENTS

The information in “Consolidated Financial Statements and Supplementary Data” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and “Financial Statements” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 is incorporated herein by reference. The financial data should be read in conjunction with the Company’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference herein.

MANAGEMENT

The information in “Directors, Executive Officers and Corporate Governance” in Part III, Item 10, “Executive Compensation” in Part III, Item 11 and “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” in Part III, Item 12 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are incorporated herein by reference.

PORTFOLIO MANAGEMENT

Blackstone Credit BDC Advisors LLC serves as our investment adviser. The Adviser is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board of Trustees, the Adviser will manage the day-to-day operations of, and provide investment advisory and management services to, us.

Investment Committee

The Investment Committee currently includes Brad Marshall, Michael Zawadzki, Michael Carruthers, Brad Colman, Robert Horn, Valerie Kritsberg, Daniel Oneglia, Viral Patel (with respect to Technology deals only), Rob Petrini, and Louis Salvatore. Biographical information regarding members of the Investment Committee is as follows:

Investment Committee Members Who Are Trustees or Executive Officers

Brad Marshall (Portfolio Manager), Trustee, Chairperson and Co-Chief Executive Officer of the Company, Senior Managing Director, Global Head of Private Credit Strategies for Blackstone Credit & Insurance. Brad Marshall is the Global Head of Private Credit Strategies, Chairperson of the Board and Co-CEO of both the Company and Blackstone Secured Lending Fund (“BXSL”) for Blackstone Credit & Insurance based in New York. Before joining Blackstone in 2005, Mr. Marshall worked in various roles at RBC, including fixed income research and business development within RBC’s private equity funds effort. Prior to RBC, Mr. Marshall helped develop a private equity funds business for TAL Global, a Canadian asset management division of CIBC, and prior to that, he co-founded a microchip verification software company where he served as Chief Financial Officer. Mr. Marshall received an MBA from McGill University in Montreal and a BA (Honors) in Economics from Queen’s University in Kingston, Canada. Mr. Marshall also serves on the board of trustees of BXSL.

Investment Committee Members Who Are Not Trustees or Executive Officers

Michael Zawadzki (Portfolio Manager), Senior Managing Director, Global Chief Investment Officer of Blackstone Credit & Insurance. Michael Zawadzki is the Global Chief Investment Officer for Blackstone Credit & Insurance based in New York. Prior to joining Blackstone in 2006, Mr. Zawadzki was with Citigroup Private Equity. Before that, he worked in the investment banking division of Salomon Smith Barney. Mr. Zawadzki received a BS in Economics from the Wharton School of the University of Pennsylvania.

Michael Carruthers, Senior Managing Director, Co-Chief Investment Officer for Blackstone Credit & Insurance European and APAC private Credit Businesses. Mike Carruthers is a Senior Managing Director and the Co-Chief Investment Officer for Blackstone Credit & Insurance European and APAC private credit businesses based in London. Mr. Carruthers is involved in the origination, researching, structuring, and managing of our investments. Mr. Carruthers re-joined the London team in 2022 after having previously relocated to Toronto, Canada to focus on Blackstone Credit origination efforts in Canada and the Midwest. Mr. Carruthers previously worked in the London office 2006-2019. Prior to joining Blackstone, Mr. Carruthers worked in the investment banking division of Credit Suisse. Mr. Carruthers graduated with Honors in Business Administration from the Richard Ivey School of Business at the University of Western Ontario.

Brad Colman, Senior Managing Director, Global Head of Healthcare for Private Credit Strategies. Brad Colman is a Senior Managing Director and is the Global Head of Healthcare investing for Private Credit Strategies in Blackstone Credit & Insurance based in New York. Mr. Colman has been with Blackstone since 2012, focusing on originating, analyzing, executing and monitoring credit investments for the Performing Credit Group. Before joining Blackstone in 2012, Mr. Colman worked as a Director in the Strategic Investments group at PartnerRe, a Senior Associate in the sponsor finance team at American Capital, and an Analyst in Merrill Lynch’s investment banking group. Mr. Colman graduated magna cum laude from New York University’s Leonard N. Stern School of Business with a BS in Finance, Accounting, and Operations.

Robert Horn, Senior Managing Director, Global Head of Infrastructure and Asset-Based Credit for Blackstone Credit & Insurance. Robert Horn is the Global Head of Infrastructure and Asset Based Credit in Blackstone Credit & Insurance based in New York, which comprises the firm’s activities in infrastructure credit, energy transition, and asset-based finance. Mr. Horn joined Blackstone Credit at its inception in 2005. Prior to joining Blackstone, Mr. Horn worked in Credit Suisse’s Global Energy Group, where he advised on high yield financings and merger and acquisition assignments for companies in the power and utilities sector. Mr. Horn has a Bachelor of Commerce from McGill University, where he graduated with academic honors. Mr. Horn serves on the board of directors for various companies in the energy transition sector, including Altus Power, ClearGen, and M6 Midstream.

Valerie Kritsberg, Senior Managing Director, Global Head of Capital Markets and Trading for Blackstone Credit and Insurance. Valerie Kritsberg is a Senior Managing Director and the Global Head of Capital Markets and Trading for Blackstone Credit & Insurance based in New York. Mrs. Kritsberg leads BXCI’s capital markets origination and sourcing across both liquid and private strategies. Her team acts as a single point of contact within BXCI for banks, broker dealers and other key market participants. Since joining Blackstone, Mrs. Kritsberg has focused on the group’s public and private market investments including distressed and special situation investments across multiple industries. Prior to joining Blackstone in 2005, Mrs. Kritsberg worked in Credit Suisse First Boston’s Global Energy Investment Banking Group where she worked on equity, leveraged finance and M&A transactions for a number of corporate and private equity clients. Mrs. Kritsberg received a BS from New York University, Leonard N. Stern School of Business.

Daniel Oneglia, Senior Managing Director, Global CIO of Liquid Credit Strategies. Daniel Oneglia is a Senior Managing Director, the global CIO of Liquid Credit Strategies, and leads liquid asset allocation for Blackstone Credit & Insurance based in New York. Mr. Oneglia has spent his entire career in credit markets. Before joining Blackstone in 2019, he spent 20 years at Goldman Sachs where he was a partner and led the Americas Multi-Strategy Investment (MSI) team within the Special Situations Group (SSG). Prior to that, he co-led the same team from 2009 to 2017. Mr. Oneglia graduated from Princeton University with a B.A. in History and a Certificate in Latin American Studies. Mr. Oneglia serves as the Chair of the Board of Trustees for The New York Foundling.

Viral Patel, (with respect to Technology deals only), Senior Managing Director, Chief Executive Officer of Blackstone Private Equity Strategies (“BXPE”). Mr. Patel has been with Blackstone since 2005 and prior to joining BXPE’s executive team, he was the Global Head of Technology Investing for Blackstone Credit. Mr. Patel is a member of the Investment Committees for BXPE, Blackstone Growth and participates on the Investment Committee of technology focused deals in Private Credit. Mr. Patel was involved in the launch of Blackstone Tactical Opportunities, as well as incubating and building other Blackstone businesses. Before joining Blackstone, Mr. Patel was a member of the Credit Suisse Structured Products business. He has served on the boards of various Blackstone portfolio companies. Mr. Patel graduated magna cum laude from Cornell University with a B.S. in Operations Research and Industrial Engineering.

Robert Petrini, Senior Managing Director, Chief Investment Officer of North American Private Credit. Robert Petrini is a Senior Managing Director and the Chief Investment Officer of North American Private Credit. Before joining Blackstone in 2005, Mr. Petrini was a Principal of DLJ Investment Partners (“DLJIP”), the $1.6 billion mezzanine fund of CSFB’s Alternative Capital Division. Prior to that, Mr. Petrini was a member of DLJ’s Leveraged Finance Group since 1997. Mr. Petrini graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania, where he was a Joseph Wharton and Benjamin Franklin Scholar.

Louis Salvatore, Senior Managing Director. Lou Salvatore is a Senior Managing Director and leads opportunistic asset allocation for Blackstone Credit & Insurance based in New York. Mr. Salvatore is responsible for sourcing, diligence, structuring and managing performing credit investments. Before joining Blackstone in

2005, Mr. Salvatore was a Principal of DLJ Investment Partners, the mezzanine fund of CSFB’s Alternative Capital Division. Mr. Salvatore joined CSFB in 2000 when it acquired DLJ, where he was a member of the Merchant Banking Group. He had been a member of DLJ’s Leveraged Finance Group, specializing in corporate restructurings. Prior to that, he worked for Kidder Peabody. Mr. Salvatore received a BA in Economics from Cornell University and an MBA from the Wharton School of the University of Pennsylvania.

Other Members of the Portfolio Management Team

Teddy Desloge (Portfolio Manager), Chief Financial Officer of the Company and Managing Director of Blackstone. Mr. Desloge is involved with investment management for Blackstone Credit & Insurance’s various direct lending vehicles. Since joining Blackstone Credit & Insurance in 2015, Mr. Desloge has focused on origination, research, and execution of private and opportunistic credit investments across industries, and supporting Blackstone Credit & Insurance’s Private Credit Strategies. Before joining Blackstone Credit & Insurance in 2015, Mr. Desloge was an Associate at Gefinor Capital where he focused on origination, research and execution of private credit and equity investments. He started his career in the Leveraged Finance Group at Jefferies. Mr. Desloge graduated from Hobart & William Smith Colleges with a B.A. and a major in Economics. Mr. Desloge also serves as the Chief Financial Officer of BXSL.

Robert Zable (Portfolio Manager), Senior Managing Director, Global Head of Liquid Credit Strategies (LCS) of Blackstone Credit & Insurance. Robert Zable is the Global Head of Liquid Credit Strategies (LCS) within Blackstone Credit & Insurance based in New York. In his role, Mr. Zable oversees the firm’s liquid credit activities, including CLO management, CLO investing, senior loans, multi-asset credit, investment grade and high yield bonds. Prior to joining Blackstone Credit in 2007, Mr. Zable began his career at JP Morgan Securities Inc., where he focused on leveraged finance in New York and London. Mr. Zable received a BS from Cornell University and an MBA in Finance from The Wharton School at the University of Pennsylvania.

Other Accounts Managed

Other Accounts Managed by Portfolio Managers

The portfolio managers primarily responsible for the day-to-day management of the Company also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2023: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

Brad Marshall

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	—	—	—	—
Other pooled investment vehicles(1)	4	$77.56 billion	4	$77.56 billion
Other accounts	16	$18.28 billion	11	$13.13 billion

Michael Zawadzki

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	—	—	—	—
Other pooled investment vehicles(1)	5	$87.56 billion	5	$87.56 billion
Other accounts	13	$4.01 billion	7	$2.36 billion

Robert Zable

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	4	$1.70 billion	—	—
Other pooled investment vehicles(1)	54	$103.52 billion	54	$103.52
Other accounts	1	$39.00 billion	1	$39.00

Teddy Desloge

Type of Account	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a performance Fee	Assets Subject to a performance Fee
Registered investment companies	—	—	—	—
Other pooled investment vehicles(1)	5	$77.93 billion	5	$77.93 billion
Other accounts	8	$7.27 billion	7	$7.00 billion

(1)	Includes management investment companies that have elected to be regulated as business development companies under the 1940 Act.

Portfolio Manager Compensation

The Adviser’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary and a discretionary bonus.

Base Compensation. Generally, portfolio managers receive base compensation and employee benefits based on their individual seniority and/or their position with the firm.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Adviser and performance of the client assets that the portfolio manager has primary responsibility for. The discretionary compensation is not based on a precise formula, benchmark or other metric. These compensation guidelines are structured to closely align the interests of employees with those of the Adviser and its clients.

Securities Ownership of the Portfolio Manager

The table below shows the dollar range of common shares owned by the portfolio managers as of December 31, 2023:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Company(1)
Brad Marshall	over $1,000,000
Robert Zable	$100,001 – $500,000
Michael Zawadzki	$100,001 – $500,000
Teddy Desloge	$100,001 – $500,000

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of the independent Trustees and, in some cases, the prior approval of the SEC. We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions.

In addition, we and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. A copy of the code of ethics is available on the SEC’s website at www.sec.gov. Copies of the code of ethics may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The following table sets forth, as of August 31, 2024, information with respect to the beneficial ownership of our common shares by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding common shares;

•	each of our Trustees and each executive officer; and

•	all of our Trustees and executive officers as a group.

Percentage of beneficial ownership is based on 1,409,325,389 shares outstanding as of August 31, 2024.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no common shares subject to options that are currently exercisable or exercisable within 60 days of the offering.

	Type of Ownership	Number	Percentage
Interested Trustees
Brad Marshall	Record/Beneficial	83,668	*
Vikrant Sawhney	Record/Beneficial	49,139	*
Independent Trustees
Robert Bass	Record/Beneficial	5,578	*
Tracy Collins	—	—	—
Vicki L. Fuller	—	—	—
James F. Clark	Record/Beneficial	19,523	*
Michelle Greene	—	—	—
Executive Officers Who Are Not Trustees(1)
Teddy Desloge	Record/Beneficial	4,860	*
Katherine Rubenstein	Record/Beneficial	3,806	*
Carlos Whitaker	Record/Beneficial	4,148	*
Matthew Alcide	—	—	—
Oran Ebel	—	—	—
William Renahan	—	—	—
Jonathan Bock	—	—	—
Stacy Wang	—	—	—
Lucie Enns	—	—	—
All officers and Trustees as a group (16 persons)

*	Less than 1%
(1)	The address for all of the Company’s officers and Trustees is c/o Blackstone Credit BDC Advisors LLC, 345 Park Avenue, 31st Floor, New York, NY 10154.

The following table sets forth the dollar range of our equity securities as of December 31, 2023.

Name of Trustee	Dollar Range of Equity Securities in the Company(2)(3)	Aggregate Dollar Range of Equity Securities in the Fund Complex(2)(3)(4)
Interested Trustees
Brad Marshall	Over $100,000	Over $100,000
Vikrant Sawhney	Over $100,000	Over $100,000
Independent Trustees(1)
Robert Bass	Over $100,000	Over $100,000
James F. Clark	Over $100,000	Over $100,000
Tracy Collins	None	None
Vicki L. Fuller	None	None
Michelle Greene	None	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1 (a) (2) of the Exchange Act.
(2)	Dollar ranges are as follows: none, $1—$10,000, $10,001—$50,000, $50,001—$100,000, or over $100,000.
(3)	Dollar ranges were determined using the number of shares that are beneficially owned as of December 31, 2023, multiplied by the Company’s net asset value per share as of December 31, 2023.
(4)

The “Fund Complex” consists of the Company, Blackstone Secured Lending Fund, the Blackstone Credit & Insurance Closed-End Funds (Blackstone Senior Floating Rate Term Fund, Blackstone Long-Short Credit Income Fund, Blackstone Strategic Credit Fund and Blackstone Floating Rate Enhanced Income Fund) and Blackstone Alternative Multi-Strategy Fund.

DESCRIPTION OF OUR SHARES

The following description is based on relevant portions of Delaware law and on our Fifth Amended and Restated Declaration of Trust (the “Declaration of Trust”) and our Second Amended and Restated Bylaws (the “Bylaws”). This summary is not necessarily complete, and we refer you to Delaware law, our Declaration of Trust and our Bylaws for a more detailed description of the provisions summarized below.

General

The terms of the Declaration of Trust authorize an unlimited number of common shares of any class, par value $0.01 per share, of which 1,409,325,389 shares were outstanding as of August 31, 2024, and an unlimited number of shares of preferred shares, par value $0.01 per share. The Declaration of Trust provides that the Board of Trustees may classify or reclassify any unissued common shares into one or more classes or series of common shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to distributions, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our common shares, and we can offer no assurances that a market for our common shares will develop in the future. We do not intend for the common shares offered under this prospectus to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our common shares. No common shares have been authorized for issuance under any equity compensation plans. Under the terms of our Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.

None of our common shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board of Trustees in setting the terms of any class or series of common shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

The following are the Company’s outstanding classes of securities as of August 31, 2024.

Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Fund for its Account	Amount Outstanding as of August 31, 2024
Class I	Unlimited	—	928,759,345
Class S	Unlimited	—	459,704,661
Class D	Unlimited	—	20,861,383

Common Shares

Under the terms of our Declaration of Trust, all common shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of our common shares if, as and when authorized by our Board of Trustees and declared by us out of funds legally available. Except as may be provided by our Board of Trustees in setting the terms of classified or reclassified shares, our common shares will have no preemptive, exchange, conversion, appraisal or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire common shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of such common shares or redeem any outstanding common shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board of Trustees. In the event of our liquidation, dissolution or winding up, each share of our common shares would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of our common shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our common shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case where the number of nominees for trusteeships exceeds the number of trustees to be elected, in which case a majority of all votes cast shall be required to elect such nominee. Pursuant to our Declaration of Trust, our Board of Trustees may amend the Bylaws to alter the vote required to elect trustees.

Class I Shares

No upfront selling commissions or shareholder servicing and/or distribution fees are paid for sales of any Class I shares and financial intermediaries will not charge you transaction or other such fees on Class I shares.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, Blackstone, Blackstone Credit & Insurance or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares.

Class S Shares

No upfront selling commissions are paid for sales of any Class S shares, however, if you purchase Class S shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to 3.5% cap on NAV for Class S shares.

We pay the Intermediary Manager selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Intermediary Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

Class D Shares

No upfront selling commissions are paid for sales of any Class D shares, however, if you purchase Class D shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to 1.5% cap on NAV for Class D shares.

We pay the Intermediary Manager selling commissions over time as a shareholder servicing and/or distribution fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Intermediary Manager reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/ brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

Other Terms of Common Shares

We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, consistent with the exemptive relief allowing us to offer multiple classes of shares, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to the shares held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. We may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares. In addition, immediately before any liquidation, dissolution or winding up, each Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Shares

This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, our Board of Trustees may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board of Trustees has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares.

In the event we issue preferred shares, we will make any required disclosure to shareholders. We will not offer preferred shares to the Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred shares could be issued with terms that would adversely affect the shareholders, provided that we may not issue any preferred shares that would limit or subordinate the voting rights of holders of our common shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common shares and before any purchase of common shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of our independent Trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Company and at the request of the Company, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Company determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Company, (ii) the Indemnitee was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an independent Trustee), officer, employee, controlling person or agent of the Company, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Company and not from the shareholders.

In addition, the Declaration of Trust permits the Company to advance reasonable expenses to an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Company’s receipt of (i) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed in Delaware on February 11, 2020, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. Our Board of Trustees may, without shareholder action, authorize the issuance of common shares in one or more classes or series, including preferred shares; our Board of Trustees may, without shareholder action, amend our Declaration of Trust to increase the number of our common shares, of any class or series, that we will have authority to issue; and our Board of Trustees is divided into three classes of Trustees serving fixed, staggered terms of three years each. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Trustees. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Sales and Leases to the Company

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except as otherwise permitted under the 1940 Act, we may not purchase or lease assets in which the Adviser or any of its affiliates have an interest unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, the Adviser may purchase assets in its own name (and assume loans in connection) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to the Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to the Adviser apart from compensation otherwise permitted by the Omnibus Guidelines, as adopted by the NASAA.

Sales and Leases to our Adviser, Trustees or Affiliates

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we may not sell assets to the Adviser or any of its affiliates unless such sale is approved by the holders of a majority of our outstanding common shares. Our Declaration of Trust also provides that we may not lease assets to the Adviser or any affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the terms of the transaction are fair and reasonable to us.

Loans

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to the Adviser or any of its affiliates.

Commissions on Financing, Refinancing or Reinvestment

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we generally may not pay, directly or indirectly, a commission or fee to the Adviser or any of its affiliates in connection with the reinvestment of cash available for distribution, available reserves, or the proceeds of the resale, exchange or refinancing of assets.

Lending Practices

Our Declaration of Trust provides that, with respect to financing made available to us by the Adviser, the Adviser may not receive interest in excess of the lesser of the Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Adviser may not impose a prepayment charge or penalty in connection with such financing and the Adviser may not receive points or other financing charges. In addition, the Adviser will be prohibited from providing financing to us with a term in excess of 12 months.

Number of Trustees; Vacancies; Removal

Our Declaration of Trust provides that the number of Trustees will be set by our Board of Trustees in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board of Trustees may at any time increase or decrease the number of Trustees. Our Declaration of Trust provides that the number of Trustees generally may not be less than one. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board of Trustees in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the independent Trustees’ positions.

Our Declaration of Trust provides that a Trustee may be removed only for cause and only by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an interested person, a majority of the remaining Trustees that are not interested persons). Our Declaration of Trust provides that, notwithstanding the foregoing provision, any Trustee may be removed with or without cause upon the vote of a majority of then-outstanding common shares.

We have a total of seven members of our Board of Trustees, five of whom are independent Trustees. Our Declaration of Trust provides that a majority of our Board of Trustees must be independent Trustees except for a period of up to 60 days after the death, removal or resignation of an independent Trustee pending the election of his or her successor. Each Trustee will hold office until his or her successor is duly elected and qualified. Our Board of Trustees is divided into three classes of Trustees serving fixed, staggered terms of three years each, and one class of Trustees is subject to reelection at each annual shareholder meetings as described in our Declaration of Trust and Bylaws.

Action by Shareholders

Our Bylaws provide that shareholder action can be taken at an annual meeting of shareholders, a special meeting of shareholders or by unanimous consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. The Company expects to hold annual meetings beginning in 2025. Special meetings may be called by a majority of the Trustees and certain of our officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by our secretary upon the written request of shareholders entitled to cast 10% or more of the votes entitled to be cast at the meeting. The secretary shall provide all shareholders, within ten days after receipt of said request, written notice either in person or by mail of the date, time and location of such requested special meeting and the purpose of the meeting. Any special meeting called by such shareholders is required to be held not less than fifteen nor more than 60 days after notice is provided to shareholders of the special meeting. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Trustees or (3) provided that the Board of Trustees has determined that Trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Declaration of Trust.

Our Declaration of Trust also provides that, subject to the provisions of any class or series of common shares then outstanding and the mandatory provisions of any applicable laws or regulations or other provisions of the Declaration of Trust, the following actions may be taken by the shareholders, without concurrence by our Board of Trustees or the Adviser, upon a vote by the holders of more than 50% of the outstanding shares entitled to vote to:

•	modify the Declaration of Trust;

•	remove the Adviser or appoint a new investment adviser;

•	dissolve the Company;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	remove any Trustee with or without cause (provided the aggregate number of Trustees after such removal shall not be less than the minimum required by the Declaration of Trust).

Subject to the mandatory provisions of any applicable laws or regulations and subject to the other provisions of our Declaration of Trust, a plurality of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient, without concurrence by our Board of Trustees, to elect a Trustee, provided that, in the case where the number of nominees for the trusteeships (or, if applicable, the trusteeships of a particular class of Trustees) exceeds the number of such Trustees to be elected, a majority of all votes cast shall be required to elect such nominee.

The purpose of requiring shareholders to give us advance notice of nominations and other business, as set forth in the Bylaws, is to afford our Board of Trustees a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Trustees, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Declaration of Trust does not give our Board of Trustees any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of Trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Our Adviser or the Board of Trustees may not, without the approval of a vote by the holders of more than 50% of the outstanding shares entitled to vote on such matters:

•	amend the Declaration of Trust except for amendments that would not adversely affect the rights of our shareholders;

•

except as otherwise permitted under the Investment Advisory Agreement, voluntarily withdraw as our investment adviser unless such withdrawal would not affect our tax status and would not materially adversely affect our shareholders;

•	appoint a new investment adviser (other than a sub-adviser pursuant to the terms of the Investment Advisory Agreement and applicable law);

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause the merger or similar reorganization of the Company.

Amendment of the Declaration of Trust and Bylaws

Our Declaration of Trust provides that shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter or change the powers, preferences or special rights of the shares held by such shareholders so as to affect them adversely. Approval of any such amendment requires at least a majority of the votes cast by such shareholders at a meeting of shareholders duly called and at which a quorum is present. In addition, amendments to our Declaration of Trust to make our common shares a “redeemable security” or to convert the Company, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by (a) the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter prior to the occurrence of a listing of any class of our common shares on a national securities exchange and (b) the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter upon and following the occurrence of a listing of any class of our common shares on a national securities exchange.

Our Declaration of Trust provides that our Board of Trustees has the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws. Except as described above and for certain provisions of our Declaration of Trust relating to shareholder voting and the removal of trustees, our Declaration of Trust provides that our Board of Trustees may amend our Declaration of Trust without any vote of our shareholders.

Actions by the Board of Trustees Related to Merger, Conversion, Reorganization or Dissolution

The Board of Trustees may, without the approval of holders of our outstanding shares, approve a merger, conversion, consolidation or other reorganization of the Company, provided that the resulting entity is a business development company under the 1940 Act. The Adviser or our Board of Trustees may not cause any other form of merger or other reorganization of the Company without the affirmative vote by the holders of more than fifty percent (50%) of the outstanding shares of the Company entitled to vote on the matter. The Company may be dissolved at any time, without the approval of holders of our outstanding shares, upon affirmative vote by a majority of the Trustees.

Derivative Actions

No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Company. Any shareholder may maintain a derivative action on behalf of the Company. A “derivative” action does not include any derivative or other action arising under the U.S. federal securities laws.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a shareholder may bring a derivative action on behalf of the Company only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed; and a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Board of Trustees who are not “independent Trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board of Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Company for the expense of any such advisors in the event that the Board of Trustees determine not to bring such action. For purposes of this paragraph, the Board of Trustees may designate a committee of one or more Trustees to consider a shareholder demand.

Exclusive Delaware Jurisdiction

Each Trustee, each officer and each person legally or beneficially owning a share or an interest in a share of the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Company, the Delaware Statutory Trust Statute or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust, (B) the duties (including fiduciary duties), obligations or liabilities of the Company to the shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Company, to the shareholders or each other, (C) the rights or powers of, or restrictions on, the Company, the officers, the Board of Trustees or the shareholders, (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Company pursuant to Section 3809 of the Delaware Statutory Trust Statute or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute or the Declaration of Trust relating in any way to the Company (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or(z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. The exclusive jurisdiction provisions shall not apply to claims, suits, actions or proceedings arising out of or relating to the federal or state securities laws or the rules and regulations thereunder.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with us and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us, who is qualified to perform such work. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our shareholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the shareholders in connection with the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to the shareholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

which would result in shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in the Declaration of Trust, including rights with respect to the election and removal of directors, annual and special meetings, amendments to the Declaration of Trust and our dissolution;

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of common shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•

in which shareholders’ rights to access to records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in the Declaration of Trust;

•	in which we would bear any of the costs of the roll-up transaction if the shareholders reject the roll-up transaction; or

•

unless the organizational documents of the entity that would survive the roll-up transaction provide that neither its adviser nor its intermediary-manager may vote or consent on matters submitted to its shareholders regarding the removal of its adviser or any transaction between it and its adviser or any of its affiliates.

Access to Records

Any shareholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of our shareholders, along with the number of common shares held by each of them, will be maintained as part of our books and records and will be available for inspection by any shareholder or the shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

A shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder will not have the right to, and we may require a requesting shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in our affairs. We may also require that such shareholder sign a confidentiality agreement in connection with the request.

Reports to Shareholders

Within 60 days after each fiscal quarter, we will distribute our quarterly report on Form 10-Q to all shareholders of record. In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to the Adviser. These reports will also be available on our website and on the SEC’s website at www.sec.gov.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or documents, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

Conflict with the 1940 Act

Our Declaration of Trust provide that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board of Trustees on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board of Trustees authorizes, and we declare, a cash dividend or other distribution, then our shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders in certain states. Shareholders can elect to “opt out” of the Company’s distribution reinvestment plan in their subscription agreements (other than Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan). Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oklahoma, Oregon, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional common shares.

If any shareholder initially elects not to participate, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Company or SS&C GIDS, Inc. (the “Plan Administrator”). Participation in the distribution reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Shares will be purchased under the distribution reinvestment plan as of the first calendar day of the month following the record date of the distribution.

If a shareholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received by the Plan Administrator five business days in advance of the first calendar day of the next month in order for a shareholder’s termination to be effective for such month. Any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred shares. If a participant elects to tender its common shares in full, any Shares issued to the participant under the Plan subsequent to the expiration of the tender offer will be considered part of the participant’s request to tender its Shares in full, and shareholder’s participation in the Plan will be terminated as of the valuation date of the applicable tender offer. Any distributions to be paid to such shareholder on or after the valuation date will be paid in cash on the scheduled distribution payment date.

If you elect to opt out of the distribution reinvestment plan, you will receive any distributions we declare in cash. There will be no upfront selling commissions or Intermediary Manager fees charged to you if you participate in the distribution reinvestment plan. We will pay the Plan Administrator fees under the distribution reinvestment plan. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.

Any purchases of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state.

The purchase price for shares purchased under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable. common shares issued pursuant to our distribution reinvestment plan will have the same voting rights as the common shares offered pursuant to this prospectus.

See our Distribution Reinvestment Plan, which is incorporated herein by reference, for more information.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by State Street Bank and Trust Company. The address of the custodian is: 100 Summer Street, Floor 5, Boston, Massachusetts 02110. SS&C GIDS, Inc. acts as our transfer agent, distribution disbursing agent for our common shares. The principal business address of SS&C GIDS, Inc. is 430 W 7th Street, Suite 219270, Kansas City, Missouri 64105-1594, telephone number: (816) 435-3455.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by the Board, if any, the Adviser will be primarily responsible for the execution of any publicly-traded securities portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes offered by this prospectus have been passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. and New York, New York and Richards, Layton & Finger, P.A., Wilmington, Delaware.

EXPERTS

The consolidated financial statements of Blackstone Private Credit Fund and subsidiaries as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022 and for the period from January 7, 2021 (commencement of operations) to December 31, 2021, incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, New York, 10112, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bcred.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5, our trustees and our executive officers; and amendments to those documents. Our website also contains additional information with respect to our industry and businesses. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus (except for SEC filings expressly incorporated herein).

INCORPORATION BY REFERENCE

We incorporate by reference the documents listed below. The information that we incorporate by reference is considered to be part of this prospectus. Specifically, we incorporate by reference:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 15, 2024 (other than the disclosure under the heading “Risks Related to Our Investments—Our investments in prospective portfolio companies may be risky, and we could lose all or part of our investment—Risk Retention Vehicles” beginning on page 47 and the disclosure under the heading “Risks Related to an Investment in the Common Shares—Various potential and actual conflicts of interest will arise, and there are conflicts that may not be identified or resolved in a manner favorable to us” beginning on page 73);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 filed with the SEC on May 13, 2024 and August 13, 2024; and

•

our Current Reports on Form 8-K filed with the SEC on January 22, 2024, January 25, 2024, January  29, 2024, February 23, 2024, March 22, 2024, April 18, 2024, May 2, 2024, May 21, 2024, May 22, 2024, May 29, 2024, June 21, 2024, July 18, 2024, August 21, 2024, September 20, 2024 and September 26, 2024 (other than any information furnished rather than filed).

Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website at www.bcred.com, or by writing or telephoning us at the following address:

Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, NY 10154

(212) 503-2100